DECEMBER 24, 2009

UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY
Caption in compliance with D.N.J. LBR 9004-2(c)

LOWENSTEIN SANDLER PC
Kenneth A. Rosen
Jeffrey D. Prol
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone:  973-597-2500
Facsimile:  973-597-2400
Email:   krosen@lowenstein.com
              jprol@lowenstein.com

- and -

STROOCK & STROOCK & LAVAN LLP
Kristopher M. Hansen
Curtis C. Mechling
Erez E. Gilad
Matthew Garofalo
180 Maiden Lane
New York, New York 10038
Telephone:  212-806-5400
Facsimile:  212-806-6006
Email:   khansen@stroock.com
             cmechling@stroock.com
             egilad@stroock.com
             mgarofalo@stroock.com

Co-Counsel to Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015

McCARTER & ENGLISH, LLP
Charles A. Stanziale, Jr.
Joseph Lubertazzi, Jr.
Lisa S. Bonsall
Jeffrey T. Testa
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Telephone: (973) 622-4444
Facsimile:  (973) 624-7070
Email: cstanziale@mccarter.com
            jlubertazzi@mccarter.com
            lbonsall@mccarter.com
            jtesta@mccarter.com

Counsel for Debtors and Debtors in Possession

WEIL, GOTSHAL & MANGES LLP
Michael F. Walsh
Philip Rosen
Ted S. Waksman
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile:  (212) 310-8007
Email:  michael.walsh@weil.com
            philip.rosen@weil.com
            ted.waksman@weil.com

Co-Counsel for Debtors and Debtors in Possession

Chapter 11
Case No.: 09-13654 (JHW)
(Jointly Administered)

In re: TCI 2 HOLDINGS, LLC, et al., Debtors.

SIXTH AMENDED DISCLOSURE STATEMENT FOR JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE AD HOC COMMITTEE OF HOLDERS OF
8.5% SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

		10.	Subsidiary Equity Interests.	25
		11.	Cancellation of Existing Securities and Agreements.	25
		12.	Certain Restructuring Transactions.	25
		13.	Other Transactions.	26
		14.	Release of Liens, Claims and Equity Interests.	26
		15.	Dismissal of Dismissed Debtors’ Cases.	26
	B.	Corporate Action		26
	C.	Securities Law Matters		27
		1.	Section 1145 of the Bankruptcy Code.	27
		2.	Section 4(2) of the Securities Act/Regulation D.	28
		3.	Resales of New Common Stock/Rule 144 and Rule 144A.	28
IV.	Voting Procedures and Requirements			30
	A.	Vote Required for Acceptance by a Class		31
	B.	Classes Not Entitled to Vote		31
	C.	Voting		31
V.	Valuation of Reorganized Debtors as of December 23, 2009			31
	A.	Valuation Methodology		33
	B.	Comparable Public Company Analysis		34
	C.	Precedent Transactions Analysis		34
	D.	Discounted Cash Flow Approach		35
	E.	Value Implications of the Trump Marina		35
	F.	Subscription Rights Valuation		36
	G.	Estimated Recovery to Second Lien Note Claims and General Unsecured Claims Under the Plan		37
VI.	Financial Information and Projections			37
	A.	Introduction		37
	B.	Operating Performance		38
	C.	Projections		38
		1.	Unaudited Projected Statement of Operations.	41
		2.	Unaudited Projected Balance Sheets.	42
		3.	Unaudited Projected Cash Flow Statements.	43
		4.	Notes to Statement of Operations.	44
		5.	Notes to Balance Sheets and Cash Flow Statements.	45
VII.	General Information			46
	A.	Description of Debtors		46

		1.	Corporate Structure and Business.	46
		2.	History and Prior Bankruptcy Proceedings.	47
	B.	Prepetition Capital Structure of the Debtors		48
	C.	Donald J. Trump’s Abandonment of Limited Partnership Interests in TER Holdings		49
	D.	Events Leading to the Commencement of the Chapter 11 Cases		49
		1.	Termination of Exclusivity.	50
		2.	Examiner.	51
		3.	Marina Sale/Florida Litigation.	51
		4.	DJT Settlement Agreement.	52
	E.	Debtors as Co-Proponents of the Plan		57
	F.	Information Regarding the Ad Hoc Committee		57
		1.	Avenue Capital Management.	58
		2.	Brigade Capital Management.	58
		3.	Continental Casualty Company.	58
		4.	Contrarian Capital Management, LLC.	58
		5.	GoldenTree Asset Management, LP.	58
		6.	MFC Global Investment Management (U.S.).	59
		7.	Northeast Investors Trust.	59
		8.	Oaktree Capital Management.	59
		9.	Polygon Investment Partners.	59
	G.	Information Regarding Potential Equity Ownership		59
	H.	AHC Proponents		62
VIII.	Governance			64
	A.	Current Board of Directors, Management and Executive Compensation		64
	B.	Board of Directors of Reorganized TER		64
	C.	Officers of Reorganized TER		64
	D.	Continued Corporate Existence		64
IX.	Other Aspects of the Plan			65
	A.	Distributions		65
		1.	Timing and Conditions of Distributions.	65
		2.	Procedures for Treating Disputed Claims Under the Plan.	67
	B.	Treatment of Executory Contracts and Unexpired Leases		69
		1.	General Treatment.	69
		2.	Cure of Defaults.	70

	3.	Rejection Claims.	70
	4.	Assignment and Effect of Assumption and/or Assignment.	70
	5.	Survival of the Debtors’ Indemnification Claims.	71
	6.	Insurance Policies.	71
	7.	Casino Property Leases.	71
C.	Exemption from Certain Transfer Taxes and Recording Fees		71
D.	Claims Payable by Insurance Carriers		72
E.	Conditions to Effectiveness		72
F.	Waiver of Conditions Precedent to Effective Date		73
G.	Effect of Failure of Conditions to Effective Date		73
H.	Effect of Confirmation		73
	1.	Vesting of Assets.	73
	2.	Discharge.	73
	3.	Term of Injunctions or Stays.	74
	4.	Injunction Against Interference with Plan.	74
	5.	Exculpation.	74
	6.	Releases.	75
	7.	Injunction Related to Releases.	75
	8.	Retention of Causes of Action/Reservation of Rights.	75
I.	Solicitation of the Plan		76
J.	Plan Supplement		76
K.	Miscellaneous Provisions		76
	1.	Payment of Statutory Fees.	76
	2.	Payment of Fees and Expenses of Indenture Trustee.	76
	3.	Substantial Consummation.	77
	4.	Request for Expedited Determination of Taxes.	77
	5.	Retiree Benefits.	77
	6.	Amendments.	77
	7.	Effectuating Documents and Further Transactions.	77
	8.	Revocation or Withdrawal of the Plan.	78
	9.	Severability.	78
	10.	Governing Law.	78
	11.	Time.	78
	12.	Binding Effect.	78
	13.	Notices.	78

v

X.	CERTAIN RISK FACTORS TO BE CONSIDERED			79
	A.	Certain Bankruptcy Considerations		80
	B.	Risks to Recovery By Holders of First Lien Lender Secured Claims, Second Lien Notes Claims, General Unsecured Claims and DJT Claims		80
		1.	Unforeseen Events.	80
		2.	State Gaming Laws and Regulations May Require Holders of the Reorganized Debtors’ Debt or Equity Securities to Undergo a Suitability Investigation.	81
		3.	Smoking Ban.	81
		4.	Small Numbers of Holders or Voting Blocks May Control the Reorganized Debtors.	81
		5.	Marina Sale Agreement.	81
		6.	Cram-Up / Feasibility.	82
		7.	Rights Offering.	82
		8.	Other Risks.	83
XI.	Confirmation of the Plan			83
	A.	Confirmation Hearing		83
	B.	General Requirements of Section 1129		84
	C.	Best Interests Test		84
	D.	Liquidation Analysis		84
	E.	Feasibility		85
	F.	Section 1129(b)		85
		1.	No Unfair Discrimination.	85
		2.	Fair and Equitable Test.	86
XII.	Description of Certain Governmental and Gaming Regulations			87
	A.	General Governmental and Gaming Regulations		87
	B.	Relationship of Gaming Laws to the Reorganization Cases and the Plan		88
	C.	Licensing of the Debtors and Individuals Involved Therewith		88
	D.	Compliance With Gaming Laws and Regulations		88
	E.	Compliance With Other Laws and Regulations		89
XIII.	Alternatives to Confirmation and Consummation of the Plan			89
	A.	Icahn/Beal Plan		89
	B.	The Ad Hoc Committee’s View of the Icahn/Beal Plan		90
	C.	Liquidation Under Chapter 7		92
XIV.	Certain United States Federal Income Tax Consequences of the Plan			93
	A.	U.S. Federal Income Tax Consequences to the Debtors		94

	1.	Cancellation of Indebtedness and Reduction of Tax Attributes.	94
	2.	Section 382 Limitations on NOLs.	95
	3.	Alternative Minimum Tax.	96
B.	U.S. Federal Income Tax Consequences to U.S. Holders		96
	1.	Modification of First Lien Lender Secured Claims.	96
	2.	Ownership and Disposition of the Modified First Lien Loans.	99
	3.	Satisfaction of General Unsecured Claims.	100
	4.	Satisfaction of Convenience Claims.	101
	5.	Receipt of Backstop Stock.	101
	6.	Exercise or Lapse of Subscription Rights.	101
	7.	Ownership and Disposition of New Common Stock.	102
	8.	Section 754 Election.	102
	9.	Backup Withholding and Information Reporting.	103
	10.	Reportable Transactions.	103

Exhibit A: Sixth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors
Exhibit B: [RESERVED]
Exhibit C: Annual Report on Form 10-K for the fiscal year ended December 31, 2008
Exhibit D: Quarterly Report on Form 10-Q for the quarter ended September 30, 2009
Exhibit E: Backstop Agreement
Exhibit F: Exhibit 99.1 to the Form 10-K for the fiscal year ended December 31, 2008: Description of Certain Governmental and Gaming Regulations
Exhibit G: Debtors’ Liquidation Analysis
Exhibit H: Amended and Restated Credit Agreement
Exhibit I: DJT Settlement Agreement

GLOSSARY
The terms in the following table are used in this Disclosure Statement and are the same as those used in the Plan.  To the extent necessary, plain English summaries are also included.  Please refer to the Plan for the complete definition of these terms.  Capitalized terms used in this Disclosure Statement, and not otherwise defined herein, have the meaning ascribed to them in the Plan.

Accredited Investor	Means an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

Accredited Investor Questionnaire	Means the Accredited Investor Questionnaire filed with the Bankruptcy Court as an exhibit to the Disclosure Statement Order and approved by the Bankruptcy Court in connection with the Plan.

Ad Hoc Committee	Means the ad hoc committee of certain holders of the Second Lien Notes represented by Stroock & Stroock & Lavan LLP, Lowenstein Sandler PC, and Fox Rothschild LLP.

Ad Hoc Committee Advisors	Stroock & Stroock & Lavan LLP, Lowenstein Sandler PC, Fox Rothschild LLP and Houlihan Lokey Howard & Zukin.

Administrative Agent	Beal Bank, as administrative agent under the First Lien Credit Agreement.

Administrative Expense Claim
Means any right to payment (other than a DJT Claim) constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b), 507(a)(2) and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ estates, any actual and necessary costs and expenses of operating the Debtors’ business, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Reorganization Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent Allowed by Final Order under sections 330 or 503 of the Bankruptcy Code.

Administrative Expense Claims Bar Date	Means the Business Day that is thirty (30) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.

Allowed
Means, with reference to any Claim, (i) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed and for which no objection has been interposed by the Ad Hoc Committee or the Debtors, (ii) any timely filed Claim as to which no objection to allowance has been interposed in accordance with Section 7.1 of the Plan or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, or (iii) any Claim expressly allowed by a Final Order or under the Plan.  Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest on such Claim from and after the Commencement Date.

Amended and Restated Credit Agreement
Means that certain Amended and Restated First Lien Credit Agreement to be dated as of the Effective Date, among Reorganized TER, Reorganized TER Holdings, certain subsidiaries of Reorganized TER Holdings, as guarantors, the Administrative Agent and the First Lien Lenders, with respect to the New Term Loan, which shall be in form and substance acceptable to the Ad Hoc Committee.

Amended and Restated Services Agreement
Means that certain Amended and Restated Services Agreement to be dated as of the Effective Date, among certain of the Reorganized Debtors and Donald J. Trump, which shall be included in draft form in the Plan Supplement and provide for: (a) the provision of certain services by Donald J. Trump to the Reorganized Debtors, on such terms and conditions as the Ad Hoc Committee and Donald J. Trump may agree, (b) a restrictive covenant prohibiting Donald J. Trump from providing any such services (other than for the Reorganized Debtors) in connection with any casino or gaming activities within the states of New York, New Jersey, Connecticut, Pennsylvania, Maryland and Delaware, and (c) such other terms and conditions that are satisfactory to the Ad Hoc Committee and Donald J. Trump.

Amended and Restated Trademark License Agreement
Means that certain Amended and Restated Trademark License Agreement to be dated as of Effective Date, among certain of the Reorganized Debtors, Donald J. Trump and Ivanka Trump, which shall be included in draft form in the Plan Supplement and shall provide for: (a) the grant to the Reorganized Debtors of a perpetual royalty-free license to use the “Trump” name and image and any related intellectual property and the personal likeness and images of Donald J. Trump and Ivanka Trump in connection with all operations of the Debtors’ three hotel and casino properties (the “Properties”) located in Atlantic City, New Jersey, (b) a restrictive covenant prohibiting the use or license in any manner by any of the DJT Parties or the Reorganized Debtors of the Trump IP (other than by the Reorganized Debtors in connection with the Properties) in connection with casino or gaming activities anywhere in the states of New York, New Jersey, Connecticut, Pennsylvania, Maryland and Delaware, (c) the right of the Reorganized Debtors to terminate the Amended and Restated Trademark License Agreement at any time (subject to a customary wind down period) without any penalty, fee or charge, and
(d) such other terms and conditions that are satisfactory to the Ad Hoc Committee, Donald J. Trump and Ivanka Trump.

Amended Organizational Documents
Means the amended and/or restated certificate of incorporation or formation, the amended and/or restated bylaws, and/or such other applicable amended and/or restated organizational documents (including any limited liability company operating agreement or partnership agreement) of Reorganized TER and Reorganized TER Holdings and of the other Reorganized Debtors, each of which shall be included in draft form in the Plan Supplement and which shall be in form and substance acceptable to the Ad Hoc Committee.  For the avoidance of doubt, none of the Amended Organizational Documents shall be subject to the approval or consent of the DJT Parties and the terms of such documentation shall be determined by the Ad Hoc Committee, in its sole discretion.

Backstop Agreement
Means that certain Amended and Restated Noteholder Backstop Agreement, dated as of December 11, 2009, by and among the Backstop Parties, TER and TER Holdings, as it may be further amended from time to time in accordance with the terms thereof.

Backstop Commitment
Means the agreement by each of the Backstop Parties pursuant to the Backstop Agreement to purchase its proportion of all of the Unsubscribed Shares that are not purchased by the Rights Offering Participants as part of the Rights Offering.

Backstop Fees and Expenses
Means all out-of-pocket expenses reasonably incurred by the Backstop Parties with respect to the transactions contemplated by the Backstop Agreement and the Rights Offering, including, without limitation, filing fees (if any) required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the requirements of the NJCCC, and any expenses relating thereto, and all Bankruptcy Court and other judicial and regulatory proceedings related to such transactions, including all reasonable fees and expenses of Stroock & Stroock & Lavan LLP, Fox Rothschild LLP and Lowenstein Sandler PC, as counsel to the Backstop Parties, Houlihan Lokey Howard & Zukin, and any other professionals retained by the Backstop Parties in connection with the transactions contemplated by the Backstop Agreement or by the Plan.

Backstop Parties	Means the parties (other than TER and TER Holdings) signatory to the Backstop Agreement.

Backstop Stock
Means the 2,142,857 shares of New Common Stock to be issued to and allocated among the Backstop Parties as compensation for their undertakings in the Backstop Agreement pursuant to and in accordance with the terms of Section 3(b) of the Backstop Agreement.

x

Bankruptcy Code	Means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

Bankruptcy Court
Means the United States Bankruptcy Court for the District of New Jersey having jurisdiction over the Reorganization Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Reorganization Cases.

Bankruptcy Rules
Means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

Beal Bank	Means Beal Bank (f/k/a Beal Bank S.S.B.) and Beal Bank Nevada, and any successors or assigns thereto.

Beal Bank Interest Rate
Means interest at the annual rate specified in the Amended and Restated Credit Agreement or such other lower or higher rate as may be determined by the Bankruptcy Court as necessary to satisfy section 1129(b) of the Bankruptcy Code.

Business Day	Means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

Cash	Means legal tender of the United States of America.

Cash Distribution
Means a distribution of Cash to holders of Allowed General Unsecured Claims in an amount equal to the lesser of (a) $[0.0078] per $1.00 of the principal or face amount of Allowed General Unsecured Claims or (b) such holder’s Pro Rata Share of $[1,206,000.00].

Causes of Action
Means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise.

Claim	Means “Claim” as set forth in section 101(5) of the Bankruptcy Code.

Claims and Solicitation Agent	Means The Garden City Group, Inc.

Claims Register	Means the official register of Claims and interests maintained by The Garden City Group, Inc. as retained as the Debtors’ claims and solicitation agent.

Class	Means any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

Coastal Adversary Proceeding
Means that certain adversary proceeding entitled Coastal Marina, LLC and Coastal Development, LLC v. Trump Marina Associates, LLC, Trump Entertainment Resorts, Inc., Mark Juliano, Robert M. Pickus, Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, ABC Corporations 1-100 and John Does 1-100 and Fidelity National Title Insurance Company, Adversary Case No. 09-02120, United States Bankruptcy Court for the District of New Jersey.

Coastal Cooperation Agreement
Means that certain Coastal Cooperation Agreement by and between the Coastal Parties and Reorganized TER, to be entered into in connection with any Marina Sale Agreement with the Coastal Parties and dated as of the Effective Date, subject to the consummation of the Marina Sale to the Coastal Parties, which, if the Marina Sale is to be consummated on the Effective Date in connection with the Plan, shall be included in the Plan Supplement and which shall be on terms and conditions acceptable to the Ad Hoc Committee and the Coastal Parties.

Coastal Letter of Intent
Means that certain letter of intent dated as of August 10, 2009, from Coastal Development, LLC regarding the sale of the Trump Marina  to the Coastal Parties, a copy of which is attached to the Plan as Exhibit A.

Coastal Parties	Coastal Marina, LLC and Coastal Development, LLC.

Commencement Date	February 17, 2009.

Confirmation Date	Means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

Confirmation Hearing	Means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

Confirmation Order	Means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

Convenience Claims
Means any General Unsecured Claim (other than a Second Lien Note Claim or a DJT Claim) against the Debtors that otherwise would be classified in Class 5, that (a) is $10,000 or less or (b) in excess of $10,000 which the holder thereof, pursuant, to such holder’s ballot or such other election accepted by the Ad Hoc Committee, elects to have reduced to the amount of $10,000 and to be treated as an Convenience Claim.

Creditor Distribution
Means (i) in the case of holders of Allowed Second Lien Note Claims and Allowed General Unsecured Claims who are Eligible Holders, their Pro Rata Share of the Subscription Rights or (ii) in the case of holders of Allowed Second Lien Note Claims and Allowed General Unsecured Claims who are not Eligible Holders or who are Eligible Holders (other than the Backstop Parties and the affiliates thereof, in each case, that hold Second Lien Note Claims) but do not timely exercise their Subscription Rights, Cash in an amount equal to such holder’s Subscription Rights Equivalent Amount.  Each of the Backstop Parties and their affiliates shall not be entitled to receive and/or hereby waive the right to receive any cash distribution pursuant to clause (ii) of the definition of “Creditor Distribution” hereunder on account of the Second Lien Note Claims held by the Backstop Parties an/or their affiliates.

Debt Service Account
Means an interest-bearing debt service account, that may be established in accordance with Section 4.3 of the Plan, on or prior to the Effective Date.  The Debt Service Account, if established, shall be funded as of the Effective Date.  Funds contained in the Debt Service Account shall be used solely for the purposes of servicing payments of principal and interest under the New Term Loan in accordance with the terms of Amended and Restated Credit Agreement.  The First Lien Lenders shall receive a first priority lien and security interest in the Debt Service Account, and the Debt Service Account will not be subject to any other liens or security interests without the prior written consent of the First Lien Lenders.

Debtor Subsidiaries	The Debtors, other than TER, TCI 2 and TER Holdings.

Debtors
TER; TCI 2 Holdings, LLC; TER Holdings; TER Funding; Trump Entertainment Resorts Development Company, LLC; Trump Taj Mahal Associates, LLC, d/b/a Trump Taj Mahal Casino Resort; Trump Plaza Associates, LLC, d/b/a Trump Plaza Hotel and Casino; and Trump Marina Associates, LLC, d/b/a Trump Marina Hotel Casino; TER Management Co., LLC; and TER Development Co., LLC.

Debtors in Possession	Means the Debtors in their capacity as debtors in possession in the Reorganization Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

Disallowed	Means a finding of the Bankruptcy Court in a Final Order or provision in the Plan providing that a Disputed Claim shall not be Allowed.

Disbursing Agent	Means any entity (including any applicable Debtor if it acts in such capacity) designated as such by the Ad Hoc Committee in its capacity as a disbursing agent as set forth in the Plan.

Disclosure Statement	Means this disclosure statement including, without limitation, all exhibits and schedules.

Disclosure Statement Order
Means the order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code and approving the procedures for solicitation of the Plan and the Rights Offering.

Dismissed Debtors	TCI 2, TER Management and TER Development.

Disputed Claim	Means any Claim which has not been Allowed, and

(a)         if no proof of claim has been filed by the applicable deadline: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Debtors, the Reorganized Debtors, the Ad Hoc Committee, or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

(b)         if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors, the Reorganized Debtors, the Ad Hoc Committee, or any other party in interest which has not been withdrawn or determined by a Final Order.

Disputed Rights Offering List
Means a schedule identifying the General Unsecured Claims as to which the Ad Hoc Committee disputes the Rights Participation Claim Amount, as determined by the Ad Hoc Committee, for the holder of each such Claim for purposes of Section 5.4 of the Plan, which schedule shall be filed on or prior to the Subscription Commencement Date.

Distribution Record Date	Means the Confirmation Date or such other date designated in the Plan or an Order of the Bankruptcy Court.

DJT Advisors
Means Kasowitz Benson Torres & Friedman LLP, Willkie Farr & Gallagher LLP, Brown & Connery LLP and Jefferies & Co., each in their capacity as counsel or financial advisor to the DJT Parties in connection with the Reorganization Cases.

DJT Claims	Means any and all Claims or Causes of Action against any or all of the Debtors held by the DJT Parties.

DJT Parties
Means (i) Donald J. Trump, (ii) Ivanka Trump, (iii) Trump Organization LLC, (iv) Ace Entertainment Holdings, Inc., (v) entities under the control, directly or indirectly, of Donald J. Trump and/or Ivanka Trump, and (vi) the respective affiliates (other than the Debtors) of each of the foregoing together with the successors and assigns of each the foregoing.

DJT Settlement Agreement	Means that certain Plan Support Agreement, dated as of November 16, 2009, among the members of the Ad Hoc Committee and the DJT Parties.

DJT Stock
Means 535,714 shares of New Common Stock, representing five percent (5%) of the New Common Stock outstanding as of the Effective Date, to be issued to the DJT Parties under the Plan in accordance with and subject to the terms and conditions contained in the DJT Settlement Agreement.

DJT Warrant Agreement	Means that certain agreement governing the DJT Warrants, which shall be included in draft form in the Plan Supplement.

DJT Warrants
Means warrants to purchase for Cash up to 535,714 shares of New Common Stock, representing five percent (5%) of the New Common Stock outstanding as of the Effective Date exercisable for a five (5) year period commencing on the Effective Date, at a price per share equivalent to (x) the face amount of the Second Lien Notes plus all interest accrued thereon as of the Commencement Date, divided by (y) 10,714,286 (representing the total number of shares of New Common Stock outstanding as of the Effective Date), subject to dilution by any management or director equity incentive program and any other issuances of shares of New Common Stock, in each case, after the Effective Date.

DTC	The Depository Trust Company.

Effective Date
Means the date selected by the Ad Hoc Committee that is a Business Day after the Confirmation Date on which the conditions to the effectiveness of the Plan specified in Section 9 of the Plan have been satisfied or waived in accordance with the terms of the Plan.

Eligible Holder
Means a holder of an Allowed General Unsecured Claim or an Allowed Second Lien Note Claim as of the Rights Offering Record Date who has timely completed and returned an Accredited Investor Questionnaire representing that such holder is an Accredited Investor in accordance with the Disclosure Statement Order or has made such representation in the Backstop Agreement.  Each of the Backstop Parties shall be deemed Eligible Holders for purposes of this Plan and the Rights Offering, without any further action by such Backstop Parties.  For the avoidance of doubt, none of the DJT Parties shall be deemed an Eligible Holder.

Equity Distribution	Means an aggregate of 535,714 shares of New Common Stock to be issued by Reorganized TER on the Effective Date to holders of Allowed Second Lien Note Claims pursuant to Section 4.4 of the Plan.

Equity Interest	Means any equity security (as defined in section 101(16) of the Bankruptcy Code) or general or limited partnership interest in any of the Debtors.

Final Cash Collateral Order
Means that Final Order (I) Authorizing Use of Cash Collateral Pursuant to Section 363 of Bankruptcy Code and (II) Providing Adequate Protection to Prepetition Secured Parties Pursuant to Sections 361, 362, 363, and 364 of Bankruptcy Code, entered by the Bankruptcy Court on March 23, 2009 (as amended, modified or supplemented from time to time).

Final Distribution Date
Means, in the event there exist on the Effective Date any Disputed Claims, a date selected by the Reorganized Debtors, in their sole discretion, after which all such Disputed Claims have been resolved by Final Order.

Final Order
Means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

First Lien Collateral Agent	Beal Bank, as collateral agent under the First Lien Credit Agreement.

First Lien Credit Agreement
Means that certain Credit Agreement dated as of December 21, 2007, among TER Holdings, as borrower, TER, as a guarantor, the subsidiary guarantors named therein, Beal Bank and Beal Bank Nevada, as Lenders, and Beal Bank, as Administrative Agent and Collateral Agent, as amended by that certain First Amendment to Credit Agreement dated as of December 21, 2007, Second Amendment to Credit Agreement dated as of May 29, 2008, and Third Amendment to Credit Agreement dated as of October 28, 2008.

First Lien Lenders	Means the lenders under the First Lien Credit Agreement and any successors or assigns thereto.

First Lien Lender Claims
Means any and all claims arising under or in connection with the First Lien Credit Agreement and all documents relating thereto less the amount of any credit bid made by Beal Bank pursuant to 11 U.S.C. § 363(k) in connection with a Marina Sale.

First Lien Lender Collateral Value	Means the fair market value of the assets securing the First Lien Lender Claims, which shall be such value as determined by the Bankruptcy Court in accordance with Section 506 of the Bankruptcy Code.

First Lien Lender Deficiency Claim	Means the First Lien Lender Claims less the First Lien Lender Secured Claims less the Recharacterization Amount.

First Lien Lender Secured Claims
Means the Secured portion of the First Lien Lender Claims, representing (a) the amount of the First Lien Lender Collateral Value up to the total Allowed Amount of the First Lien Lender Claims, or (b) in the event the First Lien Lenders make a valid and timely election pursuant to section 1111(b) of the Bankruptcy Code, the amount as determined in accordance with section 1111(b) of the Bankruptcy Code, in each case less the Recharacterization Amount.

Florida Litigation
Means the lawsuit entitled Trump Hotels & Casino Resorts Development Company, LLC v. Richard T. Fields, Coastal Development, LLC, Power Plant Entertainment, LLC, Native American Development, LLC, Joseph S. Weinberg, and The Cordish Company, Case No. 04-20291 in the Circuit Court of the Seventeenth Judicial Circuit, in and for Broward County, Florida.

General Unsecured Claim
Means any Claim against any of the Debtors, other than (a) Intercompany Claims; (b) First Lien Lender Secured Claims; (c) Second Lien Note Claims; (d) Other Secured Claims; (e) Administrative Expense Claims; (f) Priority Tax Claims; (g) Other Priority Claims; (h) DJT Claims; and (i) Claims paid before the Effective Date in connection with that certain order entered by the Bankruptcy Court on or about February 20, 2009, authorizing the Debtors to pay certain prepetition claims of critical vendors and approving procedures related thereto.  For the avoidance of doubt, General Unsecured Claims shall include the First Lien Lenders’ Deficiency Claim (if any).

Intercompany Claim	Means any Claim of a Debtor against another Debtor.

Marina Sale
Means the sale of the Trump Marina under the Plan, pursuant to the Marina Sale Agreement, subject to higher and better offers (including a credit bid by the First Lien Lenders pursuant to 11 U.S.C § 363(k)), subject to approval of the Bankruptcy Court.

Marina Sale Agreement
Means, in the event the Marina Sale is to occur in connection with the Plan, an Amended and Restated Asset Purchase Agreement, to be entered into and dated as of the Confirmation Date, by and between Trump Marina Associates, LLC as seller, and TER and either (a) the Coastal Parties, which shall be filed as either an exhibit to the Plan or as part of the Plan Supplement in no event later than ten (10) calendar days before the Voting Deadline, and which shall be consistent in all materials respects with the terms and conditions stated in the Coastal Letter of Intent or as otherwise agreed to by the Ad Hoc Committee and the Coastal Parties, or (b) such other person or entity (including the First Lien Lenders, whether pursuant to a credit bid under 11 U.S.C. § 363(k) or otherwise) that submits a higher and better offer (as determined in the sole discretion of the Ad Hoc Committee) at the Confirmation Hearing, in each case in accordance with Section 5.5 of the Plan.

Marina Sale Proceeds	Means any net Cash proceeds received by the Debtors or the Reorganized Debtors, as applicable, from a Marina Sale.

New Common Stock
Means the shares of common stock, par value $.001 per share, of Reorganized TER, of which 20,000,000 shares shall be authorized pursuant to the Certificate of Incorporation of Reorganized TER and 10,714,286 shares shall be initially issued and outstanding pursuant to the Plan as of the Effective Date.

New Limited Partner
Means the new limited partner of Reorganized TER Holdings to be formed on or prior to the Effective Date pursuant to the Restructuring Transactions, which shall be a wholly-owned subsidiary of Reorganized TER.

New Partnership Interests
Means the new general and/or limited partnership interests in Reorganized TER Holdings authorized under the Plan and to be issued on the Effective Date to Reorganized TER and any new limited or general partner formed pursuant to the Plan and the Restructuring Transactions, as applicable.

New Term Loan
Means the senior secured term loan facility in the aggregate principal amount equal to the amount of the First Lien Lender Collateral Value up to the total Allowed Amount of the First Lien Lender Claims, minus (x) $125 million and/or an amount equal to the Marina Sale Proceeds to the extent that either or both of such payments are made to the First Lien Lenders in accordance with Section 4.3 of the Plan rather than funded into the Debt Service Account, and minus (y) the Recharacterization Amount.  The New Term Loan shall bear interest at the Beal Bank Interest Rate and shall be governed by the Amended and Restated Credit Agreement.

NJCCC	The New Jersey Casino Control Commission.

Other Priority Claim
Means any Claim against any of the Debtors other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

Other Secured Claim
Means any Secured Claim against the Debtors not constituting a First Lien Lender Claim or a Second Lien Note Claim or a Claim arising under or relating to any guaranty obligation under (i) the First Lien Credit Agreement; (ii) the Second Lien Notes or (iii) the Second Lien Notes Indenture.

Per Share Rights Offering Amount	Means $30.00 per share of New Common Stock.

Personal Trump Guaranty
Means that certain Guaranty dated as of December 22, 2005, by Donald J. Trump, as guarantor, in favor of U.S. Bank National Association, as indenture trustee, on behalf and for the benefit of the holders of the Second Lien Notes, pursuant to which Donald J. Trump personally provided a guarantee of up to $250,000,000 of the Second Lien Notes under certain terms and subject to certain conditions as specified therein.

Plan or Plan of Reorganization
Means the Sixth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed By the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors, attached hereto as Exhibit A, including the exhibits and schedules thereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof.

Plan Supplement
Means a supplemental appendix to the Plan containing forms of those documents necessary to be executed or filed in connection with the implementation of the Plan and the Restructuring Transactions, including, among other things, forms of the (i) Amended and Restated Credit Agreement (as may be modified from the version filed as an exhibit to the Disclosure Statement), (ii) Amended Organizational Documents, (iii) Marina Sale Agreement (as may be modified to the extent earlier filed as a Plan exhibit), (iv) Registration Rights Agreement, (v) Amended and Restated Agreement of Limited Partnership of TER Holdings, (vi) Amended and Restated Trademark License Agreement; (vii) Amended and Restated Services Agreement, (viii) DJT Warrant Agreement, (ix) Schedule of Rejected Contracts, and (x) Confirmation Order, which Plan Supplement will be filed with the Bankruptcy Court no later than 10 calendar days prior the Voting Deadline.  The Plan Supplement, and each of the documents and exhibits contained therein or supplements, amendments or modifications thereto, shall be in form and substance acceptable to the Ad Hoc Committee in its sole discretion;  provided, however, that (A) so long as the DJT Settlement Agreement remains in effect, (1) the Amended and Restated Trademark License Agreement shall be in form and substance acceptable to the Ad Hoc Committee, Donald J. Trump and Ivanka Trump, and (2) the Amended and Restated Services Agreement shall be in form and substance acceptable to the Ad Hoc Committee and Donald J. Trump; and (B) the Marina Sale Agreement shall be in form and substance acceptable to the Ad Hoc Committee and the Coastal Parties.

Priority Tax Claim	Means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Pro Rata Share
Means the proportion that (a) the Allowed amount of a Claim or Equity Interest in a particular Class (or several Classes taken as a whole) bears to (b) the aggregate Allowed amount of all Claims or Equity Interests in such Class (or several Classes taken as a whole), unless the Plan provides otherwise.

Recharacterization Amount
Means an amount equal to any or all payments made to or on account of the First Lien Lenders under or pursuant to the Final Cash Collateral Order since the Commencement Date (plus an imputed interest rate on those payment amounts from the date they were received until the date they are applied to the First Lien Lender Secured Claims) which payments shall be recharacterized as payments on the principal balance of the First Lien Lender Secured Claim, in accordance with and subject to an order of the Bankruptcy Court, which order shall be the Confirmation Order;  provided, however, that any payments made to the First Lien Lenders that were provided for in the First Lien Credit Agreement, were reasonable and did not exceed the amount, if any, of the First Lien Lender Collateral Value in excess of the Allowed First Lien Lender Claims as of the Commencement Date shall not be recharacterized.

Registration Rights Agreement
Means that certain Registration Rights Agreement to be included in draft form in the Plan Supplement, which shall be consistent with the requirements contained in the Plan and the Backstop Agreement and which shall otherwise be in form and substance acceptable to the Ad Hoc Committee.

Reinstated	Means the unimpairment of a Claim in accordance with 11 U.S.C. § 1124.

Released Parties
Means (a) the Debtors, (b) the Reorganized Debtors, (c) the members of the Ad Hoc Committee, (d) the Backstop Parties, (e) subject to the satisfaction of all terms and conditions contained in the DJT Settlement Agreement as of the Effective Date, the DJT Parties, (f) in the event that a sale of the Trump Marina to Coastal is consummated on or prior to the Effective Date, the Coastal Parties, (g) the Second Lien Indenture Trustee and (h) in the case of (a) through (g), each of their respective direct or indirect subsidiaries, current and former officers and directors, members, employees, agents, representatives, financial advisors, professionals, accountants and attorneys and all of their predecessors, successors and assigns.

Reorganization Cases
Means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on February 17, 2009, in the Bankruptcy Court and styled In re TCI 2 Holdings, LLC, et al., 09-13654 (JHW) (Jointly Administered).

Reorganized Debtors	The Debtors, as reorganized (other than the Dismissed Debtors), on or after the Effective Date, in accordance with the terms of the Plan.

Reorganized Debtor Subsidiaries	Means all of the Debtor Subsidiaries (other than the Dismissed Debtors), as reorganized on or after the Effective Date in accordance with the terms of the Plan.

Reorganized TER	Means TER, as reorganized as of the Effective Date in accordance with the Plan.

Reorganized TER Holdings	Means TER Holdings, as reorganized as of the Effective Date in accordance with the Plan.

Restructuring Transactions	Means one or more restructuring transactions pursuant to section 1123(a)(5) of the Bankruptcy Code, which shall be described in more detail in the Plan Supplement.

Rights Offering
Means the offering of Subscription Rights to purchase 7,500,000 shares of New Common Stock to be issued by Reorganized TER pursuant to the Plan to the Rights Offering Participants, for an aggregate purchase price equal to the Rights Offering Amount.

Rights Offering Amount	Means $225,000,000.

Rights Participation Claim Amount
Means:
(a)           in the case of a Second Lien Note Claim, the amount of such Second Lien Note Claim;
(b)           in the case of the First Lien Lenders’ Deficiency Claim (if any), the amount of the First Lien Lenders’ Deficiency Claim; and
(c)           in the case of any General Unsecured Claim or the First Lien Lenders’ Deficiency Claim (if any),
(i) if no proof of claim has been timely filed with respect to such Claim and such Claim has been listed in the Schedules as liquidated in amount and not disputed or contingent, the lesser of the amount set forth in the Schedules or the Disputed Rights Offering List and as to which no objection has been interposed by the Ad Hoc Committee or the Debtors;
(ii) if a timely proof of claim has been filed with respect to such Claim in a fixed and liquidated amount and the Claim is not listed on the Disputed Rights Offering List, the amount set forth in the proof of claim;
(iii) if such Claim is on the Disputed Rights Offering List, the amount, if any, of such Claim set forth thereon in the column entitled “Amount”, unless the holder of such Claim has obtained an order of the Bankruptcy Court at least ten (10) calendar days prior to the Subscription Expiration Date, otherwise determining the amount of the Claim for purposes of the Rights Offering; and
(iv) other than in the circumstances described in (i), (ii) and (iii) above, the Rights Participation Claim Amount shall be zero unless the holder of such Claim has obtained an order of the Bankruptcy Court at least ten (10) calendar days prior to the Subscription Expiration Date, otherwise determining the amount of the Claim for purposes of the Rights Offering.
Notwithstanding anything contained in the Plan to the contrary, under no circumstances shall any holder of a General Unsecured Claim that was not timely filed or deemed timely filed have any Rights Participation Claim Amount.

Rights Offering Participant	Means an Eligible Holder exercising Subscription Rights in connection with the Rights Offering.

Rights Offering Pro Rata Share
Means with respect to the Subscription Rights of each Rights Offering Participant, the ratio (expressed as a percentage) of such participant’s Rights Participation Claim Amount to all of the aggregate Rights Participation Claim Amounts of all Eligible Holders, determined as of the Subscription Expiration Date.

Rights Offering Proceeds	Means the amount of Rights Offering proceeds that are actually received by the Subscription Agent upon the consummation of the Rights Offering.

Rights Offering Record Date	Means the Voting Record Date.

Rights Offering Stock	Means the 7,500,000 shares of New Common Stock to be offered to Rights Offering Participants pursuant to the Rights Offering.

Schedules
Means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended from time to time.

Schedule of Rejected Contracts
Means that certain schedule of executory contracts to be rejected as of the Effective Date pursuant to the Plan, which schedule shall be included in the Plan Supplement and shall be in form and substance acceptable to the Ad Hoc Committee.

Second Lien Indenture Trustee	U.S. Bank, National Association, as indenture trustee under the Second Lien Notes Indenture.

Second Lien Notes	Means the 8.5% Senior Secured Notes due 2015 issued by TER Holdings and TER Funding and guaranteed by certain subsidiaries of TER Holdings pursuant to the Second Lien Notes Indenture.

Second Lien Note Claims
Means all Claims arising under or in connection with (i) the Second Lien Notes and (ii) the Second Lien Notes Indenture.  The Second Lien Note Claims shall be Allowed in the aggregate amount of $1,248,968,669, plus accrued and unpaid interest accruing prior to the Commencement Date.

Second Lien Notes Indenture
Means that certain indenture governing the Second Lien Notes, dated as of May 20, 2005, by and among TER Holdings and TER Funding, as issuers, the guarantors named therein, and the Second Lien Indenture Trustee, as amended, supplemented, or modified.

Section 510(b) Claim
Means any Claim against a Debtor that is subordinated, or subject to subordination, pursuant to section 510(b) of the Bankruptcy Code, including Claims arising from the rescission of a purchase or sale of a security of a Debtor for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

Secured
Means a Claim to the extent (i) secured by property of the estate, the amount of which shall be determined in accordance with sections 506(a) and 1111(b) of the Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

Subsidiary Equity Interests	Means the equity interests in the Debtor Subsidiaries.

Subscription Agent	Means any entity designated as such by the Ad Hoc Committee in its capacity as a subscription agent in connection with the Rights Offering.

Subscription Commencement Date	Means the date on which Subscription Forms are first mailed to Eligible Holders.

Subscription Expiration Date
Means the deadline for voting on the Plan as specified in the Subscription Form, subject to the Ad Hoc Committee’s right to extend such date, and which shall be the final date by which an Eligible Holder may elect to subscribe to the Rights Offering.

Subscription Form	Means the form to be used by an Eligible Holder pursuant to which such Eligible Holder may exercise Subscription Rights, which form shall be in form and substance acceptable to the Ad Hoc Committee.

Subscription Payment Date	Means the date set forth in the Disclosure Statement Order by which the Subscription Purchase Price will be due.

Subscription Purchase Price
Means, for each Rights Offering Participant exercising Subscription Rights, the number of shares of New Common Stock to be purchased by such Rights Offering Participant pursuant to such Rights Offering Participant’s exercise of Subscription Rights and pursuant to Section 5 of the Plan multiplied by the Per Share Rights Offering Amount.

Subscription Rights
Means the non-transferable, non-certificated subscription rights of Eligible Holders to purchase shares of Rights Offering Stock in connection with the Rights Offering on the terms and subject to the conditions set forth in Section 5.4 of the Plan.

Subscription Rights Equivalent Amount
Means Cash in an amount equal to $[0.0012] per $1.00 of the principal or face amount of Allowed Second Lien Note Claims (other than the Second Lien Note Claims held by the Backstop Parties an/or affiliates thereof) or General Unsecured Claims, as applicable.

TCI 2	TCI 2 Holdings, LLC, a Delaware limited liability company.

TER	Means Trump Entertainment Resorts, Inc., a Delaware corporation.

TER Development	Means TER Development Co., LLC, a Delaware limited liability company.

TER Funding	Means Trump Entertainment Resorts Funding, Inc., a Delaware corporation.

TER Holdings	Means Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership.

TER Management	Means TER Management Co., LLC, a Delaware limited liability company.

Trump IP	Means the “Trump” name and image and any related intellectual property and the personal likeness and images of Donald J. Trump and Ivanka Trump.

Trump Marina	Means the Trump Marina Hotel and Casino.

Unsubscribed Shares
Means those shares of New Common Stock offered in connection with the Rights Offering that are not validly subscribed for pursuant to the Rights Offering prior to the Subscription Expiration Date or for which payment has not been received by the Subscription Agent by the Subscription Payment Date.

Voting Deadline	Means [ ] at 5:00 p.m. (New York City time).

Voting Record Date
Means the date for determining which holders of Claims are entitled to receive the Disclosure Statement and vote to accept or reject the Plan, as applicable, which date is set forth in the Disclosure Statement Order.

I.

Introduction

The Ad Hoc Committee and the Debtors are soliciting votes to accept or reject the Plan, a copy of which is annexed as Exhibit A to this Disclosure Statement.  Please refer to the preceding Glossary for definitions of most of the capitalized terms used in this Disclosure Statement.  Some terms that are used only in a specific section may be defined in that section.  Some technical terms may be defined in the Plan.

The purpose of the Disclosure Statement is to provide information of a kind and in sufficient detail to enable the creditors of the Debtors who are entitled to vote on the Plan to make an informed decision on whether to accept or reject the Plan.  In summary, this Disclosure Statement includes or describes:

Section		Summary of Contents

II	•	the treatment of creditors and stockholders of the Debtors under the Plan

III	• •	the transactions to be consummated under the Plan certain corporate and securities laws matters

IV	• •	which parties in interest are entitled to vote how to vote to accept or reject the Plan

V	•	valuation information

VI	• •	selected historical financial information projected pro forma balance sheets and financial performance

VII	• • •	the business of the Debtors the capital structure of the Debtors why the Debtors commenced the Reorganization Cases

VIII	•	directors and officers of the Reorganized Debtors

IX	• •	how distributions under the Plan will be made how Disputed Claims will be resolved

X	•	certain factors creditors should consider before voting

XI	• •	the procedure for confirming the Plan liquidation analysis

XII	•	alternatives to the Plan

XIII	•	certain tax consequences

Please note that if there is any inconsistency between the Plan (including the attached exhibits and any supplements to the Plan) and the descriptions in this Disclosure Statement, the terms of the Plan (and the attached exhibits and any supplements to the Plan) will govern.

This Disclosure Statement and the Plan are the only materials that should be used to determine whether to vote to accept or reject the Plan.

The deadline to vote to accept or reject the Plan is [   ] at 5:00 p.m. (New York City time).  To be counted, your ballot must be actually received by the Claims and Solicitation Agent by this deadline.  If your vote is received by the Claims and Solicitation Agent after the Voting Deadline, the Ad Hoc Committee, in its sole discretion, will decide whether your vote is counted.

On August 3, 2009, the Debtors filed a plan of reorganization for the Debtors (as amended, the “Debtors’ Prior Plan”) and a disclosure statement in connection therewith (as amended, the “Debtors’ Prior Disclosure Statement”).  The Debtors’ Prior Plan provided for a recovery to Beal Bank in the form of new debt that, in the opinion of the Ad Hoc Committee, provided Beal Bank with more than payment in full.  In addition, the Debtors’ Prior Plan afforded the exclusive right to Donald Trump and Beal Bank to acquire 100% of the equity of the Reorganized Debtors pursuant to the terms of a Purchase Agreement entered into by Donald Trump, affiliates of Beal Bank and certain of the Debtors (the “Purchase Agreement”).  In addition, the Debtors’ Prior Plan provided for a cash payment in the total amount of $13.9 million to holders of Second Lien Note Claims for a recovery estimated by the Debtors to be approximately 1.11% in the aggregate, and provided no recovery to holders of general unsecured claims.  Central to the Debtors’ Prior Plan was Mr. Trump’s financial contribution as well as the asserted value of the Trump brand and the continued participation and business opportunities to be presented to the Debtors by Mr. Trump as contemplated by the Debtors’ Prior Plan.

On November 16, 2009, Donald Trump terminated the Purchase Agreement and entered into DJT Settlement Agreement (described below), pursuant to which, among other things, Mr. Trump withdrew his support for the Debtors’ Prior Plan and agreed to support, vote for and promote the Ad Hoc Committee’s Plan subject to the terms and conditions of the DJT Settlement Agreement.  Pursuant to the terms of the DJT Settlement Agreement, in exchange for entering into the Amended and Restated Trademark License Agreement and the Amended and Restated Services Agreement, and the waiver by the DJT Parties of their claims under the Plan, the DJT Parties shall be entitled to receive 5% of the New Common Stock, warrants to acquire an additional 5% of the New Common Stock, and releases in connection with the Plan and the Personal Trump Guaranty, subject to the terms and conditions of the DJT Settlement Agreement (as described in section VII.D.4 below).  Due to Mr. Trump’s withdrawal from the Debtors’ Prior Plan, the Debtors’ Prior Plan was no longer viable.  Thereafter, after lengthy negotiations with representatives for the Ad Hoc Committee and Beal Bank, the Debtors, after carefully considering all other viable restructuring proposals, have determined that the Plan proposed by the Ad Hoc Committee is confirmable, feasible, has substantial creditor support, and presents the strongest opportunity for the Debtors to successfully emerge from chapter 11 as a thriving enterprise and is in the best interest of the Debtors’ estates and creditor constituencies.  Accordingly, at the hearing held before the Bankruptcy Court on December 3, 2009, the Debtors announced that they were no longer pursuing the Debtors’ Prior Plan and would become a proponent of the Plan proposed by the Ad Hoc Committee.

On December 4, 2009, Beal Bank filed a plan of reorganization (as may be amended, the “Icahn/Beal Plan”) and a disclosure statement in connection therewith (as may be amended, the “Icahn/Beal Disclosure Statement”).  Pursuant to the Icahn/Beal Plan, certain holders of Second Lien Note Claims and General Unsecured Claims will be entitled to receive subscription rights to purchase up to approximately 32% of the new common stock of the reorganized Debtors as part of a $225 million rights offering fully backstopped by the First Lien Lenders.  In addition, holders of Second Lien Note Claims and General Unsecured Claims will be entitled to receive 2.011% of the equity of the reorganized Debtors, provided that, if the rights offering contemplated by the Icahn/Beal Plan is less than 50% subscribed, $13.9 million in cash may, at the election of Icahn, be distributed in lieu of such equity interest.  The Ad Hoc Committee holds 61% of the outstanding principal amount of the Second Lien Notes and will not be participating in the rights offering proposed under the Icahn Plan, and, accordingly, the Ad Hoc Committee believes that it is not likely that holders of Second Lien Notes and General Unsecured Claims will receive such equity distribution, and expect that Icahn (as defined below) will elect the cash option instead.  Under that plan, $100 million in rights offering proceeds will be used to pay down the First Lien Lenders and the remainder of the first lien debt will be converted to equity.  [Beal Bank and Icahn use the Ad Hoc Committee’s midpoint of the total enterprise value range for the reorganized Debtors of $[499] million for the purpose of allocating value under the Icahn/Beal Plan, but have stated that they disagree with such valuation and have expressly reserved any and all rights to assert a different valuation at or prior to confirmation including, without limitation, in response to objections raised to the Icahn/Beal Plan.]  The Ad Hoc Committee and the Debtors dispute the ability of Beal Bank and Icahn to assert a total enterprise value for purposes of their own plan and simultaneously assert an alternative total enterprise value for purposes of the Plan proposed by the Debtors and the Ad Hoc Committee.  Pursuant to the Icahn/Beal Plan, the reorganized Debtors will be a non-reporting company and the new common stock to be issued under the Icahn/Beal Plan will be subject to substantial transfer restrictions.

On December 10, 2009, affiliates of investor Carl Icahn, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP (collectively, “Icahn”) and Beal Bank purportedly entered into certain purchase agreements pursuant to which Icahn purchased 51% of the First Lien Lender Claims from Beal Bank for 92.5% of par.  In addition, Beal Bank and Icahn purportedly entered into an agreement pursuant to which the promissory notes evidencing the remainder of the First Lien Lender Claims, together with cash, equal to the purchase price for the remaining First Lien Lender Claims, were placed in escrow, pending activation of a put/call right negotiated among Beal Bank and Icahn.  In addition, Icahn agreed to assume the obligations of Beal Bank under the backstop agreement filed in connection with the Icahn/Beal Plan (subject to the terms and conditions of the Put/Call Agreement (as defined in the Icahn/Beal Plan)).

The Plan co-proposed by the Ad Hoc Committee and the Debtors provides holders of General Unsecured Claims and Second Lien Note Claims with Subscription Rights to acquire 70% of the New Common Stock (or, in the alternative, Cash in an amount equivalent to the value of such Subscription Rights), together with a pro rata portion of 5% of the New Common Stock (or the cash equivalent) for a recovery of approximately 1.0% (without accounting for any potential future upside associated with ownership of the New Common Stock).  The value represented by the 5% of New Common Stock (or the cash equivalent) to be distributed to such holders will be generated from the proceeds of the Rights Offering.  In addition, the Ad Hoc Committee, which represents 61% of the principal amount outstanding under the Second Lien Notes, believes that the DJT Settlement Agreement is in the best interest of holders of Second Lien Notes because the settlement agreement resolves disputes relating to claims asserted by Donald and Ivanka Trump, the consensual use of the Trump brand, and the enforceability of the Personal Trump Guaranty, avoids significant litigation costs, and confers other benefits upon the Debtors’ estates.  The Icahn/Beal Plan, however, offers creditors the right to acquire a minority stake of illiquid stock in a non-reporting privately held company. In addition, the Icahn/Beal Plan faces substantial regulatory risks due to, among other things, Icahn’s pending acquisition of the Tropicana Atlantic City Hotel & Casino.  Therefore, the Ad Hoc Committee believes that the Plan proposed by the Ad Hoc Committee provides more value to creditors and is superior to the Icahn/Beal Plan, and approval of the Plan presents the best chance for the Debtors’ successful emergence from chapter 11.

Recommendation: The Ad Hoc Committee and the Debtors urge creditors to vote to accept the Plan co-proposed by the Ad Hoc Committee and the Debtors.

Additional copies of this Disclosure Statement are available upon request made to the Claims and Solicitation Agent, at the following address:

The Garden City Group, Inc. Trump Entertainment Resorts, Inc. P.O. Box 9000 #6517 Merrick, New York 11566-9000 Phone: (866) 396-9680

The Bankruptcy Code provides that only creditors who vote on the Plan will be counted for purposes of determining whether the requisite acceptances have been attained. Failure to timely deliver a properly completed ballot by the Voting Deadline will constitute an abstention (i.e., will not be counted as either an acceptance or a rejection).  Any improperly completed or late ballot will not be counted.

II.

Treatment of Holders of Claims and Equity Interests
Under the Plan

A.	Overview and Summary of the Plan

The Ad Hoc Committee and the Debtors are proposing a Plan, the key terms of which are summarized below:

•
The Plan contemplates a capital contribution of $225 million in new equity capital in the form of a Rights Offering (representing 70% of the New Common Stock of the Reorganized Debtors) backstopped by certain holders of the Second Lien Notes (who will receive 20% of the New Common Stock of the Reorganized Debtors as a backstop fee in consideration for their agreement to provide financing in connection with the Plan), with subscription rights to participate in such offering being distributed to Accredited Investors;

•
The Plan provides that holders of Allowed Second Lien Note Claims and Allowed General Unsecured Claims that are not eligible to participate in the Rights Offering because they are not Accredited Investors or who are Eligible Holders but do not timely exercise their Subscription Rights are entitled to receive Cash equal in amount to the value of the Subscription Rights received by Accredited Investors;

•
The Plan provides that holders of Allowed Second Lien Note Claims are entitled to receive an Equity Distribution equal to their Pro Rata Share of 5% of the New Common Stock of the Reorganized Debtors, and the Plan further provides that holders of Allowed General Unsecured Claims are entitled to receive a Cash Distribution equivalent in value to what the holders of Allowed General Unsecured Claims would receive if they shared pro rata in the Equity Distribution with the holders of Allowed Second Lien Note Claims (the value of which will be generated by the Rights Offering);

•
The Plan provides that, subject to the satisfaction by the DJT Parties of their obligations under the DJT Settlement Agreement, in exchange for the waiver by the DJT Parties of all Claims and Causes of Action against, and Equity Interests in, the Debtors held by the DJT Parties, the entry into the Amended and Restated Trademark License Agreement, Amended and Restated Services Agreement and other consideration described herein, and in settlement of all disputes between the Ad Hoc Committee, the DJT Parties and the Debtors’ estates, the DJT Parties will receive the DJT Stock, the DJT Warrants, releases in connection with the Plan and the Personal Trump Guaranty (subject to the terms and conditions of the settlement agreement) and the reimbursement of certain professional fees, all in accordance with and subject to the terms and conditions stated in the DJT Settlement Agreement;

•
The Plan contemplates the possible sale of the Trump Marina to the Coastal Parties for $75 million, less $17 million in deposits, or on such other terms as the Coastal Parties and the Ad Hoc Committee may agree, and, if the Trump Marina is sold to the Coastal Parties, the dismissal of the Florida Litigation and the Coastal Adversary Proceeding between the Debtors and certain parties including the Coastal Parties (subject to consummation of the Marina Sale to the Coastal Parties), resulting in the infusion of immediate value to the estate in exchange for the elimination of the large cash drain caused by the Trump Marina’s losses and the costs associated with prosecuting the litigation pending with the Coastal Parties.  The Plan provides for the possibility of higher and better offers or a credit bid by the First Lien Lenders in the event of a Marina Sale.  Upon consummation of any such sale, the proceeds will either be paid to the First Lien Lenders or funded into the Debt Service Account in accordance with Section 4.3 of the Plan; and

•
The Plan provides the First Lien Lenders with Cash proceeds, if any, from any Marina Sale (which shall be paid to the First Lien Lenders and/or funded into the Debt Service Account in accordance with Section 4.3 of the Plan), the ability to credit bid for the Trump Marina in the event of a Marina Sale, $125 million of proceeds from the Rights Offering (which shall be paid to the First Lien Lenders and/or funded into the Debt Service Account in whole or in part in accordance with Section 4.3 of the Plan), and new debt but with a shorter maturity date and a lower principal balance at the interest rate and other terms that the First Lien Lenders have determined to be acceptable under the Debtors’ Prior Plan or such lower or higher interest rate as the Bankruptcy Court may determine.

B.	Summary of Classification and Treatment

The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which of those Classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to accept or deemed to reject the Plan.

Class	Designation	Treatment	Entitled to Vote	Estimated Recovery
1	Other Priority Claims	Unimpaired	No (deemed to accept)	100%
2	Other Secured Claims	Unimpaired	No (deemed to accept)	100%
3	First Lien Lender Secured Claim	Impaired	Yes	100%

4	Second Lien Note Claims	Impaired	Yes	0.98%
5	General Unsecured Claims1	Impaired	Yes	0.98%
6	DJT Claims	Impaired	Yes	N/A
7	Convenience Claims	Impaired	Yes	N/A
8	Intercompany Claims	Unimpaired	No (deemed to accept)	No recovery
9	Section 510(b) Claims	Impaired	No (deemed to reject)	No recovery
10	TER Equity Interests	Impaired	No (deemed to reject)	No recovery
11	TER Holdings Equity Interests	Impaired	No (deemed to reject)	No recovery
12	Subsidiary Equity Interests	Unimpaired	No (deemed to accept)	100%

C.	Description and Treatment of Unclassified Claims

Generally, the Plan provides for the payment in full of allowed (i) Administrative Expense Claims, (ii) claims for services rendered or reimbursement of expenses incurred by professionals under section 503(b) of the Bankruptcy Code and (iii) claims by taxing authorities that are entitled to priority under the Bankruptcy Code.  The aggregate amount of these claims will depend, in part, on the length of the Reorganization Cases.

Allowed Administrative Expense Claims will either be paid in Cash on the Effective Date or promptly after such claims become allowed.  Administrative Expense Claims arising in the ordinary course of the Debtors’ business operations will be paid in the ordinary course.  The amount of such claims through the end of October 2009 will be approximately $90,986,000, which claims consist almost entirely of normal operating expenses of the Debtors’ businesses, including without limitation, accounts payable, accrued payroll and related expenses, unredeemed chip and token liabilities and other gaming liabilities.  Also, chapter 11 professional fees and expenses are approximately $13,600,000 for the same period.  To date, professional fees in these chapter 11 cases from the petition date through November 30, 2009 were $17,700,000.

Delays in the case due to litigation, regulatory approvals, or unforeseen events could materially increase the amount of such claims.

Allowed Priority Tax Claims will either be paid in Cash on the Effective Date (or after such claims become allowed) or in equal annual payments over five (5) years, together with applicable interest.  The Debtors estimate that the amount of such claims will be approximately $5,862,000.  Such estimate does not include claims asserted by the State of New Jersey in the aggregate approximate amount of $29 million related to the New Jersey Alternative Minimum Assessment for Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC and Trump Plaza Associates, LLC for tax years 2002 through 2006 (the “NJ Tax Claims”). The Debtors dispute the validity, amount, priority and extent of the NJ Tax Claims.

_________________
1           As described below, to the extent the Bankruptcy Court determines that the proposed treatment of the Class 5 Claims held by Accredited Investors and the Class 5 Claims held by non-Accredited Investors requires the separate classification of such Claims, then Class 5 shall be deemed classified into two (2) separate sub-classes.

Specifically, the Plan provides for the treatment for Administrative Expense Claims, Compensation and Reimbursement Claims and Priority Tax Claims as follows:

1.	Administrative Expense Claims.

Subject to Section 2.1 of the Plan, except to the extent that a holder of an Allowed Administrative Expense Claim agrees in writing with the Debtors or the Reorganized Debtors (with the consent of the Ad Hoc Committee) to less favorable treatment, the Debtors or the Reorganized Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as Debtors in Possession in accordance with the Bankruptcy Code, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

Except as otherwise provided in Section 2.1 of the Plan, unless previously filed or paid, requests for payment of Administrative Expense Claims must be filed and served on the Reorganized Debtor pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Expense Claims Bar Date.  Holders of Administrative Expense Claims that are required to file and serve a request for payment of such Administrative Expense Claims that do not file and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claims against the Debtor or the Reorganized Debtor and property and such Administrative Expense Claims shall be deemed discharged as of the Effective Date.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Section 10 of the Plan.  Objections to such requests must be filed and served on the Reorganized Debtors and the requesting party by the later of (a) 120 days after the Effective Date and (b) 60 days after the filing of the applicable request for payment of Administrative Expense Claims, if applicable, as the same may be modified or extended from time to time by order of the Bankruptcy Court.

2.	Compensation and Reimbursement Claims.

All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, (ii) shall be paid in full from the Debtors’ or Reorganized Debtors’ Cash on hand in such amounts as are allowed by the Bankruptcy Court (A) upon the later of (i) the Effective Date and (ii) the date upon which the order relating to any such Allowed Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Administrative Expense Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors (in each case, with the consent of the Ad Hoc Committee).  The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.  Notwithstanding the foregoing, the Debtors shall, on the Effective Date, pay the reasonable and documented fees and expenses of the Ad Hoc Committee Advisors, the Backstop Fees and Expenses and the reasonable and documented unpaid fees and expenses of the Second Lien Indenture Trustee and its counsel, in full in Cash in the ordinary course of the business, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing; provided, however, that, if the Debtors or Reorganized Debtors and any such entity cannot agree on the amount of fees and expenses to be paid to such party, the reasonableness of any such fees and expenses shall be determined by the Bankruptcy Court.

3.	Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors (with the consent of the Ad Hoc Committee) or the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years after the date of assessment of such Allowed Priority Tax Claim.  The Debtors (with the consent of the Ad Hoc Committee) reserve the right to prepay at any time under this option.  Except as otherwise permitted in this section, all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

D.	Description of Classified Claims

1.	Other Priority Claims (Class 1).

The legal, equitable and contractual rights of the holders of Allowed Other Priority Claims are unaltered.  Except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtors prior to the Effective Date or otherwise agrees to different treatment, each holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Other Priority Claim, payment of the Allowed Other Priority Claim in full in Cash on or as soon as reasonably practicable after (a) the Effective Date, (b) the date such Other Priority Claim becomes Allowed or (c) such other date as may be ordered by the Bankruptcy Court.

The Debtors are not aware of any other priority claims.

2.	Other Secured Claims (Class 2).

Except to the extent that a holder of an Allowed Other Secured Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each holder of an Allowed Other Secured Claim shall receive, in the sole discretion of the Reorganized Debtors, either

(a) the property securing such Allowed Other Secured Claim, (b) Cash in an amount equal to the value of the property securing such Allowed Other Secured Claim, or (c) the treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be Reinstated or rendered unimpaired.

3.	First Lien Lender Secured Claims (Class 3).

Holders of Allowed First Lien Lender Secured Claims shall receive, in full and final satisfaction of such Claims, their Pro Rata Share of the following:

(1)	payment of interest and principal pursuant to the New Term Loan in accordance with the terms and conditions of the Amended and Restated Credit Agreement;

(2)
$125 million in Rights Offering Proceeds; provided, however, that such $125 million shall be paid to the First Lien Lenders and/or deposited into the Debt Service Account in the Ad Hoc Committee’s discretion;

(3)
subject to consummation of the transactions contemplated by the Marina Sale Agreement, the Marina Sale Proceeds, provided, however, that such Marina Sale Proceeds shall be paid to the First Lien Lenders and/or deposited into the Debt Service Account in the Ad Hoc Committee’s discretion; and

(4)	100% of the equity interests in TCI 2.

Notwithstanding anything to the contrary herein, no payments shall be made on account of First Lien Lender Secured Claims exceeding the Allowed amount of such Claims.

The Debtors and the Ad Hoc Committee believe that all or a portion of certain payments made to or for the benefit of the First Lien Lenders under the Final Cash Collateral Order may be subject to recharacterization as payments on principal.  The First Lien Lenders dispute that such a right of recharacterization exists.  In the event that all or a portion of any such payments are recharacterized, then the principal balance of the New Term Loan will be reduced.

4.	Second Lien Note Claims (Class 4).

Holders of Allowed Second Lien Note Claims shall receive on the Effective Date, in full and final satisfaction of such Claims, (i) their Pro Rata Share of the Equity Distribution; and (ii) their Pro Rata Share (together with the holders of Allowed General Unsecured Claims) of the Creditor Distribution.

5.	General Unsecured Claims (Class 5).

Holders of Allowed General Unsecured Claims shall receive on the Effective Date, in full and final satisfaction of such Claims (i) the Cash Distribution; and (ii) their Pro Rata Share (together with the holders of Allowed Second Lien Note Claims) of the Creditor Distribution.

To the extent the Bankruptcy Court determines that the proposed treatment of the Class 5 Claims held by Accredited Investors and the Class 5 Claims held by non-Accredited Investors requires the separate classification of such Claims, then Class 5 shall be deemed classified into two (2) separate sub-classes and the distributions otherwise to be made to Class 5 from the Creditor Distribution shall be made as follows:  Class 5(a) shall consist of all holders of Allowed General Unsecured Claims who are Eligible Holders, and such holders shall be entitled to receive (a) the Cash Distribution, and (b) such holder’s Pro Rata Share of the Subscription Rights (and Eligible Holders who do not timely exercise their Subscription Rights shall be entitled to receive Cash in an amount equal to such holder’s Subscription Rights Equivalent Amount).  Class 5(b) shall consist of all holders of Allowed General Unsecured Claims who are not Eligible Holders, and such holders shall be entitled to receive (a) the Cash Distribution and (b) Cash in an amount equal to such holder’s Subscription Rights Equivalent Amount.  Upon such a determination from the Bankruptcy Court, the Claims and Solicitation Agent shall be required to tabulate the votes of Classes 5(a) and 5(b) accordingly.

For further information regarding the Rights Offering, see Section III.A.4 hereof.

6.	DJT Claims (Class 6).

Subject to the satisfaction by the DJT Parties of their obligations under the DJT Settlement Agreement, in compromise and settlement pursuant to Bankruptcy Rule 9019 of all disputes pending between the DJT Parties, the Ad Hoc Committee and the Debtors’ estates, and in exchange for (i) Donald J. Trump and Ivanka Trump entering into the Amended and Restated Trademark License Agreement, (ii) Donald J. Trump entering into the Amended and Restated Services Agreement, (iii) Donald J. Trump and Ivanka Trump agreeing not to compete with the Reorganized Debtors (as provided in and subject to the terms of the Amended and Restated Trademark License Agreement and the Amended and Restated Services Agreement), (iv) the benefit and cost savings to the Debtors’ estates resulting from the suspension of litigation between the DJT Parties and the Ad Hoc Committee, (v) the waiver by the DJT Parties of any right to receive any additional consideration or indemnification from the Reorganized Debtors on account of any of their existing indemnification agreements with the Debtors (except as provided in Section 8.5 of the Plan), and (vi) the waiver of any and all Claims (whether Administrative Expense Claims, priority Claims, secured Claims or unsecured Claims) or Causes of Action against, or Equity Interests in, any and all of the Debtors held by each of the DJT Parties, and in full and final satisfaction and discharge of all such Claims, Causes of Action or Equity Interests, the DJT Parties shall be entitled to receive on the Effective Date the following: (A) the DJT Stock, (B) the DJT Warrants, and (C) reimbursement of the reasonable and documented fees incurred by the DJT Advisors on behalf of the DJT Parties in connection with the Reorganization Cases, which fees shall not include any bonus, success or incentive fee under any circumstances.

The DJT Settlement Agreement, which is described in more detail in section VII.D.4 below, was the result of arm’s length negotiations between the Ad Hoc Committee and the DJT Parties.  The Ad Hoc Committee believes that entry into the DJT Settlement Agreement and the release of Claims against the DJT Parties will benefit the Debtors’ estates both in terms of reducing liabilities of the estates and eliminating costs associated with litigation.  For similar reasons, the Ad Hoc Committee believes that the release of Claims arising under the Trump Personal Guaranty (subject to the terms and conditions of the DJT Settlement Agreement) in exchange for the consideration provided under the DJT Settlement Agreement will benefit the holders of the Second Lien Notes due to the litigation risk and cost associated with enforcement of the Trump Personal Guaranty.  Accordingly, the Ad Hoc Committee believes that the DJT Settlement Agreement is fair and reasonable.

7.	Convenience Claims (Class 7).

Except to the extent that a Holder of a Convenience Claim agrees to a less favorable treatment, in full and final satisfaction of each Convenience Claim, each Holder of an Allowed Convenience Claim shall be paid on the later of the Effective Date or on the date on which such Claims becomes an Allowed Claim, an amount of Cash equal to the lesser of (i) 50% of such Claim and (ii) its Pro Rata Share of $500,000.

8.	Intercompany Claims (Class 8).

There shall be no distributions to holders of Intercompany Claims; provided, however, on or after the Effective Date, all Intercompany Claims will, (i) at the option of Reorganized TER, (A) be Reinstated, or (B) after setoff be contributed on a net basis to the capital of the obligor, or (ii) with the mutual consent of both the obligor and the obligee, be released, waived and discharged on and as of the Effective Date.

9.	Section 510(b) Claims (Class 9).

Holders of Section 510(b) Claims shall not receive or retain any distribution or payment on account of such Section 510(b) Claim.  On the Effective Date, all such Section 510(b) Claims shall be discharged and extinguished.

10.	Equity Interests in TER (Class 10).

On the Effective Date, all Equity Interests in TER shall be cancelled.  Holders of the Equity Interests in TER shall not receive or retain any distribution or payment on account of such Equity Interests.

11.	Equity Interests in TER Holdings (Class 11).

On the Effective Date, all Equity Interests in TER Holdings shall be cancelled.  Holders of the Equity Interests in TER Holdings shall not receive or retain any distribution or payment on account of such Equity Interest.

12.	Subsidiary Equity Interests (Class 12).

There shall be no distributions to holders of Subsidiary Equity Interests.  Nonetheless, except as otherwise set forth in the Plan, Subsidiary Equity Interests shall be Reinstated for the benefit of the holders thereof in exchange for Reorganized Debtors’ agreement to make certain distributions to the holders of Allowed Claims and interests under the Plan, and to use certain funds and assets, to the extent authorized in the Plan, to satisfy certain obligations between and among such Reorganized Debtors.

III.

Transactions to be Consummated Under the Plan and
Certain Corporate and Securities Laws Matters

A.	Means of Implementation

1.	Non-Substantive Consolidation.

The Plan is a joint plan for each of the Debtors (other than the Dismissed Debtors) that does not provide for the substantive consolidation of the Debtors’ estates on the Effective Date, and on the Effective Date, the Debtors’ estates shall not be deemed substantively consolidated for purposes hereof.  Except as expressly set forth herein, nothing contained herein shall constitute an admission that any of the Debtors is subject to or liable for any Claim against any other Debtor.  Additionally, claimants holding Claims against multiple Debtors, to the extent Allowed in each of the Reorganization Cases of the Debtors, will be treated as holding a separate Claim against each Debtors’ estate; provided, however, that no holder of any Allowed Claim shall be entitled to receive more than payment in full of such Allowed Claim, and such Claims shall be administered and treated in the manner provided in the Plan.  As described in more detail below, the Confirmation Order shall provide for the dismissal of the jointly-administered cases of the Dismissed Debtors pursuant to section 1112(b) of the Bankruptcy Code.

2.	Settlement of Certain Claims.

Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan.  Without limiting the foregoing, pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, upon the Effective Date (and subject to the terms and conditions of the DJT Settlement Agreement), the provisions of the Plan shall constitute a good faith compromise and settlement of all DJT Claims or controversies resolved pursuant to the Plan.  Notwithstanding anything contained herein to the contrary, all Plan distributions made to creditors holding Allowed Claims in any Class take into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, and are intended to be and shall be final, and no Plan distribution to the holder of a Claim in one Class shall be subject to being shared with or reallocated to the holders of any Claim in another Class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement or other similar inter-creditor arrangement.  As of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and their respective distributions and treatments hereunder are settled, compromised, terminated and released pursuant hereto; provided, however, that nothing contained herein shall preclude any person or entity from exercising their rights pursuant to and consistent with the terms of the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with the Plan.

3.	Authorization and Issuance of Plan Securities.

On the Effective Date, each of the applicable Reorganized Debtors will be authorized to and shall issue, as applicable, the New Common Stock (including the Equity Distribution, the Rights Offering Stock, the Backstop Stock and the DJT Stock), the New Partnership Interests, the DJT Warrants, and any and all other securities, notes, stock, instruments, certificates, and other documents or agreements required to be issued, executed or delivered pursuant to the Plan (collectively with the Subscription Rights, the “New Securities and Documents”), in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity.

As described in more detail in Section III.C below, the issuance of the New Securities and Documents and the distribution thereof under the Plan, and distribution and exercise of the Subscription Rights, shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code or, to the extent the exception in section 1145(a) of the Bankruptcy Code is not available, section 4(2) of the Securities Act of 1933, as amended, and/or any other applicable exemptions.  Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, the Amended and Restated Credit Agreement, the Amended and Restated Trademark License Agreement, the Amended and Restated Services Agreement, the DJT Warrant Agreement, and any Marina Sale Agreement, any of the Amended Organizational Documents or any other agreement or document related to or entered into in connection with any of the foregoing, shall become, and the Backstop Agreement shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity (other than as expressly required by such applicable agreement).

Upon the Effective Date, after giving effect to the transactions contemplated hereby, 10,714,286 shares of New Common Stock will be authorized and issued by the Reorganized Debtors, and 9,285,714 additional shares of New Common Stock will be authorized but not issued as further provided in the Amended Organizational Documents.

Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments required pursuant to the Plan will be obtained from the Reorganized Debtors’ Cash balances, including Cash from operations, the proceeds of the Rights Offering and the Marina Sale Proceeds, if any.  Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors.

4.	The Rights Offering.

The Plan contemplates the investment of $225 million of new equity capital to the Reorganized Debtors in the form of a Rights Offering to holders of Second Lien Note Claims and Allowed General Unsecured Claims who have been determined by the Ad Hoc Committee, based on information furnished by such holders in the Accredited Investor Form that they are required to fill out prior to the solicitation of the Plan or the Rights Offering, to be Accredited Investors.  The Rights Offering will be backstopped by the members of the Ad Hoc Committee, who have committed to purchase all shares of New Common Stock offered in the Rights Offering that are not otherwise subscribed for, in exchange for a fee payable in the form of 20% of the New Common Stock.  In addition, 5% of the New Common Stock (or the cash equivalent) is to be distributed pro rata to the holders of Second Lien Note Claims and General Unsecured Claims.  The terms of the Rights Offering are set forth below and in Section 5.4 of the Plan.

Issuance of Subscription Rights.  Each of the Eligible Holders shall be entitled to receive Subscription Rights entitling such participant to subscribe for up to its Rights Offering Pro Rata Share of the Rights Offering Stock.  Eligible Holders have the right, but not the obligation, to participate in the Rights Offering as provided in the Plan.  If, after the Rights Offering Record Date but at least five (5) calendar days prior to the Subscription Expiration Date, a holder of a Disputed Claim who otherwise would be an Eligible Holder, is permitted to participate in the Rights Offering as a result of a Bankruptcy Court order estimating such Claim for the purpose of determining such holder’s Rights Participation Claim Amount, such holder shall be permitted to participate in the Rights Offering to the same extent as an Eligible Holder.  For the avoidance of doubt, to the extent that a Disputed Claim becomes an Allowed Claim after the date that is five (5) calendar days prior to the Subscription Expiration Date, then the holder of such Claim shall not be entitled to any Rights Participation Claim Amount.

Subscription Period.  The Rights Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Date.  Each Eligible Holder intending to participate in the Rights Offering must affirmatively elect to exercise its Subscription Rights, in whole or in part, on or prior to the Subscription Expiration Date.  On the Effective Date, all Unsubscribed Shares shall be treated as acquired by the Backstop Parties in accordance with and subject to the terms and conditions contained in the Backstop Agreement and the Plan, and any exercise of such Subscription Rights after the Subscription Expiration Date (other than the purchase of shares by the Backstop Parties pursuant to the Backstop Agreement) shall be null and void and there shall be no obligation to honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

The Subscription Expiration Date is prominently displayed on the Subscription Form delivered to Eligible Holders in connection with the solicitation of this Disclosure Statement and the Rights Offering.

Subscription Purchase Price.  Each Rights Offering Participant choosing to exercise its Subscription Rights, in whole or in part, shall (i) be advised in writing by the Subscription Agent, as promptly as practicable following the Subscription Expiration Date, of the number of shares of Rights Offering Stock required to be purchased by such Rights Offering Participant as a result of such exercise and (ii) be required to pay such participant’s Subscription Purchase Price for such shares of Rights Offering Stock not later than the Subscription Payment Date; provided, however, that no fractional shares of New Common Stock shall be issued pursuant to any exercise of Subscription Rights.

Exercise of Subscription Rights.  In order to exercise the Subscription Rights, each Eligible Holder must: (a) return a duly completed Subscription Form to the Subscription Agent so that such form is actually received by the Subscription Agent on or before the Subscription Expiration Date; and (b) pay to the Subscription Agent (on behalf of TER) on or before the Subscription Payment Date such holder’s Subscription Purchase Price in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier’s check delivered to the Subscription Agent as specified in the Subscription Form; provided, however, that no fractional shares of New Common Stock shall be issued upon any exercise of Subscription Rights.  If the Subscription Agent for any reason does not receive from a given holder of Subscription Rights (a) a duly completed Subscription Form on or prior to the Subscription Expiration Date, and (b) immediately available funds in an amount equal to such holder’s Subscription Purchase Price on or prior to the Subscription Payment Date, such holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering and any shares that such holder could have purchased upon its valid exercise of Subscription Rights shall be deemed to be Unsubscribed Shares.  The payments made in accordance with the Rights Offering shall be deposited and held by the Subscription Agent in an interest-bearing trust account, or similarly segregated account or accounts which shall be separate and apart from the Subscription Agent’s general operating funds and any other funds subject to any lien or similar encumbrance and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date.  The Subscription Agent shall not use such funds for any other purpose prior to such date and shall not encumber or permit such funds to be encumbered with any lien or similar encumbrance.

Each Rights Offering Participant may exercise all or any portion of such holder’s Subscription Rights pursuant to the Subscription Form, but the exercise of any Subscription Rights shall be irrevocable and shall obligate the exercising Rights Offering Participant to purchase the applicable shares of New Common Stock and to pay the Subscription Purchase Price for such shares on or prior to the Subscription Payment Date.  In order to facilitate the exercise of the Subscription Rights, on the Subscription Commencement Date, a Subscription Form will be mailed to each Eligible Holder together with appropriate instructions for the proper completion, due execution and timely delivery of the Subscription Form.  As promptly as practicable following the Subscription Expiration Date, the Subscription Agent will deliver to each Rights Offering Participant that has validly exercised its Subscription Rights in whole or in part a written statement specifying the number of shares of the Rights Offering Stock to be purchased by such Rights Offering Participant as a result of such exercise of Subscription Rights and the applicable Subscription Purchase Price for such shares as well as instructions for the payment of the applicable Subscription Purchase Price to the Subscription Agent prior to the Subscription Payment Date.

Rights Offering Procedures.  Notwithstanding anything contained in the Plan to the contrary, the Ad Hoc Committee may modify the procedures relating to the Rights Offering or adopt such additional detailed procedures consistent with the provisions of Section 5.4 of the Plan to more efficiently administer the exercise of the Subscription Rights.

Transfer Restriction; Revocation.  The Subscription Rights are not transferable.  Any such transfer or attempted transfer will be null and void, and no purported transferee will be treated as the holder of, or permitted to exercise, any Subscription Rights.  Once a Rights Offering Participant has properly exercised its Subscription Rights, such exercise will not be permitted to be revoked.

Rights Offering Backstop.  Subject to the terms and conditions in the Backstop Agreement, each of the Backstop Parties, severally and not jointly, has agreed to subscribe for and purchase on the Effective Date, at the aggregate Subscription Purchase Price therefor, its Backstop Commitment (as set forth on Exhibit A to the Backstop Agreement) of all Unsubscribed Shares as of the Effective Date.  The Backstop Parties shall pay to the Subscription Agent, by wire transfer in immediately available funds on or prior to the Effective Date, Cash in an amount equal to the aggregate Subscription Purchase Price attributable to such amount of New Common Stock as provided in the Backstop Agreement.  The Subscription Agent shall deposit such payment into the same trust account into which were deposited the Subscription Purchase Price payments of Rights Offering Participants.  TER and the Subscription Agent shall give the Backstop Parties by e-mail and electronic facsimile transmission written notification setting forth either (i) a true and accurate calculation of the number of Unsubscribed Shares, and the aggregate Subscription Purchase Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the Backstop Commitments are terminated (a “Satisfaction Notice”) as soon as practicable after the Subscription Payment Date (and, in any event, no later than four (4) Business Days prior to the Effective Date).  In addition, the Subscription Agent shall notify the Backstop Parties, on each Friday during the Subscription Period and on each Business Day during the five (5) Business Days prior to the Subscription Expiration Date (and any extensions thereto), or more frequently if requested by the Backstop Parties, of the aggregate number of Subscription Rights known by the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.  The Subscription Agent shall determine the number of Unsubscribed Shares, if any, in good faith, and provide each of the Backstop Parties with a Purchase Notice or a Satisfaction Notice that accurately reflects the number of Unsubscribed Shares as so determined.  On the Effective Date, the Backstop Parties will purchase only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Backstop Parties to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate.  Delivery of the Unsubscribed Shares will be made to the accounts of the respective Backstop Parties (or to such other accounts as the Backstop Parties may designate) at 10:00 a.m., New York City time, on the Effective Date against payment of the aggregate Subscription Purchase Price for the Unsubscribed Shares by wire transfer of immediately available funds to the Subscription Agent.  All Unsubscribed Shares will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Debtors or the Reorganized Debtors to the extent required under the Confirmation Order or applicable law.  Notwithstanding anything contained herein to the contrary, the Backstop Parties, in their sole discretion, may designate that some or all of the Unsubscribed Shares be issued in the name of, and delivered to, one or more of their affiliates.

Backstop Fees and Expenses/Backstop Stock.  In consideration for their agreement to backstop the Rights Offering, on the Effective Date, the Backstop Parties shall receive the Backstop Stock to be allocated in the manner set forth in the Backstop Agreement, and shall be entitled to the reimbursement of all Backstop Fees and Expenses.  The Backstop Stock is equal to 20% of the New Common Stock.  The issuance of the Backstop Stock to the Backstop Parties is necessary and appropriate in order to ensure that the Backstop Commitments were given and the Plan has the necessary committed financing.

To date, the Ad Hoc Committee Advisors have incurred approximately $[  ] of fees and expenses on behalf of the members of the Ad Hoc Committee in connection with the Reorganization Cases and the NJCCC (as defined below) regulatory approval process.  The Ad Hoc Committee Advisors estimate that they may incur approximately $[  ] of additional fees between now and the Effective Date (estimated to occur in March 2010, if not sooner, subject to litigation over the Plan and the Icahn/Beal Plan and the NJCCC regulatory approval process).  Such estimate includes fees and expenses estimated due to Houlihan Lokey Howard & Zukin (“Houlihan Lokey”), financial advisor to the Ad Hoc Committee, as well as a success fee payable to Houlihan Lokey upon consummation of the Plan in accordance with the terms and conditions contained in that certain engagement letter between Stroock & Stroock & Lavan LLP, as counsel to the Ad Hoc Committee, and Houlihan Lokey dated as of December 2, 2008.

Distribution of the New Common Stock.  On the Effective Date, the Subscription Agent shall (i) distribute the Rights Offering Stock purchased by each Rights Offering Participant that has properly exercised, and paid the Subscription Price for, its Subscription Rights to such holder and (ii) distribute the Unsubscribed Shares, and the Backstop Stock, to the Backstop Parties.  If the exercise of a Subscription Right would result in the issuance of a fractional share of New Common Stock, then the number of shares of New Common Stock to be issued in respect of such Subscription Right will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share rounded up).  The total number of the shares of New Common Stock that may be purchased pursuant to the Rights Offering shall be adjusted as necessary to account for the rounding provided for in this paragraph.

Disputed Claims.  Each Rights Offering Participant is entitled to participate in the Rights Offering solely to the extent of its Rights Participation Claim Amount, if any.

Recalculation as of the Subscription Expiration Date.  The Rights Participation Claims Amount and Rights Offering Pro Rata Share of each Rights Offering Participant shall be recalculated on the Subscription Expiration Date to account for any allowances or disallowances, as applicable, of General Unsecured Claims or Second Lien Note Claims prior to the day that is five (5) Business Days prior to the Subscription Expiration Date and each properly exercising holder of a General Unsecured Claim or Second Lien Note Claim under the Rights Offering shall only be entitled to purchase the amount of New Common Stock so calculated on such date.

Subsequent Adjustments.  If as a result of allowances prior to the fifth (5th) Business Day preceding the Subscription Expiration Date of General Unsecured Claims or Second Lien Note Claims for purposes of participating in the Rights Offering, more than all of the New Common Stock subject to the Rights Offering has been subscribed for as a result of the exercise of the Subscription Rights, the New Common Stock subscribed for by each properly subscribing Rights Offering Participant shall be reduced on a pro rata basis based upon the number of shares of New Common Stock properly subscribed for by such participant.

Validity of Exercise of Subscription Rights.  All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be determined by the Subscription Agent as directed by the Ad Hoc Committee, whose good faith determinations shall be final and binding.  The Subscription Agent as directed by the Ad Hoc Committee, in its discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Subscription Rights.  Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Subscription Agent with the consent of the Ad Hoc Committee determines.  The Subscription Agent will use commercially reasonable efforts to give notice to any Rights Offering Participants regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such participant and, may permit such defect or irregularity to be cured within such time as the Subscription Agent with the consent of the Ad Hoc Committee may determine in good faith to be appropriate; provided, however, that neither the Ad Hoc Committee nor the Subscription Agent shall incur any liability for failure to give such notification.  Within five (5) days after the Voting Deadline, the Subscription Agent shall file with the Bankruptcy Court a report regarding the results of the Rights Offering including a list identifying all those Subscription Forms deemed rejected due to defect or irregularity.

Indemnification of Backstop Parties.  Upon entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be (in such capacity, the “Indemnifying Parties”) shall indemnify and hold harmless the Backstop Parties and each of their respective affiliates, members, partners, officers, directors, employees, agents, advisors, controlling persons and professionals (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding with respect to the Rights Offering, the Backstop Agreement, the Plan or the transactions contemplated hereby or thereby, including without limitation, distribution of the Backstop Stock and the payment of the Backstop Fees and Expenses, if any, distribution of the Subscription Rights, the purchase and sale of New Common Stock in the Rights Offering and purchase and sale of Unsubscribed Shares pursuant to the Backstop Agreement, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from gross negligence or willful misconduct on the part of such Indemnified Person.  If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Parties shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Parties on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Parties, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations.  The relative benefits to the Indemnifying Parties on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Debtors pursuant to the sale of New Common Stock contemplated by the Backstop Agreement bears to (ii) the fee paid or proposed to be paid to the Backstop Parties in connection with such sale.  The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their exclusive or contributory negligence or otherwise to the Indemnifying Parties, any person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other person in connection with or as a result of the Rights Offering or the transactions contemplated thereby, except as to any Indemnified Person to the extent that any losses, claims, damages, liability or expenses incurred by the Debtors are finally judicially determined to have resulted from gross negligence or willful misconduct of such Indemnified Person in performing the services that are the subject of the Backstop Agreement.  The indemnity and reimbursement obligations of the Indemnifying Parties described in this paragraph shall be in addition to any liability that the Indemnifying Parties may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Parties and any Indemnified Person.

Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, litigation, investigation or proceeding relating to the backstop Agreement or any of the transactions contemplated thereby (“Proceedings”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Parties in respect thereof, notify the Indemnifying Parties in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Parties will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Parties will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of the provisions described in the preceding paragraph.  In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Parties of the commencement thereof, if the Indemnifying Parties commit in writing to fully indemnify and hold harmless the Indemnified Person with respect to such Proceedings without regard to whether the Effective Date occurs, the Indemnifying Parties will be entitled to participate in such Proceedings, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Parties and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Parties, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person.  Upon receipt of such indemnification commitment from the Indemnifying Parties and notice from the Indemnifying Parties to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Parties shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Parties shall not be liable for the expenses of more than one separate counsel, approved by the Requisite Investors (as defined in the Backstop Agreement), representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person at the Indemnifying Parties’ expense within a reasonable time after notice of commencement of the Proceedings, or (iii) the Indemnifying Parties shall have authorized in writing the employment of counsel for such Indemnified Person.

Additional Information Regarding the Backstop Agreement. Pursuant to the Backstop Agreement, each of the Backstop Parties has agreed, among other things, subject to the terms and conditions stated therein, to timely vote or cause to be voted its claims arising under the Second Lien Notes held by such Backstop Parties to accept the Plan, and not to consent to, or otherwise directly or indirectly support, solicit, assist, encourage or participate in the formulation of, any restructuring or reorganization of the Debtors (or any plan or proposal in respect of the same) other than the Plan.  The Backstop Agreement further provides for a prohibition against the sale, transfer, loan, hypothecation, assignment or disposition (including by participation), in whole or in part, of any of the Second Lien Notes or any option thereon or any right or interest therein (including the deposit of any Second Lien Notes into a voting trust or entry into a voting agreement with respect to any such Second Lien Notes), unless the transferee agrees to comply with certain obligations specified in the Backstop Agreement.  However, the Backstop Agreement provides that the Backstop Commitment of any Backstop Party cannot be assigned or transferred (subject to sections 9(b), 10 and 15(b) of the Backstop Agreement).

In addition, TER and TER Holdings have each agreed, among other things, subject to the terms and conditions stated in the Backstop Agreement, that TER and TER Holdings shall, and shall cause the other Debtors (subject in each case to the fiduciary duties of the Debtors under applicable law) to, support and become a co-proponent of the Plan, encourage creditors to vote to accept the Plan, use good faith efforts to obtain approval and confirmation of the Plan and use commercially reasonable efforts to consummate the Plan, and not to consent to or otherwise support any other plan unless (A) authorized in writing to do so by the Requisite Investors, (B) doing so is consistent with the Debtors’ fiduciary duties, or (C) such discussions are conducted for the purpose of achieving an agreement among the principal creditors of the Debtors to a consensual plan of reorganization.

In addition, the obligations of the Backstop Parties are subject to the satisfaction of certain conditions (unless waived in writing by the Requisite Investors (as defined below)), including (among others) the following:

•
The absence of a Material Adverse Effect (as defined therein) since the date of the Backstop Agreement, and the delivery by TER to the Backstop Parties of an executed officers’ certificate, dated the Effective Date, confirming that no Material Adverse Effect has occurred since the date of the Backstop Agreement.

•
The Requisite Investors shall have approved in writing (i) prior to filing with the Bankruptcy Court, the Confirmation Order, which shall be consistent in all material respects with the provisions of the Plan and otherwise reasonably satisfactory to the Requisite Investors; and (ii) prior to filing with the Bankruptcy Court, any amendments or supplements to the Plan or the Confirmation Order, and such amendments or supplements shall be reasonably satisfactory to the Requisite Investors.

•
(i) The Disclosure Statement shall have been approved by the Bankruptcy Court pursuant to an order, in form and substance reasonably acceptable to the Requisite Investors, and such order shall have become a Final Order, (ii) the Plan shall have been confirmed by the Bankruptcy Court pursuant to the Confirmation Order, (iii) the Confirmation Order, in form and substance reasonably satisfactory to the Requisite Investors, shall have been entered by the Bankruptcy Court and shall be a Final Order, and (iv) the Bankruptcy Court shall have entered Final Order(s), which order may be the Confirmation Order, in form and substance reasonably satisfactory to the Requisite Investors, approving the Backstop Agreement.

•
All conditions to confirmation and all conditions to the Effective Date set forth in the Plan shall have been satisfied in all material respects in accordance with the Plan (or waived in writing by the Requisite Investors) and the Effective Date shall have occurred not later than one-hundred fifty (150) calendar days after the entry of the Confirmation Order.

•	The Registration Rights Agreement shall have been executed and delivered by TER.

•
If the purchase of Unsubscribed Shares by the Backstop Parties pursuant to the Backstop Agreement is subject to the terms of the HSR Act, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.

•	TER and the other Debtors shall have complied in all material respects with all obligations in the Backstop Agreement and the Plan to be performed by them on or prior to the Effective Date.

•	All fees and other amounts required to be paid or reimbursed by TER to the Backstop Parties as of the Effective Date shall have been so paid or reimbursed.

•	The Backstop Agreement shall not have been terminated pursuant to the terms thereof.

Pursuant to the Backstop Agreement, either the Requisite Investors (defined in the Backstop Agreement as Backstop Parties representing at least 66-2/3% of the Backstop Commitments thereunder) or TER may terminate the Backstop Agreement, by written notice to the other parties to the Backstop Agreement, upon the occurrence of any of the following events (among others):

•	At any time after January 16, 2010 if the Bankruptcy Court has not entered the Disclosure Statement Order on or prior to such date;

•	At any time after February 28, 2010 if the Bankruptcy Court has not entered the Confirmation Order with respect to the Plan on or prior to such date;

•
At any time after the date that is one-hundred fifty (150) calendar days after entry of the Confirmation Order, if the Effective Date with respect to the Plan has not occurred on or prior to such date;

•
If the Bankruptcy Court shall have entered an order denying confirmation of the Plan, the Plan is terminated in accordance with its terms or the Confirmation Order is vacated or reversed and does not become a Final Order;

•
In the case of TER and TER Holdings, upon the failure of any of the closing conditions of the Investors to be satisfied when required to be satisfied, or, in the case of the Requisite Investors, upon the failure of any of the closing conditions of TER and TER Holdings to be satisfied when required to be satisfied;

•
Upon the dismissal of any of the Reorganization Cases or the conversion of any of the Reorganization Cases from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code, or the filing by the Debtors of a motion or other pleading with the Bankruptcy Court seeking the dismissal or conversion of any of the Reorganization Cases;

•
At any time, if the Bankruptcy Court (x) grants relief that is materially inconsistent with the Backstop Agreement or the Plan in any respect or (y) enters an order confirming any plan of reorganization other than the Plan; or

•	By mutual written agreement of the Requisite Investors and TER.

The Backstop Agreement provides that the Backstop Agreement, the Plan and the Disclosure Statement may be amended, and the terms and conditions of the Backstop Agreement, the Plan or the Disclosure Statement may be waived, only by a written instrument signed by the Requisite Investors (subject, to the extent required, to the approval of the Bankruptcy Court); provided, however, that (i) any modification that would have the effect of increasing the amount of an Backstop Party’s Backstop Commitment requires the prior written consent of such Backstop Party, and (ii) any material modification of, or amendment or supplement to, the Plan requires the prior written consent of all the Backstop Parties (in each case, subject to section 15(b) of the Backstop Agreement, under which the Backstop Commitment of a dissenting Backstop Party may be assumed by one or more consenting Backstop Parties under certain circumstances); and provided further, that the prior written consent of TER and TER Holdings (not to be unreasonably withheld) shall be required for material changes or material modifications to the Backstop Agreement, the Plan or the Disclosure Statement that affect the Debtors or the treatment provided to the Debtors' creditors under the Plan or that adversely affect the ability of the Plan to be confirmed.

The foregoing summary of the terms of the Backstop Agreement is intended as a brief overview of certain provisions of the Backstop Agreement.  Creditors are urged to review the definitive terms and conditions contained in the Backstop Agreement, which is attached to the Disclosure Statement as Exhibit E.  In the event of any inconsistency between the foregoing summary or this Disclosure Statement and the Backstop Agreement, the terms of the Backstop Agreement shall control.

5.	The Marina Sale Agreement.

The Plan contemplates the potential sale of the Trump Marina.  As described further in Section VII.D.3 below, the Debtors and the Coastal Parties had been engaged in many months of unsuccessful negotiations regarding the terms of a sale of the Trump Marina.  Following the termination of the Amended APA (defined below), the Coastal Parties offered to purchase the Trump Marina pursuant to the terms of the Coastal Letter of Intent for approximately $75 million net of $17 million of cash previously deposited by the Coastal Parties.  The Coastal Letter of Intent contemplates two potential sale scenarios: one in which the Trump Marina is sold to the Coastal Parties on a “going concern” basis, and one in which the casino is sold and delivered to the Coastal Parties on a “closed” basis.  The Marina Sale shall be subject to negotiation of the Marina Sale Agreement setting forth definitive terms between the Ad Hoc Committee, the Debtors and the Coastal Parties and shall be subject to higher and better offers submitted at the Confirmation Hearing (as determined by the Ad Hoc Committee), and further subject to the right of the First Lien Lenders to make a valid credit bid pursuant to 11 U.S.C. § 363(k).  In the event that the Coastal Parties are determined by the Ad Hoc Committee and the Debtors to represent the highest and best offer for the Marina Sale, then the Ad Hoc Committee and the Coastal Parties shall mutually agree upon which sale option is to be selected.  To the extent the Trump Marina is sold to the Coastal Parties, the parties shall coordinate on event and room overflow bookings and certain marketing efforts.  Any such Marina Sale Agreement and Coastal Cooperation Agreement will be provided in the Plan Supplement.  On or as soon as practicable after the Confirmation Date, if the Ad Hoc Committee and the Coastal Parties agree upon the Marina Sale Agreement setting forth definitive terms for the Marina Sale, the Debtors will be authorized to enter into and execute the Marina Sale Agreement and the Coastal Cooperation Agreement and to take any and all actions contemplated thereby.  To the extent the Trump Marina is sold to the Coastal Parties pursuant to the Marina Sale Agreement, and subject to the terms and conditions stated in the Marina Sale Agreement, upon the Effective Date, if the Marina Sale is consummated, each of the Coastal Adversary Proceeding and the Florida Litigation shall be withdrawn and dismissed with prejudice.

The Ad Hoc Committee and the Coastal Parties discussed the two alternative sale scenarios in order to attempt to address certain of the Debtors’ perceived concerns, provide greater optionality for the benefit of the Debtors’ estates, and maximize the chances of successfully consummating the Marina Sale.  Under the “closed” sale option, the closing of the sale would be on an essentially “as is” basis, with no further adjustments to the purchase price.  The closing of the sale would be subject to, among other things, the delivery of acceptable title and the receipt of necessary approvals by the NJCCC in order to consummate the closure of the facility.  Such NJCCC approvals include the approval of the procedures for securing and disposing of all gaming equipment, the redemption of outstanding chips, plaques, tokens, vouchers, and outstanding progressive jackpot liabilities, the redemption of markers, and the maintenance of accounting and other records for gross revenue tax audit and other purposes.  Also, subject to receipt of such approval, the Coastal Parties have advised the Ad Hoc Committee that they believe that closing of the sale under the “closed” option can be expected to occur within approximately 30 days of the Effective Date.  Although shutting the facility would require the Debtors to terminate employees and bear certain labor, pension underfunding and employee related liabilities, such liabilities would be offset, in whole or in part, by the fact that the Debtors would retain all working capital held by the Trump Marina (estimated by the Coastal Parties to be approximately $10 million).

Under the “going concern” sale option reflected in the Coastal Letter of Intent, the facility would be maintained as a going concern pending consummation of the sale, which would require the Debtors to continue to operate the Trump Marina at an operating loss.  Unlike the “closed sale” option, a working capital adjustment would be included and requires the transfer of approximately $10 million of working capital to the Coastal Parties and, like the “closed sale” option, it would also trigger certain pension underfunding related obligations.  In addition, the closing of the sale would be subject to standard closing conditions, including gaming and other regulatory conditions.  The Coastal Parties’ purchase of the Trump Marina as a going concern would require that the Coastal Parties obtain a casino license pursuant to N.J.S.A. 5:12-82.  The first step in the process is that Coastal obtain Interim Casino Authorization (“ICA”) pursuant to N.J.S.A. 5:12-95.12 et seq.  Coastal has informed the Ad Hoc Committee that the Coastal Parties have filed their initial ICA application on July 9, 2009, and that the Coastal Parties have also filed applications for all entities and individuals whose qualifications are presently necessary as a pre-condition to the issuance of an ICA.  Moreover, the Coastal Parties have filed the required trust agreement along with a proposed trustee.  The Coastal Parties further informed the Ad Hoc Committee that the Coastal Parties have recently been advised that the required background investigations of all entities and individuals on file are nearing completion.  In addition to the licensing requirements, the “going-concern” option would require an operation certificate from the NJCCC which would require the submission of a detailed plan of operation.  The “going-concern” sale option would also require the Debtors to provide additional transitional services to enable the casino to be operated after the closing of the sale for a period of time.

To the extent that a higher and better offer is received by another bidder or by the First Lien Lenders in the form of a credit bid, the Coastal Letter of Intent provides for a break up fee to the Coastal Parties (the “Break-Up Fee”) in the form of the dismissal of the Florida Litigation and the repayment of the $2 million deposit currently held in escrow in connection with the Amended APA (defined below).  The procedures for submitting offers and approval of the Break-Up Fee will be subject to a prior application to the Bankruptcy Court so that those procedures and the Break-Up Fee are approved by the Bankruptcy Court prior to the Confirmation Hearing, as a condition to a Marina Sale.

In the event that the Marina Sale is not consummated, the Trump Marina shall vest in the Reorganized Debtors and shall be subject to liens under the New Term Loan.  There is no arrangement or agreement between the Ad Hoc Committee and the Coastal Parties with respect to the Marina Sale or the Reorganization Cases other than as disclosed in this Disclosure Statement.

For more information regarding the Florida Litigation, see Section VI.C.5. below.

6.	The Amended and Restated Credit Agreement.

As described herein and in the Plan, the distribution to holders of First Lien Lender Secured Claims will include the New Term Loan pursuant to an Amended and Restated Credit Agreement between the Reorganized Debtors and the First Lien Lenders.  The New Term Loan will be a senior secured obligation of the Reorganized Debtors party to the Amended and Restated Credit Agreement and will be secured by substantially all of the assets of Reorganized TER, Reorganized TER Holdings and the Reorganized Debtor Subsidiaries party thereto.  The New Term Loans will bear interest at the annual rate specified in the current version of that certain Amended and Restated First Lien Credit Agreement in the form attached as an exhibit hereto or such other rate as may be determined by the Bankruptcy Court.  The Amended and Restated First Lien Credit Agreement shall contain a maturity date of December 31, 2015 and shall contain other material terms and conditions that are substantially similar to those contained in the pre-petition First Lien Credit Agreement.

Set forth below is a general summary of the material terms and conditions in the Amended and Restated Credit Agreement.  Each capitalized term that is not defined in this summary shall have the meaning ascribed to such term in the Amended and Restated Credit Agreement.

Borrower:	Reorganized TER Holdings

Guarantors:	Reorganized TER and Reorganized TER Holdings’ direct and indirect subsidiaries that are currently party to the First Lien Credit Agreement

Principal Amount:	An amortizing secured term loan facility in aggregate principal amount to be determined as of the Effective Date.*

Maturity:	December 31, 2015

Interest:	The New Term Loan shall bear interest, at the option of the Borrower, at one of the following rates or such lower or higher rate as may be determined by the Bankruptcy Court:

(i) the Applicable Margin plus the Eurodollar Rate (with a Eurodollar Rate floor of 3.00%); or (ii) the Applicable Margin plus the Base Rate (with a Base Rate floor of 4.00%).

“Applicable Margin”  means (i)  prior to any sale of the Trump Marina, 2.2% per annum for Base Rate Loans and 3.2% per annum for Eurodollar Rate Loans, and (ii) after a sale of the Trump Marina, 3.2% per annum for Base Rate Loans and 4.2% per annum for Eurodollar Rate Loans (except that the Applicable Margin will increase by 0.25% per annum for any period when terrorism insurance is available but not in effect).

Default Interest:	2.00% per annum.

Principal and Interest Payments:
The loans outstanding under the Amended and Restated Credit Agreement will be repaid in quarterly installments (payable on the last business day of each March, June, September and December), commencing [________, 2010]. in an amount equal to 0.25% of the aggregate principal amount outstanding on the Effective Date (after giving effect to the pay-down to be made on the Effective Date with proceeds of the rights offering and any proceeds of the sale of the Trump Marina].  The entire remaining principal balance will be due on the Maturity Date, December 31, 2015.

Security:	First-priority security interest in, and lien on, substantially all assets of the Borrower and Guarantors.

*  The aggregate principal balance of the New Term Loan as of the Effective Date will depend upon a number of factors.  For additional information, please see Section X.B.6 hereof.

Under the Plan, $125 million of Rights Offering Proceeds (and, if the Marina Sale is consummated, all of the Marina Sale Proceeds) shall be paid to the First Lien Lenders.  If the Bankruptcy Court determines that the First Lien Lenders are entitled to any prepayment fee or premium under applicable law upon the payment of the Rights Offering Proceeds and/or any Marina Sale Proceeds, then, at the discretion of the Ad Hoc Committee, the Rights Offering Proceeds and any Marina Sale Proceeds shall instead be deposited into the Debt Service Account.  The Debtors and the Ad Hoc Committee believe that no such prepayment premium would be due or payable under the First Lien Credit Agreement and/or applicable law.  It is further contemplated that if the Debt Service Account is established, any interest that accrues on the funds held in such account will be deposited into the account and used solely for debt service.

On the Effective Date, Reorganized TER, Reorganized TER Holdings and the Reorganized Debtor Subsidiaries that are parties to the Amended and Restated Credit Agreement and the other Loan Documents (as such term is defined in the Amended and Restated Credit Agreement) will be authorized and directed to execute and deliver such Loan Documents and grant the liens and security interests specified therein to and in favor of the First Lien Collateral Agent for the benefit of the First Lien Lenders as well as execute, deliver, file, record and issue any notes, documents (including UCC financing statements), or agreements in connection therewith, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any person or entity (other than expressly required by the Amended and Restated Credit Agreement).

7.	Issuance of New Common Stock.

On the Effective Date, Reorganized TER shall issue the New Common Stock to (a) the Eligible Holders of Allowed General Unsecured Claims and Allowed Second Lien Note Claims validly exercising their Subscription Rights pursuant to the Rights Offering, (b) the holders of Allowed Second Lien Note Claim and holders of Allowed General Unsecured Claims in accordance with the distribution set forth in Sections 4.4 and 4.5 of the Plan, (c) the Backstop Parties in accordance with the terms of the Backstop Agreement (including the Unsubscribed Shares and the Backstop Stock), and (d) the DJT Parties in accordance with Section 4.6 of the Plan (so long as the DJT Settlement Agreement remains in effect).

Following the Effective Date, Reorganized TER shall, as soon as reasonably practicable but in any event no later than thirty (30) calendar days after the Effective Date, file with the United States Securities and Exchange Commission a registration statement for the New Common Stock on Form 8-A or Form 10 (as determined in the Reorganized Debtors’ reasonable discretion) under the Securities Exchange Act of 1934, unless the Securities and Exchange Commission advises Reorganized TER that the New Common Stock will be registered under such Act in the absence of such filing.  Following the Effective Date, Reorganized TER shall use reasonable best efforts to list the New Common Stock on the NASDAQ or The New York Stock Exchange as soon as reasonably practicable.

Certain holders of New Common Stock shall be entitled to registration rights pursuant to the Registration Rights Agreement.

8.	Amended and Restated Trademark License Agreement; Amended and Restated Services Agreement.

In accordance with the terms of the DJT Settlement Agreement, on the Effective Date (a) certain of the Reorganized Debtors, Donald J. Trump, and Ivanka Trump will enter into the Amended and Restated Trademark License Agreement, and (b) certain of the Reorganized Debtors and Donald J. Trump will enter into the Amended and Restated Services Agreement.

9.	Waiver of Claims by the DJT Parties.

Except to the extent specifically provided in the Plan, in exchange for the consideration to be received by the DJT Parties under the Plan, on the Effective Date, each of the DJT Parties shall be deemed to have unconditionally and irrevocably waived and released any Claim or Cause of Action that has been or could be asserted against any of the Debtors, including, without limitation, any Claim arising out of or relating to (i) that certain Amended and Restated Trademark License Agreement, dated as of May 20, 2005, by and among Donald J. Trump, TER Holdings, TER, Trump Taj Mahal Associates LLC, Trump Plaza Associates, LLC, Trump Marina, LLC and Trump Indiana, Inc.; or (ii) that certain Services Agreement, dated as of May 20, 2005, by and among Donald J. Trump, TER and TER Holdings.

10.	Subsidiary Equity Interests.

All Subsidiary Equity Interests shall continue to be held by the Reorganized Debtors holding such Subsidiary Equity Interest as of the Commencement Date, subject to the transactions contemplated by Section 5.13 of the Plan.

11.	Cancellation of Existing Securities and Agreements.

Except (i) for purposes of evidencing a right to distributions under the Plan, (ii) with respect to executory contracts or unexpired leases that have been assumed by the Debtors, or (iii) as otherwise provided hereunder, on the Effective Date, all the agreements and other documents evidencing (a) the Claims or rights of any holder of a Claim against the Debtors, including all indentures and notes evidencing such Claims, (b) any Equity Interest in TER and TER Holdings, and (c) any Claims arising under the Personal Trump Guaranty, in each case, shall be cancelled and be of no force or effect.  The Second Lien Indenture Trustee shall maintain any charging lien such Second Lien Indenture Trustee may have for any fees, costs and expenses under the Second Lien Indenture or other agreements executed in connection therewith until all such fees, costs and expenses are paid pursuant to this Plan or otherwise.

Except as provided pursuant to this Plan, the Second Lien Indenture Trustee and its agents, successors and assigns shall be discharged of all of their obligations associated with the Second Lien Notes.

12.	Certain Restructuring Transactions.

On the Effective Date, the proceeds of the Rights Offering shall be contributed by Reorganized TER to the New Limited Partner and to Reorganized TER Holdings as a capital contribution as part of the Restructuring Transactions, and the portion of the proceeds contributed to the New Limited Partner shall in turn be contributed to Reorganized TER Holdings.  In consideration for such capital contributions, the New Partnership Interests of Reorganized TER Holdings shall be distributed to Reorganized TER and the New Limited Partner as shall be set forth in the Restructuring Transactions.  On the Effective Date, Reorganized TER shall be authorized to enter into the Fifth Amended and Restated Agreement of Limited Partnership of TER Holdings, among Reorganized TER, as general partner, the New Limited Partner and Reorganized TER Holdings, pursuant to which TER shall continue as the general partner of TER Holdings.  On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors may change their name(s) to such name(s) that may be determined in accordance with applicable law.

13.	Other Transactions.

On the Effective Date, the Debtors shall undertake the Restructuring Transactions.  On the Effective Date or as soon as reasonably practicable thereafter, the Debtors may, with the prior consent of the Ad Hoc Committee, (i) cause any or all of the Reorganized Debtor Subsidiaries to be liquidated or merged into one or more of the other Reorganized Debtor Subsidiaries or any other subsidiaries of the Debtors or dissolved, (ii) cause the transfer of assets between or among the Reorganized Debtor Subsidiaries, (iii) cause any or all of the Amended Organizational Documents of any Reorganized Debtor Subsidiaries to be implemented, effected or executed and/or (iv) engage in any other transaction in furtherance of the Plan.  Any such transactions may be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders, members, general or limited partners, or directors of any of the Debtors or Reorganized TER.  A summary of the Restructuring Transactions to be undertaken as of the Effective Date will be set forth in the Plan Supplement.

14.	Release of Liens, Claims and Equity Interests.

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Section 6 of the Plan, all Liens, Claims, Equity Interests, mortgages, deeds of trust, or other security interests against the property of the Debtors’ estates shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity.  Any entity holding such Liens or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

15.	Dismissal of Dismissed Debtors’ Cases.

The Plan contemplates that the jointly-administered cases of TCI 2, TER Development and TER Management will be dismissed pursuant to section 1112(b) of the Bankruptcy Code.  TCI 2 has no assets other than a fractional partnership interest in TER Holdings.  TCI 2 is a guarantor under the First Lien Loan Documents and has no other scheduled creditors.  Pursuant to the terms of the Plan, TCI 2 will receive no distribution on account of its limited partnership interests in TER Holdings.  Also pursuant to the terms of the Plan, the First Lien Lenders will receive 100% of the equity of TCI 2, currently held by TER.  TER Management and TER Development are not obligors under either the First Lien Credit Agreement or the First Lien Notes and have no assets or liabilities listed on the Schedules of Assets and Liabilities prepared by the Debtors.

B.	Corporate Action

On the Effective Date, all matters provided for in the Plan that would otherwise require approval of the stockholders, directors, general or limited partners, or members of one or more of the Debtors or Reorganized Debtors, including without limitation, the authorization to (i) issue or cause to be issued the New Common Stock, New Partnership Interests and DJT Warrants, and (ii) documents and agreements to be effectuated pursuant to the Plan, including the DJT Settlement Agreement, the election or appointment as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan and the Amended Organizational Documents, and the qualification of each of the Reorganized Debtors as a foreign corporation or entity wherever the conduct of business by such entity requires such qualification shall be deemed to have occurred and shall be in effect from and after the pursuant to the applicable general corporation, limited partnership or limited liability company law of the states in which the Debtors or the Reorganized Debtors are organized, without any requirement of further action by the stockholders, directors, general or limited partners, or members of the Debtors or the Reorganized Debtors.

C.	Securities Law Matters

Under the Plan, the New Common Stock issued in connection with the Equity Distribution to holders of Second Lien Note Claims and the New Common Stock issued on account of the DJT Claims (the “1145 Securities”) will be issued without registration under the Securities Act of 1933 (the “Securities Act”) or any similar federal, state, or local law in reliance upon the exemption set forth in section 1145(a)(1) of the Bankruptcy Code.  Under the Plan, the Subscription Rights and the Rights Offering Stock to be issued to Rights Offering Participants pursuant to the exercise of Subscription Rights will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon the exemptions set forth in section 1145(a) of the Bankruptcy Code or to the extent the exemption in section 1145(a) of the Bankruptcy Code is not available, section 4(2) of the Securities Act or Regulation D promulgated thereunder.  Under the Plan, the Backstop Stock and the Unsubscribed Shares to be purchased by the Backstop Parties in accordance with the terms of the Backstop Agreement will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon the exemption set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder.  All shares of New Common Stock issued pursuant to the exemption from registration set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder shall be entitled to the benefits of the Registration Rights Agreement.

Under the Plan, the Backstop Stock and the Unsubscribed Shares to be purchased by the Backstop Parties in accordance with the terms of the Backstop Agreement will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon the exemption set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder subject to registration pursuant to the Registration Rights Agreement.

1.	Section 1145 of the Bankruptcy Code.

Section 1145(c) of the Bankruptcy Code provides that securities issued pursuant to a registration exemption under section 1145(a)(1) of the Bankruptcy Code are deemed to have been issued pursuant to a public offering.  Therefore, the securities issued pursuant to a section 1145 exemption may generally be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the holder is an “underwriter” with respect to such securities, as such term is defined in section 1145(b)(1) of the Bankruptcy Code.  In addition, such securities generally may be resold by the recipients thereof without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the individual states.  However, recipients of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” for purposes of the Securities Act as one who, subject to certain exceptions, (a) purchases a claim with a view to distribution of any security to be received in exchange for such claim, or (b) offers to sell securities offered or sold under the plan for the holders of such securities, or (c) offers to buy securities issued under the plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities, and if such offer is under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan, or (d) is an issuer, as used in section 2(11) of the Securities Act, with respect to such securities.

The term “issuer,” as used in section 2(11) of the Securities Act, includes any person directly or indirectly controlling or controlled by, an issuer of securities, or any person under direct or indirect common control with such issuer.  “Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise.  Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be “in control” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities.   Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns at least ten percent (10%) of the voting securities of a reorganized debtor may be presumed to be a “control person.”

To the extent that persons deemed “underwriters” receive securities under the Plan pursuant to the exemption from registration set forth in section 1145 of the Bankruptcy Code, resales of such securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Holders of such securities may, however, be able, at a future time and under certain conditions described below, to sell such securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

2.	Section 4(2) of the Securities Act/Regulation D.

Section 4(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving any public offering will be exempt from registration under the Securities Act. Regulation D is a non-exclusive safe harbor promulgated by the United States Securities and Exchange Commission under the Securities Act related to, among others, section 4(2) of the Securities Act.

The term “issuer,” as used in section 4(2) of the Securities Act, means, among other things, a person who issues or proposes to issue any security.  Securities issued pursuant to the exemption provided by section 4(2) of the Securities Act or Regulation D promulgated thereunder are considered “restricted securities.”  As a result, resales of such securities may not be exempt from the registration requirements of the Securities Act or other applicable law. Holders of such restricted securities may, however, be able, at a future time and under certain conditions described below, to sell such restricted securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

3.	Resales of New Common Stock/Rule 144 and Rule 144A.

To the extent that persons who  receive 1145 Securities, and persons who receive and exercise Subscription Rights and purchase Rights Offering Stock pursuant to the exemption from registration set forth in section 1145 of the Bankruptcy Code, are deemed to be “underwriters” (collectively, the “Restricted Holders”), resales of such shares by Restricted Holders would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Restricted Holders would, however, be permitted to sell New Common Stock without registration if they are able to comply with the applicable provisions of Rule 144 under the Securities Act, as described further below, or if such securities are registered with the Commission pursuant to the Registration Rights Agreement or otherwise.  Any person who is an “underwriter” but not an “issuer” with respect to an issue of securities (other than a holder of restricted securities) is, in addition, entitled to engage in exempt “ordinary trading transactions” within the meaning of section 1145(b)(1) of the Bankruptcy Code.

To the extent that the exemption from registration set forth in section 1145(a) of the Bankruptcy Code is not available for purchase of Rights Offering Stock pursuant to the exercise of Subscription Rights, persons who receive and exercise Subscription Rights and purchase Rights Offering Stock pursuant to the exemption from registration set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder, and persons who purchase Unsubscribed Shares or receive Backstop Stock pursuant to the Backstop Agreement, will hold “restricted securities.”  Resales of such restricted securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Holders of restricted securities would, however, be permitted to resell New Common Stock without registration if they are able to comply with the applicable provisions of Rule 144 or Rule 144A under the Securities Act, as described further below, or once such securities are registered with the Commission pursuant to the Registration Rights Agreement or otherwise.

Under certain circumstances, Restricted Holders and holders of restricted securities may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144. Generally, Rule 144 provides that if certain conditions are met (e.g., that the availability of current public information with respect to the issuer, volume limitations, and notice and manner of sale requirements), specified persons who resell restricted securities or who resell securities which are not restricted but who are “affiliates” of the issuer of the securities sought to be resold, will not be deemed to be “underwriters” as defined in section 2(11) of the Securities Act.  Rule 144 provides that: (i) a non-affiliate who has not been an affiliate during the preceding three months may resell restricted or other securities after a six-month holding period if at the time of the sale there is current public information regarding the issuer and after a one year holding period if there is not current public information regarding the issuer at the time of the sale; and (ii) an affiliate may sell restricted or other securities after a six-month holding period if at the time of the sale there is current public information regarding the issuer, and also may sell restricted or other securities after a one-year holding period whether or not current public information regarding the issuer at the time of the sale, provided that in each case the affiliate otherwise complies with the volume, manner of sale and notice requirements of Rule 144.

Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain “qualified institutional buyers” of securities that are “restricted securities” within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities, if certain other conditions are met (e.g., the availability of information required by paragraph 4(d) of Rule 144A and certain notice provisions).  Under Rule 144A, a “qualified institutional buyer” is defined to include, among other persons, “dealers” registered as such pursuant to section 15 of the Exchange Act, and entities that purchase securities for their own account or for the account of another qualified institutional buyer and that, in the aggregate, own and invest on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities that, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such pursuant to section 6 of the Exchange Act) or quoted in a United States automated inter-dealer quotation system.

Certificates evidencing 1145 Securities or Rights Offering Stock received by Restricted Holders or by a holder that the Ad Hoc Committee determines is an underwriter within the meaning of section 1145 of the Bankruptcy Code, and certificates evidencing securities issued pursuant to the exemption from registration set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder, will bear a legend substantially in the form below:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

Any holder of a certificate evidencing shares of New Common Stock bearing such legend may present such certificate to the transfer agent for the share of New Common Stock for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such times as (i) such shares are sold pursuant to an effective registration statement under the Securities Act or (ii) in the case of shares issued under the Plan pursuant to the exemption from registration set forth in section 1145 of the Bankruptcy Code, such holder delivers to the Reorganized Debtors an opinion of counsel reasonably satisfactory to the Reorganized Debtors to the effect that such shares are no longer subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code or (iii) such holder delivers to the Reorganized Debtors an opinion of counsel reasonably satisfactory to the Reorganized Debtors to the effect that such shares are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such shares may be sold without registration under the Securities Act, in which event the certificate issued to the transferee will not bear such legend.

In addition, all New Common Stock will bear such legends as are required by state gaming laws and regulations.

WHETHER OR NOT ANY PARTICULAR PERSON WOULD BE DEEMED TO BE AN “UNDERWRITER” OF SECURITIES TO BE ISSUED PURSUANT TO THE PLAN OR AN “AFFILIATE” OF THE REORGANIZED DEBTORS WOULD DEPEND UPON VARIOUS FACTS AND CIRCUMSTANCES APPLICABLE TO THAT PERSON.  ACCORDINGLY, THE AD HOC COMMITTEE, THE DEBTORS AND THE REORGANIZED DEBTORS EXPRESS NO VIEW AS TO WHETHER ANY SUCH PERSON WOULD BE SUCH AN “UNDERWRITER” OR AN “AFFILIATE.”  IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE REORGANIZED DEBTORS, THE AD HOC COMMITTEE, THE DEBTORS AND THE REORGANIZED DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES OF THE REORGANIZED DEBTORS.  ACCORDINGLY, THE AD HOC COMMITTEE AND THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

IV.

Voting Procedures and Requirements

Detailed voting instructions are provided with the ballot accompanying this Disclosure Statement.  For purposes of the Plan, only Classes 3, 4, 5, 6 and 7, which are comprised of the First Lien Lender Secured Claims, Second Lien Note Claims, General Unsecured Claims, DJT Claims and Convenience Claims, respectively, are entitled to vote.  If your claim is not in one of these Classes, you are not entitled to vote on the Plan and you will not receive a ballot with this Disclosure Statement.  If your claim is in one of these Classes, you should read your ballot and follow the listed instructions carefully.  Please use only the ballot that accompanies this Disclosure Statement.

IF YOU HAVE ANY QUESTIONS CONCERNING THE BALLOT, YOU MAY CONTACT THE CLAIMS AND SOLICITATION AGENT

A.	Vote Required for Acceptance by a Class

Under the Bankruptcy Code, acceptance of a Plan by creditors in a class of claims is determined by calculating the number and the amount of claims voting to accept, based on the actual total allowed claims voting.  Acceptance by a class of creditors requires an affirmative vote of more than one-half of the total allowed claims voting and two-thirds in amount of the total allowed claims voting.

B.	Classes Not Entitled to Vote

Under the Bankruptcy Code, creditors are not entitled to vote on, and are deemed to have accepted, the Plan if their contractual rights are left unimpaired by the Plan.  In addition, classes of claims or interests that are not entitled to receive property under the Plan are not entitled to vote on, and deemed not to have accepted the Plan.  Based on this standard, for example, the holders of Other Priority Claims are not being affected by the Plan and thus deemed to have accepted the Plan.  Conversely, holders of Equity Interests in TER, for example, are not entitled to vote on, and are deemed not to have accepted, the Plan because they are not receiving any property under the Plan.

C.	Voting

In order for your vote to be counted, your vote must be actually received by the Claims and Solicitation Agent at the following address before the Voting Deadline of 5:00 p.m., (New York City time), on [   ]:

The Garden City Group, Inc. Trump Entertainment Resorts, Inc. P.O. Box 9000 #6517 Merrick, New York 11566-9000 Phone: (866) 396-9680

If your vote is received by the Claims and Solicitation Agent after the Voting Deadline, the Ad Hoc Committee and the Debtors will decide whether or not your vote will be counted.

If the instructions on your ballot require you to return the ballot to your bank, broker, or other nominee, or to their agent, you must deliver your ballot to them in sufficient time for them to process it and return it to the Claims and Solicitation Agent before the Voting Deadline.  If a ballot is damaged or lost, you may contact the Claims and Solicitation Agent at the number set forth above.  Any ballot that is executed and returned but which does not indicate an acceptance or rejection of the Plan will not be counted.

V.

Valuation of Reorganized Debtors as of December 23, 2009

In conjunction with formulating the Plan, the Ad Hoc Committee determined that it would be necessary to estimate the post-confirmation going concern enterprise value for the Reorganized Debtors.  The Ad Hoc Committee requested that their financial advisor, Houlihan Lokey, advise them with respect to the reorganization value of the Reorganized Debtors on a going concern basis.  The Plan contemplates that the reorganization value of the Reorganized Debtors will be determined by the Bankruptcy Court at the Confirmation Hearing.  Solely for purposes of the Plan, the range of reorganization value of the Reorganized Debtors is estimated to be approximately $424 million to $494 million (with a midpoint value of $459 million) as of December 23, 2009.  Houlihan Lokey’s estimate of a range of enterprise values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

THE ESTIMATED RANGE OF THE REORGANIZATION VALUE, AS OF DECEMBER 23, 2009, REFLECTS WORK PERFORMED BY HOULIHAN LOKEY ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF THE DEBTORS CURRENTLY AVAILABLE TO HOULIHAN LOKEY.  IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT HOULIHAN LOKEY’S CONCLUSIONS, HOULIHAN LOKEY DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE, OR REAFFIRM ITS ESTIMATE.

The projections (“Projections”) were prepared by management of the Debtors.  Houlihan Lokey’s estimate of a range of reorganization values assumes that the Projections will be achieved by the Reorganized Debtors in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow.  If the business performs at levels above or below those set forth in the Projections, such performance may have a material impact on the estimated range of values derived therefrom.

In estimating the range of the reorganization value of the Reorganized Debtors, Houlihan Lokey:

•	Reviewed certain historical financial information of the Debtors for recent years and interim periods;

•	Reviewed certain internal financial and operating data of the Debtors, including the Projections, which were prepared and provided to Houlihan Lokey by the Debtors’ management;

•	Met with certain members of senior management of the Debtors to discuss operations and future prospects;

•	Reviewed publicly available financial data and considered the market value of public companies that Houlihan Lokey deemed generally comparable to the operating business of the Debtors;

•	Considered relevant precedent transactions in the gaming industry;

•	Considered certain economic and industry information relevant to the business of the Debtors; and

•	Conducted such other studies, analysis, inquiries, and investigations as it deemed appropriate.

ALTHOUGH HOULIHAN LOKEY CONDUCTED A REVIEW AND ANALYSIS OF THE DEBTORS’ BUSINESS, OPERATING ASSETS AND LIABILITIES AND THE REORGANIZED DEBTORS’ BUSINESS PLAN, IT ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY THE DEBTORS, AS WELL AS PUBLICLY AVAILABLE INFORMATION.  IN ADDITION, HOULIHAN LOKEY DID NOT INDEPENDENTLY VERIFY THE PROJECTIONS IN CONNECTION WITH SUCH ESTIMATES OF THE REORGANIZATION VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE DEBTORS WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH.

ESTIMATES OF THE REORGANIZATION VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES THAT MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE.

IN THE CASE OF THE REORGANIZED DEBTORS, THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY HOULIHAN LOKEY REPRESENT THE HYPOTHETICAL REORGANIZATION VALUE OF THE REORGANIZED DEBTORS.  SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION.  SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF THE REORGANIZED DEBTOR THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES THAT ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS.  AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF THE REORGANIZED DEBTORS SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN.  SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES AND ACTUAL OUTCOMES AND RESULTS MAY DIFFER MATERIALLY FROM THOSE SET FORTH HEREIN.

A.	Valuation Methodology

Houlihan Lokey performed a variety of analyses and considered a variety of factors in preparing the valuation of the Reorganized Debtors.  Houlihan Lokey primarily relied on three methodologies for estimating enterprise value in valuing the Trump Taj Mahal Casino and the Trump Plaza Casino and related organization: comparable public company analysis, transaction multiple analysis, and discounted cash flow analysis. Houlihan Lokey made judgments as to the significance of each analysis in determining the Debtors’ indicated enterprise value range.  Houlihan Lokey’s valuation must be considered as a whole, and selecting just one methodology or portions of the analyses, without considering the analyses as a whole, could create a misleading or incomplete conclusion as to the Debtor’s enterprise value.

With respect to the Trump Marina, Houlihan Lokey has assumed a value of $24.0 million.  This value has been added to the enterprise value estimates for the Trump Taj Mahal Casino and Trump Plaza Casino.

In preparing its valuation estimate, Houlihan Lokey performed a variety of analyses and considered a variety of factors, some of which are described herein.  The following summary does not purport to be a complete description of the analyses and factors undertaken to support Houlihan Lokey’s conclusions.  The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, as well as the application of those analyses and factors under the particular circumstances.  As a result, the process involved in preparing a valuation is not readily summarized.

B.	Comparable Public Company Analysis

A comparable public company analysis estimates value based on a comparison of the target company’s financial statistics with the financial statistics of public companies that are similar to the target company.  It establishes a benchmark for asset valuation by deriving the value of “comparable” assets, standardized using a common variable such as revenues, earnings, and cash flows.  The analysis includes a financial comparison of each company’s income statement, balance sheet, and cash flow statement.  In addition, each company’s performance, profitability, margins, leverage and business trends are also examined.  Based on these analyses, a number of financial multiples and ratios are calculated to gauge each company’s relative performance and valuation.

A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company.  Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of businesses (in this case, companies involved in the gaming industry), business risks, target market segments, location of markets, growth prospects, market presence, size, and scale of operations.  The selection of truly comparable companies is often difficult and subject to interpretation.  The underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining value.

Houlihan Lokey analyzed the current trading value for the comparable companies as a multiple of the latest twelve months (“LTM”) ended September 30, 2009 and projected fiscal years ending 2009 and 2010 earnings before interest, taxes, depreciation, and amortization (“EBITDA”).  The derived multiples were applied to the Debtor’s EBITDA for the LTM period ended September 30, 2009 and projected fiscal years ending December 31, 2009 and December 31, 2010 to determine the range of enterprise value.

C.	Precedent Transactions Analysis

Precedent transactions analysis estimates value by examining publicly announced merger and acquisition transactions.  An analysis of the disclosed purchase price as a multiple of various operating statistics reveals industry acquisition multiples for companies in the same industry as the Debtors.  These transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to the Debtors.  Houlihan Lokey specifically focused on prices paid as a multiple of EBITDA, as this is typically reflective of the cash flow derived by companies comparable to the Debtors, in determining a range of values for the Debtors.  These multiples are then applied to the Debtors’ EBITDA for the LTM period ended September 30, 2009 and the projected fiscal year ending December 31, 2009 to determine the total enterprise value or value to a potential buyer.

Unlike the comparable public company analysis, the valuation in this methodology includes a “control” premium, representing the purchase of a majority or controlling position in a company’s assets.  Thus, this methodology generally produces higher valuations than the comparable public company analysis.  Other aspects of value that manifest itself in a precedent transaction analysis include the following:

•
Circumstances surrounding a sale transaction may introduce “diffusive quantitative results” into the analysis (e.g., an additional premium may be extracted from a buyer in the case of a competitive bidding contest).

•	The market environment is not identical for transactions occurring at different periods of time.

•
Circumstances pertaining to the financial position of a company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

As with the comparable company analysis, because no acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely on quantitative results.  The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations and prospects of each.  Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition.  The number of recently completed transactions for which public data is available also limits this analysis.

D.	Discounted Cash Flow Approach

The discounted cash flow (“DCF”) valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business.  The DCF methodology is a “forward looking” approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating the average cost of debt and equity for publicly traded companies that are similar to the Debtors’.  The expected future cash flows have two components: the present value of the projected unlevered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the Projections).  Houlihan Lokey’s discounted cash flow valuation is based on the Projections of the Debtors’ operating results.  Houlihan Lokey discounted the projected cash flows using the Debtors’ estimated weighted average cost of capital and calculated a terminal value for the Debtors.  The terminal multiple methodology, which utilizes a projected transaction multiple to capitalize the cash flows in the final period, was considered for determining the terminal value.

This approach relies on the company’s ability to project future cash flows with some degree of accuracy.  Because the Debtors’ Projections reflect significant assumptions made by the Debtors’ management concerning anticipated results, the assumptions and judgments used in the Projections may or may not prove correct and, therefore, no assurance can be provided that projected results are attainable or will be realized.  Houlihan Lokey cannot and does not make any representations or warranties as to the accuracy or completeness of the Projections.

E.	Value Implications of the Trump Marina

The Debtors’ financial advisor, Lazard Frères & Co., LLC (“Lazard”), has considered the theoretical valuation of the Trump Marina, as of July 15, 2009.  The Trump Marina is located in the Marina District of Atlantic City, which is separate from the Boardwalk and is also the location of two of the leading properties in Atlantic City:  Harrah’s Marina and the Borgata.  Since 2006, the business performance of the Trump Marina has deteriorated dramatically, which can be attributed partially to the overall deterioration in the financial performance of all the Atlantic City casinos, partially to increased competition in the Marina District and, most recently, to uncertainty among Marina customers over the potential sale of the Trump Marina to Coastal Marina, LLC and Coastal Development, LLC (collectively, “Coastal”), which sale was announced in May 2008 and was formally terminated on June 1, 2009.

The Trump Marina currently is, and is projected to continue to be, a cash drain on the Debtors.  The value of the Trump Marina is excluded from the Debtors’ other properties in connection with the Valuation Analysis. (The cash drain from the Trump Marina is not part of the Valuation Analysis with respect to the other two properties.)  The Trump Marina has been the subject of an ongoing marketing effort by the Debtors for several years that resulted in the recently terminated sale to Coastal.  The Debtors’ efforts have been wholly unsuccessful in obtaining a bid or other indication of interest for the Trump Marina (other than as described in the following paragraph).

As discussed in greater detail below in Section VII.D.3, on June 9, 2009 and July 16, 2009, Coastal submitted written non-binding indications of interest describing certain terms under which it would acquire the Trump Marina.  Lazard calculated a maximum net present value of $47 million of proceeds at June 30, 2009 (assuming, solely for purposes of valuing the Trump Marina for the purposes hereunder, a 14.5% discount rate) if the Trump Marina could be sold as a going concern at December 31, 2009 for the indicative $58 million purchase price described in the Coastal letter (less an estimated $2 million of customary transaction costs (e.g., legal costs, financial advisor fees, etc.) and approximately $5 million of expected negative operating cash flow to carry the facility to closing).  Negative interim operating cash flow reflects property EBITDA, CRDA obligations, maintenance capital expenditures and allocated corporate expenses.  Lazard applied a 50% probability to reflect the likelihood that such transaction with Coastal could be successfully closed and therefore determined, for purposes of the Valuation Analysis, that the value of the Trump Marina is approximately $24 million.

Houlihan Lokey has not, as of the date hereof, been advised by the Debtors or Lazard of any information that would materially impact this analysis, and, accordingly, has adopted Lazard’s valuation analysis with respect to the Trump Marina.

F.	Subscription Rights Valuation

In addition, Houlihan Lokey, financial advisor to the Ad Hoc Committee, determined the value of the Subscription Rights and, in turn, the Subscription Rights Equivalent Amount by utilizing a Black-Scholes analysis.  After applying several assumptions in connection with such an analysis, Houlihan Lokey has determined that the Subscription Rights in the aggregate have a present market value of approximately $955,000.

G.	Estimated Recovery to Second Lien Note Claims and General Unsecured Claims Under the Plan

($ in '000s)
Total Enterprise Value (1)	$459,000
Other Secured Claims	(6,019)
Less: New Term Loan (2)	(334,000)
Plus: Proposed Cash Equity Infusion	100,000
Less: Maximum Cash Payment to GUCs	(1,206)
Less: Maximum Subscription Rights Equivalent Amount	(735)
Implied Equity Value Upon Emergence	$217,040
% of Equity to Second Lien Notes	5.00%
Second Lien Notes Distribution	$10,852
Second Lien Note Claim Amount	$1,248,969
General Unsecured Claim Amount(3)	154,627
Total Second Lien Notes / GUCs Amounts	$1,403,596
Implied Cash Distribution to General Unsecured Claims ($)	$1,206
Equity Distribution to Second Lien Note ($)	10,852
Value of Subscription Rights	955
Maximum Subscription Rights Equivalent Amount	735
Total Value to Second Lien Notes / GUCs	$13,748

Estimated Recovery to Second Lien Notes / GUCs	0.98%

(1)	Equal to the midpoint of the Houlihan Lokey reorganization value range.
(2)	Calculated based on the estimated collateral value of the first lien debt of $459 million less the $125 million pay down under the Plan.
(3)	Based upon the total filed and scheduled non-duplicative claims plus the First Lien Lenders’ Deficiency Claim of approximately $25 million.

VI.

Financial Information and Projections

Solely for purposes of distributions under the Plan and the Ad Hoc Committee’s valuation, the Ad Hoc Committee incorporates by reference the Debtors’ Projections, which are set forth in this Article VI. below.  The Projections were prepared by management of the Debtors.

A.	Introduction

This section provides summary information concerning the recent financial performance of the Debtors, as well as projections for the remainder of fiscal year 2009, and fiscal years 2010 through 2013.

With respect to 2010 projections, the Debtors have used their recently finalized budget estimate for 2010, which was prepared by management in late 2009.  With respect to projections for 2011 through 2013, the Debtors modified the projections solely to reflect changes resulting from the adoption of the Ad Hoc Committee Plan, including changes to assumed interest expense, depreciation and other items.  Projections for 2011 through 2013 are otherwise consistent with those included in the Disclosure Statement for Debtors’ Joint Plan Under Chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court on August 3, 2009, which were prepared by management in mid-2009.

The Projections (as defined below) assume an Effective Date of March 31, 2010, with allowed claims treated in accordance the Plan.  Expenses incurred as a result of the chapter 11 cases are assumed to be paid on the Effective Date.  If the Debtors do not emerge from chapter 11 as currently scheduled, additional Administrative Expenses will be incurred until such time as a Plan is confirmed and becomes effective.  These Administrative Expenses could significantly impact the Debtors’ cash flows.

Please refer to Section X of this Disclosure Statement for a discussion of some of the factors that could have a material effect on the information provided in this section.

B.	Operating Performance

The Debtors’ consolidated financial statements for the year ended December 31, 2008 are included in the 2008 Form 10-K and for the nine months ended September 30, 2009 are included in TER’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 (the “Third Quarter Form 10-Q”), which are attached hereto as Exhibit D and Exhibit E, respectively.

C.	Projections

The following projected consolidated statements of operations, balance sheets and cash flows (the “Projections”) reflect the projected operations of the Debtors and include those of TER Holdings and its majority-owned subsidiaries.  The following projections present results of operations at Trump Marina as a discontinued operation within the projected statements of operations and the long-lived assets of Trump Marina as assets held for sale on the projected balance sheets.  The projections do not reflect a disposal of Trump Marina in any of the years presented.

It is important to note that the Projections may differ from actual performance.  The competitive environment facing the Debtors is highly dynamic and will likely be affected by a number of factors, including (i) potential competition from new projects due to open in the near future, previously postponed projects that could be revived and potential expanded gaming in neighboring jurisdictions outside New Jersey, (ii) promotional competition within Atlantic City and between Atlantic City and surrounding gaming markets, (iii) the potential for further deterioration of the macroeconomic environment – both in Atlantic City and generally, (iv) the impact of regulatory developments, including for example, the possible implementation of a complete smoking ban in Atlantic City casinos, and (v) potential regulatory changes in neighboring jurisdictions, including for example, the possible introduction of live table games in Pennsylvania, Delaware and/or New York.  All of these factors make it particularly challenging to forecast future operating performance.

The Projections assume that the Plan will be confirmed and consummated in accordance with its terms.  The Projections assume an effective date of the Plan of March 31, 2010, with allowed claims treated in accordance with the Plan.  Expenses incurred as a result of the chapter 11 cases are assumed to be paid upon the effective date of the Plan.  If the Debtors do not emerge from chapter 11 by March 31, 2010, as assumed for purposes of this analysis, additional bankruptcy expenses will be incurred until such time as a Plan is confirmed.  These expenses could significantly impact the Debtors’ results of operations and cash flows.

The Projections make a number of key fundamental assumptions, including, without limitation, the following: (i) they make assumptions with respect to the potential competitive impact of slot facilities either newly-opened or expected to open in Pennsylvania, including Philadelphia; a racetrack with slot machines in New York; and the opening of a competitive facility in Atlantic City; (ii) other than the foregoing, they assume no other new competition or property closures; (iii) they assume implementation of future strategic operating initiatives to enhance profitability during non-peak periods; (iv) they assume a payment to the State of New Jersey during 2010 to settle disputed alternative minimum assessments plus accumulated interest for prior years; and (v) they assume that a total of $18 million of Atlantic City real estate tax credits will be utilized to reduce future cash property tax payments from 2010 to 2013.

The Projections should be read in conjunction with (i) the assumptions, qualifications and footnotes to the Projections set forth herein, (ii) the historical consolidated financial information (including the notes and schedules thereto) and (iii) the unaudited actual results reported in the monthly operating reports of the Debtors.  The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice.

The Debtors do not, as a matter of course, publicly disclose projections as to their future revenues, earnings, or cash flow. Accordingly, neither the Debtors nor the Reorganized Debtors intend to update or otherwise revise the Projections to reflect circumstances existing since their preparation, the occurrence of unanticipated events, or changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be inaccurate.

The Projections were not prepared with a view toward complying with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants.  The Projections are not presented in accordance with generally accepted accounting principals (“GAAP”).  The Projections have not been compiled, or prepared for examination or review, by the Debtors’ independent auditors (who accordingly assume no responsibility for them).

While presented with numerical specificity, the Projections are based upon a variety of assumptions and are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors.  These assumptions were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed, as well as management’s forecast for the Atlantic City gaming industry and anticipated future performance of the Debtors.  Consequently, the inclusion of the Projections herein should not be regarded as a representation by the Debtors (or any other person) that the Projections will be realized, and actual results may vary materially from those presented below.  The industry in which the Debtors compete is highly competitive and the Debtors’ results of operations may be significantly adversely affected by, among other things, changes in the competitive environment, increased state and local regulatory and licensing requirements, and general decline in the economy.  Due to the fact that such Projections are subject to significant uncertainty and are based upon assumptions which may not prove to be accurate, neither the Debtors nor any other person assumes any responsibility for their accuracy or completeness.

The estimates of value included in the Projections are not intended to reflect the values that may be attainable in public or private markets. They also are not intended to be appraisals or reflect the values that may be realized if assets are sold.

TER Holdings is expected to adopt “fresh start” reporting in accordance with GAAP.  Fresh-start reporting requires that the reorganization value of reorganized TER Holdings be allocated to its assets and liabilities consistent with Accounting Standards Codification Topic 805 – “Business Combinations.”  The total enterprise value used in preparing the projected condensed consolidated balance sheets of reorganized TER Holdings was assumed to be $459 million.  Based on this assumed enterprise value of $459 million and a capital contribution of $225 million, the partners’ capital of reorganized TER Holdings was assumed to be $225 million.

A fair market value analysis of the assets and liabilities of reorganized TER Holdings, as required for purposes of fresh-start accounting, has not been completed. The allocation of the reorganization value to individual assets and liabilities is therefore subject to change and could result in material differences to the allocated values estimated in these Projections.

1.	Unaudited Projected Statement of Operations.

Trump Entertainment Resorts Holdings
Projected Condensed Consolidated Statements of Operations
(In Thousands)
(Unaudited)	Year Ending December 31,
	2009P	2010P	2011P	2012P	2013P
Revenues:
Gaming	$645,577	$634,152	$705,816	$659,106	$687,406
Rooms	76,557	80,194	87,982	85,772	89,578
Food and beverage	80,686	81,449	90,941	92,205	95,294
Other	33,358	33,852	34,931	36,573	37,725
	836,178	829,647	919,670	873,656	910,003
Less: promotional allowances	(196,192)	(188,539)	(212,408)	(195,548)	(203,398)
Net revenues	639,986	641,108	707,262	678,108	706,605

Costs and expenses:
Gaming	298,257	292,978	326,087	314,723	324,799
Rooms	16,077	16,841	18,476	18,012	18,811
Food and beverage	37,519	37,874	42,288	42,875	44,312
General and administrative	212,864	214,350	210,852	211,494	210,412
Corporate expenses	18,742	14,947	15,171	15,399	15,630
Reorganization expense (1)	37,659	14,528	-	-	-
	621,118	591,518	612,874	602,503	613,964
Adjusted EBITDA (2)	18,868	49,590	94,388	75,605	92,641

Depreciation and amortization	50,460	28,726	26,328	29,535	31,964
Intangible and other asset impairment charges	351,557	765,923	-	-	-
Cancellation of indebtedness income	-	(1,431,939)	-	-	-
Income from operations	(383,149)	686,880	68,060	46,070	60,677

Interest income	1,253	3,965	2,466	2,143	2,047
Interest expense	(130,509)	(22,963)	(20,449)	(20,242)	(20,035)
Other	484	-	-	-	-
(Loss) income before income taxes and discontinued operations	(511,921)	667,882	50,077	27,971	42,689
Income tax (expense) benefit	2,245	4,333	-	-	-
(Loss) income from continuing operations	(509,676)	672,215	50,077	27,971	42,689

Income (loss) from discontinued operations - Trump Marina:
Adjusted EBITDA (2)	(1,504)	46	(5,589)	(10,458)	(8,470)
Marina deposit	15,196	-	-	-	-
Asset impairment charges	(205,176)	-	-	-	-
Interest (expense) income, net	238	203	-	-	-
Income (loss) from discontinued operations	(191,246)	249	(5,589)	(10,458)	(8,470)
Net (loss) income	$(700,922)	$672,464	$44,488	$17,513	$34,219

(1)	Reorganization expenses during 2009 include the non-cash write-down of $14,432 of deferred financing costs associated with the Senior Notes and Credit Agreement.

(2)
Adjusted EBITDA is income from operations excluding depreciation and amortization, asset impairment charges, cancellation of indebtedness income and income related to the terminated Trump Marina transaction. Adjusted EBITDA is not a GAAP measurement, but is commonly used in the gaming industry as a measure of performance and as a basis for the valuation of gaming companies.  All companies do not calculate Adjusted EBITDA in the same manner; accordingly, Adjusted EBITDA presented herein may not be comparable to Adjusted EBITDA reported by other companies.

2.	Unaudited Projected Balance Sheets.

Trump Entertainment Resorts Holdings, L.P.
Projected Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31,
	2009P	2010P	2011P	2012P	2013P

Current assets:
Cash and cash equivalents	$57,967	$145,828	$141,919	$136,131	$156,494
Accounts receivable, net	36,104	36,104	36,104	36,104	36,104
Accounts receivable, other	5,336	5,336	5,336	5,336	5,336
Property taxes receivable	3,948	3,948	3,948	4,840	-
Inventories	4,837	4,837	4,837	4,837	4,837
Prepaid expenses and other current assets	26,983	26,983	26,983	26,983	26,983
Deferred income taxes	2,867	-	-	-	-
Assets held for sale	25,826	25,826	25,826	25,826	25,826
Total current assets	163,868	248,862	244,953	240,057	255,580

Net property and equipment	1,107,801	358,432	385,086	398,782	396,459

Other assets:
Intangible assets	35,280	-	-	-	-
Property taxes receivable	12,480	9,140	5,629	-	-
Other assets	81,598	88,153	95,580	102,460	109,483
Total other assets	129,358	97,293	101,209	102,460	109,483
Total assets	$1,401,027	$704,587	$731,248	$741,299	$761,522

Current liabilities:
Accounts payable	$31,819	$31,819	$31,819	$31,819	$31,819
Accrued payroll and related expenses	25,018	25,018	25,018	25,018	25,018
Self insurance reserves	17,341	17,341	17,341	17,341	17,341
Other current liabilities	34,740	34,740	34,740	34,740	34,740
Accrued interest payable	159,370	-	-	-	-
Partnership distributions	770	-	-	-	-
Current maturities of long-term debt	1,732,802	3,340	3,340	3,340	3,340
Total current liabilities	2,001,860	112,258	112,258	112,258	112,258

Long-term debt:
Term Loan	-	328,155	324,815	321,475	318,135
Other	7,275	6,915	6,555	6,195	5,835
Total long-term debt	7,275	335,070	331,370	327,670	323,970

Deferred income taxes	15,068	-	-	-	-
Other long-term liabilities	32,460	2,460	2,460	2,460	2,460

Partners' capital	(655,636)	254,799	285,160	298,911	322,834
Total liabilities and partners' capital	$1,401,027	$704,587	$731,248	$741,299	$761,522

3.	Unaudited Projected Cash Flow Statements.

Trump Entertainment Resorts Holdings, L.P.
Projected Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)	Year Ending December 31,
	2009P	2010P	2011P	2012P	2013P

CASH FROM OPERATING ACTIVITIES:
Net (loss) income	$(700,922)	$672,464	$44,488	$17,513	$34,219
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	50,460	28,726	26,328	29,535	31,964
Intangible and other asset impairment charges	556,733	765,923	-	-	-
Deferred income taxes	(2,245)	-	-	-	-
Cancellation of indebtedness income	-	(1,431,939)	-	-	-
Amortization of deferred financing costs	470	-	-	-	-
Stock-based compensation expense	986	-	-	-	-
Accretion of interest income related to property tax settlement	(695)	(660)	(489)	(263)	(21)
Valuation allowance-CRDA investments	683	3,311	3,713	3,440	3,581
Provisions for losses on receivables	14,320	10,926	9,261	8,624	8,989
Income related to termination of Marina Agreement	(15,196)	-	-	-	-
Non-cash reorganization expense	14,432	-	-	-	-
Other	-	-	-	-	-
Changes in operating assets and liabilities:
Accounts receivable	(12,020)	(10,926)	(9,261)	(8,624)	(8,989)
Property tax receivable	4,000	4,000	4,000	5,000	5,000
Inventories	1,101	-	-	-	-
Other current assets	(6,120)	-	-	-	-
Other assets	(239)	-	-	-	-
Accounts payable	1,545	-	-	-	-
Accrued expenses	(4,292)	-	-	-	-
Accrued interest payable	87,920	-	-	-	-
Other current liabilities	15,656	-	-	-	-
Other long-term liabilities	(3,032)	(30,000)	-	-	-
Net cash flow provided by (used in) operating activities	3,545	11,825	78,040	55,225	74,743

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(26,832)	(10,000)	(52,982)	(43,232)	(29,641)
Purchase of CRDA investments	(10,595)	(9,866)	(11,140)	(10,320)	(10,743)
Proceeds form CRDA investments	8,178	-	-	-	-
Decrease in restricted cash	2,807	-	-	-	-
Net cash provided by (used in) investing activities	(26,442)	(19,866)	(64,122)	(53,552)	(40,384)

CASH FLOW FROM FINANCING ACTIVITIES:
Repayment of term loans	(4,924)	(128,738)	(3,340)	(3,340)	(3,340)
Decrease in other debt	(395)	(360)	(360)	(360)	(360)
Partner contributions	-	225,000	-	-	-
Partner distributions	-	-	(14,127)	(3,761)	(10,296)
Net cash provided by (used in) financing activities	(5,319)	95,902	(17,827)	(7,461)	(13,996)

Net (decrease) increase in cash and equivalents	(28,216)	87,861	(3,909)	(5,788)	20,363
Cash and equivalents at beginning of period	86,183	57,967	145,828	141,919	136,131
Cash and equivalents at end of period	$57,967	$145,828	$141,919	$136,131	$156,494

4.	Notes to Statement of Operations.

(i)            Approach.

The Projections consolidate the projected financial performance of TER Holdings using an approach established by the Debtors’ management to forecast operating results. The statements of operations are based on assumptions with respect to overall Atlantic City market conditions as well as property-specific factors; including size of property, competitiveness of the physical plant, future projected capital expenditures, market position and each property’s location within Atlantic City.

The Projections were prepared by the Debtors’ management and consider the revenues and operating expenses of each individual property and forecasted capital expenditures. Each property’s financial projections were then aggregated with unallocated corporate expenses to develop the consolidated Projections.

(ii)           Revenues.

Gross revenues are revenues derived from casino, hotel, food and beverage, and other operations. Net revenues represent total gross revenues less promotional allowances, which include the retail value of accommodations, food and beverage and other services provided to casino patrons without charge (“complimentaries”) and other awards, such as cash coupons, rebates, cash complimentaries and refunds.  The majority of the Debtors’ net revenues result from gaming revenues.  The Debtors’ management projected its gaming revenues by forecasting overall Atlantic City gaming revenues based upon macroeconomic and Atlantic City market-specific conditions and the market share of the Debtors’ casino properties.  The potential competitive impact of new properties in surrounding jurisdictions is also considered in the Projections.

(iii)           Costs and Expenses.

Gaming, rooms and food and beverage expenses represent the direct costs associated with, among other things, operating casinos, hotel rooms and suites, food and beverage outlets, and other operations. These direct operating costs primarily relate to payroll, and in the case of food and beverage operations, the cost of goods sold.

General and administrative expenses typically consist of utility costs, marketing and advertising, repairs and maintenance, insurance, property taxes and other general and administrative costs.

Corporate expenses consist of executive compensation, professional fees and other general and administrative costs.  Corporate expenses during 2010 through 2013 assume reorganized TER Holdings remains a publicly-held entity.

Reorganization expense reflects an estimate of costs and expenses expected to be incurred in connection with the chapter 11 cases and assume that the Plan will be effective as of March 31, 2010.  Reorganization expenses during 2009 include the non-cash write-down of $14,432 of deferred financing costs associated with the Second Lien Notes and First Lien Credit Agreement.  If the Debtors do not emerge from chapter 11 by March 31, 2010, as assumed for purposes of the Projections, additional bankruptcy expenses will be incurred until such time as a Plan is confirmed.  These expenses could significantly impact the Debtors’ results of operations and cash flows.

(iv)           Interest Expense.

Interest expense reflects the terms of the pre-petition First Lien Credit Agreement, which the Debtors have assumed would be effective upon emergence from chapter 11.  The Projections assume a principal balance of the New Term Loans of $334 million as of the Effective Date.  Interest expense was calculated using a LIBOR floor of 3.0% and an applicable margin of 3.2%.

The Debtors and the Ad Hoc Committee believe that all or a portion of certain payments made to or for the benefit of the First Lien Lenders under the Final Cash Collateral Order may be subject to recharacterization as payments on principal.  The First Lien Lenders dispute that such a right of recharacterization exists.  In the event that all or a portion of any such payments are recharacterized, then the principal balance of the New Term Loan will be reduced, thereby resulting in lower interest expense.

(v)           Income Taxes.

The accompanying Projections do not include a provision for federal income taxes since reorganized TER Holdings is taxed as a partnership for federal income tax purposes.  Therefore, reorganized TER Holdings’ income and losses are allocated and reported for federal income tax purposes by reorganized TER Holdings’ partners.

5.	Notes to Balance Sheets and Cash Flow Statements.

The balance sheets reflect certain adjustments as a result of consummation of the Plan.  Certain liabilities will be extinguished, while others will be adjusted in accordance with the Plan.

The Debtors have made adjustments to certain assets and liabilities to reflect the assumed equity value as of the Effective Date based on the assumed enterprise value.  The effect of fresh start accounting, when implemented, may result in further adjustments to assets and liabilities to reflect the appropriate equity value.  The preliminary fresh start accounting and reorganization adjustments have been prepared for illustrative purposes only.  Actual adjustments could be materially different from those presented herein.

The Projections reflect the utilization of Atlantic City real estate tax credits to reduce future cash property tax payments as follows: 2009 - $4,000; 2010 - $4,000; 2011 - $4,000; 2012 - $5,000; and 2013 - $5,000.

The Projections include future deposits required to be made to the Casino Reinvestment Development Authority pursuant to the Casino Control Act and the related valuation allowance necessary to record the deposits at their estimated fair value.

The Projections assume a payment to the State of New Jersey during 2010 to settle disputed alternative minimum assessments plus accumulated interest for prior years.

The Projections reflect quarterly term loan repayments of 0.25% of the principal amount of all outstanding term loans on the Effective Date.

The Projections reflect the payment of estimated tax distributions which may be required to be made to the partners of Reorganized TER Holdings pursuant to its partnership agreement.  The Debtors continue to assess the tax implications of the Plan.

With respect to the Trump Taj Mahal Casino Resort (the “Trump Taj Mahal Resort”), projected capital expenditures include project-related capital expenditures that management believes are required to maintain market share in Atlantic City given the relative amenities and condition of other top-performing properties, as well as to remain competitive with surrounding regional competitors.  These projects include minor casino floor renovations, technological enhancements on the casino floor, various restaurant-related renovations and improvements as well as a renovation of the spa and pool area.  In addition, projected maintenance capital expenditures at the Trump Taj Mahal Resort include renovation of certain hotel rooms and hallways in the original Taj Tower as well as replacement of slot equipment and signage.

With respect to the Trump Plaza Hotel and Casino (“Trump Plaza Casino”) and Trump Marina properties, projected capital expenditures are maintenance-related and relate to replacing/converting slot inventory and other gaming equipment beginning in 2011.

Projected capital expenditures also include certain shared services expenditures to enhance and maintain the Debtors’ information technology infrastructure.

VII.

General Information

A.	Description of Debtors

1.	Corporate Structure and Business.

TER is a publicly-held company and general partner of TER Holdings, which owns the operating casino entities.  The predecessor entity to TER was Trump Hotels & Casino Resorts, Inc. (“THCR”).  THCR was incorporated in Delaware in March 1995 and became a public company in June 1995.  Like TER, THCR and its affiliates and subsidiaries owned and operated three casino hotel properties in Atlantic City, New Jersey: Trump Taj Mahal Resort, Trump Plaza Casino, and Trump Marina.  In addition, THCR and its affiliates and subsidiaries owned and operated casino properties in California and Indiana.

TER’s common stock began trading on the Nasdaq Stock Market under the ticker symbol “TRMP” in September 20, 2005.  On February 17, 2009, TER received a notification from the Nasdaq Stock Market indicating that it had determined, in accordance with Nasdaq Marketplace Rules, that TER’s common stock would be delisted from the Nasdaq Stock Market in light of the filing of the Reorganization Cases, concerns about the residual equity interest of the existing listed security holders and concerns about TER’s ability to sustain compliance with all of Nasdaq’s listing requirements.  Trading in TER common stock was suspended on February 26, 2009.  On March 12, 2009, Nasdaq announced that it would file a Form 25 with the SEC to complete the delisting.  The delisting was effective on March 22, 2009.

As of August 3, 2009, the outstanding equity of TER consisted of (i) 31,715,876 shares of common stock (with approximately 2,864 holders of record of TER common stock) and (ii) 900 shares of TER’s class B common stock.  The issued and outstanding shares of class B common stock are held by Mr. Trump and have the voting equivalency of 1,407 shares of TER common stock.  TER’s principal assets consist of its general and indirect limited partnership interests in TER Holdings, which holds, through its subsidiaries, substantially all of the assets of the Debtors’ businesses.  TER Holdings is currently owned by TER as General Partner (with an aggregate percentage interest of approximately 99.98814%), TER’s wholly owned subsidiary TCI 2, a Limited Partner (with an aggregate percentage interest of approximately 0.00461%), and ACE Entertainment Holdings, Inc., also a Limited Partner and an affiliate of Mr. Trump (with an aggregate percentage interest of approximately 0.00725%).  TER Holdings also owns 100% of several other limited liability company debtors.

As the sole general partner of TER Holdings, TER generally has the exclusive rights, responsibilities and discretion as to the management and control of TER Holdings and its subsidiaries.

The Atlantic City market primarily serves the New York-Philadelphia-Baltimore-Washington D.C. corridor with nearly 30 million adults living within a three-hour driving radius.  The Atlantic City market is the second largest gaming market in the United States, after Las Vegas.  In 2007, the casinos in the Atlantic City market generated $4.9 billion in casino revenue.  The Debtors’ three casinos combined comprise approximately 21% of the gaming positions and  21% of the hotel rooms in the Atlantic City market and generate approximately 21% of the market gaming revenue.

On April 15, 2007, an ordinance in Atlantic City became effective which extended smoking restrictions under the New Jersey Smoke-Free Air Act.  The Atlantic City ordinance mandated that casinos restrict smoking to designated areas of up to 25% of the casino floor.  During April 2008, Atlantic City’s City Council unanimously approved an amendment to the Atlantic City ordinance which bans smoking entirely on all casino gaming floors and casino simulcasting areas, but allows smoking in separately exhausted, non-gaming smoking lounges. The amendment to the ordinance became effective on October 15, 2008, however, on October 27, 2008, Atlantic City’s City Council voted to postpone the full smoking ban for at least one year due to, among other things, the weakened economy and increased competition in adjoining states. The postponement of the full smoking ban went into effect on November 16, 2008.

For more information about TER and its business, reference is made to TER’s 2008 Form 10-K and Third Quarter Form 10-Q, attached hereto as Exhibit C and Exhibit D, respectively.  Additional information regarding revenues and year-over-year financial performance can be found at the NJCCC website: www.state.nj.us/casinos/.

2.	History and Prior Bankruptcy Proceedings.

On November 21, 2004, THCR, together with 28 affiliates and subsidiaries (collectively, the “2004 Debtors”), filed voluntary chapter 11 petitions in the United States Bankruptcy Court for the District of New Jersey (Case No. 04-46898 (JHW)) (Jointly Administered) (the “2004 Chapter 11 Cases”), as part of a conceptually agreed upon plan.

On April 5, 2005, the United States Bankruptcy Court for the District of New Jersey entered an order confirming the Debtors’ Second Amended Joint Plan of Reorganization (the “Prior Plan”), which became effective on May 20, 2005 (the “Prior Effective Date”).  Upon the Prior Effective Date, all material conditions to the Prior Plan were satisfied and the 2004 Debtors emerged from chapter 11 as the Debtors.  Pursuant to the Prior Plan, the 2004 Debtors were recapitalized and renamed, certain subsidiaries were merged and/or dissolved, indebtedness was consolidated and debt service was substantially reduced.

The Debtors’ current capital structure arises from the Prior Plan.  The Debtors implemented a 1,000 for 1 reverse stock split of THCR’s common stock such that each 1,000 shares of THCR common stock immediately prior to the reverse stock split were consolidated into one share of common stock of the reorganized debtor, TER, resulting in the distribution of approximately 19,944 shares of TER common stock (approximately 0.05% on a fully diluted basis for holders other than Mr. Trump), in aggregate, to holders of THCR common stock. Holders of THCR common stock received approximately $0.88 for each share of THCR common stock owned by each holder, an aggregate of $17.5 million, and also obtained a pro rata share of the net proceeds from the sale of the former World’s Fair site in Atlantic City, a total of $25.2 million.  All options to acquire THCR common stock were cancelled, and holders (other than Mr. Trump) of THCR common stock also received Class A Warrants to purchase up to approximately 2,207,260 shares of TER common stock (approximately 5.34% on a fully diluted basis).  The Class A Warrants were either exercised by or converted to shares under the Prior Plan on May 22, 2006.

On the Prior Effective Date, TER Holdings and Trump Entertainment Resorts Funding, Inc. (“TER Funding”) issued $1.25 billion aggregate principal amount of the Second Lien Notes in connection with the Prior Plan.  In addition, the Debtors implemented a debt restructuring whereby pro rata distributions of Cash, Second Lien Notes, or TER common stock were made to: (i) holders of $1.3 billion aggregate principal amount of 11.25% First Mortgage Notes of Trump Atlantic City Associates, Trump Atlantic City Funding, Inc., Trump Atlantic City Funding, II, Inc. and Trump Atlantic City Funding, III, Inc.; (ii) holders of approximately $435 million aggregate principal amount of 11.625% First Priority Mortgage Notes due 2010 of Trump Casino Holdings, LLC and Trump Casino Funding, Inc.; and (iii) holders of $54.6 million aggregate principal amount of 17.625% of Second Priority Notes due 2010 of Trump Casino Holdings, LLC.

Payment of up to $250 million in principal amount of the Second Lien Notes was personally guaranteed by Mr. Trump pursuant to the Personal Trump Guaranty.  The Personal Trump Guaranty contains a number of conditions to Mr. Trump’s personal liability thereunder.  The Debtors do not appear to be a party to the Personal Trump Guaranty and the Ad Hoc Committee has been informed that the Debtors take no position with respect to the Personal Trump Guaranty.  Mr. Trump has denied any liability under the Personal Trump Guaranty under the facts and circumstances of these cases.

The Debtors also entered into a $500 million secured credit facility on the Prior Effective Date with a syndicate of bank lenders (the “2005 Credit Facility”).  The proceeds from the 2005 Credit Facility were used to repay up to $100 million in debtor in possession financing that the 2004 Debtors had obtained on November 22, 2004 during the 2004 Chapter 11 Cases. The 2005 Credit Facility was secured by substantially all of the assets of the Debtors, and senior in priority to the Second Lien Notes.

On December 21, 2007, the Debtors entered into a $493.3 million secured credit facility, which was amended in March 2008, May 2008, and October 2008 (the “2007 Credit Facility”), the proceeds of which were used to repay all amounts outstanding under the 2005 Credit Facility and $6.6 million of associated transaction costs.

B.	Prepetition Capital Structure of the Debtors

As of the Commencement Date, the capital structure of the Debtors consisted primarily of equity and secured notes.  As of August 3, 2009, the outstanding equity of TER consisted of (i) 31,715,876 publicly traded shares of common stock (with approximately 2,864 holders of record of TER common stock).  Nine hundred (900) shares of TER’s class B common stock are owned by Mr. Trump and represent the right to vote 1,407 shares of TER common stock.

In addition, TER and TER Holdings have consolidated long-term debt under the 2007 Credit Facility of approximately $493,250,000.  As of September 30, 2009, the total amount outstanding under the 2007 Credit Facility was $485,063,000.  The 2007 Credit Facility matures on December 21, 2012 and must be repaid during the final year of the loans in equal quarterly amounts, subject to amortization of approximately 1.0% per year prior to the final year. Borrowings under the 2007 Credit Facility are secured by a first priority security interest in and lien on substantially all of the assets of TER Holdings and its operating subsidiaries, and the guaranty of TER.

In addition, TER Holdings and TER Funding have consolidated long term debt under the Second Lien Notes of approximately $1,250,000,000 in principal amount due June 1, 2015.  The Second Lien Notes were used to pay distributions under the Prior Plan.  The Second Lien Notes bear interest at 8.5% per annum.  The obligations under the Second Lien Notes are secured by second mortgages on the Debtors’ real property, certain intellectual property rights, and certain personal property, subject to the terms of an intercreditor agreement (the “Intercreditor Agreement”) with the First Lien Lenders and certain other permitted prior liens.  Icahn has asserted that the members of the Ad Hoc Committee may be in breach of the Intercreditor Agreement by filing and prosecuting the Plan, by objecting to the Icahn/Beal Plan, and by taking certain other actions in connection with the Reorganization Cases.  The Ad Hoc Committee and the Debtors believe that these allegations are without merit and intend to vigorously dispute any action that may be taken by Icahn in connection with the Intercreditor Agreement.

As of June 30, 2009, the Debtors’ books and records reflected accounts payable due and owing in the approximate amount of $12,104,000, plus an additional $69,000 in costs for construction in progress, an additional estimated $19,295,000 for other vendors (such as utilities) who have not provided invoices to the Debtors for services and products already provided.  The total trade debt as of the Commencement Date was approximately $31,468,000.  In addition, the Debtors are obligated for approximately $6,019,000 for leases and other ordinary course financing arrangements.  Substantially all of the trade debt has been previously paid as critical vendors pursuant to those orders of the Bankruptcy Court dated February 20, 2009 (Docket No. 58) and June 16, 2009 (Docket No. 399).

C.	Donald J. Trump’s Abandonment of Limited Partnership Interests in TER Holdings

As disclosed in the Debtors’ Form 10-K, by letter dated February 13, 2009, Donald J. Trump notified TER that he had abandoned any and all of his 23.5% direct limited partnership interest in TER Holdings and relinquished any and all rights under the Fourth Amended and Restated Agreement of Limited Partnership of TER Holdings (the “Partnership Agreement”) or otherwise with respect to TER Holdings and Mr. Trump’s limited partnership interest.  Pursuant to a letter dated March 12, 2009, TER indicated that it did not consent to a withdrawal by Mr. Trump from TER Holdings.  In addition, the Debtors have examined the impact of the abandonment of Mr. Trump’s limited partnership interest in TER Holdings upon the Debtors’ estates and have determined that such abandonment, if effective, would have no material adverse effect on the Debtors, financial or otherwise.

D.	Events Leading to the Commencement of the Chapter 11 Cases

The Debtors’ operating results during 2008 and 2009 have been affected by various factors, including most significantly the competition in nearby or adjoining states and general and significant weakening of the economy.  The current economic downturn has had a negative impact on the economy as a whole and the health of the gaming industry in particular.  Other factors affecting performance included smoking restrictions under local legislation.

In addition, the gaming industry is highly regulated and the Debtors must maintain their casino licenses and pay gaming taxes in order to continue their gaming operations. For more information about the regulation of the gaming industry, reference is made to the 2008 Form 10-K attached hereto as Exhibit C.

TER Holdings and TER Funding did not make the interest payment due December 1, 2008 on the Second Lien Notes.  After the Debtors failed to make their interest payment on the Second Lien Notes and entered into the grace period with respect thereto, the Ad Hoc Committee formed to negotiate a restructuring of the Debtors’ liabilities and equity interests.  The discussions included certain members of the Ad Hoc Committee, the advisors to the Ad Hoc Committee, and Mr. Trump and his representatives.

On December 31, 2008, the members of the Ad Hoc Committee and the Debtors entered into a forbearance agreement with the Debtors to facilitate these discussions.  The Debtors simultaneously entered into a forbearance agreement with their senior lenders and Mr. Trump pursuant to which the respective parties agreed to forbear from exercising certain rights during the term of the forbearance agreement.  As the discussions regarding a restructuring continued, these forbearance agreements were extended a number of times, with the term of the latest extension expiring at 9:00 a.m. on February 17, 2009.

For more information regarding negotiations between the Ad Hoc Committee and the Debtors, see various pleadings filed by the Ad Hoc Committee with the Bankruptcy Court in connection with these Reorganization Cases.  Pleadings can be accessed on at www.terrecap.com.

Starting in December 2008 and continuing through the weekend prior to the Debtors’ bankruptcy filing, the Ad Hoc Committee attempted to find a consensus with the Debtors and Mr. Trump.  In early January 2009, the Debtors presented a restructuring proposal to the Ad Hoc Committee providing for the exchange of the Second Lien Notes for virtually all of the Debtors’ equity.  Such efforts were unsuccessful.

Pursuant to written letters of resignation dated February 13, 2009, Donald Trump and Ivanka M. Trump resigned as members of the board of directors of TER.

After the commencement of their Reorganization Cases, the Debtors publicly announced that they did not intend to formulate their own plan of reorganization and instead solicited restructuring proposals from the Ad Hoc Committee, on the one hand, and Mr. Trump and Beal Bank on the other.

The Debtors’ initial exclusive period to file a plan of reorganization was set to expire on June 17, 2009, prompting the Debtors to seek a 90-day extension (the “Exclusivity Extension Motion”).  On June 16, 2009, the Bankruptcy Court entered an order extending the Debtors’ Exclusive Periods to file and solicit a plan of reorganization until August 3, 2009, and October 1, 2009, respectively.

1.	Termination of Exclusivity.

On August 3, 2009 the Debtors filed the Debtors’ Prior Plan and the Debtors’ Prior Disclosure Statement (which was subsequently amended on September 29, 2009, October 5, 2009, and November 4, 2009).  On August 11, 2009 the Ad Hoc Committee filed a motion to terminate the Debtors’ exclusivity.  By an order of the Bankruptcy Court dated August 31, 2009, the Debtors’ exclusive right to file and solicit a plan of reorganization was terminated, and the Ad Hoc Committee was authorized to file a plan of reorganization and disclosure statement.  Accordingly, on August 31, 2009, the Ad Hoc Committee filed their initial plan of reorganization [D.I. 616] and related disclosure statement [D.I. 617].  The Ad Hoc Committee plan and disclosure statements were subsequently amended on September 23, 2009 [D.I. 722, 723], October 6, 2009 [D.I. 774, 775], October 9, 2009 [D.I. 791, 792] and November 5, 2009 [D.I. 871, 872].  On November 24, 2009, the Ad Hoc Committee filed the Plan and this Disclosure Statement.

2.	Examiner.

On August 11, 2009, the Ad Hoc Committee filed a Motion to Appoint an Examiner Pursuant to Section 1104(c) of the Bankruptcy Code [D.I. 531] and granted the motion on August 27, 2009.  On September 15, 2009 the Bankruptcy Court entered an order (the “Examiner Order”) [D.I. 679] approving the motion and directing the Examiner to “(a) investigate the negotiating process on the selection of the Beal/Trump plan, the considerations of the Debtors in terms of the desirability of that plan over the Ad Hoc Committee’s plan, how that process went forward and the role of Mr. Trump in that context; and (b) otherwise perform, to the extent further directed by the Court upon notice and a hearing, such other duties as set forth in 11 U.S.C. § 1106(a)(3) and 11 U.S.C. § 1106(a)(4) of the Bankruptcy Code.”  On September 21, 2009, Michael St. Patrick Baxter, Esq. was appointed as the Examiner [D.I. 707].  On October 5, 2009, the Examiner filed a motion seeking entry of an order approving a work plan [D.I. 767].  On November 5, 2009, the Bankruptcy Court entered an order approving the Examiner’s work plan [D.I. 873].  Pursuant to the DJT Settlement Agreement, the Ad Hoc Committee has agreed to petition the Bankruptcy Court to suspend the Examiner’s investigation.

3.	Marina Sale/Florida Litigation.

On or about December 30, 2004, TER Development Company, LLC (“TER Development”) filed a complaint against Richard T. Fields, Coastal Development, LLC, Power Plant Entertainment, LLC, Native American Development, LLC, Joseph S. Weinberg and The Cordish Company in the Circuit Court of the 17th Judicial District for Broward County, Florida (the “Florida Litigation”), in which TER Development alleged that Power Plant Entertainment, LLC improperly obtained certain agreements with the Seminole Tribe of Florida for the development of gaming facilities in Hollywood and Tampa, Florida.  TER Development has asserted claims for fraud, breach of fiduciary duty, conspiracy, violation of the Florida Deceptive and Unfair Trade Practices Act and interference with prospective business relationship as a result of the defendant’s actions.  On April 17, 2008, the trial court ruled on the defendants’ numerous motions for summary judgment.  The trial court granted the defendants’ motion for summary judgment as to TER Development’s claims for breach of fiduciary duty, aiding and abetting a breach of fiduciary duty, interference with prospective business relationship and the claims under the Florida Deceptive and Unfair Trade Practices as to the defendants.  The court denied the defendants’ motions only as to TER Development’s claims against all defendants for fraud and conspiracy.

The Florida Litigation was placed on hold on or about May 28, 2008.  Specifically, on or about May 28, 2008, Trump Marina Associates, LLC (“Seller”) entered into an Asset Purchase Agreement (the “Marina Agreement”) to sell Trump Marina to Coastal Marina, LLC (“Buyer”), an affiliate of Coastal. Pursuant to the Marina Agreement, (1) Buyer was to acquire substantially all of the assets of, and assume certain liabilities related to, the business conducted at the Trump Marina and (2) the Florida Litigation was to be settled.  The Marina Agreement, among other things, originally provided for a purchase price of $316 million, subject to a working capital adjustment and EBITDA-based adjustment.  Upon entering into the Marina Agreement, Buyer placed into escrow a $15 million deposit toward the purchase price (the “Original Marina Deposit”).

On October 28, 2008, the parties entered into an amendment to the Marina Agreement (the “Amended APA”) to modify certain terms and conditions of the Marina Agreement. Pursuant to the Amended APA the parties waived the October 28, 2008 deadline for Buyer to provide commitment letters to Seller for the financing of the acquisition of the Property. In addition, the parties agreed to amend certain provisions of the Marina Agreement, including, but not limited to the following: (1) the aggregate purchase price payable for the Trump Marina was decreased from $316 million to $270 million; (2) any potential reduction to the purchase price based on the EBITDA of the business conducted at the Property was eliminated; and (3) the Original Marina Deposit held in escrow, together with any interest earned thereon, was released to Seller immediately and an additional $2 million deposit was placed in escrow (the “Additional Marina Deposit”), for a total deposit towards the purchase price of $17 million.

The closing of the Amended APA was subject to the satisfaction of certain conditions, including receipt of approvals from New Jersey governmental authorities and the Bankruptcy Court.  In January 2009, the Debtors forecasted that the Trump Marina would generate only $2.4 million in EBITDA for 2009.  Consequently, the $270 million purchase price under the Amended APA was widely acknowledged as far in excess of the property’s actual worth and the likelihood that the transaction would close was believed to be low.  On June 1, 2009, the Debtors delivered notice to Coastal that the Amended APA was purportedly terminated by the Debtors, without accepting an amended offer from Coastal.

Following the termination of the Amended APA, Coastal submitted written non-binding indications of interest on June 9, 2009 and July 16, 2009 describing certain terms under which it would agree to acquire the Trump Marina.  The Debtors rejected the new Coastal proposals on several grounds, including, purportedly, that Coastal was not likely to close the transaction.  In response, Coastal indicated to the Debtors that it would be prepared to escrow the full amount of the purchase price immediately upon execution of definitive documentation.

On July 28, 2009, Coastal commenced an adversary proceeding against the Debtors and their CEO and General Counsel, Messrs. Mark Juliano and Robert Pickus, respectively, alleging that the defendants breached the Marina Agreement and that the plaintiffs were fraudulently induced into signing the agreement, seeking the return of the Original Marina Deposit and the Additional Marina Deposit and other alleged damages and relief.

In connection with the Plan, the Ad Hoc Committee has obtained a renewed proposal for the purchase of the Trump Marina from the Coastal Parties, which the Debtors support.  The terms of this proposal are reflected in a letter of intent, attached as an exhibit to the Plan.  This proposal contemplates that the Debtors and the Coastal Parties will enter into the Marina Sale Agreement, in connection with the Plan, pursuant to which the Coastal Parties will purchase the Trump Marina for a purchase price of $75 million, less the $17 million in deposits previously made to the Debtors in connection with the Marina Agreement and the Amended APA.  The net proceeds from the sale of the Trump Marina, if any, will be used to pay down the secured portion of the First Lien Lender Claims.  The consummation of the sale would also result in the withdrawal of the Florida Litigation and the Coastal Adversary Proceeding subject to higher and better offers (including a credit bid from the First Lien Lenders).

4.	DJT Settlement Agreement.

On November 16, 2009, Donald J. Trump terminated the Purchase Agreement, and, together with the other DJT Parties and the members of the Ad Hoc Committee, entered into the DJT Settlement Agreement, pursuant to which the DJT Parties withdrew their support for the Debtors’ Prior Plan and committed to support the Ad Hoc Committee’s Plan.  Subject to the satisfaction by the DJT Parties of their obligations under the DJT Settlement Agreement, in compromise and settlement of all disputes pending between the DJT Parties, the Ad Hoc Committee and the Debtors’ estates, and in exchange for (i) Donald J. Trump and Ivanka Trump entering into the Amended and Restated Trademark License Agreement that grants to the Reorganized Debtors, subject to the terms and conditions thereof, a license (and a sublicense to the Reorganized Debtors’ subsidiaries that operate the three casinos) to use the Trump IP for use in their operations (which use, the DJT Parties otherwise would have opposed), (ii) Donald J. Trump entering into the Amended and Restated Services Agreement, in which he agrees, subject to the terms and conditions thereof, to provide certain services to the Reorganized Debtors, (iii) Donald J. Trump and Ivanka Trump agreeing not to compete with the Reorganized Debtors (as provided in and subject to the terms of the Amended and Restated Trademark License Agreement and the Amended and Restated Services Agreement),  (iv) the benefit and cost savings to the Debtors’ estates resulting from the suspension of litigation between the DJT Parties and the Ad Hoc Committee, (v) the waiver by the DJT Parties of any right to receive any additional consideration or indemnification from the Reorganized Debtors on account of any of their existing indemnification agreements with the Debtors (except as provided in Section 8.5 of the Plan), and (vi) the waiver of any and all Claims (whether administrative expense Claims, priority Claims, secured Claims or unsecured Claims) or Causes of Action against, or Equity Interests in, any and all of the Debtors held by each of the DJT Parties, and in full and final satisfaction and discharge of all such Claims, Causes of Action or Equity Interests, the DJT Parties shall be entitled to receive on the Effective Date the treatment set forth in Section 4.6 of the Plan as well as releases set forth in the Plan in accordance with the DJT Settlement Agreement.

Certain terms of the DJT Settlement Agreement are outlined below2:

__________________
2 Although one of the DJT Parties under the DJT Settlement Agreement, Ace Entertainment Holdings Inc. (“Ace”) shall receive no distribution under the Plan.  Ace holds no Claims against the Debtors (although if it held such Claims they would be and hereby are waived) and the Equity Interests in the Debtors held by Ace shall be discharged and extinguished in accordance with the Plan.

Parties:	The members of the Ad Hoc Committee and the DJT Parties.
Treatment for the DJT Parties:	Subject to compliance by the DJT Parties with the terms of the DJT Settlement Agreement, and for the consideration described therein, the Ad Hoc Committee agreed to amend its Plan to provide for the following treatment to the DJT Parties, in full satisfaction and final discharge of all DJT Claims against and Equity Interests in any and all of the Debtors held by the DJT Parties:
	•	Issuance of the DJT Stock;
	•	Issuance of the DJT Warrants;
•
Releases of Donald J. Trump from all personal liabilities or obligations (which Mr. Trump in all respects disputes) to the Indenture Trustee or the members of the Ad Hoc Committee arising under or in connection with the Personal Trump Guaranty, together with amendments to the Plan confirming that the extinguishment of the Second Lien Notes under the Plan shall also operate as an extinguishment of the Personal Trump Guaranty;

	•	Mutual releases by and among the DJT Parties and the Released Parties and releases of all by the Debtors; and
•
The AHC Proponents (as defined below) are informed that the DJT Advisors have incurred approximately $[  ] fees to date, and that the DJT Advisors estimate that $[  ] of fees will be incurred through the assumed Effective Date.  This estimate is based on several assumptions, including potential litigation over the Plan and the Icahn/Beal Plan, and is therefore subject to change.

Obligations of the DJT Parties Under the DJT Settlement Agreement:	So long as the DJT Settlement Agreement remains in effect, each of the DJT Parties agreed, for the benefit of the Ad Hoc Committee, to perform and comply with the following obligations:
	•	To timely vote all of its Claims (if any vote is solicited of them) to accept the Plan (as amended);
	•	To support and use its good faith diligent efforts to promote the approval of the disclosure statement associated with the Plan;
	•	To support and use its good faith diligent efforts to promote the approval, confirmation and consummation of the Plan;
•
To not consent to, or otherwise directly or indirectly propose, pursue, support, solicit, assist, recommend, engage in negotiations in connection with, encourage, vote for or participate in the formulation of (a) any plan of reorganization for the Debtors other than the Plan or (b) any restructuring or reorganization of the Debtors (or any plan or proposal in respect of the same) other than the Plan, unless, in each instance, authorized in writing to do so by the Requisite Holders (as defined in the DJT Settlement Agreement);

•
To not take any other action, including but not limited to initiating any legal proceedings or enforcing rights under any contract, agreement or undertaking, that is inconsistent with, or that could prevent, interfere with, delay or impede the approval of the Plan or the Disclosure Statement, the solicitation of votes in connection with the Plan or the implementation or consummation of the restructuring transactions contemplated by the Plan (the “Restructuring Transactions”);

•
To (x) negotiate in good faith all other documents and transactions described in or contemplated by the DJT Settlement Agreement, the DJT Term Sheet (as defined therein) and the applicable provisions of the Plan and use commercially reasonable efforts to support and complete successfully the solicitation and implementation of the Plan, (y) do all things reasonably necessary and appropriate in furtherance of consummating the Restructuring Transactions in accordance with, and within the time frames contemplated by, the DJT Settlement Agreement and (z) act in good faith and use commercially reasonable efforts to consummate the Restructuring Transactions as contemplated by the Plan and the DJT Settlement Agreement; and

•
Donald Trump and Ivanka Trump agreed to negotiate in good faith and enter into the Amended and Restated Trademark License Agreement, and Donald Trump agreed to negotiate in good faith and enter into the Amended and Restated Services Agreement.

Suspension of Plan Litigation/Examiner Investigation:	The Ad Hoc Committee and the DJT Parties agreed to undertake their best efforts to suspend all litigation (including all discovery) between them relating to the Debtors’ Prior Plan or the Ad Hoc Committee’s Plan and to petition the Bankruptcy Court to suspend the investigation of the Examiner.
Florida Litigation:	The DJT Parties and the Ad Hoc Committee agreed that the Florida Litigation may not be settled unless the DJT Parties receive a full release from all parties thereto.
Corporate Governance:	The DJT Parties and the Ad Hoc Committee expressly agreed that none of the documentation related to the corporate governance of the Reorganized Debtors or the officers or directors of the Reorganized Debtors shall be subject to the approval or consent of the DJT Parties, and the terms of such corporate governance documentation shall be determined by, and the officers and directors of the Reorganized Debtors shall be selected by, the Ad Hoc Committee.

Termination:
The DJT Settlement Agreement may be terminated (i) by the mutual written consent of both parties; (ii) by written notice by one party following a material breach by the other party that is continuing for five business days following such notice; (iii) by the non-breaching party if a court of competent jurisdiction declares a party to have breached any other agreement by entering into the DJT Settlement Agreement (or such party admits to such breach); (iv) if a court of competent jurisdiction declares the agreement unenforceable; (v) at any time after April 30, 2010 by either party if the Bankruptcy Court has not entered the Confirmation Order with respect to the Plan; (vi) any time after the date that is one-hundred fifty (150) calendar days after the entry of the Confirmation Order if the Effective Date has not occurred prior to such date; (vii) upon the dismissal of the Reorganization Cases or the conversion of the Reorganization Cases from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code, other than as contemplated pursuant to the Plan; (viii) by either party if the Backstop Agreement is terminated in accordance with its terms due to a failure to satisfy any of the conditions set forth in the Backstop Agreement that are not within the control of the Backstop Parties; (ix) by either party if the Backstop Agreement is terminated by the Backstop Parties  in accordance with its terms (other than due to a failure to satisfy any of the conditions set forth in the Backstop Agreement that are not within the control of the Backstop Parties); or (x) by either party if the Bankruptcy Court (1) grants relief that is materially inconsistent with the DJT Settlement Agreement or the Plan in any respect or (2) enters an order confirming any plan of reorganization for the Debtors other than the Plan.

The DJT Settlement Agreement provides that, under certain circumstances, the members of the Ad Hoc Committee will be obligated to take certain actions to effectuate a release of Claims against the DJT Parties and assign to Donald J. Trump any and all rights and benefits to which the members of the Ad Hoc Committee may be entitled on account of any such Claims, as described in more detail in the DJT Settlement Agreement.

Specifically, in the event that the DJT Settlement Agreement is terminated pursuant to its terms, and the Plan is confirmed by the Bankruptcy Court, but the Bankruptcy Court does not permit the releases provided for in the DJT Settlement Agreement, or the Bankruptcy Court determines not to confirm the Plan and the reason cited by the Bankruptcy Court for doing so relates to a change in the terms of the Plan from the previous version of the Plan filed on November 5, 2009, the Ad Hoc Committee agrees to (i) assign to Donald J. Trump any and all rights and benefits to which the holders (the “Holders”) may be entitled on account of any claims which the Plan was to have released as described in DJT Settlement Agreement relating to the Personal Trump Guaranty and mutual releases by and among the DJT Parties and the Released Parties and releases by all of the Debtors (the “Assignment”), and (ii) send to the Second Lien Notes Trustee an irrevocable instruction (the “Instruction”) (which shall include or be accompanied by evidence of the Holders' holdings of the Second Lien Notes) to release the Trump Personal Guaranty and not to take any action to enforce or bring suit upon the same, provided, however, that the Holders shall not be required to grant any indemnity in connection with the Instruction.  The Holders shall consult with the DJT Parties and the Second Lien Notes Trustee in the preparation and drafting of the Instruction. Upon sending the Instruction as set forth above, the Holders shall have no further responsibility or liability for any action or inaction by the Indenture Trustee.  If the Bankruptcy Court confirms the Plan but does not grant the releases, concurrently with the Holders’ delivery of the Assignment to Mr. Trump and the sending of the Instruction, the DJT Parties shall execute and deliver to the Holders a release to give effect to the release by the DJT Parties in favor of the Holders.

The description above is meant only as a summary of the material terms of the DJT Settlement Agreement.  For complete information about the contents of the DJT Settlement Agreement, please review the DJT Settlement Agreement, which is attached hereto as Exhibit I.  To the extent there is an inconsistency or conflict between the summary above and the DJT Settlement Agreement, the DJT Settlement Agreement will control.

During the course of the Reorganization Cases, Donald Trump and Ivanka Trump filed numerous proofs of claim, asserting, among other things, at least $100 million in damages arising from alleged breaches of the pre-petition Amended and Restated Trademark License Agreement dated May 20, 2005, and damage to trademarks, brand and reputation, and misappropriation of image for commercial purposes.  On August 26, 2009, the Ad Hoc Committee filed objections to the proofs of claim filed by each of Ivanka and Donald Trump, respectively  [D.I. 598; 599].  The Ad Hoc Committee and the Debtors believe the Claims filed by Donald and Ivanka Trump are without merit and the objections would have been successful if fully adjudicated.  The DJT Parties have argued otherwise.  Due to the litigation risk, mounting litigation fees and expenses and continued uncertainty arising from the continued prosecution of the Ad Hoc Committee’s claim objections and extensive discovery efforts, the Ad Hoc Committee believes that entry into the DJT Settlement Agreement and the release of Claims against the DJT Parties will benefit the Debtors’ estates both in terms of reducing liabilities of the estates and eliminating costs associated with litigation.  For similar reasons, the Ad Hoc Committee believes that the release of any Claims related to, or arising under, the Trump Personal Guaranty in exchange for the consideration provided under the DJT Settlement Agreement will benefit the holders of the Second Lien Notes due to the litigation risk and cost associated with enforcement of the Trump Personal Guaranty.  Accordingly, the Ad Hoc Committee believes that the DJT Settlement Agreement falls within the range of reasonableness.

E.	Debtors as Co-Proponents of the Plan

On December 3, 2009, the Debtors formally announced that they were no longer pursuing the Debtors’ Prior Plan and would become co-proponents to the Ad Hoc Committee’s Plan.  Notwithstanding anything contained in the Plan or the Disclosure Statement to the contrary, the Debtors’ consent shall be required for any revocation or withdrawal of the Plan pursuant to Section 12.8 of the Backstop Agreement or any material changes or material modifications to the Backstop Agreement, the Plan, the Disclosure Statement, and the documents in the Plan Supplement, that affect the Debtors, the treatment provided to the Debtors’ creditors under the Plan or that adversely affects the ability of the Plan to be confirmed;  provided, however, that such consent shall not be unreasonably withheld.

F.	Information Regarding the Ad Hoc Committee

The Ad Hoc Committee is comprised of certain holders of the Debtors’ Second Lien Notes, including certain funds managed by the following: Avenue Capital Management, Brigade Capital Management, Continental Casualty Company, Contrarian Capital Management, LLC, GoldenTree Asset Management, LP, MFC Global Investment Management (U.S.), LLC, Northeast Investors Trust, Oaktree Capital Management, L.P. (or subsidiaries of such funds) and Polygon Investment Partners.  As described above, the Ad Hoc Committee formed in December 2008 to engage in restructuring negotiations with the Debtors.  The Ad Hoc Committee is represented by Stroock & Stroock & Lavan LLP, Lowenstein Sandler PC and Fox Rothschild LLP as co-counsel and Houlihan Lokey as financial advisor.  As of November 24, 2009, the Ad Hoc Committee collectively represents holders of approximately 61% of the principal amount of the Second Lien Notes outstanding.  Additional information regarding the Ad Hoc Committee is set forth below:

1.	Avenue Capital Management.

Avenue Capital Management (“Avenue”), founded in 1995, primarily invests in distressed and undervalued securities, bank loans and trade claims.  As of July 31, 2009, Avenue managed assets valued at approximately $17.8 billion.  Headquartered in New York, with offices in London, Luxembourg, Munich, and with nine offices throughout Asia, Avenue employs approximately 300 people.  Additional Information about Avenue can be found at the following website: www.avenuecapital.com.

2.	Brigade Capital Management.

Brigade Capital (“Brigade”) is an asset management firm focused on identifying opportunities in the credit space.  Brigade was founded in 2006 by Don Morgan who leads a team of 20 investment professionals.  The firm currently manages over $5 billion across three separate strategies – long/short credit, opportunistic, and traditional long-only high yield.  The firm is 100% employee-owned, with the majority of Brigade’s senior research members having worked together for an average of ten years.  The team employs a fundamentally driven, "bottoms up" investment process without employing leverage.  They possess deep sector expertise throughout the entire levered finance market as well as extensive experience in capital restructurings and bankruptcy reorganization.  Preservation of capital is paramount to our investment process as opportunities are vetted and trading positions are established.

3.	Continental Casualty Company.

Continental Casualty Company is the insurance subsidiary of CNA Financial Corporation (“CNA”), the 7th largest U.S. commercial insurer and the 13th largest U.S. property and casualty insurer, which provides insurance protection to more than one million businesses and professionals in the U.S. and internationally.  CNA has assets of $54 billion and maintains a conservative investment philosophy through an ongoing, disciplined evaluation of assets and liabilities.  Headquartered in Chicago, CNA has offices throughout the U.S., Canada and Europe.  Additional information about CNA can be found at the following website: www.cna.com.

4.	Contrarian Capital Management, LLC.

Contrarian Capital Management (“Contrarian”), founded in 1995, specializes in multi-strategy distressed and special situation investing.  Contrarian employs approximately 50 people and is headquartered in Greenwich, Connecticut.  Additional information about Contrarian can be found at the following website: www.contrariancapital.com.

5.	GoldenTree Asset Management, LP.

GoldenTree Asset Management (“GoldenTree”), founded in 2000, is dedicated to managing leveraged loans, high yield bonds, distressed assets and equities in hedge funds and structured funds.  As of September 1, 2009, GoldenTree managed over $10.9 billion in total assets. GoldenTree is headquartered in New York and has offices in London, Brazil and Luxembourg, and employs over 200 people. Additional information about GoldenTree can be found at the following website: www.goldentree.com.

6.	MFC Global Investment Management (U.S.).

MFC Global Investment Management (“MFC”) is the asset management division of Manulife Financial.  MFC manages institutional assets on behalf of pension plans, endowment funds, and financial services companies.  MFC also managed retail funds through Manulife Financial and John Hancock distribution networks as well as for other financial institutions offering mutual funds, separately managed accounts and closed-end funds.  MFC has more than 300 employees across North America, Asia and Europe and manages approximately $46 billion as of June 30, 2009.  Additional information about MFC can be found at the following website: www.mfcglobal.com.

7.	Northeast Investors Trust.

Northeast Investors Trust (“Northeast”), established in 1950, invests primarily in marketable securities of established companies, mainly emphasizing debt securities that are rated lower than investment grade by either of the two principal ratings services or unrated securities having similar characteristics.  Northeast is located in Boston, Massachusetts, and additional information about Northeast can be found at the following website: www.northeastinvestors.com.

8.	Oaktree Capital Management.

Oaktree Capital Management (“Oaktree”), founded in 1995, manages investments in distressed debt, high yield and convertible bonds, specialized private equity (including power infrastructure), real estate, emerging market and Japanese securities and mezzanine finance.  Headquartered in Los Angeles, the firm today has over 550 staff members in 14 cities worldwide.  Additional information regarding Oaktree can be found at the following website: www.oaktreecapital.com.

9.	Polygon Investment Partners.

Polygon Global Opportunities Master Fund (“Polygon”) is a Cayman Islands exempted company.  Each of Polygon Investment Partners LP, a Delaware limited partnership, and Polygon Investment Partners LLP, an English limited liability partnership, act as investment manager of Polygon Global Opportunities Master Fund.  Polygon Investment Partners has offices in New York and London.  Additional information regarding Polygon can be found at the following website: www.polygoninv.com.

G.	Information Regarding Potential Equity Ownership

The potential percentage of equity ownership of the New Common Stock by members of the Ad Hoc Committee upon emergence, after giving effect to the terms of the Plan and the Backstop Agreement as currently in effect as of the date hereof and the terms of the DJT Settlement Agreement, under certain scenarios (based on the assumptions identified below), is set forth below:

For purposes of each of the scenarios illustrated below, it is assumed that there are approximately $1,248,969,000 in Allowed Second Lien Notes Claims and approximately $3,347,000 in other Allowed General Unsecured Claims, and all the holders of such Claims are Accredited Investors and otherwise eligible to participate in the Rights Offering.

Scenario 1

No creditors subscribe to the Rights Offering, and the Backstop Parties purchase each of their committed percentages of the Unsubscribed Shares of Rights Offering Stock (representing 70% of the New Common Stock) under the Backstop Agreement, receive their allocable share of the Backstop Stock (representing 20% of the New Common Stock) under the Backstop Agreement, and receive their Pro Rata Share of 5% of the New Common Stock under the Plan.

Scenario 2

All creditors, including the Backstop Parties, fully subscribe to the Rights Offering, and each of the Backstop Parties receives their Pro Rata Share of the Rights Offering Stock (representing 70% of the New Common Stock), their allocable share of the Backstop Stock (representing 20% of the New Common Stock) under the Backstop Agreement, and their Pro Rata Share of 5% of the New Common Stock under the Plan.

	Scenario 1	Scenario 2
	Reorganized Equity %	Reorganized Equity %
Avenue Capital Management II, L.P., solely in its capacity as its investment advisor to Avenue Investments, L.P., Avenue International Master, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P., and Avenue CDP-Global Opportunities Fund, L.P.	21.76%	14.15%
Contrarian Funds, LLC	13.54%	8.81%
Polygon Global Opportunities Master Fund	14.39%	9.53%
Interstate 15 Holdings, L.P.	9.53%	6.31%
Brigade Leveraged Capital Structures Fund Ltd.	7.42%	4.91%
GoldenTree Asset Management, LP as investment advisor on behalf of certain of its managed funds	7.48%	5.37%
MFC Global Investment Management (U.S.), LLC	7.24%	4.80%
Northeast Investors Trust	8.51%	5.63%
Continental Casualty Company	3.19%	2.11%
Remaining Second Lien Notes	1.94%	26.34%
DJT Parties	5.00%	5.00%
General Unsecured Claims	0.00%	7.05%
Total	100.0%	100.0%

As described in more detail in Exhibit F to this Disclosure Statement, persons holding 5% or more of the voting equity securities of a holding company are presumed to have the ability to control the company or elect one or more directors and will, unless this presumption is rebutted, be required to individually obtain qualification from the NJCCC.

An “institutional investor” may be granted a waiver by the NJCCC from financial source or other qualification requirements applicable to a holder of publicly-traded securities, in the absence of a prima facie showing by the New Jersey Division of Gaming Enforcement (the “DGE”) that there is any cause to believe that the holder may be found unqualified, on the basis of NJCCC findings that: (i) its holdings were purchased for investment purposes only and, upon request by the NJCCC, it files a certified statement to the effect that it has no intention of influencing or affecting the affairs of the issuer, the casino licensee or its holding or intermediary companies; provided, however, that the institutional investor will be permitted to vote on matters put to the vote of the outstanding security holders, and (ii) that the securities are debt securities of a casino licensee’s holding or intermediary companies or another subsidiary company of the casino licensee’s holding or intermediary companies which is related in any way to the financing of the casino licensee and represent either (a) 20% or less of the total outstanding debt of the company or (b) 50% or less of any issue of outstanding debt of the company; (iii) that the securities are equity securities and represent less than 10% of the equity securities of a casino licensee’s holding or intermediary companies; or (iv) that, if the securities exceed such percentages, good cause has been shown.  There can be no assurance, however, that the NJCCC will make such findings or grant such waiver and, in any event, an institutional investor may be required to produce for the NJCCC or the Antitrust Division of the United States Department of Justice, upon request, any document or information which bears any relation to such debt or equity securities.

Generally, the NJCCC requires each institutional holder seeking waiver of qualification to execute a certification that (i) the holder has reviewed the definition of institutional investor under the Casino Control Act and believes that it meets the definition of institutional investor; (ii) the holder purchased the securities for investment purposes only and holds them in the ordinary course of business; (iii) the holder has no involvement in the business activities of and no intention of influencing or affecting the affairs of the issuer, the casino licensee or any affiliate;  and (iv) if the holder subsequently determines to influence or affect the affairs of the issuer, the casino licensee or any affiliate, it shall provide not less than a 30 day prior notice of such intent and shall file with the NJCCC an application for qualification before taking any such action. If an institutional investor changes its investment intent or if the NJCCC finds reasonable cause to believe that it may be found unqualified, the institutional investor may take no action with respect to the security holdings, other than to divest itself of such holdings, until it has applied for interim casino authorization and has executed a trust agreement pursuant to such an application.  See Exhibit F attached hereto.

An institutional investor is defined by the New Jersey Casino Control Act as including any retirement fund administered by a public agency for the exclusive benefit of federal, state or local public employees; any investment company registered under the Investment Company Act of 1940, as amended; any collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency; any closed end investment trust; any chartered or licensed life insurance company or property and casualty insurance company; any banking and other chartered or licensed lending institution, any investment advisor registered under the Investment Advisers Act of 1940, as amended; and such other persons as the NJCCC may determine for reason consistent with the policies of the Casino Control Act.

On September 18, 2009, Avenue filed an application for qualification with the NJCCC.  Further, on September 25, 2009, Avenue filed a petition before the NJCCC seeking a declaratory ruling that its application for qualification be deemed complete, including a waiver of the financial source qualification.  Based on available information, the Ad Hoc Committee does not believe there are any material risks to the approval of Avenue’s petition.  The remaining members of the Ad Hoc Committee intend to seek a waiver by the NJCCC from the financial source or other qualification requirements applicable to a holder of publicly-traded securities pursuant to the institutional investor exception described above.  Based on available information, the Ad Hoc Committee does not believe there are any material risks to the approval of such waivers.  None of the AHC Proponents, including Avenue, have previously sought license or waivers from the NJCCC.

Neither the NJCCC nor the DGE has made any determinations with respect to whether any holders of the New Common Stock will have to be qualified or entitled to a waiver from the qualification requirement.

H.	AHC Proponents

Pursuant to the Plan, each member of the Ad Hoc Committee, in its capacity as a Plan proponent (each an “AHC Proponent”) certified, severally and not jointly, that (1) it has provided Stroock & Stroock & Lavan LLP (“Stroock”) and Houlihan Lokey with information that, to the best of its knowledge, following due and reasonable inquiry, is accurate regarding its (and its affiliated funds’) holdings of equity securities, debt securities and bank debt obligations (as of October 22, 2009) of casino and hotel operations located in Atlantic City, New Jersey (other than the Debtors) (the “Atlantic City Gaming Entities”); (2) based upon calculations made by Stroock and Houlihan Lokey and communicated to the ACH Proponents regarding the collective holdings of the AHC Proponents (and their affiliated funds), the AHC Proponents (and their affiliated funds), in the aggregate, hold de minimus investments in Tropicana Entertainment, LLC, Resorts International Hotel, Inc., Harrah’s Entertainment, Inc. and the combined MGM Mirage / Boyd Gaming Corporation entities as they are joint venture owners of The Borgata, as described in more detail below,  and (3) accordingly, such AHC Proponent does not believe that any conflict of interest exists with its role as Plan proponent.

1.
Adamar of New Jersey, Inc., a subsidiary of Tropicana Entertainment, LLC, owns and operates a casino hotel on the Boardwalk located in Atlantic City, New Jersey.  Adamar of New Jersey Inc. and it subsidiary, Manchester Mall, Inc., are presently in chapter 11 proceedings pending before the Bankruptcy Court.  Tropicana Entertainment, LLC and certain of its subsidiaries are presently in chapter 11 proceedings pending before the Bankruptcy Court for the District of Delaware.  The plan of reorganization for Tropicana Entertainment, LLC has been confirmed by the Delaware Bankruptcy Court.  Upon the effective date of such plan, members of the Ad Hoc Committee, who currently hold bank debt claims arising under the “OpCo Credit Facility”, would own, in the aggregate, less than 0.4% of the equity interests in the reorganized Tropicana Entertainment, LLC.   The total amount of OpCo Credit Facility claims outstanding as of confirmation was approximately $1.4 billion in the aggregate.  No member of the Ad Hoc Committee who would own more than 14% of the equity interests in the Reorganized Debtors (based upon the calculations contained in Scenario 1 of Article VII of Section F of the Disclosure Statement) is expected to receive any equity interest in the reorganized Tropicana Entertainment, LLC.

2.
Resorts International Hotel, Inc. owns and operates Resorts Atlantic City, a casino hotel on the Boardwalk in Atlantic City, New Jersey.  Members of the Ad Hoc Committee own, in the aggregate, less than 1.5% of the indirect, non-voting equity interests in Resorts International Hotel, Inc.  No member of the Ad Hoc Committee who would own more than 14% of the equity interests in the Reorganized Debtors (based upon the calculations contained in Scenario 1 of Article VII of Section F of the Disclosure Statement) owns any debt obligations of Resorts International Hotel, Inc.

3.
Harrah’s Entertainment, Inc., through certain of its subsidiaries, owns and operates a number of casino hotels on the Boardwalk and in the Marina District in Atlantic City, New Jersey.  The total combined equity interests held by members of the Ad Hoc Committee in Harrah’s Entertainment, Inc. is less than 4% (all of which are non-voting, indirect interests).  No member of the Ad Hoc Committee owns more than 6.5% of the long term debt obligations of Harrah’s Entertainment, Inc.  The total combined ownership by the members of the Ad Hoc Committee of the debt obligations of Harrah’s Entertainment, Inc. is less than 8%.1  No member of the Ad Hoc Committee who would own more than 14% of the equity interests in the Reorganized Debtors (based upon the calculations contained in Scenario 1 of Article VII of Section F of the Disclosure Statement) owns any equity interests in Harrah’s Entertainment, Inc. or owns more than 0.35% of the debt obligations of Harrah’s Entertainment, Inc.

1      These figures do not include CMBS debt in the amount of approximately $6.5 billion issued by a Harrah’s Entertainment, Inc. subsidiary.  No member of the Ad Hoc Committee owns any of the CMBS obligations of the Harrah’s Entertainment, Inc. subsidiary issuing such debt.  If the CMBS debt is included in the calculation of the percentage of the debt obligations of Harrah’s Entertainment, Inc. held by the Ad Hoc Committee, no member of the Ad Hoc Committee would own more than 4.5% of such debt obligations.

4.
The Borgata is a 50/50 joint venture between MGM Mirage and Boyd Gaming Corporation.  It represents the only casino hotel in Atlantic City owned or operated by MGM Mirage or Boyd Gaming Corporation.  No member of the Ad Hoc Committee owns more than approximately 7% of the combined debt obligations of MGM Mirage, Boyd Gaming Corporation and The Borgata.  The total combined ownership by the members of the Ad Hoc Committee of the debt obligations of MGM Mirage, Boyd Gaming Corporation and The Borgata is less than 9%.  No member of the Ad Hoc Committee who would own more than 14% of the equity of the Reorganized Debtors (based upon the calculations contained in Scenario 1 of Article VII, Section F of the Disclosure Statement) owns more than 1.5% of the combined debt obligations of MGM Mirage, Boyd Gaming Corporation and The Borgata.  No member of the Ad Hoc Committee owns equity in either MGM Mirage or Boyd Gaming Corporation.

The following table summarizes the Ad Hoc Committee’s ownership of debt obligations of, and equity interests in, the Atlantic City Gaming Entities:

(in US$ millions; numbers are approximate)	Tropicana Entertainment, LLC	Resorts International Hotel, Inc.	Harrah’s Entertainment, Inc.	MGM Mirage / Boyd Gaming Corporation
1. Aggregate Debt Holdings of Plan Proponents as a Percentage of Total Outstanding Long Term Debt	N/A	N/A	8.00%	9.00%
2. Aggregate Equity Interests of Plan Proponents as a Percentage of Total Outstanding Equity	0.40%	1.50%*	4.00%*	N/A
* Represents indirect, non-voting equity interests.

All information regarding the Atlantic City Gaming Entities, including the equity securities and principal amount of debt obligations outstanding for each of the Atlantic City Gaming Entities, is as of June 30, 2009 and is based upon the SEC filings of the Atlantic City Gaming Entities, other publicly available information and reasonable diligence.  Except as otherwise indicated, all holdings refer to the members of the Ad Hoc Committee (and their affiliated funds) as of October 22, 2009.

__________________
3           These figures do not include CMBS debt in the amount of approximately $6.5 billion issued by a Harrah’s Entertainment, Inc. subsidiary.  No member of the Ad Hoc Committee owns any of the CMBS obligations of the Harrah’s Entertainment, Inc. subsidiary issuing such debt.  If the CMBS debt is included in the calculation of the percentage of the debt obligations of Harrah’s Entertainment, Inc. held by the Ad Hoc Committee, no member of the Ad Hoc Committee would own more than 4.5% of such debt obligations.

VIII.

Governance

A.	Current Board of Directors, Management and Executive Compensation

For information about TER’s current board of directors, management and executive compensation policies reference is made to the 2008 Form 10-K attached hereto as Exhibit C.

B.	Board of Directors of Reorganized TER

The board of directors of Reorganized TER shall be composed of a total of five members, who shall be licensable individuals selected by the Ad Hoc Committee.  The members of the board will be identified no later than the confirmation hearing.  The board shall also have independent audit and compensation committees.

C.	Officers of Reorganized TER

The officers of TER immediately prior to the Effective Date will serve as the officers of Reorganized TER on and after the Effective Date in accordance with any employment and severance agreements authorized by the board of directors of Reorganized TER.

D.	Continued Corporate Existence

Except as provided in the Plan, each Debtor will, as a Reorganized Debtor (other than the Dismissed Debtors), continue to exist after the Effective Date as a separate corporation, partnership or limited liability company, with all of the powers of such entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law.  Except as provided in the Plan, all property of the estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in such Reorganized Debtor, free and clear of all claims, liens, charges, other encumbrances and interests.  On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.  On the Effective Date, except as provided in the Plan, all mortgages, deeds of trust, liens, pledges, or other security interests against any property of the Debtors or their estates shall be fully released, terminated and discharged without further notice or action by the Debtors, Reorganized Debtors, holders of any such mortgages, deeds of trust, liens, pledges, or other security interests against any property of the Debtors or their estates, the Bankruptcy Court or any applicable federal, state or local governmental agency or department. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professional fees and expenses, disbursements, expenses or related support services (including fees relating to the preparation of professional fee applications) without application to, or approval of, the Bankruptcy Court.

The Plan may result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations, partnerships or limited liability companies.  In each case in which the surviving, resulting, or acquiring corporation, partnership or limited liability company in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation, partnership or limited liability company will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, including among other things, to pay or otherwise satisfy the allowed claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, partnership or limited liability company, which may provide that another entity will perform such obligations.

IX.

Other Aspects of the Plan

A.	Distributions

1.	Timing and Conditions of Distributions.

(i)             Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests.  The Debtors or the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring on or after the Distribution Record Date.

(ii)            Postpetition Interest on Claims.

Except as required by applicable bankruptcy law, postpetition interest will not accrue on or after the Commencement Date on account of any Claim.

(iii)           Date of Distributions.

Except as otherwise provided in the Plan, any distributions and deliveries to be made thereunder shall be made on the Effective Date or as soon thereafter as is practicable.  In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

(iv)           Disbursing Agent.

All distributions under the Plan shall be made by an entity or entities designated by the Ad Hoc Committee and the Debtors as Disbursing Agent, on or after the Effective Date or as otherwise provided in the Plan.  A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized TER.

(v)           Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated thereby and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan.

(vi)           Surrender of Instruments.

As a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee.  Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan.  Any distribution so forfeited shall become property of the Reorganized Debtors.

(vii)          Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders of Allowed Claims.  In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date.  After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtors, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.  If the Ad Hoc Committee, the Debtors and the Second Lien Indenture Trustee agree that the Second Lien Indenture Trustee shall serve as the Disbursing Agent, all distributions on account of Second Lien Note Claims shall be made: (a) to the Second Lien Indenture Trustee; or (b) with the prior written consent of the Second Lien Indenture Trustee, through the facilities of DTC (if applicable).  If a distribution is made to the Second Lien Indenture Trustee, the Second Lien Indenture Trustee shall administer the distribution in accordance with the Plan and the Second Lien Indenture and shall be compensated for all of its reasonable services and disbursements related to distributions pursuant to the Plan (and for the related reasonable fees and expenses of any counsel or professional engaged by the Second Lien Indenture Trustee with respect to administering or implementing such distributions), by the Debtors or the Reorganized Debtors, as appropriate, in the ordinary course upon the presentation of invoices by such Second Lien Indenture Trustee for such services.  The compensation of the Second Lien Indenture Trustee for services relating to distributions under the Plan shall be made without the need for filing any application or request with, or approval by, the Bankruptcy Court.  Distributions made by the Second Lien Indenture Trustee to the record holders of the Second Lien Notes, and in turn by the record holders of the Second Lien Notes to the beneficial holders of the Second Lien Notes, shall not be made as of the Distribution Record Date but rather shall be accomplished in accordance with the Second Lien Notes Indenture and the policies and procedures of DTC.

The Second Lien Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to the administration and implementation of distributions.  Any and all distributions on account of Second Lien Note Claims shall be subject to the right of the Second Lien Indenture Trustee and its counsel to exercise its charging lien for any unpaid fees and expenses of the Second Lien Indenture Trustee, and any fees and expenses of the Second Lien Indenture Trustee incurred in making distributions pursuant to the Plan.

Notwithstanding anything contained in the Plan or the DJT Settlement Agreement to the contrary, the obligation to make the distributions to the DJT Parties pursuant to Section 4.6 of the Plan shall be satisfied, and the discharge and cancellation of all Claims and Causes of Action against, and Equity Interests in, the Debtors held by the DJT Parties shall be effective upon the delivery of such distributions to Donald J. Trump, who will act as agent on behalf of each of the DJT Parties for the purposes of receiving distributions under the Plan.

(viii)         Manner of Payment Under the Plan.

At the option of the Debtors, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

(ix)           Allocations of Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

(x)            Setoffs.

The Debtors and the Reorganized Debtors may (with the consent of the Ad Hoc Committee), but shall not be required to, set off against any claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim the Debtors or the Reorganized Debtors may have against the holder of such Claim.

(xi)           Distributions After the Effective Date.

Subject to Section 5.4(a) of the Plan, distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

2.	Procedures for Treating Disputed Claims Under the Plan.

(i)             Allowance of Claims.

After the Effective Date, the Reorganized Debtors shall have and shall retain any and all rights and defenses that the Debtor had with respect to any Claim, except with respect to any Claim deemed Allowed under the Plan.  Except as expressly provided in the Plan or in any order entered in the Reorganization Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Reorganization Cases allowing such Claim.

(ii)            Distributions Relating to Disputed Claims.

Subject to Section 5.4(a) of the Plan, at such time (if any) as a Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall distribute to the holder of such Claim, such holder’s Pro Rata portion of the property distributable with respect to the Class in which such Claim belongs.  To the extent that all or a portion of a Disputed Claim is Disallowed, the holder of such Claim shall not receive any distribution on account of the portion of such Claim that is Disallowed and any property withheld pending the resolution of such Claim shall be reallocated Pro Rata to the holders of Allowed Claims in the same class.

(iii)           Distributions after Allowance.

Subject to Section 5.4(a) of the Plan, to the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, a distribution shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.  Subject to Section 5.4(a) of the Plan, as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim, the distribution to which such holder is entitled under the Plan.

(iv)          Estimation of Claims.

Prior to the Effective Date, the Ad Hoc Committee or the Debtors, and after the Effective Date, the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

(v)           Objections to Claims.

Prior to the Effective Date, the Ad Hoc Committee or the Debtors, and after the Effective Date, the Reorganized Debtors shall be entitled to object to Claims other than Claims that are expressly Allowed pursuant to the Plan or Allowed by Final Order subsequent to the Effective Date.  Any objections to Claims shall be served and filed on or before the later of: (a) one-hundred twenty (120) days after the Effective Date, and (b) such date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (a) above.

(vi)           Payments and Distributions with Respect to Disputed Claims.

Notwithstanding any other provision hereof, if all or any portion of a claim is a disputed claim, no payment or distribution provided under the Plan shall be made on account of such claim unless and until such disputed claim becomes an allowed claim.

(vii)         Preservation of Rights to Settle Claims.

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all Causes of Action, including the Florida Litigation, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any person or entity without the approval of the Bankruptcy Court, subject to the terms of Section 7.1 of the Plan, the Confirmation Order, the DJT Settlement Agreement, the Amended and Restated Credit Agreement and any contract, instrument, release, indenture or other agreement entered into in connection herewith.  The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or Causes of Action, suits or proceedings, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

(viii)         Disallowed Claims.

All claims held by persons or entities against whom or which any Debtor or Reorganized Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549 and/or 550 of the Bankruptcy Code shall be deemed “disallowed” claims pursuant to section 502(d) of the Bankruptcy Code and holders of such claims shall not be entitled to vote to accept or reject the Plan.  Claims that are deemed disallowed pursuant to this section shall continue to be disallowed for all purposes until the avoidance action against such party has been settled or resolved by Final Order and any sums due to the Debtors or the Reorganized Debtors from such party have been paid.

(ix)           Reserve for Disputed General Unsecured Claims.

Prior to making any distributions of Cash either from the Creditor Distribution or the Cash Distribution to holders of Allowed General Unsecured Claims, the Reorganized Debtors or other applicable Distribution Agent (in each case, with the consent of the Ad Hoc Committee), or the Reorganized Debtors, shall establish appropriate reserves for Disputed Claims by withholding from any such distributions an amount equal to one hundred percent (100%) of distributions to which holders of such Disputed Claims would be entitled to under the Plan as of such date as if such Disputed Claims were Allowed in full in the amount asserted by the holder thereof in its respective timely filed Proof of Claim (as agreed by the Ad Hoc Committee); provided, however, that the Ad Hoc Committee, the Debtors (with the consent of the Ad Hoc Committee), and the Reorganized Debtors shall have the right to file a motion seeking to estimate such amounts.  The Debtors or other applicable Distribution Agent (in each case, with the consent of the Ad Hoc Committee) or the Reorganized Debtors, shall also establish appropriate reserves for Disputed Claims in other Classes as it determines necessary and appropriate.

B.	Treatment of Executory Contracts and Unexpired Leases

1.	General Treatment.

As of, and subject to the occurrence of the Effective Date, and subject to Section 8.2 of the Plan, all executory contracts and unexpired leases (including, in each case, any related amendments, supplements, consents, estoppels, or ancillary agreements) to which any of the Debtors are parties will be assumed except for an executory contract or unexpired lease that (i) previously has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (ii) is specifically designated by the Ad Hoc Committee or the Debtors (with the consent of the Ad Hoc Committee), as a contract or lease to be rejected on the Schedule of Rejected Contracts to be included in the Plan Supplement, or (iii) is the subject of a separate (a) assumption motion filed by the Debtors with the Ad Hoc Committee’s consent, or (b) rejection motion filed by the Debtors with the Ad Hoc Committee’s consent under section 365 of the Bankruptcy Code prior to the Confirmation Date.

While the form of the Marina Sale, if any, is not yet known, at this time neither the Debtors nor the Ad Hoc Committee intend to seek to reject any collective bargaining agreements to which the Debtors are currently a party.  The Debtors and the Ad Hoc Committee reserve all rights in connection therewith.

UNITE HERE National Retirement Fund (the “Fund”), purportedly an intended third party beneficiary of various collective bargaining agreements between certain of the Debtors and UNITE HERE, Local 54, has asserted that, to the extent the Marina Sale or the transactions contemplated thereby would result in the failure of the Debtors to comply with the requirements of section 4204 of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1384, or the regulations promulgated thereunder, 29 C.F.R. § 4204.1 et seq., and to the extent such failures (if any) result in the incurrence of withdrawal liability, then a portion of such liabilities, in the Fund’s view, could potentially constitute administrative claims against certain of the Debtors.

2.	Cure of Defaults.

Except to the extent that different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 8.1 of the Plan, the Ad Hoc Committee or the Debtors (with the consent of the Ad Hoc Committee) shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, no later than the Voting Deadline, file and serve a schedule with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed.  Any party that fails to object to the applicable cure amount within ten (10) calendar days of the filing of such schedule, shall be forever barred, estopped and enjoined from disputing the cure amount and/or from asserting any Claim against the applicable Debtor or Reorganized Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth in the schedule of cure amounts.  If there are any timely objections filed, the cure payments, if any, required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such dispute.  The Ad Hoc Committee or the Reorganized Debtors shall retain their right to reject any of their executory contracts or unexpired leases that are subject to a dispute, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults, until the entry of a Final Order resolving such dispute.

3.	Rejection Claims.

In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a timely filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Reorganized Debtors and the Ad Hoc Committee on or before the date that is thirty (30) days after the Confirmation Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

4.	Assignment and Effect of Assumption and/or Assignment.

Any executory contract or unexpired lease assumed or assumed and assigned shall remain in full force and effect for the benefit of the Reorganized Debtor or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type described in sections 365(b)(2) of the Bankruptcy Code) that prohibits, restricts or conditions such assumption, transfer or assignment. Any provision that prohibits, restricts or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

5.	Survival of the Debtors’ Indemnification Claims.

Any obligations of the Debtors pursuant to their corporate charters and bylaws or other organizational documents to indemnify current and former officers and directors of the Debtors with respect to all present and future actions, suits and proceedings against the Debtors or such directors and/or officers, based upon any act or omission for or on behalf of the Debtors shall be deemed and treated as executory contracts to be assumed by the Debtors.

6.	Insurance Policies.

All insurance policies pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and those to be rejected by the respective Debtors and the Reorganized Debtors shall be included on the Schedule of Rejected Contracts to be provided in the Plan Supplement.  All other insurance policies shall revest in the Reorganized Debtors.

7.	Casino Property Leases.

For purposes of the Plan, “Casino Property Leases” shall mean each of the following: (i) the ground lease dated as of July 1, 1980, by and between Magnum Associates and Magnum Associates II, as lessor, and Atlantic City Seashore 1, Inc., as lessee, (ii) the ground lease dated as of July 1, 1980, by and between SSG Enterprises, as lessor, and Atlantic City Seashore 2, Inc., as lessee, (iii) the agreement of lease dated July 11, 1980, by and between Plaza Hotel Management Company, as lessor, and Atlantic City Seashore 3, as lessee, (iv) the amended and restated lease agreement dated September 1991, by and between Trump Taj Mahal Associates, LLC, as landlord, and Trump Taj Mahal Associates, LLC, as tenant, and (v) the lease agreement by and between the State of New Jersey acting through the Department of Environmental Protection, Division of Parks and Forestry, as landlord, and Trump Marina Associates, L.L.C., as tenant.  The Casino Property Leases shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect.

C.	Exemption from Certain Transfer Taxes and Recording Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of the New Term Loan, any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; (4) the Marina Sale Agreement; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

D.	Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

E.	Conditions to Effectiveness

The occurrence of the Effective Date of the Plan is subject to the satisfaction or waiver of the following conditions precedent:

a.           all actions, documents and agreements necessary to implement the Plan, including, without limitation, all actions, documents and agreements necessary to implement and consummate the Rights Offering, entry into the documents contained in the Plan Supplement, including the Amended and Restated Credit Agreement, the Amended and Restated Trademark License Agreement, and the Amended and Restated Services Agreement and entry into the Amended Organizational Documents, each in form and substance reasonably satisfactory to the Ad Hoc Committee and the transactions and other matters contemplated thereby, shall have been effected or executed;

b.           the Confirmation Order, in form and substance reasonably acceptable to the Ad Hoc Committee, shall have been entered, and there shall have been no modification or stay of the Confirmation Order or entry of other court order prohibiting transactions contemplated by the Plan from being consummated;

c.           the Debtors shall have received the Rights Offering Amount pursuant to the Rights Offering and/or the Backstop Agreement;

d.           the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents necessary to implement the Plan and that are required by law, regulation or order; and

e.           the Debtors shall have distributed the Backstop Stock to the Backstop Parties in accordance with the terms and conditions in the Backstop Agreement, and shall have paid the Backstop Fees and Expenses and the reasonable and documented fees and expenses of the Ad Hoc Committee Advisors and the Second Lien Indenture Trustee and its counsel, in full in Cash, without the need for any of the members of the Ad Hoc Committee, the Backstop Parties, the Second Lien Indenture Trustee or the Ad Hoc Committee Advisors to file retention applications or fee applications with the Bankruptcy Court unless otherwise required by order of the Bankruptcy Court.

F.	Waiver of Conditions Precedent to Effective Date

The Ad Hoc Committee shall have the right to waive one or more of the conditions precedent set forth in Section 9.1 of the Plan in their sole discretion, in whole or in part, without the need for notice or hearing.

G.	Effect of Failure of Conditions to Effective Date

If the Effective Date does not occur on or before the date that is one-hundred and eighty (180) days after the Confirmation Date (or such later date as may be determined by the Ad Hoc Committee) or if the Confirmation Order is vacated, (i) no distributions under the Plan shall be made, (ii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iii) all the Debtors’ obligations with respect to the Claims and the Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors or any other entity in any further proceedings involving the Debtors or otherwise.

H.	Effect of Confirmation

1.	Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ estates shall vest in the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges and other interests, except as provided in the Plan.  The Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided in the Plan.  On the Effective Date, except as provided in the Plan, all mortgages, deeds of trust, liens, pledges, or other security interests against any property of the Debtors or their estates shall be fully released, terminated and discharged without further notice or action by the Debtors, Reorganized Debtors, holders of any such mortgages, deeds of trust, liens, pledges, or other security interests against any property of the Debtors or their estates, the Bankruptcy Court or any applicable federal, state or local governmental agency or department.

2.	Discharge.

Except as otherwise expressly provided in the Plan or the Confirmation Order, the rights afforded herein and the payments and distributions to be made hereunder shall (i) be in exchange for and in complete satisfaction, settlement, discharge and release of all existing debts and Claims against and Equity Interests in the Debtors (other than the Dismissed Debtors) of any kind or nature whatsoever against the Debtors or any of its assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests, and (ii) terminate all Equity Interests of any kind, nature or description whatsoever in TER, TER Holdings and the Debtor Subsidiaries, in each case to the fullest extent permitted by section 1141 and other applicable provisions of the Bankruptcy Code.  Except as otherwise provided by the Plan or in the Confirmation Order, upon the Effective Date, the Debtors and their estates shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

Except as otherwise expressly provided in the Plan or in the Confirmation Order, all persons or entities who have held, now hold, or may hold Claims against any of the Debtors (other than the Dismissed Debtors) or Equity Interests in TER or TER Holdings, and all other parties in interest, along with their respective present and former employees, agents, officers, directors, principals and affiliates, are permanently enjoined from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to such Claim against the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors or Equity Interest in TER or TER Holdings, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors or the Reorganized Debtors, (iii) creating, perfecting or enforcing any encumbrance of any kind against the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors or against the property or interests in property of the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors, or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors, with respect to such Claim against any of the Debtors (other than the Dismissed Debtors) or Equity Interest in TER or TER Holdings.  Such injunction shall extend to any successors of the Debtors (other than the Dismissed Debtors) and Reorganized Debtors and their respective properties and interest in properties.

3.	Term of Injunctions or Stays.

Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

4.	Injunction Against Interference with Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

5.	Exculpation.

As of the Effective Date, the following parties, entities and individuals shall have no liability to any person or entity for any claims or Causes of Action arising on or after the Commencement Date for any acts taken or omitted to be taken in connection with, or related to, the Reorganization Cases or formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Plan, the Disclosure Statement, the Marina Sale Agreement (to the extent applicable) or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors except for any express contractual or financial obligations arising under or that is part of the Plan or an agreement entered into pursuant to, in connection with or contemplated by, the Plan: (i) the Debtors and the Reorganized Debtors; (ii) the members of the Ad Hoc Committee; (iii) the Backstop Parties; (iv) subject to the terms and conditions contained in the DJT Settlement Agreement, the DJT Parties, (v) in the event that a sale of the Trump Marina to Coastal is consummated prior to the Effective Date, the Coastal Parties; (vi) the Second Lien Indenture Trustee; (vii) the current and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys of the persons or entities in clauses (i)-(vi) and their respective partners, owners and members.  Such parties, entities and individuals shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the ancillary documents thereto.  Notwithstanding the foregoing, the provisions of Section 10.6 of the Plan shall not limit any liability on the part of the aforementioned parties that is determined by a Final Order of a court of competent jurisdiction for actions or failure to act amounting to willful misconduct, intentional fraud or criminal conduct.

6.	Releases.

On the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, the Released Parties shall be deemed to and hereby unconditionally and irrevocably release each other from any and all claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing on the Effective Date or hereafter arising, in law, equity or otherwise, that such entity or person would have been legally entitled to assert (whether individually or collectively), relating to any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganization Cases, or formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, the Marina Sale Agreement (to the extent applicable) or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, except that (i) no Released Party shall be released from any act or omission that constitutes gross negligence, willful misconduct or fraud as determined by Final Order of a court of competent jurisdiction, (ii) the release of the DJT Parties shall be subject to the terms and conditions contained in the DJT Settlement Agreement, and (iii) the foregoing release shall not apply to any right or obligation arising under or that is part of the Plan or an agreement entered into pursuant to, in connection with or contemplated by, the Plan.

7.	Injunction Related to Releases.

Upon the Effective Date, the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any Claims or Causes of Action (a) released pursuant to the Plan, including but not limited to the Claims or Causes of Action released in Sections 10.5 and 10.6 of the Plan and the Personal Trump Guaranty, or (b) subject to indemnification, if any, by the Debtors or Reorganized Debtors pursuant to Section 8.5 of the Plan, shall be permanently enjoined.  By accepting distributions pursuant to the Plan, each holder of an Allowed Claim will be deemed to have specifically consented to this injunction.  All injunction or stays provided for in the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

8.	Retention of Causes of Action/Reservation of Rights.

Nothing contained in the Plan or in the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law or rule, common law equitable principle or other source of right or obligation, including, without limitation, (i) any and all Claims or Causes of Action against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives; and (ii) the turnover of any property of the Debtors’ estates; provided, however, that Section 8 shall not apply to any claims released in Sections 10.5 and 10.6 of the Plan.

Nothing contained in the Plan or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan.  The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Reorganization Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

I.	Solicitation of the Plan

As of and subject to the occurrence of the Confirmation Date: (i) the Ad Hoc Committee and the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Ad Hoc Committee and the Debtors and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

J.	Plan Supplement

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court by no later than ten (10) calendar days prior to the Voting Deadline.  Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Documents to be included in the Plan Supplement will be posted at www.terrecap.com as they become available.

K.	Miscellaneous Provisions

1.	Payment of Statutory Fees.

On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

2.	Payment of Fees and Expenses of Indenture Trustee.

On the Effective Date or as soon as reasonably practicable thereafter (and, thereafter, upon request by the Second Lien Indenture Trustee with respect to fees and expenses of the Second Lien Indenture Trustee relating to post-Effective Date service under the Plan), the Reorganized Debtors shall pay in full in Cash all outstanding reasonable and documented fees and expenses of the Second Lien Indenture Trustee and its counsel.

3.	Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

4.	Request for Expedited Determination of Taxes.

The Reorganized Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the Effective Date.

5.	Retiree Benefits.

Except as may otherwise be provided in the Plan Supplement, on and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of, and subject to the limitations of, section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtor had obligated itself to provide such benefits.  Nothing herein shall: (a) restrict the Debtors’ or the Reorganized Debtors’ right to modify the terms and conditions of the retiree benefits, if any, as otherwise permitted pursuant to the terms of the applicable plans, non-bankruptcy law, or section 1114(m) of the Bankruptcy Code; or (b) be construed as an admission that any such retiree benefits are owed by the Debtors.

6.	Amendments.

(i)           Plan Modifications.  Subject to Section 15 of the Backstop Agreement and paragraph 4 of the “Miscellaneous” section of Exhibit A to the DJT Settlement Agreement, the  Plan may be amended, modified or supplemented by the Ad Hoc Committee in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code.  In addition, after the Confirmation Date, the Ad Hoc Committee may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

(ii)           Other Amendments.  Prior to the Effective Date, the Ad Hoc Committee may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court.

(iii)           Actions of the Ad Hoc Committee.  Whenever the Plan refers to any action to be taken by, or any consent or approval to be given by, the “Ad Hoc Committee,” unless otherwise expressly provided in any particular instance, such reference shall be deemed to require the action, consent or approval of members of the Ad Hoc Committee representing at least 66-2/3% of the Second Lien Note Claims held by the Ad Hoc Committee.

7.	Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable board of directors, and directed to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

8.	Revocation or Withdrawal of the Plan.

The Ad Hoc Committee reserves the right to revoke or withdraw the Plan prior to the Effective Date.  If the Ad Hoc Committee takes such action, the Plan shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed to be a waiver or release of any Claims or remedies by or against the Debtors or any other person or to prejudice in any manner the rights and remedies of the Debtors or any person in further proceedings involving the Debtors.

9.	Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

10.	Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

11.	Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.	Binding Effect.

On the Effective Date, and effective as of the Effective Date, the Plan shall be binding upon and inure to the benefit of the Debtors, the Holders of Claims and Equity Interests, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors, whether or not such holder: (i) will receive or retain any property or interest in property under the Plan, (ii) has filed a proof of claim or interest in the Reorganization Cases, or (iii) failed to vote or accept or reject the Plan or affirmatively vote to reject the Plan.

13.	Notices.

All notices, requests and demands to or upon the Ad Hoc Committee to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Lowenstein Sandler PC
Kenneth A. Rosen
Jeffrey D. Prol
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone: 973-597-2500
Facsimile: 973-597-2400

Stroock & Stroock & Lavan LLP
Kristopher M. Hansen
Curtis C. Mechling
Erez E. Gilad
Matthew Garofalo
180 Maiden Lane
New York, New York 10038
Telephone: 212-806-5400
Facsimile: 212-806-6006

McCarter & English, LLP
Charles A. Stanziale, Jr.
Joseph Lubertazzi, Jr.
Lisa S. Bonsall
Jeffrey T. Testa
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Telephone: 973-622-4444
Facsimile: 973-624-7070

-and-

Weil, Gotshal & Manges LLP
Michael F. Walsh
Philip Rosen
Ted S. Waksman
767 Fifth Avenue
New York, NY 10153
Telephone: 212-310-8000
Facsimile: 212-310-8007

X.

CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF ALLOWED FIRST LIEN LENDER CLAIMS, SECOND LIEN NOTE CLAIMS, GENERAL UNSECURED CLAIMS, DJT CLAIMS AND CONVENIENCE CLAIMS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.  THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.	Certain Bankruptcy Considerations

Although the Ad Hoc Committee and the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion.  Moreover, there can be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the re-solicitation of votes.  The Ad Hoc Committee and the Debtors believe that it is possible that the Effective Date may not occur for a number of months after the Confirmation Date due to litigation over confirmation expected from the First Lien Lenders, and required regulatory approvals, and there can be no assurance as to the precise timing of the occurrence of the Effective Date.  In the event the conditions precedent described in Section 9.1 of the Plan have not been satisfied or waived (to the extent possible) by the Ad Hoc Committee (as provided for in the Plan) as of the Effective Date, then the Confirmation Order will be vacated, no distributions under the Plan will be made, and the Debtors and all holders of claims and equity interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though such Confirmation Date had never occurred.

The Plan provides for no distribution to Classes 9, 10 and 11. The Bankruptcy Code conclusively deems these Classes to have rejected the Plan.  Notwithstanding the fact that these Classes are deemed to have rejected the Plan, the Bankruptcy Court may confirm the Plan if at least one impaired class votes to accept the Plan (with such acceptance being determined without including the vote of any “insider” in such class).  Thus, for the Plan to be confirmed with respect to each Debtor, Class 3, Class 4, Class 5, Class 6, or Class 7 must vote to accept the Plan.  As to each impaired class that has not accepted the Plan, the Plan may be confirmed if the Bankruptcy Court determines that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to these classes.  The Ad Hoc Committee and the Debtors believe that the Plan satisfies these requirements.  For more information, see Section XI below.

B.	Risks to Recovery By Holders of First Lien Lender Secured Claims, Second Lien Notes Claims, General Unsecured Claims and DJT Claims

The ultimate recoveries under the Plan to holders of allowed First Lien Lender Secured Claims, Second Lien Note Claims, General Unsecured Claims and DJT Claims are subject to a number of material risks, including, but not limited to, those specified below.

1.	Unforeseen Events.

Future performance of the Reorganized Debtors is, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond their control.  While no assurance can be provided, based upon the current level of operations and anticipated increases in revenues and cash flows described in the Projections and based on information available to the Ad Hoc Committee and the Debtors, the Ad Hoc Committee and the Debtors believe that the Debtors’ cash flow from operations and available cash combined with the transactions contemplated by the Plan, will be adequate to fund the Plan and meet their future liquidity needs.

2.	State Gaming Laws and Regulations May Require Holders of the Reorganized Debtors’ Debt or Equity Securities to Undergo a Suitability Investigation.

Many jurisdictions require any entity that acquires beneficial ownership of debt or equity securities of a gaming company to apply for qualification or a finding of suitability.  Any Entity that has acquired New Common Stock or (or has the right to acquire such securities pursuant to Plan) and that is found unsuitable or unqualified by a state gaming regulator may be required to divest such securities (or may be barred from receiving such securities).  Failure to comply with these laws and regulations may be a criminal offense.  The Plan provides that New Common Stock will be issued only in compliance with state gaming laws and regulations.  In addition, the Amended Organizational Documents for Reorganized TER will provide that Reorganized TER may redeem Reorganized TER securities from holders thereof to ensure compliance with applicable gaming laws and regulations.  The failure by a holder of a claim to comply with these laws and regulations may result in such holder not receiving New Common Stock or pursuant to the Plan, or may result in Reorganized TER redeeming such securities.  Please see Section XII.D to this Disclosure Statement for a further discussion of the consequences of a holder failing to comply with gaming laws and regulations.  The Ad Hoc Committee and the Debtors believe that similar risks are presented in connection with the Icahn/Beal Plan.

3.	Smoking Ban.

While the Ad Hoc Committee and the Debtors are unable to quantify the impact of the recently enacted smoking restrictions, the Debtors believe that the smoking restrictions have negatively impacted their gaming revenues and income from operations as their competition in adjacent states continues to permit smoking.  Although the Debtors constructed a smoking lounge on the casino floor at each of their properties as permitted by the ordinance, the Debtors believe their gaming revenues and income from operations were negatively affected by the full smoking ban and that a future complete ban on smoking in casino and casino simulcasting areas could further adversely affect their results.

4.	Small Numbers of Holders or Voting Blocks May Control the Reorganized Debtors.

Consummation of the Plan may result in a small number of holders owning a significant percentage of the shares of the outstanding New Common Stock of Reorganized TER. These holders may, among other things, exercise a controlling influence over the business and affairs of the Reorganized Debtors and have the power to elect directors and approve significant mergers, other material corporate transactions, or the sale of all or substantially all of the assets of the Reorganized Debtors.  The Ad Hoc Committee believes that one of the members of the Ad Hoc Committee, Avenue, is likely to own more than 15% of the outstanding New Common Stock of Reorganized TER upon consummation of the Plan.  For information relating to gaming regulatory approval requirements in connection with the potential ownership interests of the members of the Ad Hoc Committee, see Article VII.G, Article XII and Exhibit F to this Disclosure Statement.  Further, the possibility that one or more holders of a number of shares of the New Common Stock may determine to sell all or a large portion of their shares in a short period of time may adversely affect the market price of the New Common Stock.

5.	Marina Sale Agreement.

As discussed below, the Ad Hoc Committee and the Debtors believe that the Plan is feasible whether or not the Marina Sale is consummated particularly in light of the increased Backstop Commitment under the Plan.  A successful consummation of the Marina Sale resulting in net proceeds to the estate of approximately $58 million would provide the Debtors’ estates with significant incremental value, particularly in light of Lazard’s $24 million valuation of the Trump Marina.  Any Marina Sale will be subject to definitive documentation and to a number of terms and conditions, and is subject to higher and better offers (including a credit bid by the First Lien Lenders).  There can be no assurance or guarantee that the Ad Hoc Committee and the Coastal Parties will agree upon the terms and conditions of the Marina Sale Agreement or, if the Marina Sale Agreement is executed, that the Marina Sale will close.  The consummation of the Marina Sale is not a condition to the effectiveness of the Plan.  In the event that the Marina Sale Agreement is not executed or the Marina Sale is not consummated, then the Trump Marina will remain an asset of the Reorganized Debtors’ estates and the First Lien Lenders’ liens and security interests on such asset will be reinstated, and the proceeds that otherwise might have resulted from the sale will not be available to reduce the principal balance of the New Term Loan (or to be deposited into the Debt Service Account, as applicable).

6.	Cram-Up / Feasibility.

The Ad Hoc Committee and the Debtors believe that the treatment afforded to the First Lien Lenders under the Plan, including the interest rate and other terms proposed under the Amended and Restated Credit Agreement, meet the requirements of section 1129(b) of the Bankruptcy Code and otherwise satisfies all other requirements necessary for confirmation by the Bankruptcy Court, because the Plan provides that each holder of a secured claim in Class 3 will retain its liens on the property, to the extent of the allowed amount of its secured claim, and will receive deferred cash payments having a value, as of the Effective Date, of at least the allowed amount of such claim, and will otherwise receive the “indubitable equivalent” of such claim.  There can be no assurances or guarantee with respect to the Bankruptcy Court’s findings with respect thereto.

To the extent that the Bankruptcy Court finds that the annual interest rate required under the Amended and Restated Credit Agreement must be higher for purposes of section 1129(b) of the Bankruptcy Code, then, for illustrative purposes only, based on the Projections, annual interest expense arising under the Amended and Restated Credit Agreement would increase by approximately $3.3 million for each 100 bps increase in the amount of the annual interest rate required under the Amended and Restated Credit Agreement.

The Debtors and the Ad Hoc Committee believe that all or a portion of certain payments made to or for the benefit of the First Lien Lenders under the Final Cash Collateral Order may be subject to recharacterization as payments on principal.  The First Lien Lenders dispute that such a right of recharacterization exists.  In the event that all or a portion of any such payments are recharacterized, then the principal balance of the New Term Loan will be reduced, thereby resulting in lower interest expense.

The Ad Hoc Committee and the Debtors believe that the Backstop Parties’ commitment of $225 million and the clarification that the consummation of the Marina Sale is not a condition to the effectiveness of the Plan resolves any reasonable concerns regarding the feasibility of the Plan or certain contingencies associated with the Plan under plausible scenarios involving the cram-up rate required to satisfy section 1129(b) of the Bankruptcy Code.

7.	Rights Offering.

The Effective Date may not occur for a significant period of time after the Subscription Agent has received the Subscription Purchase Price from each subscribing Rights Offering Participant because of: (1) litigation over the confirmation of the Plan expected from the First Lien Lenders and (2) required regulatory approvals.  In the event that the Plan fails to be confirmed or become effective, the Subscription Purchase Price shall be refunded.

8.	Other Risks.

A discussion of TER’s business risks are set forth in greater detail in the 2008 Form 10-K and the Third Quarter Form 10-Q, each of which is attached hereto as Exhibit C and Exhibit D, respectively.

XI.

Confirmation of the Plan

A.	Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after appropriate notice, to hold a hearing on confirmation of a Plan.  On, or as promptly as practicable after the Commencement Date, the Ad Hoc Committee will request that the Bankruptcy Court schedule the confirmation hearing.  Notice of the confirmation hearing will be provided to all known creditors, equity holders or their representatives.  The confirmation hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the confirmation hearing or any subsequent adjourned confirmation hearing.

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a Plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector, the nature and amount of claims or interests held or asserted by the objector against the particular Debtor or Debtors, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court, with a copy to Chambers, together with proof of service thereof, and served upon (i) Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Michael F. Walsh, Esq. and Ted S. Waksman, Esq.) and McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102 (Attn: Charles A. Stanziale, Jr., Esq. and Joseph Lubertazzi, Jr., Esq.), attorneys for the Debtors, (ii) the Office of the United States Trustee for the District of New Jersey, One Newark Center, Suite 2100, Newark, New Jersey 07102 (Attn: Jeffrey M. Sponder, Esq.), (iii) Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201 (Attn: Charles R. Gibbs, Esq. and Scott Alberino, Esq.), attorneys for the Administrative Agent for the First Lien Lenders, (iv) White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 (Attn. Gerard H. Uzzi, Esq. and Thomas E Lauria, Esq.), attorneys for the Beal Bank and Beal Bank Nevada, (v) Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway New York, New York 10019 (Attn: David M. Friedman, Esq. and Adam L. Shiff, Esq.), attorneys for Mr. Trump, (vi) Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 (Attn: Kristopher M. Hansen, Esq.), attorneys for the Ad Hoc Committee, and (vii) such other parties as the Bankruptcy Court may order.

Objections to confirmation of the Plan are governed by the Disclosure Statement Order and Bankruptcy Rule 9014.

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

B.	General Requirements of Section 1129

At the confirmation hearing, the Bankruptcy Court will determine whether the confirmation requirements specified in section 1129 of the Bankruptcy Code have been satisfied.

C.	Best Interests Test

The Bankruptcy Code requires that each holder of an impaired claim or equity interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

The Debtors’ costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage.  Other liquidation costs include the expenses incurred during the Reorganization Cases allowed in the chapter 7 case, such as compensation for attorneys, financial advisors, appraisers, accountants and other professionals for the Debtors.  In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Reorganization Cases.

The foregoing types of claims, costs, expenses, fees and such other claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-chapter 11 priority and unsecured claims.  The Debtors believe that in a chapter 7 liquidation, no prepetition claims or equity interests would receive any distribution of property.

D.	Liquidation Analysis

The Ad Hoc Committee and the Debtors believe that under the Plan all holders of impaired claims and equity interests will receive property with a value not less than the value such holder would receive in a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.  The Ad Hoc Committee and the Debtors’ belief is based primarily on (i) consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of impaired claims and equity interests, including (a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a chapter 7 trustee and professional advisors to the trustee, (b) the erosion in value of assets in a chapter 7 case in the context of the rapid liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail, (c) the adverse effects on the Debtors’ business as a result of the likely departure of key employees, artists, account representatives, and the probable loss of customers, (d) the substantial increases in claims, such as estimated contingent claims, which would be satisfied on a priority basis or on parity with the holders of impaired claims and equity interests of the chapter 11 cases, (e) the reduction of value associated with a chapter 7 trustee’s operation of the Debtors’ businesses, and (f) the substantial delay in distributions to the holders of impaired claims and equity interests that would likely ensue in a chapter 7 liquidation and (ii) the liquidation analysis prepared by the Debtors, which is attached hereto as Exhibit G.

The Ad Hoc Committee and the Debtors believe that any liquidation analysis is speculative, as such an analysis necessarily is premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors.  Thus, there can be no assurance as to values that would actually be realized in a chapter 7 liquidation, nor can there be any assurance that a Bankruptcy Court would accept the conclusions of the Debtors and the Ad Hoc Committee or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

For example, the liquidation analysis necessarily contains an estimate of the amount of claims which will ultimately become allowed claims.  This estimate is based solely upon the Debtors’ review of its books and records and the Debtors’ estimates as to additional claims that may be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the case from chapter 11 to chapter 7.  No order or finding has been entered by the Bankruptcy Court or any other court estimating or otherwise fixing the amount of claims at the projected amounts of allowed claims set forth in the liquidation analysis.  In preparing the liquidation analysis, the Debtors have projected an amount of allowed claims that is at the lower end of a range of reasonableness such that, for purposes of the liquidation analysis, the largest possible liquidation dividend to holders of allowed claims can be assessed.  The estimate of the amount of allowed claims set forth in the liquidation analysis should not be relied on for any other purpose, including any determination of the value of any distribution to be made on account of allowed claims under the Plan.

To the extent that confirmation of the Plan requires the establishment of amounts for the chapter 7 liquidation value of the Debtors, funds available to pay claims, and the reorganization value of the Debtors, the Bankruptcy Court will determine those amounts at the confirmation hearing.  Accordingly, the attached liquidation analysis is provided solely to disclose to holders the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein.

E.	Feasibility

The Bankruptcy Code requires that a proponent demonstrate that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Ad Hoc Committee has analyzed the Debtors’ ability to meet their obligations under the Plan.  As part of this analysis, the Ad Hoc Committee has referred to the projections prepared by the Debtors.  Based upon such projections, the Ad Hoc Committee and the Debtors believe that the Debtors will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

F.	Section 1129(b)

The Bankruptcy Court may confirm a plan of reorganization over the rejection or deemed rejection of the plan of reorganization by a class of claims or equity interests if the plan of reorganization “does not discriminate unfairly” and is “fair and equitable” with respect to such class.

1.	No Unfair Discrimination.

This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under the plan of reorganization. The test does not require that the treatment be the same or equivalent, but that such treatment is “fair.”

2.	Fair and Equitable Test.

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class.  As to the dissenting class, the test sets different standards, depending on the type of claims or equity interests in such class:

•
Secured Creditors. Each holder of an impaired secured claim either (i) retains its liens on the property, to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the Effective Date, of at least the allowed amount of such claim, or (ii) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale (or if sold, on the proceeds thereof) or (iii) receives the “indubitable equivalent” of its allowed secured claim.

•
Unsecured Creditors. Either (i) each holder of an impaired unsecured claim receives or retains under the plan of reorganization property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan of reorganization.

•
Equity Interests. Either (i) each equity interest holder will receive or retain under the plan of reorganization property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock and (b) the value of the stock, or (ii) the holders of equity interests that are junior to the equity interests of the dissenting class will not receive any property under the plan of reorganization.

The Ad Hoc Committee and the Debtors believe the Plan will satisfy the “fair and equitable” requirement notwithstanding that Classes 9, 10 and 11 are deemed to reject the Plan because no Class that is junior to such Class will receive or retain any property on account of the equity interests in such Class.  The Ad Hoc Committee and the Debtors also believe that the Plan will satisfy the “fair and equitable” requirements notwithstanding that Class 3 may vote to reject the Plan.  The Bankruptcy Code expressly states that the “fair and equitable requirement” with respect to a class of secured claims involves the following requirements:

(i)
(I) that the holders of such claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims; and

(II) that each holder of a claim of such class receive on account of such claim deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such holder’s interest in the estate’s interest in such property;

(ii)
for the sale, subject to section 363(k) of this title, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and the treatment of such liens on proceeds under clause (i) or (iii) of this subparagraph; or

(iii)	for the realization by such holders of the indubitable equivalent of such claims.

11 U.S.C. § 1129(b)(2)(A).

As noted above, the Ad Hoc Committee and the Debtors believe that the treatment afforded to the First Lien Lenders under the Plan, including the interest rate and other terms proposed under the Amended and Restated Credit Agreement, meet the requirements of section 1129(b)(2)(A) and satisfies all other requirements necessary for confirmation by the Bankruptcy Court because the Plan provides that each holder of a secured claim in Class 3 will retain its liens on the property, to the extent of the allowed amount of its secured claim and will receive deferred cash payments having a value, as of the Effective Date, of at least the allowed amount of such claim, and will otherwise receive the “indubitable equivalent” of such claim.  Accordingly, the Debtors and the Ad Hoc Committee believe that pursuant to section 1129(b)(2)(A) of the Bankruptcy Code, the First Lien Lender Claims will be paid in full under the Plan.

In the event that the First Lien Lenders elect to make an 1111(b) selection, the Ad Hoc Committee believes that such an election would not require any alteration to the treatment of the First Lien Lenders under the Plan because, under the Plan, the First Lien Lenders would still be receiving the net present value of the collateral value of its secured claim, together with deferred cash payments at least equal to the total amount of its secured claim as a result of the principal and interest payments to be received by the First Lien Lenders under the New Term Loan as provided in the Plan.

XII.

Description of Certain Governmental and Gaming Regulations

A.	General Governmental and Gaming Regulations

The following description should not be construed as a complete summary of all of the regulatory requirements that the Debtors face in connection with their current gaming operations and that the Reorganized Debtors will face with their contemplated gaming operations.

Each of the Debtors’ casinos is subject to extensive regulation under the statutes and regulations of the State of New Jersey.  During June 2007, the New Jersey Casino Control Commission (the “CCC”) renewed the Debtors’ licenses to operate Trump Taj Mahal, Trump Plaza and Trump Marina until June 2012.  Also, since February 2004, the Debtors have been a registered publicly traded corporation with the Nevada Gaming Control Board (the “NGCB”) under the Nevada Gaming Control Act and are subject to the licensing and regulatory control of the Nevada Gaming Commission, the NGCB and the Clark County Liquor and Gaming Licensing Board.  These statutes and regulations generally concern the financial stability of the casino licensee, the good character of the owners, managers and employees and of other persons with financial interests in the gaming operations (including those with certain ownership levels of a casino licensee’s securities) and the procedures and controls which govern those gaming operations.

A more detailed description of New Jersey and Nevada laws and regulations to which the Debtors are subject is contained in Exhibit 99.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and is incorporated by reference herein and is attached as Exhibit F.  That summary, and any summaries contained herein, do not purport to be a full description and is qualified in its entirety by reference to the Casino Control Act, the Nevada Gaming Control Act and such other applicable laws and regulations.  Any change in the laws or regulations of a gaming jurisdiction could have a material adverse effect on the gaming operations of the Debtors.

B.	Relationship of Gaming Laws to the Reorganization Cases and the Plan

The gaming laws require that various transactions contemplated by the Plan, including the Restructuring Transactions, the New Term Loan, the Rights Offering, and the issuance of the New Common Stock, be reviewed and, as necessary, approved by the gaming regulators in the states in which the Debtors operate gaming facilities.  In addition, as described herein, certain holders of Claims who may acquire an equity interest in Reorganized TER by virtue of the transactions contemplated by the Plan may need to be licensed or undergo suitability determinations, or obtain a waiver, to hold New Common Stock.  Accordingly, various actions contemplated by the Plan are subject to approval by the state gaming regulators, and failure to secure such approvals may materially and adversely affect the ability of the Debtors to achieve confirmation and consummation of the Plan.

C.	Licensing of the Debtors and Individuals Involved Therewith

Gaming laws require certain of the Debtors and the Reorganized Debtors, as applicable, as well as their directors (with respect to corporations), managers (with respect to limited liability companies), members (with respect to limited liability companies), officers, and certain other key employees and, in some cases, certain of holders of the New Common Stock, to obtain licenses, findings of suitability or other approvals from gaming authorities.  Licenses or findings of suitability typically require a determination that the applicant is suitable or otherwise qualifies to hold the license or the finding of suitability necessary to hold the equity or debt securities of the gaming licensee or its affiliated entities.  Gaming authorities generally have broad discretion in determining whether an applicant qualifies for licensing or should be deemed suitable or otherwise qualified.  The failure to renew any of the Debtors’ licenses could have a material adverse effect on their gaming operations.

Pursuant to the Plan, the Reorganized Debtors shall be required to seek to voluntarily register the New Common Stock under the Securities Exchange Act within 30 days of the Effective Date; however, there can be no assurances that the Reorganized Debtors will be able to register the New Common Stock under the Securities Exchange Act.  Moreover, any such registration statement will not become effective prior to the Effective Date.  Therefore, Reorganized TER will be a private company on the Effective Date.  Upon effectiveness of a registration statement voluntarily filed by Reorganized TER, the New Common Stock will be registered under Section 12(g) of the Securities Exchange Act and Reorganized TER would be a “public” (or “registered”) corporation within the meaning of the gaming statutes in the states in which it operates.

D.	Compliance With Gaming Laws and Regulations

The Plan provides that Reorganized TER shall not distribute New Common Stock to any person or entity in violation of the gaming laws and regulations in the states in which the Debtors or the Reorganized Debtors, as applicable, operate.  Consequently, no holder shall be entitled to receive New Common Stock unless and until such holder’s acquisition of New Common Stock does not require compliance with such license, qualification or suitability requirements or such holder has been licensed, qualified, found suitable, or has obtained a waiver or exemption from such license, qualification, or suitability requirements.

To the extent a holder is not entitled to receive New Common Stock on the Effective Date as a result of applicable gaming laws and regulations, Reorganized TER shall not distribute New Common Stock to such holder, unless and until such holder complies with applicable gaming laws and regulations.  Until such holder has complied with applicable gaming laws and regulations, such holder shall not be a shareholder of Reorganized TER and shall have no voting rights or other rights of a stockholder of Reorganized TER.

If a holder is entitled to receive New Common Stock under the Plan and is required, under applicable gaming laws to undergo a suitability investigation and determination and such holder either (i) refuses to undergo the necessary application process for such suitability approval or (ii) after submitting to such process, is determined to be unsuitable to hold the New Common Stock or withdraws from the suitability determination prior to its completion, then, in that event, Reorganized TER shall hold the New Common Stock and (x) such holder shall only receive such distributions from Reorganized TER as are permitted by the applicable gaming authorities, (y) the balance of the New Common Stock to which such holder would otherwise be entitled will be marketed for sale by Reorganized TER, as agent for such holder, subject to compliance with any applicable legal requirements, and (z) the proceeds of any such sale shall be distributed to such holder as soon as such sale can be facilitated and subject to regulatory approval.  In addition, in the event that the applicable gaming authorities object to the possible suitability of any holder, the New Common Stock shall be distributed only to such holder upon a formal finding of suitability.  If a gaming authority subsequently issues a formal finding that a holder lacks suitability, or such holder withdraws from or does not fully cooperate with the suitability investigation, then the process for the sale of that holder’s New Common Stock shall be as set forth in (x), (y), and (z) above.

E.	Compliance With Other Laws and Regulations

Based on information available to the Ad Hoc Committee and the Debtors, the Ad Hoc Committee and the Debtors believe that other than casino and gaming regulatory approvals, there are no regulatory issues that could adversely affect the Plan.

XIII.

Alternatives to Confirmation and Consummation of the Plan

A.	Icahn/Beal Plan

On December 10, 2009, Icahn and Beal Bank entered into certain purchase agreements pursuant to which Icahn purchased 51% of the First Lien Lender Claims from Beal Bank for 92.5% of par.  In addition, Beal Bank and Icahn entered into an agreement pursuant to which the promissory notes evidencing the remainder of the First Lien Lender Claims, together with cash, equal to the purchase price for the remaining First Lien Lender Claims, were placed in escrow, pending activation of a put/call right negotiated among Beal Bank and Icahn.  In addition, Icahn agreed to assume the obligations of Beal Bank under the backstop agreement filed in connection with the Icahn/Beal Plan (subject to the terms and conditions of the Put/Call Agreement (as defined in the Icahn/Beal Plan)).

On December 13, 2009, the First Lien Lenders filed the Icahn/Beal Plan and Icahn/Beal Disclosure Statement.  Pursuant to the Icahn/Beal Plan, certain holders of Second Lien Note Claims and General Unsecured Claims will be entitled to receive subscription rights to purchase up to approximately 32% of the new common stock of the reorganized Debtors as part of a $225 million rights offering fully backstopped by Beal Bank and/or Icahn.  In addition, holders of Second Lien Note Claims and General Unsecured Claims will be entitled to receive 2.011% of the equity of the reorganized Debtors, provided that, if the rights offering contemplated by the Icahn/Beal Plan is less than 50% subscribed, $13.9 million in cash may, at the election of Icahn, be distributed in lieu of such equity interest.  The Ad Hoc Committee holds 61% of the outstanding principal amount of the Second Lien Notes and will not be participating in the rights offering proposed under the Icahn/Beal Plan, and, accordingly, the Ad Hoc Committee believes that it is not likely that holders of Second Lien Notes and General Unsecured Claims will receive such equity distribution, and expect that Icahn will elect the cash option instead.  Pursuant to the Icahn/Beal Plan, Beal Bank and Icahn purport to have granted themselves a backstop fee in the form of 3.829% of the equity interest in the reorganized Debtors, representing 10% of the new common stock offered in connection with the rights offering under the Icahn/Beal Plan.  Further, under the Icahn/Beal Plan, $100 million in rights offering proceeds will be used to pay down the first lien debt and the remainder of the pre-petition first lien debt will be equitized.  [Beal Bank and Icahn use the Ad Hoc Committee’s midpoint of the total enterprise value range for the reorganized Debtors of $[499] million for the purpose of allocating value under the Icahn/Beal Plan, but have stated that they disagree with such valuation and have expressly reserved any and all rights to assert a different valuation at or prior to confirmation including, without limitation, in response to objections raised to the Icahn/Beal Plan.]  The Ad Hoc Committee and the Debtors dispute the ability of Beal Bank and Icahn to assert a total enterprise value for purposes of their own plan and simultaneously assert an alternative total enterprise value for purposes of the Plan proposed by the Debtors and the Ad Hoc Committee.  Pursuant to the Icahn/Beal Plan, the reorganized Debtors will be a non-reporting company and the new common stock to be issued under the Icahn/Beal Plan will be subject to substantial transfer restrictions.  The Icahn/Beal Disclosure Statement states that it is the First Lien Lenders “current intention to prepare and file with the Securities Exchange Commission within 180 days after the Effective Date a registration statement to register for resale under the Securities Act shares of New Common Stock that are not otherwise freely tradable” though neither Beal Bank or Icahn have committed to do so under the Icahn/Beal Plan, nor is the filing or approval of such a registration statement a condition to the effectiveness of that plan.

B.	The Ad Hoc Committee’s View of the Icahn/Beal Plan

The Ad Hoc Committee believes that the Icahn/Beal Plan is not only uncomfirmable because it does not comply with the Bankruptcy Code but also provides a far lower actual recovery to Second Lien Noteholders and general unsecured creditors.  Neither the Icahn/Beal Plan nor the Icahn/Beal Disclosure Statement applies any discount to the value of the new stock issued under the Icahn/Beal Plan to account for the fact that the Icahn/Beal Plan offers creditors the right to acquire a minority interest in a non-reporting company controlled by Icahn, and the new stock, under the Icahn/Beal Plan, will be subject to substantial transfer restrictions.  Thus, for example, Icahn will be in a position to control all key decisions regarding the reorganized Debtors and could, for example, cause the company to incur indebtedness, issue dividends with proceeds from the rights offering, make new issuances of new stock that are dilutive of shareholders, or engage in other changes to the governance of the reorganized Debtors or other transactions that could be detrimental to minority shareholders, each without the consent of the minority shareholders.  In addition, the Ad Hoc Committee represents more than 61% of the outstanding principal amount of the Second Lien Notes and are committed to the Plan and will not participate in the Icahn/Beal Plan.  As a result, the Icahn/Beal Plan lacks any meaningful creditor support (other than from Beal Bank and Icahn) and, in substance, inures to the primary benefit of Beal Bank and thus is tantamount to a foreclosure.  In addition, the Ad Hoc Committee believes that Beal Bank has failed to demonstrate that the Icahn/Beal Plan is capable of being confirmed and consummated.  Further, the Ad Hoc Committee believes that the Icahn/Beal Plan provides for a recovery to Beal Bank of greater than 100% of its claims.  In addition, the Ad Hoc Committee believes that Icahn is subject to substantial regulatory risks due to Icahn’s pending acquisition of the Tropicana Atlantic City Hotel & Casino.  Further, the Ad Hoc Committee believes the Icahn/Beal Plan is not feasible and is illusory because, among other things, it includes as a condition to closing that allowed administrative expense claims must be satisfactory to Icahn in its sole discretion.  For these and other reasons, the Ad Hoc Committee and the Debtors submit that creditors should not vote for the Icahn/Beal Plan and should instead vote for the Plan proposed by the Ad Hoc Committee and the Debtors.

Icahn has also asserted that the members of the Ad Hoc Committee have violated the terms of the Intercreditor Agreement.  The Debtors and the Ad Hoc Committee believe that such assertions are frivolous and run contrary to the terms of the Intercreditor Agreement.  The Ad Hoc Committee and the Debtors believe that the members of the Ad Hoc Committee are not now, nor have they ever been, in violation of the Intercreditor Agreement, and any allegations  to the contrary are meritless.  Indeed, to date, the First Lien Lenders have not commenced any formal action against the Ad Hoc Committee in connection with the Intercreditor Agreement, despite the fact that the Ad Hoc Committee has been negotiating with the Debtors with respect to a plan of reorganization for over a year, the Ad Hoc Committee’s plan of reorganization (in substantially the same form) has been on file with the Bankruptcy Court since August 2009, and was previously authorized for solicitation by the court on November 5, 2009.  Accordingly, for these and other reasons, it is the belief of the Ad Hoc Committee that the intent and purpose of the assertions made by Icahn in its disclosure statement is to discourage bondholder participation in the Plan.

As demonstrated below, Icahn’s assertion that the Ad Hoc Committee has violated the terms of the Intercreditor Agreement by prosecuting the Plan or objecting to the Icahn/Beal Plan is wholly without merit:

•
As a threshold matter, section 3.07 of the Intercreditor Agreement expressly provides that “[n]otwithstanding anything to the contrary contained in this Agreement, the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Credit Parties or any other Person that has guaranteed the Second Lien Obligations.”  Intercreditor Agreement § 3.07.  Under the express terms of the Intercreditor Agreement, the Second Lien Noteholders may pursue any rights and remedies against the Debtors that are available to unsecured creditors.  The Debtors and the Ad Hoc Committee believe that the filing and prosecuting the Plan is just such a right.

•
Further, section 5.06 of the Intercreditor Agreement expressly provides that “[e]xcept as expressly set forth in this Agreement, nothing contained herein shall prohibit or in any way limit the Second Lien Collateral Agent or any other Second Lien Secured Party from (i) making in any Insolvency Proceeding any objection that would be available to an unsecured creditor in such Insolvency Proceeding or (ii) voting its claims in such Insolvency Proceeding for or against any plan of reorganization.”  The Debtors and the Ad Hoc Committee believe that the Intercreditor Agreement plainly provides that the Second Lien Noteholders may object to the Icahn/Beal Plan just as any unsecured creditor has the right to do.

•
Icahn asserts that the prosecution of the Plan constitutes an “Enforcement Action” or the exercise of remedies as a secured creditor, and that the First Lien Lenders enjoy an exclusive right to pursue such an “Enforcement Action” pursuant to section 3.01 of the Intercreditor Agreement.  Notably, Icahn offers no legal authority in support of their proposition.  Furthermore, the Debtors and the Ad Hoc Committee believe that, contrary to Icahn’s contentions, the filing and prosecution of the Plan constitutes neither an “Enforcement Action” nor the exercise of remedies by a secured creditor insofar as the definition of “Enforcement Action” is tied to the exercise of rights and remedies against the “Shared Collateral” (as defined in the Intercreditor Agreement).  The Debtors and the Ad Hoc Committee believe that Shared Collateral is not being sold or liquidated under either Plan but rather is being reorganized under chapter 11 of the Bankruptcy Code and continuing liens are being granted in the Shared Collateral solely to the First Lien Lenders.

•
For similar reasons, the Debtors and the Ad Hoc Committee believe that the filing and prosecution of the Icahn/Beal Plan by the First Lien Lenders does not constitute an “Enforcement Action” against the Shared Collateral and the Ad Hoc Committee’s objections to the Icahn/Beal Disclosure Statement and Icahn/Beal Plan do not and would not violate section 3.02(ii)(A) of the Intercreditor Agreement.  The First Lien Lenders are seeking to equitize their debt pursuant to a chapter 11 process and have offered equity to Second Lien Noteholders.  The Ad Hoc Committee and the Debtors believe that, in doing so, Icahn has not sought to exercise a right or remedy as secured creditor, but instead is looking to capture equity upside through the conversion of all of its debt to equity.

•
Similarly, the Debtors and the Ad Hoc Committee believe that the First Lien Lenders cannot avail themselves of the turnover provisions of Section 4.01 of the Intercreditor Agreement because such provisions specifically and expressly relate to the application of “proceeds of Shared Collateral . . . resulting from the sale, collection or other disposition of Shared Collateral in connection with or resulting from any Enforcement Action.”  Intercreditor Agreement § 4.01.  The Debtors and the Ad Hoc Committee believe that the turnover provisions specifically refer to lien subordination rather than payment subordination, and are only relevant upon the sale or liquidation or collateral and the application of proceeds resulting therefrom.  As described above, the Debtors and the Ad Hoc Committee believe that both competing plans contemplate the equitization of debt and the reorganization of the Debtors under chapter 11, not a sale or a liquidation of the Shared Collateral.  Moreover, the First Lien Lenders have repeatedly asserted in these cases that the Second Lien Noteholders are out of the money and totally unsecured.  Thus, the Debtors and the Ad Hoc Committee believe that any recovery to the Second Lien Noteholders cannot, by the First Lien Lenders’ own admission, constitute proceeds of Shared Collateral.

•
Finally, the Ad Hoc Committee is not challenging the right of the First Lien Lenders to receive adequate protection payments that compensate them for any diminution in the value of their collateral, and instead is pursuing rights generally available under the Bankruptcy Code.

Accordingly, for these and other reasons, the Ad Hoc Committee and the Debtors believe the allegations in the Icahn/Beal Disclosure Statement are meritless and have no impact on the Plan.

C.	Liquidation Under Chapter 7

If no chapter 11 plan can be confirmed, the Reorganization Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code.  A discussion of the effect that a chapter 7 liquidation would have on the recoveries of holders of claims is set forth in Section X.D of this Disclosure Statement.  The Debtors believe that liquidation under chapter 7 would result in smaller distributions being made to creditors than those provided for in the Plan because (a) the likelihood that other assets of the Debtors would have to be sold or otherwise disposed of in a less orderly fashion, (b) additional administrative expenses attendant to the appointment of a trustee and the trustee’s employment of attorneys and other professionals, (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors’ operations.  In a chapter 7 liquidation, the Debtors believe that there would be no distribution to holders of allowed claims in Classes 5, 6, 7, 8, and 9 and the distribution to holders of allowed claims in Classes 3 and 4 would be materially less.

XIV.

Certain United States Federal Income Tax Consequences of the Plan

The following discussion summarizes certain material U.S. federal income tax consequences expected to result to (i) the Debtors and the Reorganized Debtors, (ii) the holders of First Lien Lender Secured Claims, (iii) the holders of Second Lien Note Claims, (iv) the holders of General Unsecured Claims, and (v) the holders of Convenience Claims (collectively, the “Holders”).  The following summary does not address the U.S. federal income tax consequences to holders whose claims are not impaired (e.g., Other Priority Claims and Other Secured Claims) or to Mr. Trump or ACE Entertainment Holdings, Inc.  In addition, the following does not address the U.S. federal income tax consequences to holders of TER Equity Interests and holders of TER Holdings Equity Interests, as they are deemed to reject the Plan. This discussion is based on current provisions of the Tax Code, applicable Treasury regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the “Service”).  There can be no assurance that the Service will not take a contrary view.  No ruling from the Service has been or will be sought nor will any counsel provide a legal opinion as to any of the expected tax consequences set forth below.

Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein.  Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to the Holders, the Debtors and the Reorganized Debtors.  It cannot be predicted whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to the Holders, the Debtors or the Reorganized Debtors.

The following discussion is for general information only, and does not address the tax consequences to holders of Claims who are not Holders (as defined above).  The tax treatment of a Holder may vary depending upon such Holder’s particular situation.  In addition, this summary generally does not address foreign, state or local tax consequences of the Plan, nor does it address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, other financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, U.S. persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, taxpayers subject to the alternative minimum tax, tax-exempt organizations (including, without limitation, certain pension funds), persons holding an equity interest as part of an integrated constructive sale, hedge, conversion transaction or straddle, pass-through entities and investors in pass-through entities).  Furthermore, this summary does not address U.S. federal taxes other than income taxes, nor does it apply to any person that acquires loans governed by the Amended and Restated Credit Agreement (“Modified First Lien Loans”) in the secondary market.  This discussion assumes that the First Lien Lender Claims, the Second Lien Note Claims, the New Common Stock and the Modified First Lien Loans are held as “capital assets” (generally, held for investment) within the meaning of Section 1221 of the Tax Code and that TER Holdings has been and will be treated and taxed as a partnership for U.S. federal income tax purposes.  EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS OR EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE PROPONENTS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS OR EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A.	U.S. Federal Income Tax Consequences to the Debtors

1.	Cancellation of Indebtedness and Reduction of Tax Attributes.

The transactions in respect of the General Unsecured Claims and the Convenience Claims will result in cancellation of indebtedness (“COD”) income and the modification of the First Lien Lender Secured Claims pursuant to the Amended and Restated Credit Agreement may result in COD income if the issue price of the Modified First Lien Loans is less than the adjusted issue price of the First Lien Lender Secured Claims prior to being modified.  See “U.S. Federal Income Tax Consequences to U.S. Holders—Modification of First Lien Lender Claims,” below.

Under Section 108 of the Tax Code, COD income is excluded from income if it occurs in a case brought under the Bankruptcy Code, provided the taxpayer is under the jurisdiction of a court in such case and the cancellation of indebtedness is granted by the court or is pursuant to a plan approved by the court (the “Bankruptcy Exception”).  Generally, under Section 108(b) of the Tax Code, any COD income excluded from income under the Bankruptcy Exception must be applied against and reduce certain tax attributes of the taxpayer.  Unless the taxpayer elects to have such reduction apply first against the basis of its depreciable property, such reduction is first applied against net operating losses (“NOLs”) of the taxpayer (including NOLs from the taxable year of discharge and any NOL carryover to such taxable year), and then to certain tax credits, capital loss and capital loss carryovers, and tax basis.  Any reduction in tax attributes in respect of excluded COD income does not occur until after the determination of the taxpayer’s income or loss for the taxable year in which the COD income is realized.  Accordingly, assuming the Marina Sale occurs in the same taxable year in which the COD income is realized, such tax attributes should be available to offset or reduce any gain recognized by Reorganized TER on the Marina Sale.

Under Section 108(d)(6) of the Tax Code, when an entity (like TER Holdings) that is taxed as a partnership realizes COD income, its partners are treated as receiving their allocable share of such COD income and the Bankruptcy Exception (and related attribute reduction) is applied at the partner level rather than at the entity level.  Accordingly, TER and the other partners of TER Holdings will be treated as receiving their allocable share of the COD income realized by TER Holdings.  However, TER will not be required to include in its income any COD income generated by and allocated to it as a result of the implementation of the Plan because the cancellation of indebtedness will occur in a case brought under the Bankruptcy Code and TER will qualify for the Bankruptcy Exception.  TER will be required to reduce its tax attributes in an amount equal to the amount of COD income excluded from income under the Bankruptcy Exception.  TER currently expects, subject to the discussion in the next paragraph, that COD income resulting from the Plan and allocated to it will be excluded from its income under the Bankruptcy Exception, and, as a result, it will reduce its NOLs by the amount of such COD income.  TER does not expect to have sufficient NOLs to fully offset its COD income, and accordingly expects to be required under Section 108(b) of the Tax Code to reduce other tax attributes.

Changes to the Tax Code as a result of the American Recovery and Reinvestment Act of 2009 would permit TER Holdings to elect to defer its partners’ inclusion of COD income resulting from the Plan.  Subject to certain circumstances where the recognition of COD income is accelerated, the amount of COD income would under that election be includible in the partners’ income ratably over a five-taxable year period beginning with the fifth taxable year after the COD income arises.  The election to defer COD income would be in lieu of excluding it and reducing NOLs and certain tax attributes as described above.  The collateral tax consequences of making such election are complex.  The Ad Hoc Committee is currently analyzing whether the deferral election would be advantageous to Reorganized TER.

2.	Section 382 Limitations on NOLs.

The Plan will trigger an “ownership change” of TER on the Effective Date for purposes of Section 382 of the Tax Code.  Consequently, following the Effective Date, any remaining NOL carryforwards and certain other tax attributes (including current year NOLs) of TER allocable under the tax law to periods prior to the Effective Date (collectively, “pre-change losses”) will be subject to limitation under Section 382, subject to the following discussion regarding special rules in the context of certain bankruptcy proceedings.  Any Section 382 limitations apply in addition to, and not in lieu of, the attribute reduction that results from the COD arising in connection with the Plan.

Under Section 382 of the Tax Code, if a corporation undergoes an ownership change and the corporation does not qualify for (or elects out of) the special bankruptcy exception discussed below, the amount of its pre-change losses that may be utilized to offset future taxable income is subject to an annual limitation.  In general, the amount of the annual limitation is equal to the product of (i) the fair market value of the stock of the corporation immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long term tax exempt rate” in effect for the month in which the ownership change occurs (e.g., 4.48% for ownership changes occurring in August, 2009).  For a corporation in bankruptcy that undergoes an ownership change pursuant to a confirmed bankruptcy plan, the fair market value of the stock of the corporation is generally determined immediately after (rather than before) the ownership change after giving effect to the surrender of creditors’ claims, but subject to certain adjustments; in no event, however, can the stock value for this purpose exceed the pre-change gross value of the corporation’s assets.  An exception to the foregoing annual limitation rules generally applies where qualified creditors and stockholders of a debtor corporation receive, in respect of their claims or shares, at least 50% of both the voting power and the value of the stock of the reorganized debtor pursuant to a confirmed Chapter 11 plan.  It is not expected that this exception will be applicable to the ownership change resulting from the Plan.

Any portion of the annual limitation that is not used in a given year may be carried forward, thereby adding to the annual limitation for the subsequent taxable year.  However, if the corporation does not continue its historic business or use a significant portion of its historic assets in a new business for at least two years after the ownership change, or if certain shareholders claim worthless stock deductions and continue to hold their stock in the corporation at the end of the taxable year, the annual limitation resulting from the ownership change is reduced to zero, thereby precluding any utilization of the corporation’s pre-change losses, absent any increases due to recognized built-in gains discussed below.  Generally, NOL carryforwards expire 20 years after they first arise.

Section 382 of the Tax Code also limits the deduction of certain built-in losses recognized subsequent to the date of the ownership change.  If a loss corporation has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built- in” income, gain, loss and deduction), then any built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as pre-change losses and will be subject to the annual Section 382 limitation.  Conversely, if the loss corporation has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized (or, according to a Service notice, treated as recognized) during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual Section 382 limitation in the year recognized, such that the loss corporation would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance.

Accordingly, the impact of any ownership change depends upon, among other things, the amount of pre-change losses remaining after the use or reduction of attributes due to the COD, the value of both the stock and assets of TER at such time, the continuation of its business and the amount and timing of future taxable income.

3.	Alternative Minimum Tax.

In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent that such tax exceeds the corporation’s regular U.S. federal income tax.  For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90% of a corporation’s taxable income for AMT purposes may be offset by available NOL carryforwards (as computed for AMT purposes).

In addition, if a corporation undergoes an ownership change and is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation’s aggregate tax basis in its assets is generally reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

Thus, for tax periods after the Effective Date, Reorganized TER may have to pay AMT regardless of whether it generates a NOL or has sufficient NOL carryforwards to offset regular taxable income for such periods.  Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular U.S. federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

B.	U.S. Federal Income Tax Consequences to U.S. Holders

For purposes of the following discussion, a “U.S. Holder” is a Holder who or that is or is treated for U.S. federal income tax purposes as (1) an individual that is a citizen or resident of the United States, (2) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has validly elected to continue to be treated as a U.S. person.

1.	Modification of First Lien Lender Secured Claims.

The modification of the terms of a debt instrument will be treated, for U.S. federal income tax purposes, as a “deemed” exchange of the old debt instrument for a new debt instrument if such modification is a “significant modification” under applicable Treasury regulations. In general, a modification is a “significant modification” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. Under the Treasury Regulations, a modification that adds, deletes or alters customary accounting or financial covenants is, without more, not a significant modification.

Treasury regulations provide that a change in the yield of a debt instrument is a significant modification if the yield on the modified instrument varies from the annual yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or five percent of the annual yield of the unmodified instrument.  Also, a modification that changes the timing of payments due under a debt instrument is a significant modification if it results in the material deferral of scheduled payments.  The materiality of the deferral depends on all the facts and circumstances, including the length of the deferral, the original term of the instrument, the amounts of the payments that are deferred and the time period between the modification and the actual deferral of payments.

The Ad Hoc Committee believes, and the remainder of this discussion assumes, that the modification of the First Lien Lender Secured Claims pursuant to the Amended and Restated Credit Agreement constitutes a “significant modification” and thus results in a deemed exchange of the First Lien Lender Secured Claims.  In addition, the Ad Hoc Committee believes, and the remainder of this discussion assumes, that any cash received in respect of a First Lien Lender Secured Claim should be treated as a payment of principal occurring immediately prior to the deemed exchange and not as a consideration received in the deemed exchange.  If a contrary position with respect to either of these two items is successfully asserted by the Service, the U.S. federal income tax consequences of the modification of the First Lien Lender Secured Claims could materially differ from those described below.  Each U.S. Holder should consult its own tax advisor with respect to the correctness of the Ad Hoc Committee’s positions and the tax consequences of the modification of the First Lien Lender Secured Claims if those positions are not correct.

Fully Taxable Exchange.  The deemed exchange of the First Lien Lender Secured Claims will be treated as a fully taxable transaction.  Accordingly, the exchanging U.S. Holder should recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the fair market value of the equity interests of TCI 2, if any, plus the “issue price” of the Modified First Lien Loans received (other than in respect of accrued but unpaid interest and possibly accrued original issue discount (“OID”) (see “—Ownership and Disposition of the Modified First Lien Loans—Stated Interest and Original Issue Discount,” below) and (ii) the U.S. Holder’s adjusted tax basis in the First Lien Lender Secured Claims exchanged (other than any basis attributable to accrued but unpaid interest and possibly accrued OID). See “—Character of Gain or Loss,” below.  In addition, a U.S. Holder will have interest income to the extent of any consideration allocable to accrued but unpaid interest not previously included in income.  See “—Payment of Accrued Interest,” below.  The exchanging U.S. Holder should consult his or her own tax advisor regarding the possible application of the installment method of accounting under Section 453 of the Tax Code to any gain that the U.S. Holder realizes on the deemed exchange.

Generally, assuming no prior bad debt deduction has been claimed, a U.S. Holder’s adjusted tax basis in a First Lien Lender Secured Claim will be equal to the cost of the Claim to such U.S. Holder, increased by any OID previously included in income (but see “—Payment of Accrued Interest,” below, regarding the possible treatment of accrued OID).  If applicable, a U.S. Holder’s tax basis in a First Lien Lender Secured Claim will also be (i) increased by any market discount previously included in income by such U.S. Holder pursuant to an election to include market discount in gross income currently as it accrues, and (ii) reduced by any cash payments received on the First Lien Lender Secured Claim (including any cash payments received pursuant to the Plan) other than payments of “qualified stated interest,” and by any amortizable bond premium that the U.S. Holder has previously deducted.

A U.S. Holder’s tax basis in the Modified First Lien Loans received will equal the issue price of such instruments, and its tax basis in the equity interests of TCI 2 will equal the fair market value of such equity, if any.  The U.S. Holder’s holding period in the Modified First Lien Loans and equity interests of TCI 2 should begin on the day following the exchange date.

Character of Gain or Loss.  Where gain or loss is recognized by a U.S. Holder in respect of the deemed exchange of the First Lien Lender Secured Claims, unless the U.S. Holder previously claimed a bad debt deduction with respect to such Claim and subject to the discussion below in “—Payment of Accrued Interest,” such gain or loss generally will be capital gain or loss except to the extent any gain is recharacterized as ordinary income pursuant to the market discount rules discussed below.  A reduced tax rate on long-term capital gain may apply to non-corporate U.S. Holders.  The deductibility of capital losses is subject to significant limitations.

A U.S. Holder that purchased its First Lien Lender Secured Claims from a prior holder at a “market discount” (relative to the principal amount of the Claims at the time of acquisition) may be subject to the market discount rules of the Tax Code.  In general, a debt instrument is considered to have been acquired with “market discount” if its holder’s adjusted tax basis in the debt instrument is less than (i) its stated principal amount or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a de minimis amount.  The de minimis amount is equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity.  Generally, qualified stated interest is a stated amount of interest payable in cash at least annually.

Under these market discount rules, any gain recognized on the deemed exchange of First Lien Lender Secured Claims generally will be treated as ordinary income to the extent of the market discount accrued (on a straight line basis or, at the election of the U.S. Holder, on a constant interest basis) during the U.S. Holder’s period of ownership, unless the U.S. Holder elected to include the market discount in income as it accrued.  If a U.S. Holder did not elect to include market discount in income as it accrued and thus, under the market discount rules, was required to defer all or a portion of any deductions for interest on debt incurred or maintained to purchase or carry its First Lien Lender Secured Claims, such deferred amounts would become fully deductible at the time of the exchange.

Payment of Accrued Interest.  In general, to the extent that any consideration received pursuant to the Plan by a U.S. Holder is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the U.S. Holder as interest income (if not previously included in the U.S. Holder’s gross income).  Conversely, a U.S. Holder generally recognizes a deductible loss to the extent any accrued interest or OID was previously included in its gross income and is not paid in full.  However, the Service has privately ruled that a holder of a security of a corporate issuer, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID.  Accordingly it is also unclear whether, by analogy, a U.S. Holder would be required to recognize a capital loss, rather than an ordinary loss, with respect to previously included OID that is not paid in full.

The Plan provides that consideration received in respect of a Claim is allocable first to the principal amount of the Claim (as determined for U.S. federal income tax purposes) and then, to the extent of any excess, to the remainder of the Claim, including any Claim for accrued but unpaid interest (in contrast, for example, to a pro rata allocation of a portion of the consideration received between principal and interest, or an allocation first to accrued but unpaid interest).  See Section 6.10 of the Plan.  There is no assurance that the Service will respect such allocation for U.S. federal income tax purposes.  You are urged to consult your own tax advisor regarding the allocation of consideration and the deductibility of accrued but unpaid interest and accrued OID for U.S. federal income tax purposes.

2.	Ownership and Disposition of the Modified First Lien Loans.

Stated Interest, OID and Issue Price.  A U.S. Holder of Modified First Lien Loans will be required to include stated interest on the Modified First Lien Loans in income in accordance with the U.S. Holder’s regular method of accounting to the extent such stated interest is “qualified stated interest.”  Stated interest generally is “qualified stated interest” if it is unconditionally payable in cash at least annually.  Subject to the application of the option rule discussed below, the stated interest payable on the Modified First Lien Loans should be qualified stated interest.

A debt instrument generally has OID if its “stated redemption price at maturity” exceeds its “issue price” by more than a de minimis amount.  A debt instrument’s stated redemption price at maturity includes all principal and interest payable over the term of the debt instrument, other than qualified stated interest.

The “issue price” of the Modified First Lien Loans depends on whether, at any time during the 60-day period ending 30 days after the exchange date, the Modified First Lien Loans are traded on an “established market” or the First Lien Lender Secured Claims exchanged for the Modified First Lien Loans are traded on an established market.  Pursuant to applicable Treasury regulations, an “established market” need not be a formal market.  It is sufficient that the Modified First Lien Loans or First Lien Lender Secured Claims appear on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions.  Also, under certain circumstances, debt is considered to be traded on an established market when price quotations for such debt are readily available from dealers, brokers or traders.

If the Modified First Lien Loans or the First Lien Lender Secured Claims are treated for U.S. federal income tax purposes as traded on an established market, the issue price of the Modified First Lien Loans will equal the fair market value of such loans on the Effective Date. In such event, a Modified First Lien Loan will be treated as issued with OID to the extent that its issue price is less than its stated redemption price at maturity.  Depending on the fair market value of the Modified First Lien Loans, the total amount of OID could be substantial.

If neither the Modified First Lien Loans nor the First Lien Lender Secured Claims are traded on an established market, the issue price for the Modified First Lien Loans should be the stated redemption price at maturity of the Modified First Lien Loans.

It is uncertain whether the First Lien Lender Secured Claims are, or whether the Modified First Lien Loans will be, traded on an established market.  TER Holdings, however, intends to treat the Modified First Lien Loans as having an issue price equal to their stated redemption price at maturity.  In general, TER Holding’s determination of issue price will be binding on all holders of Claims, other than a holder that explicitly discloses its inconsistent treatment in a statement attached to its timely filed tax return for the taxable year in which the deemed exchange occurs.  There can be no assurance, however, that the IRS will not successfully assert a contrary position.  If, contrary to TER Holding’s intended treatment, the Modified First Lien Loans are treated as issued with OID, a U.S. Holder of a Modified First Lien Loan will be subject to the rules governing OID.  Unless otherwise indicated, the remainder of this discussion assumes that the Modified First Lien Loans are not issued with OID.

The terms of the Modified First Lien Loans provide for certain deferrals of principal and interest payments based on available cash flow, which deferred amounts would accrue interest at a higher interest rate than the regular interest rate on the Modified First Lien Loans.  Additionally, Reorganized TER Holdings generally has the unconditional option to prepay the Modified First Lien Loans at any time without premium or penalty.  For purposes of initially determining the yield and maturity of the Modified First Lien Loans under applicable Treasury Regulations, Reorganized TER Holdings will be deemed to exercise or not exercise this option in a manner that minimizes the yield on the Modified First Lien Loans.  Accordingly, Reorganized TER Holdings should be deemed for these purposes to exercise its option to prepay the Modified First Lien Loans in full immediately before any deferral of a principal or interest payment on the Modified First Lien Loans, and not to exercise its option to prepay the Modified First Lien Loans in part or in full on earlier dates.  If Reorganized TER Holdings does not in fact exercise its option to prepay the Modified First Lien Loans in full at that time, a U.S. Holder’s OID calculation for future periods will be adjusted by treating the Modified First Lien Loans as if they had been retired and then reissued for an amount equal to their adjusted issue price at that time and re-calculating the total amount of OID and yield to maturity of the reissued Modified First Lien Loans (taking into account the application of the option rule under the applicable Treasury regulations discussed above).

The rules regarding the determination of issue price and OID are complex, and the OID rules described above may not apply in all cases.  Additionally, it is possible that the option rule discussed above may not be applicable to the Modified First Lien Loans, in which case the Modified First Lien Loans might be subject to special rules governing contingent payment debt instruments (“CPDI”).  While TER Holdings intends to take the position that the Modified First Lien Loans are not subject to the CPDI rules, the IRS may successfully assert a contrary conclusion.  Accordingly, you should consult your own tax advisor regarding the determination of the issue price of the Modified First Lien Loans and the possible application of the OID and CPDI rules.

Sale, Redemption or Repurchase.  U.S. Holders generally will recognize capital gain or loss upon the sale, redemption or other taxable disposition of Modified First Lien Loans in an amount equal to the difference between the U.S. Holder’s adjusted tax basis in the Modified First Lien Loans and the sum of the cash plus the fair market value of any property received from such disposition (other than amounts attributable to accrued but unpaid stated interest on the Modified First Lien Loans, which will be taxable as ordinary income for U.S. federal income tax purposes to the extent not previously so taxed).  Generally, a U.S. Holder’s adjusted tax basis in a Modified First Lien Loan will be equal to its initial tax basis (as determined above), increased by any OID previously included in income, and reduced by any cash payments received on the Modified First Lien Loan other than payments of “qualified stated interest.”

The gain or loss generally will be treated as capital gain or loss.  Any capital gain or loss generally should be long-term if the U.S. Holder’s holding period for its Modified First Lien Loans is more than one year at the time of disposition.  A reduced tax rate on long-term capital gain may apply to non-corporate U.S. Holders.  The deductibility of capital loss is subject to significant limitations.  If the Modified First Lien Loans were treated as CPDI, any gain would be ordinary income and not capital gain, and in certain circumstances all or a portion of any loss may be treated as ordinary loss.

3.	Satisfaction of General Unsecured Claims.

Pursuant to the Plan, holders of Second Lien Note Claims and General Unsecured Claims will receive in satisfaction of their claims a combination of New Common Stock, Cash and/or Subscription Rights, as applicable.  Accordingly, each U.S. Holder of Second Lien Note Claims and General Unsecured Claims generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the “amount realized” by such U.S. Holder in satisfaction of its claims (other than any consideration received in respect of accrued but unpaid interest (see “—Modification of First Lien Lender Secured Claims—Payment of Accrued Interest,” above)) and (ii) the U.S. Holder’s adjusted tax basis in the General Unsecured Claims surrendered.  Generally, the “amount realized” by a U.S. Holder will equal the sum of the fair market value of the New Common Stock plus the fair market value of any Subscription Rights or the amount of cash, as applicable, received.

Character of Gain or Loss.  Where gain or loss is recognized by a U.S. Holder in respect of its Second Lien Note Claims and General Unsecured Claims, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the U.S. Holder, whether the Second Lien Note Claim and General Unsecured Claim constitutes a capital asset in the hands of the U.S. Holder and how long it has been held, whether the Second Lien Note Claim and General Unsecured Claim was acquired at a market discount and whether and to what extent the U.S. Holder had previously claimed a bad debt deduction (see “—Modification of First Lien Lender Secured Claims—Character of Gain or Loss,” above).

Basis and Holding Period.  In general, a U.S. Holder’s aggregate tax basis in any New Common Stock and, if applicable, Subscription Rights received in respect of a Second Lien Note Claim and General Unsecured Claim will equal the fair market value of such New Common Stock and Subscription Rights and its holding period in any such New Common Stock and Subscription Rights will begin on the day following the issuance of such property.

Alternative Characterization.  Notwithstanding the foregoing, it is possible that the Service may attempt to characterize the receipt of New Common Stock and Subscription Rights or cash, as applicable, as part of a non-recognition transaction.  If such a characterization were successfully asserted by the Service, U.S. Holders would not be permitted to recognize any loss on the satisfaction of their Second Lien Note Claims and General Unsecured Claims and would only be required to recognize gain to the extent of the fair market value of any non-stock consideration (e.g., Cash or Subscription Rights) received.  In such event, each U.S. Holder generally would have an aggregate tax basis in the New Common Stock received equal to its adjusted tax basis in the Second Lien Note Claims and General Unsecured Claims surrendered, decreased by the fair market value of any non-stock consideration received and increased by any gain recognized in the transaction.  In addition, a U.S. Holder’s holding period in New Common Stock generally would include its holding period in the Second Lien Note Claims and General Unsecured Claims surrendered.  Each U.S. holder is urged to consult its own tax advisor regarding the proper characterization of the receipt of New Common Stock and either Cash or Subscription Rights, as applicable, in satisfaction of its Second Lien Note Claims and General Unsecured Claims.

4.	Satisfaction of Convenience Claims.

The U.S. federal income tax consequences of the Plan to holders of Convenience Claims generally will be the same as that described above with respect to holders of Second Lien Note Claims and General Unsecured Claims.

5.	Receipt of Backstop Stock.

The receipt of the Backstop Stock by the Backstop Parties should be treated as consideration received for entering into the Backstop Agreement.  Accordingly, each U.S. Holder that receives Backstop Stock should include in income the fair market value of the Backstop Stock it receives.

6.	Exercise or Lapse of Subscription Rights.

A U.S. Holder of Subscription Rights generally will not recognize gain or loss upon the exercise of such Subscription Rights.  A U.S. Holder’s tax basis in any New Common Stock received upon exercise of a Subscription Right generally will equal the sum of (i) the holder’s tax basis in the Subscription Right (which for this purpose should equal the fair market value of the Subscription Right (see, “—Satisfaction of General Unsecured Claims—Basis and Holding Period”)) and (ii) the amount paid for the New Common Stock.  A U.S. Holder’s holding period in any New Common Stock received upon exercise of a Subscription Right generally will begin on the day following its acquisition.

Upon the lapse of a Subscription Right, a U.S Holder generally would recognize a short-term capital loss in an amount equal to its tax basis in the Subscription Right.

7.	Ownership and Disposition of New Common Stock.

Distributions.  Distributions, if any, paid on the New Common Stock, to the extent made from the current or accumulated earnings and profits of Reorganized TER, as determined for United States federal income tax purposes, will be treated as dividends and included in income by a U.S. Holder when received or accrued in accordance with such U.S. Holders method of accounting.  Distributions in excess of such amount will first be treated as a non-taxable return of capital that reduces the U.S. Holder’s tax basis in the New Common Stock, and thereafter as taxable gain from the sale or exchange of the New Common Stock.  Taxable distributions received by certain non-corporate taxpayers, including individuals, prior to January 1, 2011 generally will be taxed at a maximum rate of 15%.  Taxable distributions received on or after January 1, 2011 will be subject to tax at ordinary income tax rates.  Taxable distributions made to corporate holders may qualify for the dividends received deduction.

Sale, Exchange or Other Disposition. A U.S. holder that disposes of its New Common Stock by sale, exchange or other disposition generally will recognize taxable gain or loss in an amount equal to the difference between (i) the amount of cash and the fair market value of other property received in exchange for the New Common Stock and (ii) the U.S. Holder’s tax basis in the New Common Stock.  Any such gain generally will be treated as ordinary income to the extent of (a) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to the Second Lien Note Claim for which New Common Stock was received and any ordinary loss deductions incurred upon satisfaction of the Second Lien Note Claim, less any income (other than interest income) recognized by the U.S. Holder upon satisfaction of the Second Lien Note Claim, (b) with respect to a cash-basis U.S. Holder, any amounts which would have been included in its gross income if the U.S. Holder’s Second Lien Note Claim had been satisfied in full but which was not included by reason of the cash method of accounting and (c) any accrued market discount that was not previously included in income.   Any gain in excess of such amounts and any loss generally will be treated as capital gain or loss.  The maximum United States federal income tax rate on capital gains realized by certain non-corporate taxpayers, including individuals, generally is 15% for capital assets held for more than one year and disposed of prior to January 1, 2011.  Capital gains on the sale of capital assets held for one year or less are subject to United States federal income tax at ordinary income rates.  The deductibility of capital losses is subject to limitations.

8.	Section 754 Election.

The Tax Code provides for adjustments to the basis of partnership property upon distributions (including a deemed distribution as a result of a decrease in a partner’s share of partnership liabilities) of partnership property to a partner provided that the partnership has made the election set forth in Section 754 of the Tax Code.  Under those rules, a partnership generally will increase the basis of its property by the amount of any gain recognized by the distributee partner as a result of the distribution.

Pursuant to the Plan, the equity interests of certain limited partners of TER Holdings and partnership liabilities allocable to such partners will be cancelled resulting in a deemed distribution to those partners, which may require the affected partners to recognize gain.  If the Debtors conclude that the affected partners will be required to recognize gain, TER Holdings will likely make the election set forth in Section 754 of the Tax Code and increase its basis in its property by the amount of such gain.

9.	Backup Withholding and Information Reporting.

A U.S. Holder may be subject to backup withholding at the applicable tax rate (currently 28%) with respect to payments of interest (including accruals of OID), dividends and any other reportable payments, possibly including amounts received pursuant to the Plan and payments of proceeds from the sale, retirement or other disposition of the Modified First Lien Loans or the New Common Stock, unless such U.S. Holder (x) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (y) provides a correct taxpayer identification number (“TIN”) on Service Form W-9 (or a suitable substitute form), certifies as to no loss of exemption from backup withholding and complies with applicable requirements of the backup withholding rules.  An otherwise exempt U.S. Holder may be subject to backup withholding if, among other things, the U.S. Holder (i) fails to properly report payments of interest and dividends or (ii) in certain circumstances, has failed to certify, under penalty of perjury, that such U.S. Holder has furnished a correct TIN.  U.S. Holders that do not provide a correct TIN may also be subject to penalties imposed by the Service.

Backup withholding is not an additional tax.  Rather, the amount of tax withheld will be credited against the U.S. federal income tax liability of persons subject to backup withholding.  If withholding results in an overpayment of U.S. federal income taxes, a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the Service.

The Reorganized Debtors (or their paying agent) may be obligated to provide information statements to the Service and to U.S. Holders who receive payments (except with respect to U.S. Holders that are exempt from the information reporting rules, such as corporations).  Each U.S. Holder should consult its own tax advisor regarding its qualification for exemption from backup withholding and information reporting and the procedures for obtaining such exemption.

10.	Reportable Transactions.

Treasury regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of certain thresholds.  Each U.S. Holder is urged to consult its own tax advisor regarding these regulations and whether the transactions occurring pursuant to the Plan would be subject to these regulations and require disclosure on its tax return.

THE FOREGOING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PLAN DESCRIBED HEREIN AND THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

Conclusion

The Ad Hoc Committee and the Debtors believe the Plan is in the best interests of all creditors and urges the holders of impaired claims in Classes 3, 4, 5, 6 and 7 to vote to accept the Plan and to evidence such acceptance by returning their Ballots.

Dated:	December 24, 2009
New York, New York

Respectfully submitted,

LOWENSTEIN SANDLER PC

By:	/s/ Jeffrey D. Prol
Kenneth A. Rosen
Jeffrey D. Prol
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone: 973-597-2500
Facsimile: 973-597-2400

STROOCK & STROOCK & LAVAN LLP
Kristopher M. Hansen
Curtis C. Mechling
Erez E. Gilad
Matthew Garofalo
180 Maiden Lane
New York, New York 10038
Telephone: 212-806-5400
Facsimile: 212-806-6006

On behalf of the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015

-and-

TCI 2 Holdings, LLC
Trump Entertainment Resorts, Inc.
Trump Entertainment Resorts Holdings, L.P.
Trump Entertainment Resorts Funding, Inc.
Trump Entertainment Resorts Development Company, LLC
Trump Taj Mahal Associates, LLC, d/b/a Trump Taj Mahal Casino Resort
Trump Plaza Associates, LLC, d/b/a Trump Plaza Hotel and Casino
Trump Marina Associates, LLC, d/b/a Trump Marina Hotel Casino
TER Management Co., LLC
TER Development Co., LLC

By:	/s/ Mark Juliano
Name:	Mark Juliano
Title:	Chief Executive Officer

DECEMBER 24, 2009

UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY
Caption in compliance with D.N.J. LBR 9004-2(c)

LOWENSTEIN SANDLER PC
Kenneth A. Rosen (KR 4693)
Jeffrey D. Prol (JP 7454)
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone:  973-597-2500
Facsimile:  973-597-2400
Email:    krosen@lowenstein.com
               jprol@lowenstein.com

   - and -

STROOCK & STROOCK & LAVAN LLP
Kristopher M. Hansen (KH 4679)
Curtis C. Mechling (CM 5957)
Erez E. Gilad (EG 7601)
Matthew Garofalo (MG 9831)
180 Maiden Lane
New York, New York 10038
Telephone:  212-806-5400
Facsimile:  212-806-6006
Email:   khansen@stroock.com
             cmechling@stroock.com
             egilad@stroock.com
             mgarofalo@stroock.com

Co-Counsel to Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015

McCARTER & ENGLISH, LLP
Charles A. Stanziale, Jr.
Joseph Lubertazzi, Jr.
Lisa S. Bonsall
Jeffrey T. Testa
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Telephone: (973) 622-4444
Facsimile:  (973) 624-7070
Email:   cstanziale@mccarter.com
              jlubertazzi@mccarter.com
              lbonsall@mccarter.com
              jtesta@mccarter.com

Counsel for Debtors and Debtors in Possession

WEIL, GOTSHAL & MANGES LLP
Michael F. Walsh
Philip Rosen
Ted S. Waksman
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile:  (212) 310-8007
Email:     michael.walsh@weil.com
philip.rosen@weil.com
ted.waksman@weil.com

Co-Counsel for Debtors and Debtors in Possession

Chapter 11
Case No.: 09-13654 (JHW)
(Jointly Administered)

In re: TCI 2 HOLDINGS, LLC, et al., Debtors.

SIXTH AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED
BY THE AD HOC COMMITTEE OF HOLDERS OF 8.5%
SENIOR SECURED NOTES DUE 2015 AND THE DEBTORS

1.43	Debtors	5
1.44	Debtors in Possession	5
1.45	Disallowed	5
1.46	Disbursing Agent	5
1.47	Disclosure Statement	5
1.48	Disclosure Statement Order	6
1.49	Dismissed Debtors	6
1.50	Disputed Claim	6
1.51	Disputed Rights Offering List	6
1.52	Distribution Record Date	6
1.53	DJT Advisors	6
1.54	DJT Claims	6
1.55	DJT Parties	6
1.56	DJT Settlement Agreement	6
1.57	DJT Stock	6
1.58	DJT Warrant Agreement	7
1.59	DJT Warrants	7
1.60	DTC	7
1.61	Effective Date	7
1.62	Eligible Holder	7
1.63	Equity Distribution	7
1.64	Equity Interest	7
1.65	Final Cash Collateral Order	7
1.66	Final Distribution Date	7
1.67	Final Order	7
1.68	First Lien Collateral Agent	8
1.69	First Lien Credit Agreement	8
1.70	First Lien Lenders	8
1.71	First Lien Lender Claims	8
1.72	First Lien Lender Collateral Value	8
1.73	First Lien Lender Deficiency Claim	8
1.74	First Lien Lender Secured Claims	8
1.75	Florida Litigation	8
1.76	General Unsecured Claim	8
1.77	Intercompany Claim	9
1.78	Marina Sale	9
1.79	Marina Sale Agreement	9
1.80	Marina Sale Proceeds	9
1.81	New Common Stock	9
1.82	New Limited Partner	9
1.83	New Partnership Interests	9
1.84	New Term Loan	9
1.85	NJCCC	9
1.86	Other Priority Claim	9
1.87	Other Secured Claim	10
1.88	Per Share Rights Offering Amount	10
1.89	Personal Trump Guaranty	10
1.90	Plan	10
1.91	Plan Supplement	10
1.92	Priority Tax Claim	10
1.93	Pro Rata	10

ii

	1.94	Recharacterization Amount	10
	1.95	Registration Rights Agreement	11
	1.96	Reinstated	11
	1.97	Released Parties	11
	1.98	Reorganization Cases	11
	1.99	Reorganized Debtors	11
	1.100	Reorganized Debtor Subsidiaries	11
	1.101	Reorganized TER	11
	1.102	Reorganized TER Holdings	11
	1.103	Restructuring Transactions	11
	1.104	Rights Offering	11
	1.105	Rights Offering Amount	11
	1.106	Rights Offering Participant	12
	1.107	Rights Offering Pro Rata Share	12
	1.108	Rights Offering Proceeds	12
	1.109	Rights Offering Record Date	12
	1.110	Rights Offering Stock	12
	1.111	Rights Participation Claim Amount	12
	1.112	Schedules	13
	1.113	Schedule of Rejected Contracts	13
	1.114	Second Lien Notes	13
	1.115	Second Lien Note Claims	13
	1.116	Second Lien Notes Indenture	13
	1.117	Second Lien Indenture Trustee	13
	1.118	Section 510(b) Claim	13
	1.119	Secured	13
	1.120	Subsidiary Equity Interests	13
	1.121	Subscription Agent	13
	1.122	Subscription Commencement Date	13
	1.123	Subscription Expiration Date	13
	1.124	Subscription Form	14
	1.125	Subscription Payment Date	14
	1.126	Subscription Purchase Price	14
	1.127	Subscription Rights	14
	1.128	Subscription Rights Equivalent Amount	14
	1.129	TCI 2	14
	1.130	TER	14
	1.131	TER Development	14
	1.132	TER Funding	14
	1.133	TER Holdings	14
	1.134	TER Management	14
	1.135	Trump Marina	14
	1.136	Unsubscribed Shares	14
	1.137	Voting Deadline	14
	1.138	Voting Record Date	14

B.	Interpretation; Application of Definitions and Rules of Construction.		14

Section 2.	ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS		15

	2.1	Administrative Expense Claims	15

iii

	2.2	Compensation and Reimbursement Claims	15
	2.3	Priority Tax Claims	16

Section 3.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS		16

Section 4.	TREATMENT OF CLAIMS AND EQUITY INTERESTS		17

	4.1	Other Priority Claims (Class 1)	17
	4.2	Other Secured Claims (Class 2)	17
	4.3	First Lien Lender Secured Claims (Class 3)	17
	4.4	Second Lien Note Claims (Class 4)	18
	4.5	General Unsecured Claims (Class 5)	18
	4.6	DJT Claims (Class 6)	18
	4.7	Convenience Claims (Class 7)	19
	4.8	Intercompany Claims (Class 8)	19
	4.9	Section 510(b) Claims (Class 9)	19
	4.10	Equity Interests in TER (Class 10)	19
	4.11	Equity Interests in TER Holdings (Class 11)	19
	4.12	Subsidiary Equity Interests (Class 12)	19

Section 5.	MEANS FOR IMPLEMENTATION		19

	5.1	Non-Substantive Consolidation	19
	5.2	Settlement of Certain Claims	20
	5.3	Authorization and Issuance of Plan Securities	20
	5.4	Rights Offering	21
	5.5	Marina Sale Agreement; Coastal Cooperation Agreement	26
	5.6	The Amended and Restated Credit Agreement	26
	5.7	Issuance of New Common Stock	26
	5.8	Amended and Restated Trademark License Agreement; Amended and Restated Trademark Security Agreement; Amended and Restated Services Agreement	27
	5.9	Waiver of Claims by the DJT Parties	27
	5.10	Subsidiary Equity Interests	27
	5.11	Cancellation of Existing Securities and Agreements	27
	5.12	Reorganized TER	28
	5.13	Other Transactions	28
	5.14	Release of Liens, Claims and Equity Interests	28

Section 6.	DISTRIBUTIONS		29

	6.1	Distribution Record Date	29
	6.2	Postpetition Interest on Claims	29
	6.3	Date of Distributions	29
	6.4	Disbursing Agent	29
	6.5	Powers of Disbursing Agent	29
	6.6	Surrender of Instruments	29
	6.7	Delivery of Distributions	30
	6.8	Manner of Payment Under Plan	30
	6.9	Setoffs	31
	6.10	Distributions After Effective Date	31
	6.11	Allocation of Distributions Between Principal and Interest	31

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Section 7.	PROCEDURES FOR DISPUTED CLAIMS		31

	7.1	Allowance of Claims	31
	7.2	Objections to Claims	31
	7.3	Payments and Distributions with Respect to Disputed Claims.	31
	7.4	Estimation of Claims	32
	7.5	Distributions Relating to Disputed Claims	32
	7.6	Distributions after Allowance	32
	7.7	Preservation of Rights to Settle Claims	32
	7.8	Disallowed Claims	33
	7.9	Reserve for Disputed General Unsecured Claims	33

Section 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES		33

	8.1	General Treatment	33
	8.2	Cure of Defaults	33
	8.3	Rejection Claims	34
	8.4	Assignment and Effect of Assumption and/or Assignment	34
	8.5	Survival of the Debtors’ Indemnification Obligations	34
	8.6	Insurance Policies	34
	8.7	Casino Property Leases	34
	8.8	Compliance with Gaming Laws and Regulations	35

Section 9.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.		36

	9.1	Conditions Precedent to the Effective Date	36
	9.2	Waiver of Conditions Precedent to Effective Date	36
	9.3	Effect of Failure of Conditions to Effective Date	36

Section 10.	EFFECT OF CONFIRMATION		37

	10.1	Vesting of Assets	37
	10.2	Discharge	37
	10.3	Term of Injunctions or Stays	38
	10.4	Injunction Against Interference with Plan	38
	10.5	Releases	38
	10.6	Exculpation	38
	10.7	Injunction Related to Releases	39
	10.8	Retention of Causes of Action/Reservation of Rights	39
	10.9	Exemption from Certain Transfer Taxes and Recording Fees	39
	10.10	Claims Payable by Insurance Carriers	40
	10.11	Solicitation of the Plan	40
	10.12	Plan Supplement	40
	10.13	Corporate Action	40

Section 11.	RETENTION OF JURISDICTION		41

Section 12.	MISCELLANEOUS PROVISIONS		42

	12.1	Payment of Statutory Fees	42
	12.2	Payment of Fees and Expenses of Indenture Trustee	42

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12.3	Substantial Consummation	43
12.4	Request for Expedited Determination of Taxes	43
12.5	Retiree Benefits	43
12.6	Amendments	43
12.7	Effectuating Documents and Further Transactions	43
12.8	Revocation or Withdrawal of the Plan	44
12.9	Severability	44
12.10	Governing Law	44
12.11	Time	44
12.12	Binding Effect	44
12.13	Notices	44
12.14	Plan Proponents	46
12.14	Debtors as Plan Proponents	46

Exhibit A – Coastal Letter of Intent

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INDEX OF DEFINED TERMS

Atlantic City Gaming Entities	46
HLHZ	46
Indemnified Person	24
Indemnifying Parties	24
New Securities and Documents	20
Proceedings	25
Properties	2
Purchase Notice	23
Satisfaction Notice	23
Stroock	46
Trump IP	2

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The ad hoc committee of certain holders of the 8.5% Senior Secured Notes Due 2015 issued by Trump Entertainment Resorts Holdings, L.P. and Trump Entertainment Resorts Funding, Inc. and the above captioned debtors and debtors-in-possession propose the following joint chapter 11 Plan, pursuant to section 1121(a) of title 11 of the United States Code, for the jointly-administered cases of Trump Entertainment Resorts, Inc., Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts Funding, Inc., Trump Entertainment Resorts Development Company, LLC, Trump Taj Mahal Associates, LLC d/b/a Trump Taj Mahal Casino Resort, Trump Plaza Associates, LLC d/b/a Trump Plaza Hotel and Casino, and Trump Marina Associates, LLC, d/b/a Trump Marina Hotel Casino.  The Plan contemplates that the jointly-administered cases of TCI 2 Holdings, LLC, TER Management Co., LLC and TER Development Co., LLC shall be dismissed pursuant to order of the Bankruptcy Court.

SECTION 1.	DEFINITIONS AND INTERPRETATION

A.	Definitions.

The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

1.1.           Accredited Investor means an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

1.2.           Accredited Investor Questionnaire means the Accredited Investor Questionnaire filed with the Bankruptcy Court as an exhibit to the Disclosure Statement Order and approved by the Bankruptcy Court in connection with the Plan.

1.3.           Ad Hoc Committee means the ad hoc committee of certain holders of the Second Lien Notes represented by Stroock & Stroock & Lavan LLP, Lowenstein Sandler PC, and Fox Rothschild LLP.

1.4.           Ad Hoc Committee Advisors means Stroock & Stroock & Lavan LLP, Lowenstein Sandler PC, Fox Rothschild LLP and Houlihan Lokey Howard & Zukin.

1.5.           Administrative Agent means Beal Bank, as administrative agent under the First Lien Credit Agreement.

1.6.           Administrative Expense Claim means any right to payment (other than a DJT Claim) constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b), 507(a)(2) and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ estates, any actual and necessary costs and expenses of operating the Debtors’ business, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Reorganization Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent Allowed by Final Order under sections 330 or 503 of the Bankruptcy Code.

1.7.           Administrative Expense Claims Bar Date means the Business Day which is thirty (30) days after the Effective Date or such other date as approved by order of the Bankruptcy Court.

1.8.           Allowed means, with reference to any Claim, (i) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed and for which no objection has been interposed by the Ad Hoc Committee or the Debtors, (ii) any timely filed Claim as to which no objection to allowance has been interposed in accordance with section 7.1 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, or (iii) any Claim expressly allowed by a Final Order or hereunder.  Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest on such Claim from and after the Commencement Date.

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1.9.           Amended and Restated Credit Agreement means that certain Amended and Restated First Lien Credit Agreement to be dated as of the Effective Date, among Reorganized TER, Reorganized TER Holdings, certain subsidiaries of Reorganized TER Holdings, as guarantors, the Administrative Agent and the First Lien Lenders, with respect to the New Term Loan, which shall be in form and substance acceptable to the Ad Hoc Committee.

1.10.           Amended and Restated Services Agreement means that certain Amended and Restated Services Agreement to be dated as of the Effective Date, among certain of the Reorganized Debtors and Donald J. Trump, which shall be included in draft form in the Plan Supplement and provide for: (a) the provision of certain services by Donald J. Trump to the Reorganized Debtors, on such terms and conditions as the Ad Hoc Committee and Donald J. Trump may agree, (b) a restrictive covenant prohibiting Donald J. Trump from providing any such services (other than for the Reorganized Debtors) in connection with any casino or gaming activities within the states of New York, New Jersey, Connecticut, Pennsylvania, Maryland and Delaware, and (c) such other terms and conditions that are satisfactory to the Ad Hoc Committee and Donald J. Trump.

1.11.           Amended and Restated Trademark License Agreement means that certain Amended and Restated Trademark License Agreement to be dated as of Effective Date, among certain of the Reorganized Debtors, Donald J. Trump and Ivanka Trump, which shall be included in draft form in the Plan Supplement and which shall provide for: (a) the grant to the Reorganized Debtors of (i) a perpetual royalty-free license to use the “Trump” name and image and any related intellectual property and the personal likeness and images of Donald J. Trump and Ivanka Trump (the “Trump IP”) in connection with all operations of the Debtors’ three hotel casino properties (the “Properties”) located in Atlantic City, New Jersey, (b) a restrictive covenant prohibiting the use or license in any manner by any of the DJT Parties or the Reorganized Debtors of the Trump IP (other than by the Reorganized Debtors in connection with the Properties) in connection with casino or gaming activities anywhere in the states of New York, New Jersey, Connecticut, Pennsylvania, Maryland and Delaware, (c) the right of the Reorganized Debtors to terminate the Amended and Restated Trademark License Agreement at any time (subject to a customary wind down period) without any penalty, fee or charge, and  (d) such other terms and conditions that are satisfactory to the Ad Hoc Committee, Donald J. Trump and Ivanka Trump.

1.12.           Amended Organizational Documents means the amended and/or restated certificate of incorporation or formation, the amended and/or restated bylaws, and/or such other applicable amended and/or restated organizational documents (including any limited liability company operating agreement or partnership agreement) of Reorganized TER and Reorganized TER Holdings and of the other Reorganized Debtors, each of which shall be included in draft form in the Plan Supplement and which shall be in form and substance acceptable to the Ad Hoc Committee.  For the avoidance of doubt, none of the Amended Organizational Documents shall be subject to the approval or consent of the DJT Parties and the terms of such documentation shall be determined by the Ad Hoc Committee, in its sole discretion.

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1.13.           Backstop Agreement means that certain Amended and Restated Noteholder Backstop Agreement, dated as of December 11, 2009, by and among the Backstop Parties, TER and TER Holdings, as it may be further amended from time to time in accordance with the terms thereof.

1.14.           Backstop Commitment means the agreement by each of the Backstop Parties pursuant to the Backstop Agreement to purchase its proportion of all of the Unsubscribed Shares that are not purchased by the Rights Offering Participants as part of the Rights Offering.

1.15.           Backstop Fees and Expenses means all out-of-pocket expenses reasonably incurred by the Backstop Parties with respect to the transactions contemplated by the Backstop Agreement and the Rights Offering, including, without limitation, filing fees (if any) required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the requirements of the NJCCC, and any expenses relating thereto, and all Bankruptcy Court and other judicial and regulatory proceedings related to such transactions, including all reasonable fees and expenses of Stroock & Stroock & Lavan LLP, Fox Rothschild LLP and Lowenstein Sandler PC, as counsel to the Backstop Parties, Houlihan Lokey Howard & Zukin, and any other professionals retained by the Backstop Parties in connection with the transactions contemplated by the Backstop Agreement or by the Plan.

1.16.           Backstop Parties means the parties (other than TER and TER Holdings) signatory to the Backstop Agreement.

1.17.           Backstop Stock means the 2,142,857 shares of New Common Stock to be issued to and allocated among the Backstop Parties as compensation for their undertakings in the Backstop Agreement pursuant to and in accordance with the terms of Section 3(b) of the Backstop Agreement.

1.18.           Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

1.19.           Bankruptcy Court means the United States Bankruptcy Court for the District of New Jersey having jurisdiction over the Reorganization Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Reorganization Cases.

1.20.           Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

1.21.           Beal Bank means Beal Bank (f/k/a Beal Bank S.S.B.) and Beal Bank Nevada, and any successors or assigns thereto.

1.22.           Beal Bank Interest Rate means interest at the annual rate specified in the Amended and Restated Credit Agreement, or such other lower or higher rate as may be determined by the Bankruptcy Court as necessary to satisfy section 1129(b) of the Bankruptcy Code.

1.23.           Business Day means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.24.           Cash means legal tender of the United States of America.

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1.25.           Cash Distribution means a distribution of Cash to the holders of General Unsecured Claims in an amount equal to the lesser of (a) [$0.0078] per $1.00 of the principal or face amount of Allowed General Unsecured Claims or (b) such holder’s Pro Rata Share of [$1,206,000.00].

1.26.           Causes of Action means without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise.

1.27.           Claim means “Claim” as set forth in section 101(5) of the Bankruptcy Code.

1.28.           Claims and Solicitation Agent means The Garden City Group, Inc.

1.29.           Claims Register means the official register of Claims and interests maintained by The Garden City Group, Inc. as retained as the Debtors’ claims and solicitation agent.

1.30.           Class means any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.31.           Coastal Adversary Proceeding means that certain adversary proceeding entitled Coastal Marina, LLC and Coastal Development, LLC v. Trump Marina Associates, LLC, Trump Entertainment Resorts, Inc., Mark Juliano, Robert M. Pickus, Trump Plaza Associates, LLC, Trump Taj Majal Associates, LLC, ABC Corporations 1-100 and John Does 1-100 and Fidelity National Title Insurance Company, Adversary Case No. 09-02120, United States Bankruptcy Court for the District of New Jersey.

1.32.           Coastal Cooperation Agreement means that certain Coastal Cooperation Agreement by and between the Coastal Parties and Reorganized TER, to be entered into in connection with any Marina Sale Agreement with the Coastal Parties and dated as of the Effective Date, subject to the consummation of the Marina Sale to the Coastal Parties, which, if the Marina Sale is to be consummated on the Effective Date in connection with the Plan, shall be included in the Plan Supplement and which shall be on terms and conditions acceptable to the Ad Hoc Committee and the Coastal Parties.

1.33.           Coastal Letter of Intent means that certain letter of intent dated as of August 10, 2009, from Coastal Development, LLC regarding the sale of the Trump Marina to the Coastal Parties, a copy of which is attached hereto as Exhibit A.

1.34.           Coastal Parties means Coastal Marina, LLC and Coastal Development, LLC.

1.35.           Commencement Date means February 17, 2009.

1.36.           Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.37.           Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.38.           Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

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1.39.           Convenience Claims means any General Unsecured Claim (other than a Second Lien Note Claim or a DJT Claim) against the Debtors that otherwise would be classified in Class 5, that (a) is $10,000 or less or (b) in excess of $10,000 which the holder thereof, pursuant to such holder’s ballot or such other election accepted by the Ad Hoc Committee elects to have reduced to the amount of $10,000 and to be treated as an Convenience Claim.

1.40.           Creditor Distribution means (i) in the case of holders of Allowed Second Lien Note Claims and Allowed General Unsecured Claims who are Eligible Holders, their Pro Rata Share of the Subscription Rights or (ii) in the case of holders of Allowed Second Lien Note Claims and Allowed General Unsecured Claims who are not Eligible Holders or who are Eligible Holders (other than the Backstop Parties and the affiliates thereof, in each case, that hold Second Lien Note Claims) but do not timely exercise their Subscription Rights, Cash in an amount equal to such holder’s Subscription Rights Equivalent Amount.  Each of the Backstop Parties and their affiliates shall not be entitled to receive and/or hereby waive the right to receive any cash distribution pursuant to clause (ii) of the definition of “Creditor Distribution” hereunder on account of the Second Lien Note Claims held by the Backstop Parties and/or their affiliates.

1.41.           Debt Service Account means an interest-bearing debt service account, that may be established in accordance with Section 4.3 of the Plan, on or prior to the Effective Date.  The Debt Service Account, if established, shall be funded as of the Effective Date.  Funds contained in the Debt Service Account shall be used solely for the purposes of servicing payments of principal and interest under the New Term Loan in accordance with the terms of Amended and Restated Credit Agreement.  The First Lien Lenders shall receive a first priority lien and security interest in the Debt Service Account and the Debt Service Account will not be subject to any other liens or security interests without the prior written consent of the First Lien Lenders.

1.42.           Debtor Subsidiaries means each of the Debtors, other than TER, TCI 2 and TER Holdings.

1.43.           Debtors means TER; TCI 2 Holdings, LLC; TER Holdings; TER Funding; Trump Entertainment Resorts Development Company, LLC; Trump Taj Mahal Associates, LLC, d/b/a Trump Taj Mahal Casino Resort; Trump Plaza Associates, LLC, d/b/a Trump Plaza Hotel and Casino; Trump Marina Associates, LLC, d/b/a Trump Marina Hotel Casino; TER Management Co., LLC; and TER Development Co., LLC.

1.44.           Debtors in Possession means the Debtors in their capacity as debtors in possession in the Reorganization Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.45.           Disallowed means a finding of the Bankruptcy Court in a Final Order or provision in the Plan providing that a Disputed Claim shall not be Allowed.

1.46.           Disbursing Agent means any entity (including any applicable Debtor if it acts in such capacity) designated as such by the Ad Hoc Committee in its capacity as a disbursing agent under the Plan.

1.47.           Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

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1.48.           Disclosure Statement Order means the order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code and approving the procedures for solicitation of this Plan and the Rights Offering.

1.49.           Dismissed Debtors means TCI 2, TER Management and TER Development.

1.50.           Disputed Claim means any Claim which has not been Allowed, and:

(a)           if no proof of claim has been filed by the applicable deadline: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Debtors, the Reorganized Debtors, the Ad Hoc Committee, or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

(b)           if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors, the Reorganized Debtors, the Ad Hoc Committee, or any other party in interest which has not been withdrawn or determined by a Final Order.

1.51.           Disputed Rights Offering List means a schedule identifying the General Unsecured Claims as to which the Ad Hoc Committee disputes the Rights Participation Claim Amount, as determined by the Ad Hoc Committee, for the holder of each such Claim for purposes of Section 5.4 of the Plan, which schedule shall be filed on or prior to the Subscription Commencement Date.

1.52.           Distribution Record Date means the Confirmation Date or such other date designated in the Plan or an Order of the Bankruptcy Court.

1.53.           DJT Advisors means Kasowitz Benson Torres & Friedman LLP, Willkie Farr & Gallagher LLP, Brown & Connery LLP and Jefferies & Co., each in their capacity as counsel or financial advisor to the DJT Parties in connection with the Reorganization Cases.

1.54.           DJT Claims means any and all Claims or Causes of Action against any or all of the Debtors held by the DJT Parties.

1.55.           DJT Parties means (i) Donald J. Trump, (ii) Ivanka Trump, (iii) Trump Organization LLC, (iv) Ace Entertainment Holdings, Inc., (v) entities under the control, directly or indirectly, of Donald J. Trump and/or Ivanka Trump, and (vi) the respective affiliates (other than the Debtors) of each of the foregoing together with the successors and assigns of each the foregoing.

1.56.           DJT Settlement Agreement means that certain Plan Support Agreement, dated as of November 16, 2009, among the members of the Ad Hoc Committee and the DJT Parties.

1.57.           DJT Stock means 535,714 shares of New Common Stock, representing five percent (5%) of the New Common Stock outstanding as of the Effective Date, to be issued to the DJT Parties under the Plan in accordance with and subject to the terms and conditions contained in the DJT Settlement Agreement.

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1.58.           DJT Warrant Agreement means that certain agreement governing the DJT Warrants, which shall be included in draft form in the Plan Supplement.

1.59.           DJT Warrants means warrants to purchase for cash up to 535,714 shares of New Common Stock, representing five percent (5%) of the New Common Stock outstanding as of the Effective Date, exercisable for a five (5) year period commencing on the Effective Date, at a price per share equivalent to (x) the face amount of the Second Lien Notes plus all interest accrued thereon as of the Commencement Date, divided by (y) 10,714,286 (representing the total number of shares of New Common Stock outstanding as of the Effective Date), subject to dilution by any management or director equity incentive program and any other issuances of shares of New Common Stock, in each case, after the Effective Date.

1.60.           DTC means The Depository Trust Company.

1.61.           Effective Date means the date selected by the Ad Hoc Committee that is a Business Day after the Confirmation Date on which the conditions to the effectiveness of the Plan specified in Section 9 hereof have been satisfied or waived in accordance with the terms hereof.

1.62.           Eligible Holder means a holder of an Allowed General Unsecured Claim or an Allowed Second Lien Note Claim as of the Rights Offering Record Date who has timely completed and returned an Accredited Investor Questionnaire representing that such holder is an Accredited Investor in accordance with the Disclosure Statement Order or has made such representation in the Backstop Agreement.  Each of the Backstop Parties shall be deemed Eligible Holders for purposes of this Plan and the Rights Offering without any further action by such Backstop Parties.  For the avoidance of doubt, none of the DJT Parties shall be deemed an Eligible Holder.

1.63.           Equity Distribution means an aggregate of 535,714 shares of New Common Stock to be issued by Reorganized TER on the Effective Date to holders of Allowed Second Lien Note Claims pursuant to Section 4.4 of the Plan.

1.64.           Equity Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) or general or limited partnership interest in any of the Debtors.

1.65.           Final Cash Collateral Order means that Final Order (I) Authorizing Use of Cash Collateral Pursuant to Section 363 of Bankruptcy Code and (II) Providing Adequate Protection to Prepetition Secured Parties Pursuant to Sections 361, 362, 363, and 364 of Bankruptcy Code, entered by the Bankruptcy Court on March 23, 2009 (as amended, modified or supplemented from time to time).

1.66.           Final Distribution Date means, in the event there exist on the Effective Date any Disputed Claims, a date selected by the Reorganized Debtors, in their sole discretion, after which all such Disputed Claims have been resolved by Final Order.

1.67.           Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

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1.68.           First Lien Collateral Agent means Beal Bank, as collateral agent under the First Lien Credit Agreement.

1.69.           First Lien Credit Agreement means that certain Credit Agreement dated as of December 21, 2007, among TER Holdings, as borrower, TER, as a guarantor, the subsidiary guarantors named therein, Beal Bank and Beal Bank Nevada, as Lenders, and Beal Bank, as Administrative Agent and Collateral Agent, as amended by that certain First Amendment to Credit Agreement dated as of December 21, 2007, Second Amendment to Credit Agreement dated as of May 29, 2008, and Third Amendment to Credit Agreement dated as of October 28, 2008.

1.70.           First Lien Lenders means the lenders under the First Lien Credit Agreement and any successors or assigns thereto.

1.71.           First Lien Lender Claims means any and all Claims arising under or in connection with the First Lien Credit Agreement and all documents relating thereto less the amount of any credit bid made by the First Lien Lenders pursuant to 11 U.S.C. § 363(k) in connection with a Marina Sale.

1.72.           First Lien Lender Collateral Value means the fair market value of the assets securing the First Lien Lender Claims, which shall be such value as determined by the Bankruptcy Court in accordance with Section 506 of the Bankruptcy Code.

1.73.           First Lien Lender Deficiency Claim means the First Lien Lender Claims less the First Lien Lender Secured Claims less the Recharacterization Amount.

1.74.           First Lien Lender Secured Claims means the Secured portion of the First Lien Lender Claims, representing (a) the amount of the First Lien Lender Collateral Value up to the total Allowed Amount of the First Lien Lender Claims, or (b) in the event the First Lien Lenders make a valid and timely election pursuant to section 1111(b) of the Bankruptcy Code, the amount as determined in accordance with section 1111(b) of the Bankruptcy Code, in each case less the Recharacterization Amount.

1.75.           Florida Litigation means the lawsuit entitled Trump Hotels & Casino Resorts Development Company, LLC v. Richard T. Fields, Coastal Development, LLC, Power Plant Entertainment, LLC, Native American Development, LLC, Joseph S. Weinberg, and The Cordish Company, Case No. 04-20291 in the Circuit Court of the Seventeenth Judicial Circuit, in and for Broward County, Florida.

1.76.           General Unsecured Claim means any Claim against any of the Debtors other than (a) Intercompany Claims; (b) First Lien Lender Secured Claims; (c) Second Lien Note Claims; (d) Other Secured Claims; (e) Administrative Expense Claims; (f) Priority Tax Claims; (g) Other Priority Claims; (h) DJT Claims; and (i) Claims paid before the Effective Date in connection with that certain order entered by the Bankruptcy Court on or about February 20, 2009, authorizing the Debtors to pay certain prepetition claims of critical vendors and approving procedures related thereto.   For the avoidance of doubt, General Unsecured Claims shall include the First Lien Lenders’ Deficiency Claim, if any.

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1.77.           Intercompany Claim means any Claim of a Debtor against another Debtor.

1.78.           Marina Sale means the sale of the Trump Marina under the Plan, pursuant to the Marina Sale Agreement, subject to higher and better offers (including a credit bid by the First Lien Lenders pursuant to 11 U.S.C § 363(k)), subject to approval of the Bankruptcy Court.

1.79.           Marina Sale Agreement means, in the event the Marina Sale is to occur in connection with the Plan, an Amended and Restated Asset Purchase Agreement, to be entered into and dated as of the Confirmation Date, by and between Trump Marina Associates, LLC as seller, and TER and either (a) the Coastal Parties, which shall be filed as either an exhibit to the Plan or as part of the Plan Supplement in no event later than ten (10) calendar days before the Voting Deadline, and which shall be consistent in all materials respects with the terms and conditions stated in the Coastal Letter of Intent or as otherwise agreed to by the Ad Hoc Committee and the Coastal Parties, or (b) such other person or entity (including the First Lien Lenders, whether pursuant to a credit bid under 11 U.S.C. § 363(k) or otherwise) that submits a higher and better offer (as determined in the sole discretion of the Ad Hoc Committee) at the Confirmation Hearing, in each case in accordance with Section 5.5 of the Plan.

1.80.           Marina Sale Proceeds means any net cash proceeds received by the Debtors or the Reorganized Debtors, as applicable, from a Marina Sale.

1.81.           New Common Stock means the shares of common stock, par value $.001 per share, of Reorganized TER, of which 20,000,000 shares shall be authorized pursuant to the Certificate of Incorporation of Reorganized TER and 10,714,286 shares shall be initially issued and outstanding pursuant to the Plan as of the Effective Date.

1.82.           New Limited Partner means the new limited partner of Reorganized TER Holdings to be formed on or prior to the Effective Date pursuant to the Restructuring Transactions, which shall be a wholly-owned subsidiary of Reorganized TER.

1.83.           New Partnership Interests means the new general and/or limited partnership interests in Reorganized TER Holdings authorized hereunder and to be issued on the Effective Date to Reorganized TER and any new limited or general partner formed pursuant to the Plan and the Restructuring Transactions, as applicable.

1.84.           New Term Loan means the senior secured term loan facility in the aggregate principal amount equal to the amount of the First Lien Lender Collateral Value up to the total Allowed Amount of the First Lien Lender Claims, minus (x) $125 million and/or an amount equal to the Marina Sale Proceeds to the extent that either or both of such payments are made to the First Lien Lenders in accordance with Section 4.3 of the Plan rather than funded into the Debt Service Account, and minus (y) the Recharacterization Amount.  The New Term Loan shall bear interest at the Beal Bank Interest Rate and shall be governed by the Amended and Restated Credit Agreement.

1.85.           NJCCC means the New Jersey Casino Control Commission.

1.86.           Other Priority Claim means any Claim against any of the Debtors other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

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1.87.           Other Secured Claim means any Secured Claim against the Debtors not constituting a First Lien Lender Claim or a Second Lien Note Claim or a Claim arising under or relating to any guaranty obligation under (i) the First Lien Credit Agreement; (ii) the Second Lien Notes or (iii) the Second Lien Notes Indenture.

1.88.           Per Share Rights Offering Amount means $30.00 per share of New Common Stock.

1.89.           Personal Trump Guaranty means that certain Guaranty dated as of December 22, 2005, by Donald J. Trump, as guarantor, in favor of U.S. Bank National Association, as indenture trustee, on behalf and for the benefit of the holders of the Second Lien Notes, pursuant to which Donald J. Trump personally provided a guarantee of up to $250,000,000 of the Second Lien Notes under certain terms and subject to certain conditions as specified therein.

1.90.           Plan means this Sixth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Ad Hoc Committee of Holders of 8.5% Senior Secured Notes Due 2015 and the Debtors, including the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.91.           Plan Supplement means a supplemental appendix to the Plan containing forms of those documents necessary to be executed or filed in connection with the implementation of this Plan, the DJT Settlement Agreement and the Restructuring Transactions, including, among other things, forms of the (i) Amended and Restated Credit Agreement (as may be modified from the version filed as an exhibit to the Disclosure Statement), (ii) Amended Organizational Documents, (iii) Marina Sale Agreement (as may be modified to the extent earlier filed as a Plan exhibit), (iv) Registration Rights Agreement, (v) Amended and Restated Agreement of Limited Partnership of TER Holdings, (vi) Amended and Restated Trademark License Agreement, (vii) Amended and Restated Services Agreement, (viii) DJT Warrant Agreement, (ix) Schedule of Rejected Contracts, and (x) Confirmation Order, which Plan Supplement will be filed with the Bankruptcy Court no later than 10 calendar days prior the Voting Deadline.  The Plan Supplement, and each of the documents and exhibits contained therein or supplements, amendments or modifications thereto, shall be in form and substance acceptable to the Ad Hoc Committee in its sole discretion;  provided, however, that (A) so long as the DJT Settlement Agreement remains in effect, (1) the Amended and Restated Trademark License Agreement shall be in form and substance acceptable to the Ad Hoc Committee, Donald J. Trump and Ivanka Trump, and (2) the Amended and Restated Services Agreement shall be in form and substance acceptable to the Ad Hoc Committee and Donald J. Trump; and (B) the Marina Sale Agreement, shall be in form and substance acceptable to the Ad Hoc Committee and the Coastal Parties.

1.92.           Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.93.           Pro Rata Share means the proportion that (a) the Allowed amount of a Claim or Equity Interest in a particular Class (or several Classes taken as a whole) bears to (b) the aggregate Allowed amount of all Claims or Equity Interests in such Class (or several Classes taken as a whole), unless the Plan provides otherwise.

1.94.           Recharacterization Amount means an amount equal to any or all payments made to or on account of the First Lien Lenders under or pursuant to the Final Cash Collateral Order since the Commencement Date (plus an imputed interest rate on those payment amounts from the date they were received until the date they are applied to the First Lien Lender Secured Claims) which payments shall be recharacterized as payments on the principal balance of the First Lien Lender Secured Claim, in accordance with and subject to an order of the Bankruptcy Court, which order shall be the Confirmation Order; provided, however, that any payments made to the First Lien Lenders that were provided for in the First Lien Credit Agreement, were reasonable and did not exceed the amount, if any, of the First Lien Lender Collateral Value in excess of the Allowed First Lien Lender Claims as of the Commencement Date shall not be recharacterized.

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1.95.           Registration Rights Agreement means that certain Registration Rights Agreement to be included in draft form in the Plan Supplement, which shall be consistent with the requirements contained in the Plan and the Backstop Agreement and which shall otherwise be in form and substance acceptable to the Ad Hoc Committee.

1.96.           Reinstated means the unimpairment of a Claim in accordance with 11 U.S.C. § 1124.

1.97.           Released Parties means (a) the Debtors, (b) the Reorganized Debtors, (c) the members of the Ad Hoc Committee, (d) the Backstop Parties, (e) subject to the satisfaction of all terms and conditions contained in the DJT Settlement Agreement as of the Effective Date, the DJT Parties, (f) in the event that a sale of the Trump Marina to Coastal is consummated on or prior to the Effective Date, the Coastal Parties, (g) the Second Lien Indenture Trustee and (h) in the case of (a) through (g), each of their respective direct or indirect subsidiaries, current and former officers and directors, members, employees, agents, representatives, financial advisors, professionals, accountants and attorneys and all of their predecessors, successors and assigns.

1.98.           Reorganization Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on February 17, 2009, in the Bankruptcy Court and styled In re TCI 2 Holdings, LLC, et al., 09-13654 (JHW) (Jointly Administered).

1.99.           Reorganized Debtors means the Debtors, as reorganized (other than the Dismissed Debtors), on or after the Effective Date, in accordance with the terms of the Plan.

1.100.         Reorganized Debtor Subsidiaries means all of the Debtor Subsidiaries (other than the Dismissed Debtors), as reorganized on or after the Effective Date in accordance with the terms of the Plan.

1.101.         Reorganized TER means TER, as reorganized as of the Effective Date in accordance with the Plan.

1.102.         Reorganized TER Holdings means TER Holdings, as reorganized as of the Effective Date in accordance with the Plan.

1.103.         Restructuring Transactions means one or more restructuring transactions pursuant to section 1123(a)(5) of the Bankruptcy Code, which shall be described in more detail in the Plan Supplement.

1.104.         Rights Offering means the offering of Subscription Rights to purchase 7,500,000 shares of New Common Stock to be issued by Reorganized TER pursuant to the Plan to the Rights Offering Participants, for an aggregate purchase price equal to the Rights Offering Amount.

1.105.         Rights Offering Amount means $225,000,000.

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1.106.      Rights Offering Participant means an Eligible Holder exercising Subscription Rights in connection with the Rights Offering.

1.107.      Rights Offering Pro Rata Share means with respect to the Subscription Rights of each Rights Offering Participant, the ratio (expressed as a percentage) of such participant’s Rights Participation Claim Amount to the aggregate Rights Participation Claim Amounts of all Eligible Holders, determined as of the Subscription Expiration Date.

1.108.      Rights Offering Proceeds means the amount of Rights Offering proceeds that are actually received by the Subscription Agent upon the consummation of the Rights Offering.

1.109.      Rights Offering Record Date means the Voting Record Date.

1.110.      Rights Offering Stock means the 7,500,000 shares of New Common Stock to be offered to Rights Offering Participants pursuant to the Rights Offering.

1.111.      Rights Participation Claim Amount means;

(a)           in the case of a Second Lien Note Claim, the amount of such Second Lien Note Claim;

(b)           in the case of the First Lien Lenders’ Deficiency Claim (if any), the amount of the First Lien Lenders’ Deficiency Claim; and

(c)           in the case of any General Unsecured Claim or the First Lien Lenders’ Deficiency Claim (if any),

(i) if no proof of claim has been timely filed with respect to such Claim and such Claim has been listed in the Schedules as liquidated in amount and not disputed or contingent, the lesser of the amount set forth in the Schedules or the Disputed Rights Offering List and as to which no objection has been interposed by the Ad Hoc Committee or the Debtors;

(ii) if a timely proof of claim has been filed with respect to such Claim in a fixed and liquidated amount and the Claim is not listed on the Disputed Rights Offering List, the amount set forth in the proof of claim;

(iii) if such Claim is on the Disputed Rights Offering List, the amount, if any, of such Claim set forth thereon in the column entitled “Amount”, unless the holder of such Claim has obtained an order of the Bankruptcy Court at least ten (10) calendar days prior to the Subscription Expiration Date, otherwise determining the amount of the Claim for purposes of the Rights Offering; and

(iv) other than in the circumstances described in (i), (ii) and (iii) above, the Rights Participation Claim Amount shall be zero unless the holder of such Claim has obtained an order of the Bankruptcy Court at least ten (10) calendar days prior to the Subscription Expiration Date, otherwise determining the amount of the Claim for purposes of the Rights Offering.

Notwithstanding anything contained herein to the contrary, under no circumstances shall any holder of a General Unsecured Claim that was not timely filed or deemed timely filed have any Rights Participation Claim Amount.

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1.112.           Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended from time to time.

1.113.           Schedule of Rejected Contracts means that certain schedule of executory contracts to be rejected as of the Effective Date pursuant to the Plan, which schedule shall be included in the Plan Supplement and shall be in form and substance acceptable to the Ad Hoc Committee.

1.114.           Second Lien Notes means the 8.5% Senior Secured Notes due 2015 issued by TER Holdings and TER Funding and guaranteed by certain subsidiaries of TER Holdings pursuant to the Second Lien Notes Indenture.

1.115.           Second Lien Note Claims means all Claims arising under or in connection with (i) the Second Lien Notes and (ii) the Second Lien Notes Indenture.  The Second Lien Note Claims shall be Allowed in the aggregate amount of $1,248,968,669, plus accrued and unpaid interest accruing prior to the Commencement Date.

1.116.           Second Lien Notes Indenture means that certain indenture governing the Second Lien Notes, dated as of May 20, 2005, by and among TER Holdings and TER Funding, as issuers, the guarantors named therein, and the Second Lien Indenture Trustee, as amended, supplemented, or modified.

1.117.           Second Lien Indenture Trustee means U.S. Bank, National Association, as indenture trustee under the Second Lien Notes Indenture.

1.118.           Section 510(b) Claim means any Claim against a Debtor that is subordinated, or subject to subordination, pursuant to section 510(b) of the Bankruptcy Code, including Claims arising from the rescission of a purchase or sale of a security of a Debtor for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

1.119.           Secured means a Claim to the extent (i) secured by property of the estate, the amount of which shall be determined in accordance with sections 506(a) and 1111(b) of the Bankruptcy Code or (ii) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

1.120.           Subsidiary Equity Interests means the Equity Interests in the Debtor Subsidiaries.

1.121.           Subscription Agent means any entity designated as such by the Ad Hoc Committee in its capacity as a subscription agent in connection with the Rights Offering.

1.122.           Subscription Commencement Date means the date on which Subscription Forms are first mailed to Eligible Holders.

1.123.           Subscription Expiration Date means the deadline for voting on the Plan as specified in the Subscription Form, subject to the Ad Hoc Committee’s right to extend such date, and which shall be the final date by which an Eligible Holder may elect to subscribe to the Rights Offering.

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1.124.           Subscription Form means the form to be used by an Eligible Holder pursuant to which such Eligible Holder may exercise Subscription Rights, which form shall be in form and substance acceptable to the Ad Hoc Committee.

1.125.           Subscription Payment Date means the date set forth in the Disclosure Statement Order by which the Subscription Purchase Price will be due.

1.126.           Subscription Purchase Price means, for each Rights Offering Participant exercising Subscription Rights, the number of shares of New Common Stock to be purchased by such Rights Offering Participant pursuant to such Rights Offering Participant’s exercise of Subscription Rights and pursuant to Section 5 of this Plan multiplied by the Per Share Rights Offering Amount.

1.127.           Subscription Rights means the non-transferable, non-certificated subscription rights of Eligible Holders to purchase shares of Rights Offering Stock in connection with the Rights Offering on the terms and subject to the conditions set forth in Section 5.4 of the Plan.

1.128.           Subscription Rights Equivalent Amount means Cash in an amount equal to [$0.0012] per $1.00 of the principal or face amount of Allowed Second Lien Note Claims (other than the Second Lien Note Claims held by the Backstop Parties an/or affiliates thereof) or General Unsecured Claims, as applicable.

1.129.           TCI 2 means TCI 2 Holdings, LLC, a Delaware limited liability company.

1.130.           TER means Trump Entertainment Resorts, Inc., a Delaware corporation.

1.131.           TER Development means TER Development Co., LLC a Delaware limited liability company.

1.132.           TER Funding means Trump Entertainment Resorts Funding, Inc., a Delaware corporation.

1.133.           TER Holdings means Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership.

1.134.           TER Management means TER Management Co., LLC, a Delaware limited liability company.

1.135.           Trump Marina means the Trump Marina Hotel and Casino.

1.136.           Unsubscribed Shares means those shares of New Common Stock offered in connection with the Rights Offering that are not validly subscribed for pursuant to the Rights Offering prior to the Subscription Expiration Date or for which payment has not been received by the Subscription Agent by the Subscription Payment Date.

1.137.           Voting Deadline means [   ] at 5:00 p.m. (New York City time).

1.138.           Voting Record Date means the date for determining which holders of Claims are entitled to receive the Disclosure Statement and vote to accept or reject this Plan, as applicable, which date is set forth in the Disclosure Statement Order.

B.	Interpretation; Application of Definitions and Rules of Construction.

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Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived or modified from time to time.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained therein.  A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

SECTION 2.	ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS

2.1.	Administrative Expense Claims.

Subject to this Section 2.1, except to the extent that a holder of an Allowed Administrative Expense Claim agrees in writing with the Debtors or the Reorganized Debtors (with the consent of the Ad Hoc Committee) to less favorable treatment, the Debtors or the Reorganized Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as Debtors in Possession in accordance with the Bankruptcy Code, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

Except as otherwise provided in this Section 2.1, unless previously filed or paid, requests for payment of Administrative Expense Claims must be filed and served on the Reorganized Debtor pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Expense Claims Bar Date.  Holders of Administrative Expense Claims that are required to file and serve a request for payment of such Administrative Expense Claims that do not file and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claims against the Debtor or the Reorganized Debtor and property and such Administrative Expense Claims shall be deemed discharged as of the Effective Date.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Section 10 hereof.  Objections to such requests must be filed and served on the Reorganized Debtors and the requesting party by the later of (a) 120 days after the Effective Date and (b) 60 days after the filing of the applicable request for payment of Administrative Expense Claims, if applicable, as the same may be modified or extended from time to time by order of the Bankruptcy Court.

2.2.	Compensation and Reimbursement Claims.

All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, (ii) shall be paid in full from the Debtors’ or Reorganized Debtors’ Cash on hand in such amounts as are allowed by the Bankruptcy Court (A) upon the later of (i) the Effective Date and (ii) the date upon which the order relating to any such Allowed Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Administrative Expense Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors (in each case, with the consent of the Ad Hoc Committee).  The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.  Notwithstanding the foregoing, the Debtors shall, on the Effective Date, pay the reasonable and documented fees and expenses of the Ad Hoc Committee Advisors, the Backstop Fees and Expenses, and the reasonable and documented unpaid fees and expenses of the Second Lien Indenture Trustee and its counsel in full in Cash in the ordinary course of the business, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing; provided, however, that, if the Debtors or Reorganized Debtors and any such entity cannot agree on the amount of fees and expenses to be paid to such party, the reasonableness of any such fees and expenses shall be determined by the Bankruptcy Court.

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2.3.	Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors (with the consent of the Ad Hoc Committee) or the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years after the date of assessment of such Allowed Priority Tax Claim.  The Debtors (with the consent of the Ad Hoc Committee) reserve the right to prepay at any time under this option.  Except as otherwise permitted in this section, all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

SECTION 3.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which of those Classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code and (iii) deemed to reject the Plan.  The classification is for administrative convenience only.  This Plan does not substantively consolidate the estates of each of the Debtors.  Rather, the Plan constitutes separate plans of reorganization for each of the Debtors (other than the Dismissed Debtors).

Class	Designation	Treatment	Entitled to Vote
1	Other Priority Claims	Unimpaired	No (deemed to accept)
2	Other Secured Claims	Unimpaired	No (deemed to accept)
3	First Lien Lender Secured Claims	Impaired	Yes (entitled to vote on the Plan)
4	Second Lien Note Claims	Impaired	Yes (entitled to vote on the Plan)
5	General Unsecured Claims	Impaired	Yes (entitled to vote on the Plan)
6	DJT Claims	Impaired	Yes (entitled to vote on the Plan)
7	Convenience Claims	Impaired	Yes (entitled to vote on the Plan)
8	Intercompany Claims	Unimpaired	No (deemed to accept)
9	Section 510(b) Claims	Impaired	No (deemed to reject)
10	TER Equity Interests	Impaired	No (deemed to reject)
11	TER Holdings Equity Interests	Impaired	No (deemed to reject)
12	Subsidiary Equity Interests	Unimpaired	No (deemed to accept)

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SECTION 4.	TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1.	Other Priority Claims (Class 1).

The legal, equitable and contractual rights of the holders of Allowed Other Priority Claims are unaltered.  Except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtors prior to the Effective Date or otherwise agrees to different treatment, each holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Other Priority Claim, payment of the Allowed Other Priority Claim in full in Cash on or as soon as reasonably practicable after (a) the Effective Date, (b) the date such Other Priority Claim becomes Allowed or (c) such other date as may be ordered by the Bankruptcy Court.

4.2.	Other Secured Claims (Class 2).

Except to the extent that a holder of an Allowed Other Secured Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each holder of an Allowed Other Secured Claim shall receive, in the sole discretion of the Reorganized Debtors, either (a) the property securing such Allowed Other Secured Claim, (b) Cash in an amount equal to the value of the property securing such Allowed Other Secured Claim, or (c) the treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be Reinstated or rendered unimpaired.

4.3.	First Lien Lender Secured Claims (Class 3).

Holders of Allowed First Lien Lender Secured Claims shall receive, in full and final satisfaction of such Claims, their Pro Rata Share of the following:

(1)	payment of interest and principal pursuant to the New Term Loan in accordance with the terms and conditions of the Amended and Restated Credit Agreement;

(2)
$125 million in Rights Offering Proceeds; provided, however, that such $125 million shall be paid to the First Lien Lenders and/or deposited into the Debt Service Account in the Ad Hoc Committee’s discretion;

(3)
subject to consummation of the transactions contemplated by the Marina Sale Agreement, the Marina Sale Proceeds, provided, however, that such Marina Sale Proceeds shall be paid to the First Lien Lenders and/or deposited into the Debt Service Account in the Ad Hoc Committee’s discretion; and

(4)	100% of the equity interests in TCI 2.

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Notwithstanding anything to the contrary herein, no payment shall be made on account of First Lien Lender Secured Claims exceeding the Allowed amount of such Claims.

4.4.	Second Lien Note Claims (Class 4).

Holders of Allowed Second Lien Note Claims shall receive on the Effective Date, in full and final satisfaction of such Claims, (i) their Pro Rata Share of the Equity Distribution; and (ii) their Pro Rata Share (together with the holders of Allowed General Unsecured Claims) of the Creditor Distribution.

4.5.	General Unsecured Claims (Class 5).

Holders of Allowed General Unsecured Claims shall receive on the Effective Date, in full and final satisfaction of such Claims (i) the Cash Distribution; and (ii) their Pro Rata Share (together with the holders of Allowed Second Lien Note Claims) of the Creditor Distribution.

To the extent the Bankruptcy Court determines that the proposed treatment of the Class 5 Claims held by Accredited Investors and the Class 5 Claims held by non-Accredited Investors requires the separate classification of such Claims, then Class 5 shall be deemed classified into two (2) separate sub-classes and the distributions otherwise to be made to Class 5 from the Creditor Distribution shall be made as follows:  Class 5(a) shall consist of all holders of Allowed General Unsecured Claims who are Eligible Holders, and such holders shall be entitled to receive (a) the Cash Distribution, and (b) their Pro Rata Share of the Subscription Rights (and Eligible Holders who do not timely exercise their Subscription Rights shall be entitled to receive Cash in an amount equal to such holder's Subscription Rights Equivalent Amount).  Class 5(b) shall consist of all holders of Allowed General Unsecured Claims who are not Eligible Holders, and such holders shall be entitled to receive (a) the Cash Distribution; and (b) Cash in an amount equal to such holder’s Subscription Rights Equivalent Amount.  Upon such a determination from the Bankruptcy Court, the Claims and Solicitation Agent shall be required to tabulate the votes of Classes 5(a) and 5(b) accordingly.

4.6.	DJT Claims (Class 6).

Subject to the satisfaction by the DJT Parties of their obligations under the DJT Settlement Agreement, in compromise and settlement pursuant to Bankruptcy Rule 9019 of all disputes pending between the DJT Parties, the Ad Hoc Committee and the Debtors’ estates, and in exchange for (i) Donald J. Trump and Ivanka Trump entering into the Amended and Restated Trademark License Agreement, (ii) Donald J. Trump entering into the Amended and Restated Services Agreement, (iii) Donald J. Trump and Ivanka Trump agreeing not to compete with the Reorganized Debtors (as provided in and subject to the terms of the Amended and Restated Trademark License Agreement and the Amended and Restated Services Agreement), (iv) the benefit and cost savings to the Debtors’ estates resulting from the suspension of litigation between the DJT Parties and the Ad Hoc Committee, (v) the waiver by the DJT Parties of any right to receive any additional consideration or indemnification from the Reorganized Debtors on account of any of their existing indemnification agreements with the Debtors (except as provided in Section 8.5 of this Plan), and (vi) the waiver of any and all Claims (whether Administrative Expense Claims, priority Claims, secured Claims or unsecured Claims) or Causes of Action against, or Equity Interests in, any and all of the Debtors held by each of the DJT Parties, and in full and final satisfaction and discharge of all such Claims, Causes of Action or Equity Interests, the DJT Parties shall be entitled to receive on the Effective Date the following: (A) the DJT Stock, (B) the DJT Warrants, and (C) reimbursement of the reasonable and documented fees incurred by the DJT Advisors on behalf of the DJT Parties in connection with the Reorganization Cases, which fees shall not include any bonus, success or incentive fee under any circumstances.

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4.7.	Convenience Claims (Class 7).

Except to the extent that a Holder of a Convenience Claim agrees to a less favorable treatment, in full and final satisfaction of each Convenience Claim, each Holder of an Allowed Convenience Claim shall be paid on the later of the Effective Date or on the date on which such Claims becomes an Allowed Claim, an amount of Cash equal to the lesser of (i) 50% of such Claim and (ii) its Pro Rata Share of $500,000.

4.8.	Intercompany Claims (Class 8).

There shall be no distributions to holders of Intercompany Claims; provided, however, on or after the Effective Date, all Intercompany Claims will, (i) at the option of Reorganized TER (A) be Reinstated, or (B) after setoff be contributed on a net basis to the capital of the obligor, or (ii) with the mutual consent of both the obligor and the obligee, be released, waived and discharged on and as of the Effective Date.

4.9.	Section 510(b) Claims (Class 9).

Holders of Section 510(b) Claims shall not receive or retain any distribution or payment on account of such Section 510(b) Claim.  On the Effective Date, all such Section 510(b) Claims shall be discharged and extinguished.

4.10.	Equity Interests in TER (Class 10).

On the Effective Date, all Equity Interests in TER shall be cancelled.  Holders of the Equity Interests in TER shall not receive or retain any distribution or payment on account of such Equity Interests.

4.11.	Equity Interests in TER Holdings (Class 11).

On the Effective Date, all Equity Interests in TER Holdings shall be cancelled.  Holders of the Equity Interests in TER Holdings shall not receive or retain any distribution or payment on account of such Equity Interest.

4.12.	Subsidiary Equity Interests (Class 12).

There shall be no distributions to holders of Subsidiary Equity Interests.  Nonetheless, except as otherwise set forth in the Plan, Subsidiary Equity Interests shall be Reinstated for the benefit of the holders thereof in exchange for Reorganized Debtors’ agreement to make certain distributions to the holders of Allowed Claims and Interests under the Plan, and to use certain funds and assets, to the extent authorized in the Plan, to satisfy certain obligations between and among such Reorganized Debtors.

SECTION 5.	MEANS FOR IMPLEMENTATION

5.1.	Non-Substantive Consolidation.

This Plan is a joint plan for each of the Debtors (other than the Dismissed Debtors) that does not provide for the substantive consolidation of the Debtors’ estates on the Effective Date, and on the Effective Date, the Debtors’ estates shall not be deemed substantively consolidated for purposes hereof.  Except as expressly set forth herein, nothing contained herein shall constitute an admission that any of the Debtors is subject to or liable for any Claim against any other Debtor.  Additionally, claimants holding Claims against multiple Debtors, to the extent Allowed in each of the Reorganization Cases of the Debtors, will be treated as holding a separate Claim against each Debtors’ estate; provided, however, that no holder of any Allowed Claim shall be entitled to receive more than payment in full of such Allowed Claim, and such Claims shall be administered and treated in the manner provided in this Plan.  The Confirmation Order shall provide for the dismissal of the jointly-administered cases of the Dismissed Debtors pursuant to section 1112(b) of the Bankruptcy Code.

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5.2.	Settlement of Certain Claims.

Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan.  Without limiting the foregoing, pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases and other benefits provided under the Plan, upon the Effective Date (and subject to the terms and conditions of the DJT Settlement Agreement), the provisions of the Plan shall constitute a good faith compromise and settlement of all DJT Claims or controversies resolved pursuant to the Plan.  Notwithstanding anything contained herein to the contrary, all Plan distributions made to creditors holding Allowed Claims in any Class take into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, and are intended to be and shall be final, and no Plan distribution to the holder of a Claim in one Class shall be subject to being shared with or reallocated to the holders of any Claim in another Class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement or other similar inter-creditor arrangement.  As of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and their respective distributions and treatments hereunder are settled, compromised, terminated and released pursuant hereto; provided, however, that nothing contained herein shall preclude any person or entity from exercising their rights pursuant to and consistent with the terms of this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan.

5.3.	Authorization and Issuance of Plan Securities.

On the Effective Date, each of the applicable Reorganized Debtors will be authorized to and shall issue, as applicable, the New Common Stock (including the Equity Distribution, the Rights Offering Stock, the Backstop Stock and the DJT Stock), the New Partnership Interests, the DJT Warrants, and any and all other securities, notes, stock, instruments, certificates, and other documents or agreements required to be issued, executed or delivered pursuant to this Plan (collectively with the Subscription Rights, the “New Securities and Documents”), in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity.

The issuance of the New Securities and Documents and the distribution thereof under this Plan, and distribution and exercise of the Subscription Rights, shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code or, to the extent the exception in section 1145(a) of the Bankruptcy Code is not available, section 4(2) of the Securities Act of 1933 as amended, and/or any other applicable exemptions.  Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of this Plan, including, without limitation, the Amended and Restated Credit Agreement, the Amended and Restated Trademark License Agreement, the Amended and Restated Services Agreement, the DJT Warrant Agreement, any Marina Sale Agreement, any of the Amended Organizational Documents or any other agreement or document related to or entered into in connection with any of the foregoing, shall become, and the Backstop Agreement shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity (other than as expressly required by such applicable agreement).

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Upon the Effective Date, after giving effect to the transactions contemplated hereby, 10,714,286 shares of New Common Stock will be authorized and issued by the Reorganized Debtors, and 9,285,714 additional shares of New Common Stock will be authorized but not issued as provided in the Amended Organizational Documents.

Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments required pursuant to this Plan will be obtained from the Reorganized Debtors’ Cash balances, including Cash from operations, the proceeds of the Rights Offering and the Marina Sale Proceeds, if any.  Cash payments to be made pursuant to this Plan will be made by the Reorganized Debtors.

5.4.	Rights Offering.

(a)           Issuance of Subscription Rights.  Each of the Eligible Holders shall be entitled to receive Subscription Rights entitling such participant to subscribe for up to its Rights Offering Pro Rata Share of the Rights Offering Stock.  Eligible Holders have the right, but not the obligation, to participate in the Rights Offering as provided herein.  If, after the Rights Offering Record Date but at least five (5) calendar days prior to the Subscription Expiration Date, a holder of a Disputed Claim who otherwise would be an Eligible Holder, is permitted to participate in the Rights Offering as a result of a Bankruptcy Court order estimating such Claim for the purpose of determining such holder’s Rights Participation Claim Amount, such holder shall be permitted to participate in the Rights Offering to the same extent as an Eligible Holder.  For the avoidance of doubt, to the extent that a Disputed Claim becomes an Allowed Claim after the date that is five (5) calendar days prior to the Subscription Expiration Date, then the holder of such Claim shall not be entitled to any Rights Participation Claim Amount.

(b)           Subscription Period.  The Rights Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Date.  Each Eligible Holder intending to participate in the Rights Offering must affirmatively elect to exercise its Subscription Rights, in whole or in part, on or prior to the Subscription Expiration Date.  On the Effective Date, all Unsubscribed Shares shall be treated as acquired by the Backstop Parties in accordance with and subject to the terms and conditions contained in the Backstop Agreement and this Plan, and any exercise of such Subscription Rights after the Subscription Expiration Date (other than the purchase of shares by the Backstop Parties pursuant to the Backstop Agreement) shall be null and void and there shall be no obligation to honor any such purported exercise received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

(c)           Subscription Purchase Price.  Each Rights Offering Participant choosing to exercise its Subscription Rights, in whole or in part, shall (i) be advised in writing by the Subscription Agent, as promptly as practicable following the Subscription Expiration Date, of the number of shares of Rights Offering Stock required to be purchased by such Rights Offering Participant as a result of such exercise and (ii) be required to pay such participant’s Subscription Purchase Price for such shares of Rights Offering Stock not later than the Subscription Payment Date; provided, however, that no fractional shares of New Common Stock shall be issued pursuant to any exercise of Subscription Rights.

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(d)           Exercise of Subscription Rights.  In order to exercise the Subscription Rights, each Eligible Holder must: (a) return a duly completed Subscription Form to the Subscription Agent so that such form is actually received by the Subscription Agent on or before the Subscription Expiration Date; and (b) pay to the Subscription Agent (on behalf of TER) on or before the Subscription Payment Date such holder’s Subscription Purchase Price in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier’s check delivered to the Subscription Agent as specified in the Subscription Form; provided, however, that no fractional shares of New Common Stock shall be issued upon any exercise of Subscription Rights.  If the Subscription Agent for any reason does not receive from a given holder of Subscription Rights (a) a duly completed Subscription Form on or prior to the Subscription Expiration Date, and (b) immediately available funds in an amount equal to such holder’s Subscription Purchase Price on or prior to the Subscription Payment Date, such holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering and any shares that such holder could have purchased upon its valid exercise of Subscription Rights shall be deemed to be Unsubscribed Shares.  The payments made in accordance with the Rights Offering shall be deposited and held by the Subscription Agent in an interest-bearing trust account, or similarly segregated account or accounts which shall be separate and apart from the Subscription Agent’s general operating funds and any other funds subject to any lien or similar encumbrance and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date.  The Subscription Agent shall not use such funds for any other purpose prior to such date and shall not encumber or permit such funds to be encumbered with any lien or similar encumbrance.

Each Rights Offering Participant may exercise all or any portion of such holder’s Subscription Rights pursuant to the Subscription Form, but the exercise of any Subscription Rights shall be irrevocable and shall obligate the exercising Rights Offering Participant to purchase the applicable shares of New Common Stock and to pay the Subscription Purchase Price for such shares on or prior to the Subscription Payment Date.  In order to facilitate the exercise of the Subscription Rights, on the Subscription Commencement Date, a Subscription Form will be mailed to each Eligible Holder together with appropriate instructions for the proper completion, due execution and timely delivery of the Subscription Form.  As promptly as practicable following the Subscription Expiration Date, the Subscription Agent will deliver to each Rights Offering Participant that has validly exercised its Subscription Rights in whole or in part a written statement specifying the number of shares of the Rights Offering Stock to be purchased by such Rights Offering Participant as a result of such exercise of Subscription Rights and the applicable Subscription Purchase Price for such shares as well as instructions for the payment of the applicable Subscription Purchase Price to the Subscription Agent prior to the Subscription Payment Date.

(e)           Rights Offering Procedures. Notwithstanding anything contained herein to the contrary, the Ad Hoc Committee may modify the procedures relating to the Rights Offering or adopt such additional detailed procedures consistent with the provisions of this Section 5.4 to more efficiently administer the exercise of the Subscription Rights.

(f)           Transfer Restriction; Revocation.  The Subscription Rights are not transferable.  Any such transfer or attempted transfer will be null and void, and no purported transferee will be treated as the holder of, or permitted to exercise, any Subscription Rights.  Once a Rights Offering Participant has properly exercised its Subscription Rights, such exercise will not be permitted to be revoked.

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(g)           Rights Offering Backstop.  Subject to the terms and conditions in the Backstop Agreement, each of the Backstop Parties, severally and not jointly, has agreed to subscribe for and purchase on the Effective Date, at the aggregate Subscription Purchase Price therefor, its Backstop Commitment (as set forth on Exhibit A to the Backstop Agreement) of all Unsubscribed Shares as of the Effective Date.  The Backstop Parties shall pay to the Subscription Agent, by wire transfer in immediately available funds on or prior to the Effective Date, Cash in an amount equal to the aggregate Subscription Purchase Price attributable to such amount of New Common Stock as provided in the Backstop Agreement.  The Subscription Agent shall deposit such payment into the same trust account into which were deposited the Subscription Purchase Price payments of Rights Offering Participants.  TER and the Subscription Agent shall give the Backstop Parties by e-mail and electronic facsimile transmission written notification setting forth either (i) a true and accurate calculation of the number of Unsubscribed Shares, and the aggregate Subscription Purchase Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the Backstop Commitments are terminated (a “Satisfaction Notice”) as soon as practicable after the Subscription Payment Date (and, in any event, no later than four (4) Business Days prior to the Effective Date).  In addition, the Subscription Agent shall notify the Backstop Parties, on each Friday during the Subscription Period and on each Business Day during the five (5) Business Days prior to the Subscription Expiration Date (and any extensions thereto), or more frequently if requested by the Backstop Parties, of the aggregate number of Subscription Rights known by the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.  The Subscription Agent shall determine the number of Unsubscribed Shares, if any, in good faith, and provide each of the Backstop Parties with a Purchase Notice or a Satisfaction Notice that accurately reflects the number of Unsubscribed Shares as so determined.  On the Effective Date, the Backstop Parties will purchase only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Backstop Parties to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate.  Delivery of the Unsubscribed Shares will be made to the accounts of the respective Backstop Parties (or to such other accounts as the Backstop Parties may designate) at 10:00 a.m., New York City time, on the Effective Date against payment of the aggregate Subscription Purchase Price for the Unsubscribed Shares by wire transfer of immediately available funds to the Subscription Agent.  All Unsubscribed Shares will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Debtors or the Reorganized Debtors to the extent required under the Confirmation Order or applicable law.  Notwithstanding anything contained herein to the contrary, the Backstop Parties, in their sole discretion, may designate that some or all of the Unsubscribed Shares be issued in the name of, and delivered to, one or more of their affiliates.

(h)           Backstop Fees and Expenses/Backstop Stock.  In consideration for their agreement to backstop the Rights Offering, on the Effective Date the Backstop Parties shall receive the Backstop Stock to be allocated in the manner set forth in the Backstop Agreement, and shall be entitled to the reimbursement of all Backstop Fees and Expenses.

(i)           Distribution of the New Common Stock.  On the Effective Date, the Subscription Agent shall (i) distribute the Rights Offering Stock purchased by each Rights Offering Participant that has properly exercised, and paid the Subscription Price for, its Subscription Rights to such holder and (ii) distribute the Unsubscribed Shares, and the Backstop Stock, to the Backstop Parties.  If the exercise of a Subscription Right would result in the issuance of a fractional share of New Common Stock, then the number of shares of New Common Stock to be issued in respect of such Subscription Right will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share rounded up).  The total number of the shares of New Common Stock that may be purchased pursuant to the Rights Offering shall be adjusted as necessary to account for the rounding provided for in this paragraph.

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(j)           Disputed Claims. For all purposes of this Section 5.4, each Rights Offering Participant is entitled to participate in the Rights Offering solely to the extent of its Rights Participation Claim Amount, if any.

(k)           Recalculation as of the Subscription Expiration Date.  The Rights Participation Claims Amount and Rights Offering Pro Rata Share of each Rights Offering Participant shall be recalculated on the Subscription Expiration Date to account for any allowances or disallowances, as applicable, of General Unsecured Claims or Second Lien Note Claims prior to the day that is five (5) Business Days prior to the Subscription Expiration Date and each properly exercising holder of a General Unsecured Claim or Second Lien Note  Claim under the Rights Offering shall only be entitled to purchase the amount of New Common Stock so calculated on such date.

(l)           Subsequent Adjustments.  If as a result of allowances prior to the  fifth (5th) Business Day preceding the Subscription Expiration Date of General Unsecured Claims or Second Lien Note Claim for purposes of participating in the Rights Offering, more than all of the New Common Stock subject to the Rights Offering has been subscribed for as a result of the exercise of the Subscription Rights, the New Common Stock subscribed for by each properly subscribing Rights Offering Participant shall be reduced on a pro rata basis based upon the number of shares of New Common Stock properly subscribed for by such participant.

(m)           Validity of Exercise of Subscription Rights.  All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be determined by the Subscription Agent as directed by the Ad Hoc Committee, whose good faith determinations shall be final and binding.  The Subscription Agent as directed by the Ad Hoc Committee, in its discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Subscription Rights.  Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Subscription Agent with the consent of the Ad Hoc Committee determines.  The Subscription Agent will use commercially reasonable efforts to give notice to any Rights Offering Participants regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such participant and, may permit such defect or irregularity to be cured within such time as the Subscription Agent with the consent of the Ad Hoc Committee may determine in good faith to be appropriate; provided, however, that neither the Ad Hoc Committee nor the Subscription Agent shall incur any liability for failure to give such notification.  Within five (5) days after the Voting Deadline, the Subscription Agent shall file with the Bankruptcy Court a report regarding the results of the Rights Offering including a list identifying all those Subscription Forms deemed rejected due to defect or irregularity.

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(n)           Indemnification of Backstop Parties.  Upon entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be (in such capacity, the “Indemnifying Parties”) shall indemnify and hold harmless the Backstop Parties and each of their respective affiliates, members, partners, officers, directors, employees, agents, advisors, controlling persons and professionals (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding with respect to the Rights Offering, the Backstop Agreement, the Plan or the transactions contemplated hereby or thereby, including without limitation, distribution of the Backstop Stock and the payment of the Backstop Fees and Expenses, if any, distribution of the Subscription Rights, the purchase and sale of New Common Stock in the Rights Offering and purchase and sale of Unsubscribed Shares pursuant to the Backstop Agreement, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from gross negligence or willful misconduct on the part of such Indemnified Person.  If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Parties shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Parties on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Parties, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations.  The relative benefits to the Indemnifying Parties on the one hand and all Indemnified Persons on the other hand shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Debtors pursuant to the sale of New Common Stock contemplated by the Backstop Agreement bears to (ii) the fee paid or proposed to be paid to the Backstop Parties in connection with such sale.  The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their exclusive or contributory negligence or otherwise to the Indemnifying Parties, any person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other person in connection with or as a result of the Rights Offering or the transactions contemplated thereby, except as to any Indemnified Person to the extent that any losses, claims, damages, liability or expenses incurred by the Debtors are finally judicially determined to have resulted from gross negligence or willful misconduct of such Indemnified Person in performing the services that are the subject of the Backstop Agreement.  The indemnity and reimbursement obligations of the Indemnifying Parties described in this Section 5.4(n) shall be in addition to any liability that the Indemnifying Parties may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Parties and any Indemnified Person.

Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, litigation, investigation or proceeding relating to the Backstop Agreement or any of the transactions contemplated thereby (“Proceedings”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Parties in respect thereof, notify the Indemnifying Parties in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Parties will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Parties will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of the provisions described in this Section 5.4(n).  In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Parties of the commencement thereof, if the Indemnifying Parties commit in writing to fully indemnify and hold harmless the Indemnified Person with respect to such Proceedings without regard to whether the Effective Date occurs, the Indemnifying Parties will be entitled to participate in such Proceedings, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Parties and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Parties, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person.  Upon receipt of such indemnification commitment from the Indemnifying Parties and notice from the Indemnifying Parties to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Parties shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Parties shall not be liable for the expenses of more than one separate counsel, approved by the Requisite Investors (as defined in the Backstop Agreement), representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person at the Indemnifying Parties’ expense within a reasonable time after notice of commencement of the Proceedings, or (iii) the Indemnifying Parties shall have authorized in writing the employment of counsel for such Indemnified Person.

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5.5.	Marina Sale Agreement; Coastal Cooperation Agreement.

As soon as practicable after the Confirmation Date, subject to the receipt of higher and better offers submitted at the Confirmation Hearing (as determined by the Ad Hoc Committee and approved by the Bankruptcy Court) as provided in the Marina Sale Agreement, and subject to the right of the First Lien Lenders to make a valid credit bid pursuant to 11 U.S.C. § 363(k), the Debtors shall be authorized and directed to enter into and execute the Marina Sale Agreement and the Coastal Cooperation Agreement and to take any and all actions contemplated thereby.  Subject to the terms and conditions stated in the Marina Sale Agreement, upon the Effective Date, each of the Coastal Adversary Proceeding and the Florida Litigation shall be withdrawn and dismissed with prejudice, and the parties to the Coastal Adversary Proceeding and the Florida Litigation shall execute mutual releases in form and substance acceptable to each of the parties thereto.

5.6.	The Amended and Restated Credit Agreement.

On the Effective Date, Reorganized TER, Reorganized TER Holdings and the Reorganized Debtor Subsidiaries that are parties to the Amended and Restated Credit Agreement and the other loan documents (as such term is defined in the Amended and Restated Credit Agreement) are authorized to execute and deliver such loan documents and grant the liens and security interests specified therein to and in favor of the First Lien Collateral Agent for the benefit of the First Lien Lenders as well as execute, deliver, file, record and issue any notes, documents (including UCC financing statements), or agreements in connection therewith, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any person or entity (other than expressly required by the Amended and Restated Credit Agreement).

5.7.	Issuance of New Common Stock.

On the Effective Date, Reorganized TER shall issue the New Common Stock to (a) the Eligible Holders of Allowed General Unsecured Claims and Allowed Second Lien Note Claims validly exercising their Subscription Rights pursuant to the Rights Offering, (b) the holders of Allowed Second Lien Note Claims and holders of Allowed General Unsecured Claims in accordance with the distribution set forth in Sections 4.4 and 4.5 of this Plan, (c) the Backstop Parties in accordance with the terms of the Backstop Agreement (including the Unsubscribed Shares and the Backstop Stock), and (d) the DJT Parties in accordance with Section 4.6 of this Plan (so long as the DJT Settlement Agreement remains in effect).

Following the Effective Date, Reorganized TER shall, as soon as reasonably practicable but in any event no later than thirty (30) calendar days after the Effective Date, file with the United States Securities and Exchange Commission a registration statement for the New Common Stock on Form 8-A or Form 10 (as determined in the Reorganized Debtors’ reasonable discretion) under the Securities Exchange Act of 1934, unless the Securities and Exchange Commission advises Reorganized TER that the New Common Stock will be registered under such Act in the absence of such filing.  Following the Effective Date, Reorganized TER shall use reasonable best efforts to list the New Common Stock on the NASDAQ or The New York Stock Exchange as soon as reasonably practicable.

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Certain holders of New Common Stock shall be entitled to registration rights pursuant to the Registration Rights Agreement.

5.8.	Amended and Restated Trademark License Agreement; Amended and Restated Services Agreement.

In accordance with the terms of the DJT Settlement Agreement, on the Effective Date (a) certain of the Reorganized Debtors, Donald J. Trump, and Ivanka Trump will enter into the Amended and Restated Trademark License Agreement, and (b) certain of the Reorganized Debtors and Donald J. Trump will enter into the Amended and Restated Services Agreement.

5.9.	Waiver of Claims by the DJT Parties.

Except to the extent specifically provided in the Plan, in exchange for the consideration to be received by the DJT Parties under the Plan, on the Effective Date, each of the DJT Parties shall be deemed to have unconditionally and irrevocably waived and released any Claim or Cause of Action that has been or could be asserted against any of the Debtors, including, without limitation, any Claim arising out of or relating to (i) that certain Amended and Restated Trademark License Agreement, dated as of May 20, 2005, by and among Donald J. Trump, TER Holdings, TER, Trump Taj Mahal Associates LLC, Trump Plaza Associates, LLC, Trump Marina, LLC and Trump Indiana, Inc.; or (ii) that certain Services Agreement, dated as of May 20, 2005, by and a among Donald J. Trump, TER and TER Holdings.

5.10.	Subsidiary Equity Interests.

All Subsidiary Equity Interests shall continue to be held by the Reorganized Debtors holding such Subsidiary Equity Interest as of the Commencement Date, subject to the transactions contemplated by Section 5.13 hereof.

5.11.	Cancellation of Existing Securities and Agreements.

Except (i) for purposes of evidencing a right to distributions under the Plan, (ii) with respect to executory contracts or unexpired leases that have been assumed by the Debtors, or (iii) as otherwise provided hereunder, on the Effective Date, all the agreements and other documents evidencing (a) the Claims or rights of any holder of a Claim against the Debtors, including all indentures and notes evidencing such Claims, (b) any Equity Interest in TER and TER Holdings, and (c) any Claims arising under the Personal Trump Guaranty, in each case, shall be cancelled and of no force or effect.  The Second Lien Indenture Trustee shall maintain any charging lien such Second Lien Indenture Trustee may have for any fees, costs and expenses under the Second Lien Indenture or other agreements executed in connection therewith until all such fees, costs and expenses are paid pursuant to this Plan or otherwise.

Except as provided pursuant to this Plan, the Second Lien Indenture Trustee and its agents, successors and assigns shall be discharged of all of their obligations associated with the Second Lien Notes.

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5.12.	Reorganized TER.

(a)           Formation and Name.  On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors may change their name(s) to such name(s) that may be determined in accordance with applicable law.

(b)           General Partner.  On the Effective Date, the proceeds of the Rights Offering shall be contributed by Reorganized TER to the New Limited Partner and to Reorganized TER Holdings as a capital contribution as part of the Restructuring Transactions, and the portion of the proceeds contributed to the New Limited Partner shall in turn be contributed to Reorganized TER Holdings.  In consideration for such capital contributions, the New Partnership Interests of Reorganized TER Holdings shall be distributed to Reorganized TER and the New Limited Partner as shall be set forth in the Restructuring Transactions.  On the Effective Date, Reorganized TER shall be authorized to enter into the Fifth Amended and Restated Agreement of Limited Partnership of TER Holdings, among Reorganized TER, as general partner, the New Limited Partner and Reorganized TER Holdings, pursuant to which TER shall continue as the general partner of TER Holdings.

(c)           Board of Directors.  The board of directors of Reorganized TER shall be composed of a total of five members, who shall be licensable individuals selected by the Ad Hoc Committee.

(d)           Officers of Reorganized TER.  The officers of TER immediately prior to the Effective Date will serve as the officers of Reorganized TER on and after the Effective Date in accordance with any employment and severance agreements authorized by the board of directors of Reorganized TER.

5.13.	Other Transactions.

On the Effective Date, the Debtors shall undertake the Restructuring Transactions.  On the Effective Date or as soon as reasonably practicable thereafter, the Debtors may, with the prior consent of the Ad Hoc Committee, (i) cause any or all of the Reorganized Debtor Subsidiaries to be liquidated or merged into one or more of the other Reorganized Debtor Subsidiaries or any other subsidiaries of the Debtors or dissolved, (ii) cause the transfer of assets between or among the Reorganized Debtor Subsidiaries, (iii) cause any or all of the Amended Organizational Documents of any Reorganized Debtor Subsidiaries to be implemented, effected or executed and/or (iv) engage in any other transaction in furtherance of the Plan.  Any such transactions may be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders, members, general or limited partners, or directors of any of the Debtors or Reorganized TER.  A summary of the Restructuring Transactions to be undertaken as of the Effective Date will be set forth in the Plan Supplement.

5.14.	Release of Liens, Claims and Equity Interests.

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Section 6 of the Plan, all Liens, Claims, Equity Interests, mortgages, deeds of trust, or other security interests against the property of the Debtors’ estates shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity.  Any entity holding such Liens or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

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SECTION 6.	DISTRIBUTIONS

6.1.	Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests.  The Debtors or the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring on or after the Distribution Record Date.

6.2.	Postpetition Interest on Claims.

Except as required by applicable bankruptcy law, postpetition interest will not accrue on or after the Commencement Date on account of any Claim.

6.3.	Date of Distributions.

Except as otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable.  In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.4.	Disbursing Agent.

All distributions hereunder shall be made by an entity or entities designated by the Ad Hoc Committee and the Debtors as Disbursing Agent, on or after the Effective Date or as otherwise provided herein.  A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized TER.

6.5.	Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties hereunder, (ii) make all distributions contemplated hereby and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan.

6.6.	Surrender of Instruments.

As a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee.  Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution hereunder.  Any distribution so forfeited shall become property of the Reorganized Debtors.

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6.7.	Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders of Allowed Claims.  In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date.  After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtors, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.  If the Ad Hoc Committee, the Debtors and the Second Lien Indenture Trustee agree that the Second Lien Indenture Trustee shall serve as the Disbursing Agent, all distributions on account of Second Lien Note Claims shall be made: (a) to the Second Lien Indenture Trustee; or (b) with the prior written consent of the Second Lien Indenture Trustee, through the facilities of DTC (if applicable).  If a distribution is made to the Second Lien Indenture Trustee, the Second Lien Indenture Trustee shall administer the distribution in accordance with the Plan and the Second Lien Indenture and shall be compensated for all of its reasonable services and disbursements related to distributions pursuant to the Plan (and for the related reasonable fees and expenses of any counsel or professional engaged by the Second Lien Indenture Trustee with respect to administering or implementing such distributions), by the Debtors or the Reorganized Debtors, as appropriate, in the ordinary course upon the presentation of invoices by such Second Lien Indenture Trustee for such services.  The compensation of the Second Lien Indenture Trustee for services relating to distributions under the Plan shall be made without the need for filing any application or request with, or approval by, the Bankruptcy Court.  Distributions made by the Second Lien Indenture Trustee to the record holders of the Second Lien Notes, and in turn by the record holders of the Second Lien Notes to the beneficial holders of the Second Lien Notes, shall not be made as of the Distribution Record Date but rather shall be accomplished in accordance with the Second Lien Notes Indenture and the policies and procedures of DTC.

The Second Lien Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to the administration and implementation of distributions.  Any and all distributions on account of Second Lien Note Claims shall be subject to the right of the Second Lien Indenture Trustee to exercise its charging lien for any unpaid fees and expenses of the Second Lien Indenture Trustee and its counsel, and any fees and expenses of the Second Lien Indenture Trustee incurred in making distributions pursuant to the Plan.

Notwithstanding anything contained in this Plan or the DJT Settlement Agreement to the contrary, the obligation to make the distributions to the DJT Parties pursuant to Section 4.6 hereof shall be satisfied, and the discharge and cancellation of all Claims and Causes of Action against, and Equity Interests in, the Debtors held by the DJT Parties shall be effective upon the delivery of such distribution to Donald J. Trump, who has agreed to act as agent on behalf of each of the DJT Parties for the purposes of receiving distributions under this Plan.

6.8.	Manner of Payment Under Plan.

At the option of the Debtors, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

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6.9.	Setoffs.

The Debtors and the Reorganized Debtors may (with the consent of the Ad Hoc Committee), but shall not be required to, set off against any claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim the Debtors or the Reorganized Debtors may have against the holder of such Claim.

6.10.	Distributions After Effective Date.

Subject to Section 5.4(a) of this Plan, distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.11.	Allocation of Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

SECTION 7.	PROCEDURES FOR DISPUTED CLAIMS

7.1.	Allowance of Claims.

After the Effective Date, the Reorganized Debtors shall have and shall retain any and all rights and defenses that the Debtor had with respect to any Claim, except with respect to any Claim deemed Allowed under this Plan.  Except as expressly provided in this Plan or in any order entered in the Reorganization Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under this Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Reorganization Cases allowing such Claim.

7.2.	Objections to Claims.

Prior to the Effective Date, the Ad Hoc Committee or the Debtors, and after the Effective Date, the Reorganized Debtors, shall be entitled to object to Claims other than Claims which are expressly Allowed pursuant to the Plan or Allowed by Final Order subsequent to the Effective Date.  Any objections to Claims shall be served and filed on or before the later of: (a) one hundred twenty (120) days after the Effective Date, and (b) such date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (a) above.

7.3.	Payments and Distributions with Respect to Disputed Claims.

Notwithstanding any other provision hereof, if all or any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

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7.4.	Estimation of Claims.

Prior to the Effective Date, the Ad Hoc Committee or the Debtors, and after the Effective Date, the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

7.5.	Distributions Relating to Disputed Claims.

Subject to Section 5.4(a) of this Plan, at such time (if any) as a Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall distribute to the holder of such Claim, such holder’s Pro Rata portion of the property distributable with respect to the Class in which such Claim belongs.  To the extent that all or a portion of a Disputed Claim is Disallowed, the holder of such Claim shall not receive any distribution on account of the portion of such Claim that is Disallowed and any property withheld pending the resolution of such Claim shall be reallocated Pro Rata to the holders of Allowed Claims in the same class.

7.6.	Distributions after Allowance.

Subject to Section 5.4(a) of this Plan, to the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, a distribution shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.  Subject to Section 5.4(a) of this Plan, as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim, the distribution to which such holder is entitled hereunder.

7.7.	Preservation of Rights to Settle Claims.

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all Causes of Action, including the Florida Litigation, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any person or entity without the approval of the Bankruptcy Court, subject to the terms of Section 7.1 hereof, the Confirmation Order, the DJT Settlement Agreement, the Amended and Restated Credit Agreement and any contract, instrument, release, indenture or other agreement entered into in connection herewith.  The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or Causes of Action, suits or proceedings, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

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7.8.	Disallowed Claims.

All claims held by persons or entities against whom or which any Debtor or Reorganized Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549 and/or 550 of the Bankruptcy Code shall be deemed “disallowed” claims pursuant to section 502(d) of the Bankruptcy Code and holders of such claims shall not be entitled to vote to accept or reject the Plan. Claims that are deemed disallowed pursuant to this section shall continue to be disallowed for all purposes until the avoidance action against such party has been settled or resolved by Final Order and any sums due to the Debtors or the Reorganized Debtors from such party have been paid.

7.9.	Reserve for Disputed General Unsecured Claims.

Prior to making any distributions of Cash from either the Creditor Distribution or the Cash Distribution to holders of Allowed General Unsecured Claims, the Reorganized Debtors or other applicable Distribution Agent (in each case, with the consent of the Ad Hoc Committee), or the Reorganized Debtors, shall establish appropriate reserves for Disputed Claims by withholding from any such distributions an amount equal to one hundred percent (100%) of distributions to which holders of such Disputed Claims would be entitled to under this Plan as of such date as if such Disputed Claims were Allowed in full in the amount asserted by the holder thereof in its respective timely filed Proof of Claim (as agreed by the Ad Hoc Committee); provided, however, that the Ad Hoc Committee, the Debtors (with the consent of the Ad Hoc Committee) and the Reorganized Debtors shall have the right to file a motion seeking to estimate such amounts.  The Debtors or other applicable Distribution Agent (in each case, with the consent of the Ad Hoc Committee) or the Reorganized Debtors, shall also establish appropriate reserves for Disputed Claims in other Classes as it determines necessary and appropriate.

SECTION 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1.	General Treatment.

As of, and subject to the occurrence of the Effective Date, and subject to Section 8.2 herein, all executory contracts and unexpired leases (including, in each case, any related amendments, supplements, consents, estoppels, or ancillary agreements) to which any of the Debtors are parties are hereby assumed except for an executory contract or unexpired lease that (i) previously has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (ii) is specifically designated by the Ad Hoc Committee or the Debtors (with the consent of the Ad Hoc Committee), as a contract or lease to be rejected on the Schedule of Rejected Contracts to be included in the Plan Supplement, or (iii) is the subject of a separate (a) assumption motion filed by the Debtors with the Ad Hoc Committee’s consent, or (b) rejection motion filed by the Debtors with the Ad Hoc Committee’s consent under section 365 of the Bankruptcy Code prior to the Confirmation Date.

8.2.	Cure of Defaults.

Except to the extent that different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 8.1 hereof, the Ad Hoc Committee or the Debtors (with the consent of the Ad Hoc Committee) shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, no later than the Voting Deadline, file and serve a schedule with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed.  Any party that fails to object to the applicable cure amount within ten (10) calendar days of the filing of such schedule, shall be forever barred, estopped and enjoined from disputing the cure amount and/or from asserting any Claim against the applicable Debtor or Reorganized Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth in the schedule of cure amounts.  If there are any timely objections filed, the cure payments, if any, required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such dispute.  The Ad Hoc Committee or the Reorganized Debtors shall retain their right to reject any of their executory contracts or unexpired leases that are subject to a dispute, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults, until the entry of a Final Order resolving such dispute.

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8.3.	Rejection Claims.

In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a timely filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Reorganized Debtors and the Ad Hoc Committee on or before the date that is thirty (30) days after the Confirmation Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

8.4.	Assignment and Effect of Assumption and/or Assignment.

Any executory contract or unexpired lease assumed or assumed and assigned shall remain in full force and effect for the benefit of the Reorganized Debtor or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type described in sections 365(b)(2) of the Bankruptcy Code) that prohibits, restricts or conditions such assumption, transfer or assignment. Any provision that prohibits, restricts or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

8.5.	Survival of the Debtors’ Indemnification Obligations.

Any obligations of the Debtors pursuant to their corporate charters and bylaws or other organizational documents to indemnify current and former officers and directors of the Debtors with respect to all present and future actions, suits and proceedings against the Debtors or such directors and/or officers, based upon any act or omission for or on behalf of the Debtors shall be deemed and treated as executory contracts to be assumed by the Debtors hereunder.

8.6.	Insurance Policies.

All insurance policies pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and those to be rejected by the respective Debtors and the Reorganized Debtors shall be included on the Schedule of Rejected Contracts to be provided in the Plan Supplement.  All other insurance policies shall revest in the Reorganized Debtors.

8.7.	Casino Property Leases.

For purposes of the Plan, “Casino Property Leases” shall mean each of the following: (i) the ground lease dated as of July 1, 1980, by and between Magnum Associates and Magnum Associates II, as lessor, and Atlantic City Seashore 1, Inc., as lessee, (ii) the ground lease dated as of July 1, 1980, by and between SSG Enterprises, as lessor, and Atlantic City Seashore 2, Inc., as lessee, (iii) the agreement of lease dated July 11, 1980, by and between Plaza Hotel Management Company, as lessor, and Atlantic City Seashore 3, as lessee, (iv) the amended and restated lease agreement dated September 1991, by and between Trump Taj Mahal Associates, LLC, as landlord, and Trump Taj Mahal Associates, LLC, as tenant, and (v) the lease agreement by and between the State of New Jersey acting through the Department of Environmental Protection, Division of Parks and Forestry, as landlord, and Trump Marina Associates, L.L.C., as tenant. The Casino Property Leases shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect.

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8.8.	Compliance with Gaming Laws and Regulations

Reorganized TER shall not distribute New Common Stock to any person or entity in violation of the gaming laws and regulations in the states in which the Debtors or the Reorganized Debtors, as applicable, operate.  Consequently, no holder shall be entitled to receive New Common Stock unless and until such holder’s acquisition of New Common Stock does not require compliance with such license, qualification or suitability requirements or such holder has been licensed, qualified, found suitable, or has obtained a waiver or exemption from such license, qualification, or suitability requirements.

To the extent a holder is not entitled to receive New Common Stock on the Effective Date as a result of applicable gaming laws and regulations, Reorganized TER shall not distribute New Common Stock to such holder, unless and until such holder complies with applicable gaming laws and regulations.  Until such holder has complied with applicable gaming laws and regulations, such holder shall not be a shareholder of Reorganized TER and shall have no voting rights or other rights of a stockholder of Reorganized TER.

If a holder is entitled to receive New Common Stock under the Plan and is required, under applicable gaming laws to undergo a suitability investigation and determination and such holder either (i) refuses to undergo the necessary application process for such suitability approval or (ii) after submitting to such process, is determined to be unsuitable to hold the New Common Stock or withdraws from the suitability determination prior to its completion, then, in that event, Reorganized TER shall hold the New Common Stock and (x) such holder shall only receive such distributions from Reorganized TER as are permitted by the applicable gaming authorities, (y) the balance of the New Common Stock to which such holder would otherwise be entitled will be marketed for sale by Reorganized TER, as agent for such holder, subject to compliance with any applicable legal requirements, and (z) the proceeds of any such sale shall be distributed to such holder as soon as such sale can be facilitated and subject to regulatory approval.  In addition, in the event that the applicable gaming authorities object to the possible suitability of any holder, the New Common Stock shall be distributed only to such holder upon a formal finding of suitability.  If a gaming authority subsequently issues a formal finding that a holder lacks suitability, or such holder withdraws from or does not fully cooperate with the suitability investigation, then the process for the sale of that holder’s New Common Stock shall be as set forth in (x), (y), and (z) above.

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SECTION 9.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

9.1.	Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of the Plan is subject to the satisfaction or waiver of the following conditions precedent:

(a)           all actions, documents and agreements necessary to implement and consummate the Plan, including, without limitation, all actions, documents and agreements necessary to implement the Rights Offering, entry into the documents contained in the Plan Supplement, including the Amended and Restated Credit Agreement, the Amended and Restated Trademark License Agreement, the Amended and Restated Services Agreement and entry into the Amended Organizational Documents, each in form and substance reasonably satisfactory to the Ad Hoc Committee, and the transactions and other matters contemplated thereby, shall have been effected or executed;

(b)           the Confirmation Order, in form and substance reasonably acceptable to the Ad Hoc Committee, shall have been entered, and there shall have been no modification or stay of the Confirmation Order or entry of other court order prohibiting transactions contemplated by the Plan from being consummated;

(c)           the Debtors shall have received the Rights Offering Amount pursuant to the Rights Offering and/or the Backstop Agreement;

(d)           the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents necessary to implement the Plan and that are required by law, regulation or order; and

(e)           the Debtors shall have distributed the Backstop Stock to the Backstop Parties in accordance with the terms and conditions in the Backstop Agreement, and shall have paid the Backstop Fees and Expenses and the reasonable and documented fees and expenses of the Ad Hoc Committee Advisors and the Second Lien Indenture Trustee and its counsel, in full in Cash, without the need for any of the members of the Ad Hoc Committee, the Backstop Parties, the Second Lien Indenture Trustee or the Ad Hoc Committee Advisors to file retention applications or fee applications with the Bankruptcy Court unless otherwise required by order of the Bankruptcy Court.

9.2.	Waiver of Conditions Precedent to Effective Date.

The Ad Hoc Committee shall have the right to waive one or more of the conditions precedent set forth in section 9.1 of this Plan in their sole discretion, in whole or in part, without the need for notice or hearing.

9.3.	Effect of Failure of Conditions to Effective Date.

If the Effective Date does not occur on or before the date that is 180 days after the Confirmation Date (or such later date as may be determined by the Ad Hoc Committee) or if the Confirmation Order is vacated, (i) no distributions under the Plan shall be made, (ii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iii) all the Debtors’ obligations with respect to the Claims and the Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors or any other entity in any further proceedings involving the Debtors or otherwise.

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SECTION 10.	EFFECT OF CONFIRMATION

10.1.	Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ estates shall vest in the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges and other interests, except as provided herein.  The Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.  On the Effective Date, except as provided herein, all mortgages, deeds of trust, liens, pledges, or other security interests against any property of the Debtors or their estates shall be fully released, terminated and discharged without further notice or action by the Debtors, Reorganized Debtors, holders of any such mortgages, deeds of trust, liens, pledges, or other security interests against any property of the Debtors or their estates, the Bankruptcy Court or any applicable federal, state or local governmental agency or department.

10.2.	Discharge.

Except as otherwise expressly provided herein or the Confirmation Order, the rights afforded herein and the payments and distributions to be made hereunder shall (i) be in exchange for and in complete satisfaction, settlement, discharge and release of all existing debts and Claims against and Equity Interests in the Debtors (other than the Dismissed Debtors) of any kind or nature whatsoever against the Debtors or any of its assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims or Equity Interests, and (ii) terminate all Equity Interests of any kind, nature or description whatsoever in TER, TER Holdings and the Debtor Subsidiaries, in each case to the fullest extent permitted by section 1141 and other applicable provisions of the Bankruptcy Code.  Except as otherwise provided by this Plan or in the Confirmation Order, upon the Effective Date, the Debtors and their estates shall be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

Except as otherwise expressly provided herein or in the Confirmation Order, all persons or entities who have held, now hold, or may hold Claims against any of the Debtors (other than the Dismissed Debtors) or Equity Interests in TER or TER Holdings, and all other parties in interest, along with their respective present and former employees, agents, officers, directors, principals and affiliates, are permanently enjoined from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to such Claim against the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors or Equity Interest in TER or TER Holdings, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors or the Reorganized Debtors, (iii) creating, perfecting or enforcing any encumbrance of any kind against the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors or against the property or interests in property of the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors, or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors (other than the Dismissed Debtors) or the Reorganized Debtors, with respect to such Claim against any of the Debtors (other than the Dismissed Debtors) or Equity Interest in TER or TER Holdings.  Such injunction shall extend to any successors of the Debtors (other than the Dismissed Debtors) and Reorganized Debtors and their respective properties and interest in properties.

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10.3.	Term of Injunctions or Stays.

Unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.4.	Injunction Against Interference with Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

10.5.	Releases.

On the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, the Released Parties shall be deemed to and hereby unconditionally and irrevocably release each other from any and all claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing on the Effective Date or hereafter arising, in law, equity or otherwise, that such entity or person would have been legally entitled to assert (whether individually or collectively), relating to any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganization Cases, or formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, the Marina Sale Agreement (to the extent applicable) or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, except that (i) no Released Party shall be released from any act or omission that constitutes gross negligence, willful misconduct or fraud as determined by Final Order of a court of competent jurisdiction, (ii) the release of the DJT Parties shall be subject to the terms and conditions contained in the DJT Settlement Agreement, and (iii) the foregoing release shall not apply to any right or obligation arising under or that is part of the Plan or an agreement entered into pursuant to, in connection with or contemplated by, the Plan.

10.6.	Exculpation.

As of the Effective Date, the following parties, entities and individuals shall have no liability to any person or entity for any claims or Causes of Action arising on or after the Commencement Date for any acts taken or omitted to be taken in connection with, or related to, the Reorganization Cases or formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Plan, the Disclosure Statement, the Marina Sale Agreement (to the extent applicable) or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors except for any express contractual or financial obligations arising under or that is part of the Plan or an agreement entered into pursuant to, in connection with or contemplated by, the Plan: (i) the Debtors and the Reorganized Debtors; (ii) the members of the Ad Hoc Committee; (iii) the Backstop Parties; (iv) subject to the terms and conditions contained in the DJT Settlement Agreement, the DJT Parties, (v) in the event that a sale of the Trump Marina to Coastal is consummated prior to the Effective Date, the Coastal Parties; (vi) the Second Lien Indenture Trustee; (vii) the current and former directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys of the persons or entities in clauses (i)-(vi) and their respective partners, owners and members.  Such parties, entities and individuals shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan and the ancillary documents hereto.  Notwithstanding the foregoing, the provisions of this Section 10.6 shall not limit any liability on the part of the aforementioned parties that is determined by a Final Order of a court of competent jurisdiction for actions or failure to act amounting to willful misconduct, intentional fraud or criminal conduct.

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10.7.	Injunction Related to Releases.

Upon the Effective Date, the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any Claims or Causes of Action (a) released pursuant to this Plan, including but not limited to the Claims or Causes of Action released in Sections 10.5 and 10.6 of the Plan and the Personal Trump Guaranty, or (b) subject to indemnification, if any, by the Debtors or Reorganized Debtors pursuant to Section 8.5 hereof, shall be permanently enjoined.  By accepting distributions pursuant to this Plan, each holder of an Allowed Claim will be deemed to have specifically consented to this injunction.  All injunction or stays provided for in the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

10.8.	Retention of Causes of Action/Reservation of Rights.

(a)           Nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law or rule, common law equitable principle or other source of right or obligation, including, without limitation, (i) any and all Claims or Causes of Action against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives; and (ii) the turnover of any property of the Debtors’ estates; provided, however, that this Section 10.8(a) shall not apply to any claims released in Sections 10.5 and 10.6 herein.

(b)           Nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan.  The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Reorganization Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

10.9.	Exemption from Certain Transfer Taxes and Recording Fees.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to:  (1) the issuance, distribution, transfer, or exchange of the New Term Loan, any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; (4) the Marina Sale Agreement; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

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10.10.	Claims Payable by Insurance Carriers.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

10.11.	Solicitation of the Plan.

As of and subject to the occurrence of the Confirmation Date: (i) the Ad Hoc Committee and the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Ad Hoc Committee and the Debtors and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

10.12.	Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court by no later than ten (10) calendar days prior to the Voting Deadline.  Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours.  Documents to be included in the Plan Supplement will be posted at www.terrecap.com as they become available.

10.13.	Corporate Action.

On the Effective Date, all matters provided for herein that would otherwise require approval of the stockholders, directors, general or limited partners, or members of one or more of the Debtors or Reorganized Debtors, including without limitation, the authorization (i) to issue or cause to be issued the New Common Stock, New Partnership Interests and DJT Warrants, and (ii) for documents and agreements to be effectuated pursuant to the Plan, including the DJT Settlement Agreement, the election or appointment as the case may be, of directors and officers of the Reorganized Debtors (and the designation of the general partner of Reorganized TER Holdings) pursuant to the Plan and the Amended Organization Documents, and the qualification of each of the Reorganized Debtors as a foreign corporation or entity wherever the conduct of business by such entity requires such qualification, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation, limited partnership or limited liability company law of the states in which the Debtors or the Reorganized Debtors are organized, without any requirement of further action by the stockholders, directors, general or limited partners, or members of the Debtors or the Reorganized Debtors.

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SECTION 11.	RETENTION OF JURISDICTION

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Reorganization Cases for, among other things, the following purposes:

(a)           to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases and the allowance, classification, priority, compromise, estimation or payment of Claims resulting therefrom;

(b)           to determine any motion, adversary proceeding, application, contested matter and other litigated matter pending on or commenced after the Confirmation Date;

(c)           to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d)           to consider Claims or the allowance, classification, priority, compromise, estimation or payment of any Claim;

(e)           to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(f)           to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to facilitate compliance with, and to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court and the transactions contemplated hereby and thereby;

(g)           to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h)           to hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date; provided, however, that from and after the  Effective Date, the Reorganized Debtors shall pay professionals in the ordinary course of business for any work performed after the Effective Date and such payments shall be subject to approval by the Ad Hoc Committee, but shall not be subject to the approval of the Bankruptcy Court;

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(i)           to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or under the DJT Settlement Agreement, the Amended and Restated Credit Agreement, the Amended and Restated Services Agreement, the Amended and Restated Trademark License Agreement or any agreement, instrument or other document governing or relating to any of the foregoing;

(j)           to take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan or to maintain the integrity of the Plan following consummation;

(k)           to hear any disputes arising out of, and to enforce, the order approving alternative dispute resolution procedures to resolve personal injury, employment litigation and similar claims pursuant to section 105(a) of the Bankruptcy Code;

(l)           to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m)           to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n)           to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(o)           to enter a final decree closing the Reorganization Cases;

(p)           to recover all assets of the Debtors and property of the Debtors’ estates, wherever located; and

(q)           to hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory.

SECTION 12.	MISCELLANEOUS PROVISIONS

12.1.	Payment of Statutory Fees.

On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

12.2.	Payment of Fees and Expenses of Indenture Trustee.

On the Effective Date or as soon as reasonably practicable thereafter (and, thereafter, upon request by the Second Lien Indenture Trustee with respect to fees and expenses of the Second Lien Indenture Trustee relating to post-Effective Date service under this Plan), the Reorganized Debtors shall pay in full in Cash all outstanding reasonable and documented fees and expenses of the Second Lien Indenture Trustee and its counsel.

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12.3.	Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.4.	Request for Expedited Determination of Taxes.

The Reorganized Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the Effective Date.

12.5.	Retiree Benefits.

Except as may otherwise be provided in the Plan Supplement, on and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of, and subject to the limitations of, section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtor had obligated itself to provide such benefits.  Nothing herein shall: (a) restrict the Debtors’ or the Reorganized Debtors’ right to modify the terms and conditions of the retiree benefits, if any, as otherwise permitted pursuant to the terms of the applicable plans, non-bankruptcy law, or section 1114(m) of the Bankruptcy Code; or (b) be construed as an admission that any such retiree benefits are owed by the Debtors.

12.6.	Amendments.

(a)           Plan Modifications.  Subject to section 15 of the Backstop Agreement and paragraph 4 of the “Miscellaneous” section of Exhibit A to the DJT Settlement Agreement, the Plan may be amended, modified or supplemented by the Ad Hoc Committee in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code.  In addition, after the Confirmation Date, the Ad Hoc Committee may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

(b)           Other Amendments.  Prior to the Effective Date, the Ad Hoc Committee may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court.

(c)           Actions of the Ad Hoc Committee.  Whenever this Plan refers to any action to be taken by, or any consent or approval to be given by, the “Ad Hoc Committee,” unless otherwise expressly provided in any particular instance, such reference shall be deemed to require the action, consent or approval of members of the Ad Hoc Committee representing at least 66-2/3% of the Second Lien Note Claims held by the Ad Hoc Committee.

12.7.	Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable board of directors, and directed to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

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12.8.	Revocation or Withdrawal of the Plan.

The Ad Hoc Committee reserves the right to revoke or withdraw the Plan prior to the Effective Date.  If the Ad Hoc Committee takes such action, the Plan shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed to be a waiver or release of any Claims or remedies by or against the Debtors or any other person or to prejudice in any manner the rights and remedies of the Debtors or any person in further proceedings involving the Debtors.

12.9.	Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.10.	Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

12.11.	Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.12.	Binding Effect.

On the Effective Date, and effective as of the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Holders of Claims and Equity Interests, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors, whether or not such holder: (i) will receive or retain any property or interest in property under this Plan, (ii) has filed a proof of claim or interest in the Reorganization Cases, or (iii) failed to vote or accept or reject this Plan or affirmatively vote to reject this Plan.

12.13.	Notices.

All notices, requests and demands to or upon the Ad Hoc Committee and the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

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Lowenstein Sandler PC
Kenneth A. Rosen
Jeffrey D. Prol
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone:  973-597-2500
Facsimile:  973-597-2400

Stroock & Stroock & Lavan LLP
Kristopher M. Hansen
Curtis C. Mechling
Erez E. Gilad
Matthew Garofalo
180 Maiden Lane
New York, New York 10038
Telephone:  212-806-5400
Facsimile:  212-806-6006

McCarter & English, LLP
Charles A. Stanziale, Jr.
Joseph Lubertazzi, Jr.
Lisa S. Bonsall
Jeffrey T. Testa
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Telephone: 973-622-4444
Facsimile:  973-624-7070

-and-

Weil, Gotshal & Manges LLP
Michael F. Walsh
Philip Rosen
Ted S. Waksman
767 Fifth Avenue
New York, NY 10153
Telephone: 212-310-8000
Facsimile:  212-310-8007

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12.14.	AHC Proponents.

Each member of the Ad Hoc Committee, in its capacity as Plan proponent (each an “AHC Proponent”), hereby certifies, severally and not jointly, that (1) it has provided Stroock & Stroock & Lavan LLP (“Stroock”) and Houlihan Lokey (“HLHZ”) with information that, to the best of its knowledge, following due and reasonable inquiry, is accurate regarding its (and its affiliated funds’) holdings of equity securities, debt securities and bank debt obligations (as of October 22, 2009) of casino and hotel operations located in Atlantic City, New Jersey (other than the Debtors) (the “Atlantic City Gaming Entities”); (2) based upon calculations made by Stroock and HLHZ and communicated to the AHC Proponents regarding the collective holdings of the AHC Proponents (and their affiliated funds), the AHC Proponents (and their affiliated funds), in the aggregate, hold de minimus investments in Tropicana Entertainment, LLC, Resorts International Hotel, Inc., Harrah’s Entertainment, Inc. and the combined MGM Mirage / Boyd Gaming Corporation entities as they are joint venture owners of The Borgata, as described in more detail in Section VII.G. of the Disclosure Statement, and (3) accordingly, such AHC Proponent does not believe that any conflict of interest exists with its role as Plan proponent.

12.15.	Debtors as Plan Proponents.

Notwithstanding anything contained herein or in the Disclosure Statement to the contrary, the Debtors’ consent shall be required for any revocation or withdrawal of the Plan pursuant to section 12.8 or any material changes or material modifications to the Backstop Agreement, this Plan, the Disclosure Statement and the documents in the Plan Supplement, that affect the Debtors, the treatment provided to the Debtors’ creditors under the Plan or that adversely affect the ability of the Plan to be confirmed;  provided, however, that such consent shall not be unreasonably withheld.

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Dated:    December 24, 2009

Respectfully submitted,

AD HOC COMMITTEE OF HOLDERS OF 8.5% SENIOR SECURED NOTES DUE 2015

-and-

TCI 2 Holdings, LLC
Trump Entertainment Resorts, Inc.
Trump Entertainment Resorts Holdings, L.P.
Trump Entertainment Resorts Funding, Inc.
Trump Entertainment Resorts Development Company, LLC
Trump Taj Mahal Associates, LLC, d/b/a Trump Taj Mahal Casino Resort
Trump Plaza Associates, LLC, d/b/a Trump Plaza Hotel and Casino
Trump Marina Associates, LLC, d/b/a Trump Marina Hotel and Casino
TER Management Co., LLC
TER Development Co., LLC

By: /s/ Mark Juliano
Name: Mark Juliano
Title: Chief Executive Officer

[Ad Hoc Committee Member Signature Pages Appear On The Following Pages]

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